Exhibit 10.4
EXECUTION VERSION

[Published CUSIP Number __________]

CREDIT AGREEMENT

dated as of July 28, 2008

among

BE AEROSPACE, INC.,

CERTAIN LENDERS,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

UBS SECURITIES LLC
and
CREDIT SUISSE SECURITIES (USA) LLC,
as Syndication Agents

and

THE ROYAL BANK OF SCOTLAND PLC,
WELLS FARGO BANK, N.A. and SUNTRUST BANK,
as Documentation Agents

_____________________________

J.P. MORGAN SECURITIES INC.,
UBS SECURITIES LLC
and
CREDIT SUISSE SECURITIES (USA) LLC,
as Joint Lead Arrangers and Joint Bookrunners

i

SCHEDULES:

Schedule 1A	—	Commitment Amounts
Schedule 1B	—	Existing Money Market Funds
Schedule 1C	—	Refinanced Agreements
Schedule 4.3	—	Existing Letters of Credit
Schedule 6.10(a)	—	Domestic Subsidiaries
Schedule 6.10(b)	—	Foreign Subsidiaries
Schedule 6.11	—	Leasehold Interests
Schedule 9.2	—	Existing Indebtedness
Schedule 9.3	—	Existing Liens
Schedule 9.4	—	Contingent Obligations
Schedule 9.6	—	Permitted Asset Sales
Schedule 9.7	—	Investments, Loans and Advances
Schedule 9.10	—	Transaction with Affiliates

EXHIBITS:

Exhibit A	—	Form of Pledge Agreement
Exhibit B-1	—	Form of Company Closing Certificate (Secretary)
Exhibit B-2	—	Form of Company Closing Certificate (Officer)
Exhibit C	—	Form of Assignment and Acceptance
Exhibit D	—	Form of Mortgage (Owned Property)
Exhibit E	—	Form of Security Agreement
Exhibit F	—	Form of Perfection Certificate
Exhibit G	—	Form of Subordination Terms and Conditions of Intercompany Note
Exhibit H	—	Form of Credit Party Accession Agreement
Exhibit I	—	Form of Guaranty

v

CREDIT AGREEMENT dated as of July 28, 2008 among BE AEROSPACE, INC., a Delaware corporation, the several lenders from time to time parties hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders, UBS SECURITIES LLC and CREDIT SUISSE SECURITIES (USA) LLC, as syndication agents for the Lenders, and THE ROYAL BANK OF SCOTLAND PLC, WELLS FARGO BANK, N.A. and SUNTRUST BANK, as documentation agents for the Lenders.

Pursuant to or in connection with the Honeywell Purchase Agreement (such term and each other capitalized term used but not defined in this introductory statement having the meaning specified in Article I), the Company will (i) acquire assets and stock comprising the consumables solutions distribution business of Honeywell International Inc. and its affiliates, (ii) terminate the commitments, and refinance all of its outstanding indebtedness, under the Existing Credit Agreement and (iii) pay Transaction costs.  As part of the financing contemplated by the Honeywell Purchase Agreement, the Company has requested that the Lenders and the Issuing Lender provide credit facilities to the Company in an aggregate principal amount of $875,000,000.  The Lenders and the Issuing Lender are willing to make the requested credit facilities available on the terms and conditions set forth herein.  Accordingly, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1        Defined Terms.  As used in this Agreement, the following terms have the following meanings:

“ABR” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to 4.00% or, if higher, the greater of (i) the Prime Rate in effect on such day, and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00%.  For purposes hereof:  “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMCB in connection with extensions of credit to debtors); and “Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the ABR shall be determined without regard to clause (ii) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.  Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loans” means Loans whose interest rate is based on the ABR.

“Accession Agreement” means a Credit Party Accession Agreement, substantially in the form of Exhibit H hereto, executed and delivered by a Subsidiary after the Closing Date in accordance with Section 8.10 or Section 9.15.

“Acquired Business” means the assets and stock comprising the consumables solutions distribution business of Honeywell International Inc. and certain of its affiliates acquired by the Company pursuant to the Honeywell Purchase Agreement.

“Additional Collateral Documents” has the meaning specified in Section 8.10.

“Additional Commitments” has the meaning specified Section 3.1.

“Additional Commitments Effective Date” has the meaning specified in Section 3.5.

“Additional Facility Amendment” has the meaning specified in Section 3.4.

“Additional Facility Closing Date” has the meaning specified in Section 3.6.

“Additional Lender” has the meaning specified in Section 3.3.

“Additional Term Commitment” has the meaning specified in Section 3.1.

“Additional Term Loan Commitment Percentage” means, as to any Lender, the percentage which such Lender’s Additional Term Loans constitute of the aggregate then outstanding principal amount of Additional Term Loans.

“Additional Term Loan Tranche” has the meaning specified in Section 3.1.

“Additional Term Loans” has the meaning specified in Section 3.1.

“Administrative Agency Fee Letter” means the letter dated June 10 2008 between the Company and the Administrative Agent, setting forth the administrative agency fee for this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Credit Documents, or any successor administrative agent.

“Affiliate” of any Person means (i) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (ii) any Person who is a director or officer of (A) such Person, (B) any Subsidiary of such Person or (C) any Person described in clause (i) above.  For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, either (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agents” means a collective reference to the Syndication Agents, the Documentation Agents, the Administrative Agent and the Collateral Agent.

“Aggregate Revolving Credit Extensions of Credit” means, at any particular time, the sum of (i) the aggregate then outstanding principal amount of the Revolving Credit Loans, (ii) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (iii) the aggregate amount of Revolving L/C Obligations.

“Agreement” means this Credit Agreement, as it may be amended, modified or supplemented from time to time.

“ALC” means Aerospace Lighting Corporation, a New York corporation, and its successors.

“Allowed Exclusion Amount” means at any date an amount equal to the book value of that portion of Consolidated Total Domestic Assets which is owned by ATS or ALC (collectively, the “Excluded Domestic Assets”) not exceeding (i) if the aggregate book value of their total assets does not exceed $60,000,000, the amount of the book value of their Excluded Domestic Assets or (ii) if the aggregate book value of their total assets exceeds $60,000,000, zero.

“Applicable Level” means, as of any day:

(i)           with respect to Revolving Credit Loans and Swing Line Loans, Level I, Level II, Level III or Level IV below, whichever is applicable on such day, with each new Level to take effect on the day following the delivery to the Administrative Agent by the Company of the financial statements referred to in Section 8.1(a) or (b), as the case may be, and the related certificate of a Responsible Officer on behalf of the Company referred to in Section 8.2(b) for any fiscal quarter ending on or after December 31, 2008 indicating the ratio of Consolidated Total Indebtedness as of the last day of the period covered by such financial statements to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of the period covered by such financial statements:

Applicable Level	Ratio of Consolidated Total Indebtedness to Consolidated EBITDA
I	Greater than or equal to 3.25 to 1.00
II	Greater than or equal to 2.50 to 1.00 but less than 3.25 to 1.00
III	Greater than or equal to 1.75 to 1.00 but less than 2.50 to 1.00
IV	Less than 1.75 to 1.00

provided, however, that, in the event that the financial statements required to be delivered pursuant to Section 8.1(a) or 8.1(b) and the related certificate of a Responsible Officer on behalf of the Company referred to in Section 8.2(b) are not delivered when due for any fiscal quarter ending on or after December 31, 2008, then during the period from the date upon which such financial statements and certificate were required to be delivered, until the date upon which they actually are delivered, the Applicable Level for Revolving Credit Loans and Swing Line Loans shall be Level I; provided further that, in the event the financial statements required to be delivered pursuant to Section 8.1(a) or 8.1(b) and the related certificates of a Responsible Officer on behalf of the Company referred to in Section 8.2(b) for any fiscal quarter ending on or after December 31, 2008 are proven to have been incorrect, then the Applicable Level for the relevant period shall be adjusted retroactively to reflect the level which would have applied for such period based on the corrected ratio of Consolidated Total Indebtedness as of the last day of the period covered by such financial statement to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of the period covered by such financial statements, and any additional interest owing as a result of such readjustment shall be payable on demand; and provided further that at all times during which a Default or an Event of Default shall have occurred and be continuing, the Applicable Level for Revolving Credit Loans and Swing Line Loans shall be Level I; and

(ii)           with respect to Tranche B Term Loans, Level II or Level III below, whichever is applicable on such day, with each new Level to take effect on the day following the delivery to the Administrative Agent by the Company of the financial statements referred to in Section 8.1(a) or (b), as the case may be, and the related certificate of a Responsible Officer on behalf of the Company referred to in Section 8.2(b) for any fiscal quarter ending on or after December 31, 2008 indicating the ratio of Consolidated Total Indebtedness as of the last day of the period covered by such financial statements to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of the period covered by such financial statements:

Applicable Level	Ratio of Consolidated Total Indebtedness to Consolidated EBITDA
II	Greater than or equal to 2.50 to 1.00
III	Less than 2.50 to 1.00

“Applicable Margin” means:

(i)           for each Revolving Credit Loan and Swing Line Loan for each day (A) from the Closing Date until the date on which the Applicable Level is determined for the fiscal quarter ending December 31, 2008, 1.75% per annum in the case of ABR Loans (including all Swing Line Loans) and 2.75% per annum in the case of Eurodollar Loans, and (B) thereafter, the rate per annum for the relevant Type of such Loan set forth below opposite the Applicable Level in effect on such day:

Applicable Level	ABR Loans	Eurodollar Loans
I	2.00%	3.00%
II	1.75%	2.75%
III	1.50%	2.50%
IV	1.25%	2.25%

and

(ii)           for each Tranche B Term Loan for each day (A) from the Closing Date until the date on which the Applicable Level is determined for the fiscal quarter ending December 31, 2008, 1.75% per annum in the case of ABR Loans and 2.75% per annum in the case of Eurodollar Loans, and (B) thereafter, the rate per annum for the relevant Type of such Loan set forth below opposite the Applicable Level in effect on such day:

Applicable Level	ABR Loans	Eurodollar Loans
II	1.75%	2.75%
III	1.50%	2.50%

provided, however, that, in the event that the financial statements required to be delivered pursuant to Section 8.1(a) or 8.1(b) and the related certificate of a Responsible Officer on behalf of the Company referred to in Section 8.2(b) are not delivered when due for any fiscal quarter ending on or after December 31, 2008, then during the period from the date upon which such financial statements and certificate were required to be delivered, until the date upon which they actually are delivered, the Applicable Margin for Tranche B Term Loans shall be 2.00% per annum in the case of ABR Loans and 3.00% per annum in the case of Eurodollar Loans; provided further that, in the event the financial statements required to be delivered pursuant to Section 8.1(a) or 8.1(b) and the related certificates of a Responsible Officer on behalf of the Company referred to in Section 8.2(b) for any fiscal quarter ending on or after December 31, 2008 are proven to have been incorrect, then the Applicable Margin for the relevant period shall be adjusted retroactively to reflect the pricing level which would have applied under the table above in this clause (ii) for such period based on the corrected ratio of Consolidated Total Indebtedness as of the last day of the period covered by such financial statement to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of the period covered by such financial statements, and any additional interest owing as a result of such readjustment shall be payable on demand; and provided further that at all times during which a Default or an Event of Default shall have occurred and be continuing, the Applicable Margin for Tranche B Term Loans shall be 2.00% per annum in the case of ABR Loans and 3.00% per annum in the case of Eurodollar Loans.

The Applicable Margin for each Additional Term Loan shall be determined in accordance with Article III of this Agreement; provided that the Applicable Margin for Revolving Credit Loans and Tranche B Term Loans may be adjusted as a result thereof in accordance with Article III of this Agreement.

“Asset Sale” means any sale, sale-leaseback, assignment, conveyance, transfer or other disposition by the Company or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary of the Company (except sales, sale-leasebacks, assignments, conveyances, transfers and other dispositions permitted by clauses (a), (b), (c), (d) and (e) of Section 9.6).

“Assignee” has the meaning specified in Section 12.6(c).

“Assignment and Acceptance” means an Assignment and Acceptance substantially in the form of Exhibit C hereto.

“ATS” means Advanced Thermal Sciences Corporation, a Delaware corporation, and its successors.

“Available Amount” means at any date the amount, if any, equal to the sum of (i) the Net Proceeds of one or more Qualifying Equity Issuances made after the Closing Date, (ii) Cumulative Excess Cash Flow and (iii) solely in the case of amounts applied in determining the permissibility of Investments under Section 9.7(m) or dividends and distributions under Section 9.9(d), $25,000,000, in each case that is Not Otherwise Applied.

“Available Revolving Credit Commitment” means, as to any Lender, at a particular time, an amount equal to the excess, if any, of (i) the amount of such Lender’s Revolving Credit Commitment at such time less (ii) the sum of (A) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender pursuant to Section 4.1, (B) such Lender’s L/C Participating Interest in the aggregate amount available to be drawn at such time under all outstanding Letters of Credit, (C) such Lender’s Revolving Credit Commitment Percentage of the aggregate outstanding amount of Revolving L/C Obligations and (D) such Lender’s Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating Available Revolving Credit Commitments pursuant to Section 5.9 the amount referred to in this clause (D) shall be zero; collectively, as to all the Lenders, the “Available Revolving Credit Commitments”.

“Benefitted Lender” has the meaning specified in Section 12.7(a) hereof.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrowing Date” means any Business Day specified in a notice pursuant to (i) Section 4.7 or 5.1 as a date on which the Company requests JPMCB to make Swing Line Loans or the Lenders to make Revolving Credit Loans, Tranche B Term Loans or Additional Term Loans hereunder or (ii) Section 4.5 as a date on which the Company requests the Issuing Lender to issue a Letter of Credit hereunder.

“Business Day” means, when such term is used in connection with (i) a Eurodollar Loan, any day (other than a Saturday or a Sunday) on which (A) the London interbank market is open for general banking business and (B) banks in New York City are open for general banking business and (ii) an ABR Loan, any day (other than a Saturday or Sunday) on which banks in New York City are open for general banking business.

“Capital Expenditures” means, for any period, all amounts (other than those arising from the acquisition or lease of businesses and assets which are permitted by Section 9.7) which are set forth on the Company’s consolidated statement of cash flows for such period as “purchases of property and equipment” in accordance with GAAP.

“Capital Lease” means, of any Person, any lease of (or other arrangement conveying the right to use) property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the Revolving L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender.

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Lender, the parent corporation of any Lender or any Subsidiary of such Lender’s parent corporation, and commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor’s Rating Group or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing within one year after the date of acquisition thereof, (v) money market funds that (A) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (B) are rated AA by S&P and Aa by Moody’s and (C) have portfolio assets of at least $5,000,000,000; (vi) money market funds existing on the Closing Date that are listed on Schedule 1B; and (vii) in the case of Foreign Subsidiaries, investments that are substantially equivalent to the foregoing investments described in clauses (i) through (v) above that are available in the currency of the jurisdiction in which such Foreign Subsidiary is organized.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person under or in respect of a Cash Management Agreement.

“Cash on Hand” means, with respect to any Person on any day, the amount in excess of $25,000,000 of cash and Cash Equivalents of such Person and its Consolidated Subsidiaries, as set forth on the balance sheet of such Person and its Consolidated Subsidiaries, as of such day (it being understood that such amount shall exclude in any event any cash and Cash Equivalents identified on such balance sheet as “restricted” (other than cash or Cash Equivalents which are subject to a perfected security interest under the Collateral Documents) or otherwise subject to a security interest in favor of any other Person (other than security interests under the Collateral Documents and non-consensual Liens permitted under Section 9.3)).

“Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

“Change in Law” means, with respect to any Lender, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline by any regulatory agency having jurisdiction over such Lender or, in the case of Section 5.12(b) or 5.20(b), any corporation controlling such Lender, in each case, after the date such Lender becomes a party to this Agreement.

“Change of Control” means the occurrence of any of the following events:

(i)           any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, by way of merger, consolidation or otherwise, of 35% or more (on a fully-diluted basis after giving effect to the conversion and exercise of all outstanding rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of the Company or securities exercisable for or convertible or exchangeable into Equity Interests of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event (whether or not such securities are then currently convertible or exercisable and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right)) of the Equity Interests of the Company having ordinary power to vote in the election of members of the board of directors of the Company (irrespective of whether, at the time, Equity Interests of any other class or classes of the Company shall have or might have voting power by reason of the happening of any contingency);

(ii)           during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (B) and clause (C), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(iii)           a “change of control” or comparable term in any Senior Note Document occurs.

“Closing Date” means the first date on or after the Effective Date when all the conditions precedent in Section 7.1 are satisfied or waived in accordance with Section 12.1.

“Closing Date Material Adverse Effect” means (i) any change, effect or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Business (as defined in the Honeywell Purchase Agreement); provided, however, that changes, effects or circumstances, alone or in combination, that arise out of or result from (A) changes in economic conditions, financial or securities markets in general, or the industries and markets (including with respect to commodity prices) in which the Business is operated, provided such change does not disproportionately effect the Business, (B) the execution and performance of the Honeywell Purchase Agreement or the announcement of the Honeywell Purchase Agreement and the transactions contemplated thereby (other than as set forth in Section 3.4 or Section 5.1 of the Honeywell Purchase Agreement), (C) acts of God, calamities, national or international political or social conditions, including the engagement by the United States in hostilities, whether commenced before or after the date hereof, or the occurrence of any military attack or terrorist act upon the United States, provided such act, calamity or condition does not disproportionately effect the Business or (D) any actions taken, or failures to take action, or such other changes or events, in each case, to which the Company has consented shall not be considered in determining whether a Closing Date Material Adverse Effect has occurred or (ii) any material adverse change in or material adverse effect on the ability of the Sellers to perform their obligations under the Honeywell Purchase Agreement or to consummate the transactions contemplated thereby.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means JPMCB, in its capacity as collateral agent for the Secured Parties, and its successor or successors in such capacity.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, each Depositary Bank Agreement, any Additional Collateral Documents, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

“Commitment Letter” means the commitment letter dated June 9, 2008 among the Joint Lead Arrangers, the Initial Lenders and the Company.

“Commitment Percentage” means, with respect to any Lender, any of the (i) Tranche B Term Loan Commitment Percentage, (ii) Revolving Credit Commitment Percentage, and (iii) Additional Term Loan Commitment Percentage, of such Lender.

“Commitments” means the collective reference to the Tranche B Term Loan Commitments, the Revolving Credit Commitments, the Swing Line Commitment, and any Additional Commitments, if any; individually, a “Commitment”.  On the Effective Date, the aggregate amount of the Tranche B Term Loan Commitments is $525,000,000, and the aggregate amount of the Revolving Credit Commitments is $350,000,000.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

“Company” means BE Aerospace, Inc., a Delaware corporation, and its successors and permitted assigns.

“Company Materials” has the meaning specified in Section 8.2.

“Condemnation” means any taking by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.

“Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Company (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (i) be entitled to receive any greater amount pursuant to Section 5.12, 5.19, 5.20 or 5.21 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (ii) be deemed to have any Commitment.

“Consolidated Cash Interest Expense” means, for any period of four consecutive fiscal quarters of the Company and its Consolidated Subsidiaries, the amount of Consolidated Interest Expense paid or required to be paid in cash during such period.

“Consolidated Current Assets” means, at any particular date, all amounts which would, in conformity with GAAP, be reflected under current assets on a consolidated balance sheet of the Company and its Subsidiaries as at such date excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” means, at any particular date, all amounts which would, in conformity with GAAP, be reflected under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries as at such date excluding the current portion of any Indebtedness (including the Loans).

“Consolidated EBITDA” means, for any period for the Company and its Consolidated Subsidiaries, the sum of:

(i)           Consolidated Net Income for such period (excluding therefrom any unusual or extraordinary items of gain or loss); plus

(ii)           without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for:

(A)            Consolidated Interest Expense;

(B)            provisions for Federal, state, local and foreign income, value added and similar taxes;

(C)            depreciation, amortization (including, without limitation, amortization of goodwill and other intangible assets), impairment of goodwill and other non-cash charges or expenses (excluding any such non-cash charge or expense to the extent that it represents amortization of a prepaid cash expense that was paid in a prior period);

(D)            non-cash compensation expense, or other non-cash expenses or charges, arising from the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation rights or similar arrangements);

(E)            any financial advisory fees, underwriting fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses of the Company and its Subsidiaries incurred as a result of the Transaction and deducted from net income during the period ending September 30, 2008;

(F)            any financial advisory fees, underwriting fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses of the Company and its Subsidiaries incurred as a result of any issuance or incurrence of Indebtedness permitted pursuant to this Agreement;

(G)            any (x) financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses, and (y) all cash and non-cash restructuring and integration charges, costs, and expenses, in each case incurred by the Company and its Subsidiaries as a result of any Permitted Acquisition and deducted from net income during the fiscal quarter during which such Permitted Acquisition is completed, and in the case of items describe in clause (y) above, which are factually supportable, identifiable and documented and which are not objected to by the Administrative Agent; minus

(iii)           any amount which, in the determination of Consolidated Net Income for such period, has been added for any non-cash income or non-cash gains, all as determined in accordance with GAAP; minus

(iv)           the aggregate amount of cash payments made during such period in respect of any non-cash accrual, reserve or other non-cash charge or expense accounted for in a prior period which were added to Consolidated Net Income to determine Consolidated EBITDA for such prior period and which do not otherwise reduce Consolidated Net Income for the current period.

For purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Measurement Period”) pursuant to any determination of the Total Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio, if during such period (or in the case of pro-forma calculations, during the period from the last day of such period to and including the date as of which such calculation is made) the Company or one or more of its Subsidiaries shall have made an Asset Sale or a Permitted Acquisition, Consolidated EBITDA for such period shall be calculated after giving effect thereto on a pro-forma basis, giving effect to identifiable cost savings documented to the reasonable satisfaction of the Administrative Agent.

“Consolidated Interest Expense” means, for any period the sum of (i) the amount of interest expense, both expensed and capitalized (excluding amortization and write offs of debt discount and debt issuance costs and any other non-cash interest expense or accretions of discounts), net of interest income, of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period and (ii) dividends paid in cash during such period on preferred stock issued by the Company or any of its Consolidated Subsidiaries; provided that, for purposes of calculating Consolidated Interest Expense for any period for determining the Total Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio, if during such period (or in the case of pro-forma calculations, during the period from the last day of such period to and including the date as of which such calculation is made) the Company or one or more of its Subsidiaries shall have made an Asset Sale, made a Permitted Acquisition or incurred or discharged any Material Indebtedness, then Consolidated Interest Expense for such period shall be calculated after giving effect thereto on a pro-forma basis, giving effect to identifiable cost savings documented to the reasonable satisfaction of the Administrative Agent.

“Consolidated Net Income” means, for any period, the net income (or net loss) after taxes of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income for such period (i) the income (or loss) of any Person in which any other Person (other than the Company or any of its Wholly-Owned Consolidated Subsidiaries) has an ownership interest, except to the extent that any such income is actually received in cash by the Company or such Wholly-Owned Consolidated Subsidiary in the form of dividends or other equity distributions during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Company or is merged with or into or consolidated with the Company or any of its Consolidated Subsidiaries or that Person’s assets are acquired by the Company or any of its Consolidated Subsidiaries and (iii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

“Consolidated Subsidiary” means at any date any Subsidiary of the Company or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP, and “Consolidated Subsidiaries” means all of them, collectively.

“Consolidated Total Assets” means, at any date, the total consolidated assets of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP (and excluding all intercompany items) as of the date of the most recent financial statements delivered in accordance with Section 8.1(a) or (b).

“Consolidated Total Domestic Assets” means, at any date, that portion of Consolidated Total Assets (i) the entire legal and beneficial ownership interest in which is directly owned by the Company and/or one of more of its Subsidiaries and (ii) is located in the United States, any state thereof or the District of Columbia.

“Consolidated Total Indebtedness” means, as of any date of determination, all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding any obligations in respect of hedging arrangements.

“Consolidated Total Secured Indebtedness” means, as of any date of determination, the aggregate outstanding principal amount of the Loans plus the aggregate outstanding principal amount of all other Consolidated Total Indebtedness of the Company and its Consolidated Subsidiaries which is secured by any Lien on any property or assets of the Company or one or more of its Consolidated Subsidiaries.

“Consolidated Working Capital” means, at any particular date, Consolidated Current Assets less Consolidated Current Liabilities.

“Contingent Obligation” means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business and (y) any obligation resulting from the existence of deferred revenue, including customer deposits.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Company in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Company in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

“Credit Documents” means the collective reference to this Agreement, the Notes, the Fee Letter, the Administrative Agency Fee Letter, the Guaranty (including any guarantee or Accession Agreement executed and delivered pursuant to the terms of Section 8.10 or Section 9.15), the Collateral Documents, each Perfection Certificate and any Additional Facility Amendment.

“Credit Parties” means the collective reference to the Company and each Subsidiary which is a party, or which at any time becomes a party, to a Credit Document.

“Cumulative Excess Cash Flow” means the sum of Excess Cash Flow (but not less than zero in any period) for the fiscal year ending on December 31, 2008 and Excess Cash Flow for each succeeding completed fiscal year.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any of the events specified in Article X, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Depositary Bank Agreement” means an agreement between a Credit Party and any bank or other depositary institution, substantially in the form of Exhibit C to the Security Agreement or otherwise in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, modified, or supplemented from time to time.

“Documentation Agents” means, collectively, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and SunTrust Bank, in their capacities as Documentation Agents with respect to the Commitments (each, a “Documentation Agent”).

“Dollars” and “$” mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Company other than a Foreign Subsidiary.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 12.8.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.6 (subject to such consents, if any, as may be required thereunder).

“Environmental Laws” means any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or legally enforceable requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning human health as they relate to Materials of Environmental Concern or the protection of the environment, including without limitation, Materials of Environmental Concern, as now or may at any time hereafter be in effect.

“Environmental Permit” means any permit, approval, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means (i) any sale or issuance by the Company or any of its Subsidiaries to any Person other than the Company or a Subsidiary of the Company of any Equity Interests and (ii) the receipt by the Company or any of its Subsidiaries of any cash capital contributions, whether or not paid in connection with any issuance of Equity Interests of the Company or any of its Subsidiaries, from any Person other than the Company or a Subsidiary of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurodollar Lending Office” means the office of each Lender which shall be making or maintaining its Eurodollar Loans.

“Eurodollar Loans” means Loans at such time as they are made and/or being maintained at a rate of interest based upon a Eurodollar Rate.

“Eurodollar Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

LIBOR
1.00 – Eurodollar Reserve Requirement

“Eurodollar Reserve Requirements” means, for any day, as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for Eurodollar funding (currently referred to as “Eurodollar liabilities” in Regulation D) maintained by a member bank of the Federal Reserve System.

“Event of Default” means any of the events specified in Article X, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow” means, for any period, Consolidated EBITDA for such period (i) plus, without duplication, (x) any net decrease in the Consolidated Working Capital of the Company and its Subsidiaries during such period plus (y) any amounts set aside for anticipated Inventory Integration Expenditures during the prior calculation period, which amounts were not expended during such period and were not otherwise subtracted from the calculation of Excess Cash Flow during such prior period pursuant to clause (ii) of this definition, and (ii) minus, without duplication, (A) Consolidated Cash Interest Expense during such period, (B) the principal amount of the Revolving Credit Loans paid during such period to the extent such payment was accompanied by a permanent reduction of the Revolving Credit Commitments in at least a like amount, and any scheduled payments or voluntary prepayments of principal on the Term Loans (provided that such payments shall not include mandatory prepayments of any Term Loans pursuant to Section 5.6 or otherwise), (C) taxes measured by income accrued as an expense and paid in cash during such period, (D) amounts paid in cash during such period in respect of Capital Expenditures or Permitted Acquisitions to the extent such Capital Expenditures or Permitted Acquisitions are not financed with the proceeds of Indebtedness, Net Proceeds of Asset Sales, Insurance Proceeds, or net proceeds of one or more issuances of Equity Interests (in each case other than Net Proceeds of Asset Sales or Insurance Proceeds, if any, to the extent such proceeds were included in Consolidated Net Income for the applicable period), (E) the amount of any payments or prepayments made during such period of principal of any Indebtedness (other than the Loans) permitted under Section 9.2 made during such period, (F) any net increase in the Consolidated Working Capital of the Company and its Subsidiaries during such period, excluding for this purpose cash and short-term investments (including Cash Equivalents) and any borrowings under this Agreement and any other Indebtedness included in Consolidated Current Liabilities in determining Consolidated Working Capital for such period, (G) the aggregate amount of any dividends or distributions permitted under Section 9.9 hereunder actually paid in cash by the Company or its Subsidiaries during such period, (H) the aggregate amount of Inventory Integration Expenditures anticipated to be made during the next fiscal year, and (i) the amount of cash payments made during such period by the Company and its Subsidiaries in connection with (without duplication) clauses (ii)(E), (F), and (G) of the definition of Consolidated EBITDA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Domestic Assets” has the meaning specified in the definition of “Allowed Exclusion Amount”.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (i) Taxes (other than Other Taxes) imposed by any jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such recipient and the jurisdiction (or political subdivision thereof) imposing such Taxes, other than such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any Credit Documents, (ii) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Lending Office is located and (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under this Agreement), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or, as applicable, designates a new Lending Office or designates a Conduit Lender) or is attributable to such Foreign Lender’s failure to comply with Section 5.23(e) or such Foreign Lender’s inability to provide the forms, certificates or documentation described in Section 5.23(e) (in each case, other than as a result of a Change in Law) except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office or designation of a Conduit Lender (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 5.23.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of August 24, 2006 among the Company, certain lenders, JPMorgan Chase Bank, N.A., as administrative agent, and UBS Securities LLC and Credit Suisse Securities (USA) LLC, as syndication agents, as amended by the First Amendment dated as of June 11, 2008, and as the same may be further amended, modified or supplemented from time to time prior to the Closing Date.

“Existing Letters of Credit” means the letters of credit issued prior to the Closing Date and described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 4.3 hereto, and “Existing Letter of Credit” means any one of them.

“Extensions of Credit” means the collective reference to Loans made and Letters of Credit issued under this Agreement.

“Facility” means each of (i) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the “Tranche B Term Facility”), (ii) the Revolving Credit Commitments and the extensions of credit made thereunder (the “Revolving Credit Facility”), and (iii) the Additional Term Commitments and Additional Term Loans (if any) made thereunder.

“Fee Letter” means the letter dated June 9, 2008, as amended, among the Agents, the Initial Lenders and the Company, setting forth, among other things, certain fees for this Agreement.

“Finance Document” means (i) each Credit Document, (ii) each Swap Contract between one or more Credit Parties and a Hedge Bank evidencing Swap Obligations permitted hereunder and (iii) each Cash Management Agreement between any Credit Party and a Cash Management Bank, and “Finance Documents” means all of them, collectively.

“Finance Obligations” means, at any date, (i) all Obligations, (ii) all Swap Obligations of a Credit Party permitted hereunder owed or owing under any Swap Contract to any Hedge Bank and (iii) all Cash Management Obligations owing under any Cash Management Agreement to a Cash Management Bank.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is a resident for tax purposes.  For purposes of this definition, the United States, each state thereof, and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary of the Company which is organized under the laws of any jurisdiction outside the United States (within the meaning of Section 7701(a)(9) of the Code).

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of this Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranty” means a Guaranty, substantially in the form of Exhibit I hereto, made by one or more Subsidiary Guarantors in favor of the Secured Parties, together with each other guaranty or guaranty supplement delivered pursuant to Section 8.10 or Section 9.15.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Honeywell Acquisition” means the transactions contemplated by the Honeywell Purchase Agreement.

“Honeywell Purchase Agreement” means the Stock and Asset Purchase Agreement dated June 9, 2008 among the Company, Honeywell International Inc., Honeywell UK Limited, Honeywell Holding France SAS and Honeywell Deutschland GmbH, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

“Honeywell Purchase Documents” means the Honeywell Purchase Agreement, the Transition Services Agreement, the Supply Agreement, the Assignment and Assumption Agreement, the Intellectual Property License Agreement, the Sublease, the Real Property Lease Assignments (as each such term is defined in the Honeywell Purchase Agreement), in each case including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to the Honeywell Acquisition, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

“Indebtedness” means, of any Person, at any particular date, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade payables or liabilities and deferred payment for services to employees or former employees incurred in the ordinary course of business and payable in accordance with customary practices and other deferred compensation arrangements), (ii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iii) all liabilities (other than Lease Obligations) secured by any Lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, (iv) obligations of such Person under Capital Leases and (v) all indebtedness of such Person arising under acceptance facilities; but excluding (x) any obligation resulting from the existence of deferred revenue, including customer deposits and interest thereon in the ordinary course of business, (y) deferred rent, and (z) trade and other accounts and accrued expenses payable in the ordinary course of business in accordance with customary trade terms and in the case of both clauses (x) and (z) above, which are not overdue for a period of more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Information” has the meaning specified in Section 12.13(a).

“Information Memorandum” means the information memorandum dated June 2008 used by the Lead Arrangers in connection with the syndication of the Commitments.

“Initial Lenders” means JPMorgan Chase Bank, N.A., UBS Loan Finance LLC and Credit Suisse, Cayman Islands Branch.

“Insolvency” means, with respect to a Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Insurance Proceeds” means all insurance proceeds (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), damages, awards, claims and rights of action with respect to any Casualty.

“Interest Coverage Ratio” has the meaning specified in Section 9.1(b).

“Interest Payment Date” means (i) as to ABR Loans, the last day of each March, June, September and December, commencing on the first such day to occur after any ABR Loans are made or any Eurodollar Loans are converted to ABR Loans, (ii) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two or three months (or any shorter period as agreed by the Lenders), the last day of such Interest Period, (iii) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period in excess of three months (as may be agreed by the Lenders), the day which is three months after the date on which such Eurodollar Loan is made or continued as a Eurodollar Loan or an ABR Loan is converted to such a Eurodollar Loan, the first day of any subsequent three-month period and the last day of such Interest Period, (iv) as to any Term Loan, each day on which principal of such Term Loan is payable and (v) in the case of Revolving Credit Loans, the Revolving Credit Termination Date.

“Interest Period” means, with respect to any Eurodollar Loan:

(i)           initially, the period commencing on, as the case may be, the Borrowing Date or conversion or continuation date with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or such shorter or longer periods as the Lenders of the applicable tranche of Loans may agree) as selected by the Company in its notice of borrowing as provided in Section 5.1 or its notice of conversion or continuation as provided in Section 5.3; and

(ii)           thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or such shorter or longer periods as the Lenders of the applicable tranche of Loans may agree) as selected by the Company by irrevocable notice to the Administrative Agent no later than 1:00 P.M. New York City time three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan; provided that the foregoing provisions relating to Interest Periods are subject to the following:

(A)            if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(B)            any Interest Period with respect to any Revolving Credit Loan that would otherwise extend beyond the Revolving Credit Termination Date, shall end on the Revolving Credit Termination Date, or if the Revolving Credit Termination Date shall not be a Business Day, on the next preceding Business Day;

(C)            if the Company shall fail to give notice as provided above in clause (b), it shall be deemed to have selected a conversion of a Eurodollar Loan into an ABR Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in Section 5.3); and

(D)            any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Inventory Integration Expenditures” means the expenditures anticipated to be made in any fiscal year by the Company with respect to the purchase of additional inventory as part of the operational integration of the assets acquired in the Honeywell Acquisition, which anticipated expenditures for such fiscal year shall be detailed by the Company in an officer’s certificate delivered to the Administrative Agent along with the consolidated balance sheet  for the previous fiscal year delivered to the Administrative Agent pursuant to Section 8.1(a) of this Agreement; provided that such expenditures shall not, over the course of all fiscal years, exceed $200,000,000 in the aggregate.

“Issuing Lender” means JPMCB or any other Lender (or their respective Affiliates) which agrees to be an Issuing Lender and is designated by the Company and the Administrative Agent as an Issuing Lender, as issuer of Letters of Credit.

“Joint Lead Arrangers” means J.P. Morgan Securities Inc., UBS Securities LLC and Credit Suisse Securities (USA) LLC.

“JPMCB” means JPMorgan Chase Bank, N.A. and its successors.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Application” means a letter of credit application in the Issuing Lender’s then customary form for the type of letter of credit requested.

“L/C Disbursement” means a payment made by an Issuing Lender pursuant to a Letter of Credit.

“L/C Participating Interest” means an undivided participating interest in the face amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto.

“Lease Obligations” means, of the Company and its Subsidiaries, as of the date of any determination thereof, the rental commitments of the Company and its Subsidiaries determined on a consolidated basis, if any, under Operating Leases (net of rental commitments from sub-leases thereof).

“Leaseholds” means, with respect to any Person, all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” means each bank or other lending institution listed on Schedule 1A, each Eligible Assignee that becomes a Lender pursuant to Section 12.6(c), each Additional Lender that becomes a Lender pursuant to Article III and their respective successors and shall include, as the context may require, the Issuing Lender and the Swing Line Lender in such capacities.

“Lender Affiliate” means (i) any Affiliate of any Lender, (ii) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and (iii) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor/manager as such Lender or by an Affiliate of such Lender or investment advisor/manager.

“Lending Office” means, with respect to any Lender, (i) with respect to its ABR Loans, the office of such Lender which will be making or maintaining its ABR Loans and (ii) with respect to its Eurodollar Loans, its Eurodollar Lending Office.

“Letter of Credit” means a letter of credit issued by an Issuing Lender pursuant to the terms of Section 4.3.

“LIBOR” means, for any Interest Period with respect to any Eurodollar Loan:

(i)           the rate per annum equal to the higher of (A) 3.00% and (B) the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(ii)           if the rate referenced in the preceding clause (i)(B) does not appear on such page or service or such page or service shall not be available, the higher of (A) 3.00% and (B) the rate per annum equal to the rate determined by the Administrative Agent  to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(iii)           if the rates referenced in the preceding clauses (i)(B) and (ii)(B) are not available, the higher of (A) 3.00% and (B) the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurodollar Loan being made, continued or converted by JPMCB and with a term equivalent to such Interest Period would be offered by JPMCB’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing, except for the filing of financing statements in connection with Lease Obligations to the extent that such financing statements relate to the property subject to such Lease Obligations).

“Loans” means the collective reference to the Tranche B Term Loans, the Revolving Credit Loans, the Swing Line Loans, and the Additional Term Loans, if any; individually, a “Loan”.

“Material Adverse Effect” means (i) a material adverse effect on the business, financial condition, assets, or results of operations of the Company and its Subsidiaries taken as a whole, (ii) a material impairment of the ability of the Company and the other Credit Parties, taken as a whole, to perform any of its obligations under any Credit Document to which it is a party, (iii) a material impairment of the rights and remedies of the Lenders under any Credit Document or (iv) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Credit Documents to which it is a party.

“Material Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries in a principal amount equal to or greater than $20,000,000.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, medical waste and radioactive materials, in each case, as regulated by any applicable Environmental Laws.

“Measurement Period” has the meaning specified in the definition of “Consolidated EBITDA”.

“Minimum Qualified Domestic Asset Amount” means at any date an amount equal to (i) the product of (A) 92.5% (expressed as a decimal) multiplied by (B) the aggregate book value on such date of the Consolidated Total Domestic Assets, minus (ii) the Allowed Exclusion Amount.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Company and the Administrative Agent may select.

“Mortgage” means, in the case of owned real property interests, a mortgage or deed of trust, substantially in the form of, or otherwise substantially identical in substance to, the provisions of Exhibit D hereto, including any Credit Party, the Collateral Agent and one or more trustees, as the same may be amended, modified or supplemented from time to time.

“Net Proceeds” means:  (i) with respect to an Asset Sale, the aggregate cash proceeds received by the Company or any Subsidiary of the Company in respect of such Asset Sale, and any cash payments received in respect of promissory notes or other non cash consideration delivered to the Company or such Subsidiary in respect of an Asset Sale, net of (without duplication) (A) the reasonable expenses (including legal fees and brokers’ and underwriters’ commissions paid to third parties which are not Affiliates or Subsidiaries of the Company) incurred in effecting such Asset Sale, (B) any taxes reasonably attributable to such Asset Sale and, in case of an Asset Sale in a foreign jurisdiction, any taxes reasonably attributable to the repatriation of the proceeds of such Asset Sale reasonably estimated by the Company or such Subsidiary to be actually payable, (C) any amounts payable to a Governmental Authority triggered as a result of any such Asset Sale, (D) any Indebtedness or Contractual Obligation of the Company and its Subsidiaries (other than the Loans and other Obligations) required to be paid or retained in connection with such Asset Sale and (E) the aggregate amount of reserves required in the reasonable judgment of the Company or such Subsidiary to be maintained on the books of the Company or such Subsidiary in accordance with GAAP in order to pay contingent liabilities with respect to such Asset Sale; provided that amounts deducted from aggregate proceeds pursuant to clause (E) and not actually paid by the Company or any of its Subsidiaries in liquidation of such contingent liabilities shall be deemed to be Net Proceeds and shall be applied in accordance with Section 5.6 at such time as such contingent liabilities shall cease to be obligations of the Company or any of its Subsidiaries; (ii) with respect to an issuance of debt or preferred stock, the cash proceeds received from such issuance, net of (A) attorneys’ fees, investment banking fees, accountants’ fees, brokers and underwriters’ commissions, indemnity discounts and commissions and other customary fees and expenses actually incurred in connection therewith, and (B) any taxes reasonably attributable to such debt or preferred stock issuance and, in case of a debt or preferred stock issuance in a foreign jurisdiction, any taxes reasonably attributable to the repatriation of the proceeds of such debt or preferred stock issuance reasonably estimated by the Company or such Subsidiary to be actually payable; and (iii) with respect to any Qualifying Equity Issuance, the cash proceeds received from such Qualifying Equity Issuance, net of (A) attorneys’ fees, investment banking fees, accountants’ fees, brokers and underwriters’ commissions, indemnity discounts and commissions and other customary fees and expenses actually incurred in connection therewith, and (B) any taxes reasonably attributable to such Qualifying Equity Issuance.

“Non-Funding Lenders” means any Lender that has failed to fund any portion of the Loans, participation interests in Letters of Credit or participation interests in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder.

“Notes” means the collective reference to any promissory notes evidencing Loans.

“Not Otherwise Applied” means (i) with reference to any amount of Net Proceeds of any Qualifying Equity Issuance or Excess Cash Flow, that such amount (i) in the case of Excess Cash Flow, was not required to be applied to prepay the Loans pursuant to Section 5.6(c) and (ii) that such amount was not previously applied in determining the permissibility of a transaction under the Credit Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“Obligations” means the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Company to the Agents or any Lenders (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, related to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Loans, the other Credit Documents, any Letter of Credit or L/C Application, or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agents or any Lender or any such Affiliate) or otherwise.

“Operating Lease” means, as applied to any Person, a lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Organization Documents” means:  (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes or similar Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document, but excluding property or similar Taxes other than any such property or similar Taxes imposed in such circumstances as a result of the Company or other Credit Party being organized or resident in, maintaining an office in, conducting business in or maintaining property located in, the taxing jurisdiction imposing such property or similar Taxes.

“Participants” has the meaning specified in Section 12.6(b).

“Participating Lender” means any Lender (other than the Issuing Lender with respect to such Letter of Credit) with respect to its L/C Participating Interest in each Letter of Credit.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Perfection Certificate” means with respect to any Credit Party a certificate, substantially in the form of Exhibit F hereto, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent and duly executed by a Responsible Officer of such Credit Party.

“Permitted Acquisitions” means non-hostile acquisitions (by merger, purchase or otherwise) by the Company or any of its Subsidiaries of all or substantially all of the assets of, or all of the shares of the capital stock or other Equity Interests in, a Person or division or line of business of a Person engaged in the same business as the Company and its Subsidiaries or in a related business, provided that immediately after giving effect thereto:  (i) except for Permitted Joint Ventures, 100% (less the amount of such capital stock or other Equity Interests, if any, not exceeding 5% in the aggregate thereof, attributable to director qualifying shares, shares required by the jurisdiction of organization of such Person to be held by management or other third party and such additional shares the current ownership of which, at the time of such Permitted Acquisition, cannot, after commercially reasonable efforts by the Company and its Subsidiaries, be identified or acquired) of the outstanding capital stock or other Equity Interests of any acquired or newly formed corporation or other entity that acquires such Person, division or line of business is owned directly by the Company; (ii) any such capital stock or other Equity Interests acquired shall be duly and validly pledged to the Collateral Agent for the ratable benefit of the Lenders (other than any capital stock of, or other Equity Interests in, any Foreign Subsidiary of the Company that is not required to be so pledged pursuant to the definition of “Pledge Agreement” or pursuant to Section 8.10); (iii) the Company causes any such corporation or other entity to comply with Section 8.10 hereof, if such Section is applicable; (iv) any such corporation or other entity is not liable for and the Company and its Subsidiaries do not assume any Indebtedness (except for Indebtedness permitted pursuant to Section 9.2); (v) no Default or Event of Default shall have occurred and be continuing and the Company shall have delivered to the Administrative Agent an officers’ certificate to such effect, together with all relevant financial information for such corporation or other entity or acquired assets; and (vi) at the time of any such acquisition (and after giving effect to loans, advances and investments in connection therewith or pursuant thereto) the Company would be in compliance with the covenants set forth in Section 9.1 as of the most recently completed period of four consecutive fiscal quarters ending prior to such acquisition for which the financial statements and certificates required by Sections 8.1 and 8.2 have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in Sections 9.6 and 9.7 occurring after such period) as if such acquisition had occurred as of the first day of such period.  All pro forma calculations required to be made pursuant to this definition shall (i) include only those adjustments that are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (ii) be certified to by a Responsible Officer on behalf of the Company as having been prepared in good faith based upon reasonable assumptions.

“Permitted Encumbrances” means (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and found, on the date of delivery of such Mortgage Policies to the Collateral Agent in accordance with the terms hereof, reasonably acceptable by the Collateral Agent, (ii) zoning, building codes, land use and other similar Laws and municipal ordinances which are not violated in any material respect by the existing improvements and the present use by the mortgagor of the Premises (as defined in the respective Mortgage) and (iii) such other items to which the Collateral Agent may consent (such consent not to be unreasonably withheld).

“Permitted Joint Ventures” means acquisitions (by merger, purchase, formation of partnership, joint venture or otherwise) by the Company not constituting Permitted Acquisitions of interests in any of the assets of, or shares of the capital stock of or other Equity Interests in, a Person or division or line of business of a Person engaged in the same business as the Company or any of its Subsidiaries or in a related business, provided that immediately after giving effect thereto:  (i) any outstanding capital stock or other Equity Interests of any acquired or newly formed corporation or other entity owned directly by the Company is duly and validly pledged to the Collateral Agent for the ratable benefit of the Lenders if and to the extent required to be so pledged pursuant to the definition of “Pledge Agreement” or pursuant to Section 8.10; and (ii) no Default or Event of Default shall have occurred and be continuing, and the Company shall have delivered to the Administrative Agent an officers’ certificate to such effect, together with all relevant financial information for such corporation or other entity or acquired assets.

“Permitted Liens” means any Liens permitted under Section 9.3.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” means any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning specified in Section 8.2.

“Pledge Agreement” means a Pledge Agreement, substantially in the form of Exhibit A hereto, among the Company, the Credit Parities from time to time party thereto and the Collateral Agent for the ratable benefit of the Secured Parties, as the same may be amended, modified or supplemented in accordance with its terms from time to time, it being understood and agreed that, notwithstanding anything that may be to the contrary herein, the Pledge Agreement shall not require the Company to pledge:

(i)           except to the extent set forth in Section 8.10, any of the outstanding capital stock of, or other equity interests in, any Subsidiary of the Company which is owned by another Subsidiary of the Company,

(ii)           except to the extent set forth in Section 8.10(e), more than 65% of the outstanding capital stock of, or other equity interests in, any Foreign Subsidiary owned directly by the Company;

(iii)           any of the outstanding capital stock of, or other equity interests in, ATS or ALC if and so long as the aggregate book value of their Excluded Domestic Assets does not exceed the Allowed Exclusion Amount; or

(iv)           any of the outstanding capital stock of, or other equity interests, in any Subsidiary where such pledge would (A) be prohibited by applicable law, (B) result in material adverse tax consequences to the Company, (C) in the case of any non-wholly owned Subsidiary or joint venture existing on the Effective Date, result in a breach of a joint venture agreement, operating agreement or other similar document or agreement in the form existing on the Effective Date, (D) in the case of any non-wholly owned Subsidiary or joint venture created or acquired after the Effective Date, result in a breach of a joint venture agreement, operating agreement or other similar document or agreement, provided that the Company shall use its commercially reasonable efforts to obtain all consents or take such other actions as may be necessary to enable the pledge of such capital stock or other equity interests, or (E) cause the Company to incur costs associated with such pledge that are excessive in comparison to the benefits afforded to the Lenders, as reasonably determined by the Administrative Agent), and provided further that to the extent the Company does not ultimately acquire 100% of the outstanding capital stock or other equity interests of any acquired or newly formed Subsidiary in any Permitted Acquisition, notwithstanding clause (iv)(D) above but except as provided in clauses (ii) or (iv)(A),(B) and (E) above, the Collateral Agent shall receive a pledge of all outstanding capital stock or other equity interests of such entity held by the Company.

“Pledge Agreements” means the collective reference to the Pledge Agreement and any other pledge agreement entered into by a Credit Party and the Administrative Agent (on substantially the same terms as the Pledge Agreement) in accordance with Section 8.10.

“Pledged Collateral” has the meaning specified in the Pledge Agreements.

“Pledged Notes” has the meaning specified in the Pledge Agreements.

“Pledged Stock” has the meaning specified in the Pledge Agreements.

“Properties” means each parcel of real property currently or previously owned or operated by the Company or any Subsidiary of the Company.

“Public Lender” has the meaning specified in Section 8.2.

“Qualified Domestic Assets” means at any date assets comprising Consolidated Total Domestic Assets (i) the entire legal and beneficial interest in which is owned directly by the Company and/or one or more Wholly-Owned Domestic Subsidiary Guarantors, (ii) which are subject to a perfected and first priority Liens in favor of the Collateral Agent under the Collateral Documents to secure the Finance Obligations, subject only to non-consensual Permitted Liens and (iii) which are not Investments other than Cash Equivalents.

“Qualified Domestic Asset Trigger Event” has the meaning specified in Section 8.10(a).

“Qualifying Equity Issuance” means any Equity Issuance if:  (i) after giving effect thereto, no Change of Control shall have occurred; (ii) the Equity Interests issued in such Equity Issuance shall be issued in a private placement exempt from registration under the Securities Act; and (iii) the Net Proceeds thereof shall be used (without duplication and only to the extent Not Otherwise Applied) only (A) to make Qualified Stock Repurchases pursuant to Section 9.9(c)(ii)(y), (B) to make Investments pursuant to Section 9.7(m), (C) to repay Indebtedness of the Company and its Subsidiaries pursuant to Section 9.12(a)(v)(B)(y) and (D) to pay dividends and distributions under Section 9.9(d).

“Qualified Stock Repurchases” means, collectively, one or more open market or privately negotiated purchases by the Company for cash of the Company’s issued and outstanding shares of common stock, if after giving effect thereto (i) the aggregate consideration paid or payable for all such purchases from and after June 11, 2008, together with the aggregate of all amounts paid under Section 9.12(a)(v)(B)(x) from and after the Effective Date, does not exceed $150,000,000 plus, to the extent applicable and subject to Section 9.9(c), any Available Amount and (ii) each share of common stock so purchased is retired and cancelled (and returned to the status of authorized and unissued shares) promptly following the consummation of such repurchase.

“Real Property” means, with respect to any Person, all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Refinanced Agreements” means those instruments, documents and agreements listed on Schedule 1.C.

“Refunded Swing Line Loans” has the meaning specified in Section 4.7(b).

“Register” has the meaning specified in Section 12.6(d).

“Regulation D, O, T, U or X” means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.

“Reinvestment Funds” means, with respect to any Insurance Proceeds or any Condemnation Award, that portion of such funds as shall, according to a certificate of a Responsible Officer of the Company delivered to the Administrative Agent within 30 days after the occurrence of the Casualty or Condemnation giving rise thereto, be reinvested within 360 days after the occurrence of the Casualty or Condemnation giving rise thereto in the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation; provided that (i) such certificate shall be accompanied by evidence reasonably satisfactory to the Administrative Agent that any property subject to such Casualty or Condemnation has been or will be repaired, restored or replaced to its condition immediately prior to such Casualty or Condemnation, (ii) pending such reinvestment, the entire amount of such proceeds shall be deposited in an account with the Collateral Agent for the benefit of the Secured Parties, over which the Collateral Agent shall have sole control and exclusive right of withdrawal, (iii) from and after the date of delivery of such certificate, the Company or one or more of its Subsidiaries shall diligently proceed, in a commercially reasonable manner, to complete the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation as described in such certificate and (iv) no Event of Default shall have occurred and be continuing; and provided, further, that, if any of the foregoing conditions shall cease to be satisfied at any time, such funds shall no longer be deemed Reinvestment Funds and such funds shall immediately be applied to prepayment of the Loans in accordance with Section 5.6.

“Related Document” means any agreement, certificate, document or instrument relating to a Letter of Credit.

“Related Parties” has the meaning specified in Section 12.5(iv).

“Reorganization” means, with respect to a Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in Section 4241 of ERISA.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

“Required Lenders” means, at a particular time, Lenders that hold more than 50% of (i) the aggregate then outstanding principal amount of the Tranche B Term Loans or, prior to the Closing Date, the Tranche B Term Loan Commitments, (ii) from and after any applicable Additional Facility Closing Date, the aggregate then outstanding principal amount of the related Additional Term Loans or, prior to any applicable Additional Facility Closing Date and after the applicable Additional Commitments Effective Date, the related Additional Term Commitments and (iii) the Revolving Credit Commitments or if the Revolving Credit Commitments have been cancelled (A) the aggregate then outstanding principal amount of the Revolving Credit Loans, (B) the L/C Participating Interests in the aggregate amount then available to be drawn under all outstanding Letters of Credit, (C) the aggregate then outstanding principal amount of Revolving L/C Obligations and (D) the aggregate amount represented by the agreements of the Lenders in Sections 4.7(b) and (c) with respect to the Swing Line Loans then outstanding.

“Required Term Lenders” means, at a particular time, Term Lenders that hold more than 50% of (i) the aggregate then outstanding principal amount of the Tranche B Term Loans or, prior to the Closing Date, the Tranche B Term Loan Commitments and (ii) from and after any applicable Additional Facility Closing Date, the aggregate then outstanding principal amount of the related Additional Term Loans or, prior to any applicable Additional Facility Closing Date and after the applicable Additional Commitments Effective Date, the related Additional Term Commitments.

“Requirement of Law” means, as to any Person, the Organization Documents of such Person, and any Law (including, without limitation, Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer or the chief operating officer of the Company or, with respect to financial matters, the chief financial officer, controller, vice president – finance or treasurer of the Company.

“Revolving Credit Commitment” means, as to any Lender, its obligations to make Revolving Credit Loans to the Company pursuant to Section 4.1, and to purchase its L/C Participating Interest in any Letter of Credit in an aggregate amount not to exceed at any time the amount set forth opposite such Lender’s name in Schedule 1A under the heading “Revolving Credit Commitment” and in an aggregate amount not to exceed at any time the amount equal to such Lender’s Revolving Credit Commitment Percentage of the aggregate Revolving Credit Commitments, as the aggregate Revolving Credit Commitments may be reduced or adjusted from time to time pursuant to this Agreement; collectively, as to all the Lenders, the “Revolving Credit Commitments”.  On the Effective Date, the aggregate amount of the Revolving Credit Commitments is $350,000,000.

“Revolving Credit Commitment Percentage” means, as to any Lender at any time, the percentage which such Lender’s Revolving Credit Commitment constitutes of all of the Revolving Credit Commitments (or, if the Revolving Credit Commitments shall have been terminated, the percentage of the outstanding Aggregate Revolving Credit Extensions of Credit and Swing Line Loans constituted by such Lender’s Aggregate Revolving Credit Extensions of Credit and participating interest in Swing Line Loans).

“Revolving Credit Commitment Period” means the period from and including the Closing Date to but not including the Revolving Credit Termination Date.

“Revolving Credit Lenders” means the Lenders with Revolving Credit Commitments and/or outstanding Revolving Credit Loans.

“Revolving Credit Loan” and “Revolving Credit Loans” has the meaning specified in Section 4.1(a).

“Revolving Credit Outstandings” means, as to any Lender at a particular time, the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender pursuant to Section 4.1, (ii) such Lender’s L/C Participating Interest in the aggregate amount available to be drawn at such time under all outstanding Letters of Credit, (iii) such Lender’s Revolving Credit Commitment Percentage of the aggregate outstanding amount of Revolving L/C Obligations and (iv) such Lender’s Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans.

“Revolving Credit Termination Date” means the earlier of (i) the date which is the fifth anniversary of the Closing Date; (ii) any other date on which the Revolving Credit Commitments shall terminate hereunder; and (iii) the date that is six months prior to the maturity of the Senior Notes or any other Indebtedness of the Company or any of its Subsidiaries consisting of debt securities issued pursuant to one or more public offerings or private offerings exempt from registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

“Revolving L/C Obligations” means the obligations of the Company to reimburse the Issuing Lender for any payments made by an Issuing Lender under any Letter of Credit that have not been reimbursed by the Company pursuant to Section 4.6.

“Same Day Funds” means immediately available funds.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and any successor thereto.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (i) (A) Consolidated Total Secured Indebtedness as of such date minus (B) Cash on Hand of the Company and its Consolidated Subsidiaries to (ii) Consolidated EBITDA for the twelve months ending on the last day of the most recent fiscal quarter for which financial statements required by Section 8.1(a) or (b), as applicable, have been delivered.

“Secured Parties” means, collectively, the Lenders and any other Persons the obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means the Security Agreement, substantially in the form of Exhibit E hereto, among the Company, the Subsidiary Guarantors and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Seller” means any of Honeywell International, Inc., a Delaware corporation, Honeywell UK Limited, a limited liability company organized under the laws of England and Wales, Honeywell Holdings France SAS, a French Société par Action Simplifées, and Honeywell Deutschland GmbH, a German limited liability company, and “Sellers” means all of them, collectively.

“Senior Note” means any one of the 8.50% Senior Notes due July 1, 2018 issued in the original aggregate principal amount of $600,000,000 by the Company in favor of the Senior Noteholders pursuant to the Senior Note Indenture, as such Senior Notes may be amended, modified or supplemented from time to time in accordance with the limitations set forth herein, and “Senior Notes” means any two or more of them, collectively.

“Senior Note Documents” means the Senior Notes, the Senior Note Indenture and the Underwriting Agreement dated June 26, 2008 among the Company and the Underwriters named therein, in each case including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to the Senior Notes, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

“Senior Note Indenture” means the Indenture dated as of July 1, 2008 between the Company and Wilmington Trust Company, as trustee, as such Indenture may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

“Senior Noteholder” means any one of the holders from time to time of the Senior Notes.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, as to any Person, a corporation, partnership or other entity of which shares of capital stock or other Equity Interests having ordinary voting power (other than capital stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that from time to time shall or shall be required to deliver a Guaranty or an Accession Agreement or other guaranty or guaranty supplement pursuant to Section 8.10 or Section 9.15.

“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Contract, excluding any amounts which such Person is entitled to set-off against its obligations under applicable law.

“Swing Line Commitment” means JPMCB’s obligation to make Swing Line Loans pursuant to Section 4.7.

“Swing Line Lender” and “Swing Line Lenders” have the meaning specified in Section 4.7(a).

“Swing Line Loan” and “Swing Line Loans” have the meaning specified in Section 4.7(a).

“Syndication Agents” means, collectively, UBS Securities LLC and Credit Suisse Securities (USA) LLC, in their capacities as Syndication Agents with respect to the Commitments (each, a “Syndication Agent”).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lenders” means the Lenders with Term Loan Commitments and/or outstanding Term Loans.

“Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Term Lenders.

“Term Loan Commitment” means, as to any Lender, the reference to its Tranche B Term Loan Commitment, and/or Additional Term Commitments, as applicable.

“Term Loans” means the Tranche B Term Loan and any Additional Term Loan, as applicable.

“Total Leverage Ratio” has the meaning specified in Section 9.1(a).

“Tranche B Term Loan” and “Tranche B Term Loans” have the meaning specified in Section 2.1.

“Tranche B Term Loan Commitment” means, as to any Lender, its obligation to make a Tranche B Term Loan to the Company pursuant to Section 2.1, in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1A under the heading “Tranche B Term Loan” and in an aggregate amount not to exceed the amount equal to such Lender’s Tranche B Term Loan Commitment Percentage of the aggregate Tranche B Term Loan Commitments; collectively, as to all the Lenders, the “Tranche B Term Loan Commitments”.

“Tranche B Term Loan Commitment Percentage” means, as to any Lender, the percentage which such Lender’s Tranche B Term Loan (or, prior to Closing Date, Tranche B Term Loan Commitment) constitutes of the aggregate then outstanding principal amount of Tranche B Term Loans (or Tranche B Term Loan Commitments).

“Tranche B Term Loan Maturity Date” means the earlier of (i) the date which is the sixth anniversary of the Closing Date and (ii) the date that is six months prior to the maturity of the Senior Notes or any other Indebtedness of the Company or any of its Subsidiaries consisting of debt securities issued pursuant to one or more public offerings or private offerings exempt from registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

“Transaction” means the events contemplated by the Honeywell Purchase Documents and the Credit Documents.

“Type” means, as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (1998 Revision), International Chamber of Commerce Publication No. 500 (or any successor publication), as the same may be amended from time to time.

“Unmatured Surviving Obligations” means, at any date, contingent indemnification or expense reimbursement claims which are not then due and payable or with respect to which no demand has been made.

“Wholly-Owned Consolidated Subsidiary” means at any date a Wholly-Owned Subsidiary which is a Consolidated Subsidiary at such date, and “Wholly-Owned Consolidated Subsidiaries” means all of them, collectively.

“Wholly-Owned Domestic Subsidiary” means at any date a Wholly-Owned Subsidiary of the Company which is a Domestic Subsidiary at such date, and “Wholly-Owned Domestic Subsidiaries” means all of them, collectively.

“Wholly-Owned Domestic Subsidiary Guarantor” means at any date a Wholly-Owned Domestic Subsidiary which is a Credit Party under and in compliance with all Collateral Documents at such date, and “Wholly-Owned Domestic Subsidiary Guarantors” means all of them, collectively.

“Wholly-Owned Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person.

Section 1.2    Other Definitional Provisions.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in, any other Credit Document or any certificate or other document made or delivered pursuant hereto.

(b)           As used herein and in any other Credit Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, Section, schedule and exhibit references are to this Agreement unless otherwise specified.

(d)           The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

ARTICLE II
AMOUNT AND TERMS OF TRANCHE B TERM LOAN COMMITMENTS

Section 2.1     Tranche B Term Loans.  Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (each, a “Tranche B Term Loan”) in Dollars to the Company on the Closing Date in an amount not to exceed the Tranche B Term Loan Commitment of such Lender.  The Term Loan Borrowing shall consist of Tranche B Term Loans made simultaneously by the Term Lenders in accordance with their respective Tranche B Term Loan Commitments.  The Tranche B Term Loans may from time to time be (i) Eurodollar Loans or (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with Sections 5.1, 5.2 and 5.3; provided that, any Tranche B Term Loan made on the Closing Date shall be made as ABR Loans.  The Tranche B Term Loans are not revolving in nature and any amount repaid or prepaid hereunder may not be reborrowed.  The aggregate Tranche B Term Loan Commitment shall be automatically and permanently reduced to zero on the date of the Term Loan Borrowing made in accordance with this Section 2.1.

Section 2.2     Repayment of Tranche B Term Loans.  The Company shall repay the Tranche B Term Loans in 23 consecutive quarterly installments on the last day of each fiscal quarter, commencing on September 30, 2008, in equal amounts of 0.25% of the outstanding principal amount of the Tranche B Term Loans made to the Company by the Term Lenders pursuant to Section 2.1 above.  Any remaining principal amount of the Tranche B Term Loans will be due and payable on the Tranche B Term Loan Maturity Date.

Section 2.3     Proceeds of Tranche B Term Loans.  The Company shall use the proceeds of the Tranche B Term Loans for (i) repayment of amounts borrowed under the Existing Credit Agreement and Refinanced Agreements, (ii) payment of the fees and expenses in connection with this Agreement and the Honeywell Acquisition and (iii) financing the Honeywell Acquisition, Permitted Acquisitions and Permitted Joint Ventures and paying related fees and expenses.

ARTICLE III
AMOUNT AND TERMS OF INCREMENTAL TERM LOANS

Section 3.1      Requests for Additional Loans.  Upon notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Closing Date, the Company may request additional Term Loan Commitments (each an “Additional Term Commitment” or “Additional Commitment” and all of them, collectively, the “Additional Term Commitments”).  Any loans made in respect of any such Additional Term Commitments (the “Additional Term Loans”) may be made, at the option of the Company, by either (i) increasing the Tranche B Term Loan Commitments with the same terms (including pricing) as the existing Tranche B Term Loans, or (ii) creating a new tranche of terms loans (an “Additional Term Loan Tranche”); provided that any Additional Term Loan Tranche (x) shall have a final maturity on or after the stated Tranche B Term Loan Maturity Date and (y) if such Additional Term Loans are not Tranche B Term Loans, such Additional Term Loans shall have prepayment events not more restrictive than the Tranche B Term Loans.

Section 3.2      Ranking and Other Provisions.  The Additional Term Loans (i) shall rank pari passu or junior in right of payment and in respect of lien priority as to the Collateral with the Obligations in respect of the Revolving Credit Commitments and the outstanding Tranche B Term Loans, (ii) shall not have a weighted average life that is shorter than the weighted average life of the outstanding Tranche B Term Loans, (iii) shall not mature earlier than the Tranche B Term Loan Maturity Date and (iv) except as set forth in this Agreement, shall be treated substantially the same as (and in any event no more favorably than) the outstanding Tranche B Term Loans, provided that, if the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Additional Term Loans) relating to any Additional Term Loan exceeds the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the outstanding Tranche B Term Loans) relating to the outstanding Tranche B Term Loans immediately prior to the effectiveness of the applicable Additional Facility Amendment, the Applicable Margin relating to the outstanding Tranche B Term Loans shall be adjusted to be equal to the Applicable Margin for such Additional Term Loan (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Additional Term Loans) and if the prepayment fee (if any) required to be paid upon repayment of any Additional Term Loan exceeds the prepayment fee (if any) required to be paid upon repayment of the outstanding Tranche B Term Loans, the prepayment fee (if any) required to be paid upon repayment of the outstanding Tranche B Term Loans shall be adjusted to be equal to the prepayment fee required to be paid upon repayment of such Additional Term Loan, in each case effective as of the applicable Additional Facility Closing Date.  Unless otherwise agreed to by the Administrative Agent and the Additional Lenders, the Company shall repay the Additional Term Loans in consecutive quarterly installments on the last day of each fiscal quarter, commencing on the last day of the first fiscal quarter after the Additional Facility Closing Date, in equal amounts of 0.25% of the outstanding principal amount of the Additional Term Loans made to the Company by the Additional Term Lenders.  Any remaining principal amount of the Additional Term Loans will be due and payable on the maturity date of the Additional Term Loans.  The proceeds of any Additional Term Loans will be used only for purposes permitted for Tranche B Term Loans under Section 2.3.

Section 3.3      Notices; Lender Elections.  The notice from the Company pursuant to this Section shall set forth the requested amount and proposed terms of the Additional Commitments.  Additional Term Loans (or any portion thereof) may be made by any existing Lender or by any other bank or investing entity (any such bank or other financial institution, an “Additional Lender”), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent, provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s, as the case may be, making such Additional Term Loans if such consent would be required under Section 12.6 for an assignment of Loans to such Lender or Additional Lender, as the case may be.  No Lender shall be obligated to provide any Additional Term Loans, unless it so agrees.

Section 3.4      Additional Facility Amendment.  Commitments in respect of any Additional Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Additional Facility Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Company, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.  An Additional Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section.  At the time of the sending of such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide an Additional Commitment and, if so, whether by an amount equal to, greater than, or less than its Commitment Percentage of such requested increase (which shall be calculated on the basis of the amount of the funded and unfunded exposure under all the Loans held by each Lender).  Any Lender not responding within such time period shall be deemed to have declined to provide an Additional Commitment.  The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, the Company may also invite additional Eligible Assignees to become Additional Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

Section 3.5       Effective Date and Allocations.  If any Additional Commitments are added in accordance with this Section 3.5, the Administrative Agent and the Company shall determine the effective date (the “Additional Commitments Effective Date”) and the final allocation of such addition.  The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such addition and the Additional Commitments Effective Date.

Section 3.6        Conditions to Effectiveness of Increase.  The effectiveness of any Additional Facility Amendment shall, unless otherwise agreed to by the Administrative Agent, each Lender party thereto, if any, and the Additional Lenders, if any, be subject to the satisfaction on the date thereof (the “Additional Facility Closing Date”) of each of the following conditions:

(i)           the Administrative Agent shall have received on or prior to the Additional Facility Closing Date each of the following, each dated the Additional Facility Closing Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent:  (A) the applicable Additional Facility Amendment; (B) certified copies of resolutions of the board of directors of each Credit Party approving the execution, delivery and performance of the Additional Facility Amendment; and (C) a favorable opinion of counsel for the Credit Parties dated the Additional Facility Closing Date, to the extent requested by the Administrative Agent, addressed to the Administrative Agent and the Lenders and in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

(ii)           the conditions precedent set forth in Section 7.2 shall have been satisfied both before and after giving effect to such Additional Facility Amendment and the additional Extensions of Credit provided thereby (it being understood that all references to “the obligation of any Lender to make a Loan on the occasion of any Borrowing” shall be deemed to refer to the effectiveness of the Additional Facility Amendment on the Additional Facility Closing Date), (ii) such increase shall be made on the terms and conditions provided for above and (iii) (A) the Company shall be in compliance with Section 9.1 and (B) the Secured Leverage Ratio shall not exceed (x) prior to March 31, 2011, 2.75 to 1.00 or (y) on and after March 31, 2011, 2.50 to 1.00, in each case on and as of the Additional Facility Closing Date for the most recently ended fiscal quarter for which financial statements are required to be delivered pursuant to Section 8.1(a) or (b) on a pro-forma basis both before and after giving effect to such Additional Facility Amendment and the Additional Term Loans provided thereby; and

(iii)           there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Additional Facility Amendment on the related Additional Facility Closing Date), as applicable, all fees and expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) invoiced with reasonable supporting documentation that are due and payable on or before the Additional Facility Closing Date.

Section 3.7        Effect of Additional Facility Amendment.  On the Additional Commitments Effective Date, each Lender or Eligible Assignee which is providing an Additional Commitment (i) shall become a “Lender” for all purposes of this Agreement and the other Credit Documents, (ii) shall have, as applicable, an Additional Term Commitment which shall become a “Commitment” hereunder and (iii) in the case of an Additional Term Commitment, shall make an Additional Term Loan to the Company in a principal amount equal to such Additional Term Commitment, and such Additional Term Loan shall be a “Term Loan” for all purposes of this Agreement and the other Credit Documents.

ARTICLE IV
AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

Section 4.1         Revolving Credit Commitments.  (a)  Subject to the terms and conditions hereof, each Lender agrees to extend credit, in an aggregate amount not to exceed such Lender’s Revolving Credit Commitment, to the Company from time to time on any Borrowing Date during the Revolving Credit Commitment Period by purchasing an L/C Participating Interest in each Letter of Credit issued by the Issuing Lender and by making loans to the Company (“Revolving Credit Loans”) from time to time.  Revolving Credit Loans shall be denominated in Dollars.  Notwithstanding the foregoing, in no event shall (i) any Revolving Credit Loan or Swing Line Loan be made, or any Letter of Credit be issued, if, after giving effect to such making or issuance and the use of proceeds thereof as irrevocably directed by the Company, the sum of the Aggregate Revolving Credit Extensions of Credit and the aggregate outstanding principal amount of the Swing Line Loans would exceed the aggregate Revolving Credit Commitments or if Section 4.7 would be violated thereby or (ii) any Revolving Credit Loan or Swing Line Loan be made, or any Letter of Credit be issued, if the amount of such Loan to be made or any Letter of Credit to be issued would, after giving effect to the use of proceeds, if any, thereof, exceed the Available Revolving Credit Commitments.  During the Revolving Credit Commitment Period, the Company may use the Revolving Credit Commitments by borrowing, repaying the Revolving Credit Loans or Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, and/or by having the Issuing Lender issue Letters of Credit, having such Letters of Credit expire undrawn upon or if drawn upon, reimbursing the relevant Issuing Lender for such drawing, and having the Issuing Lender issue new Letters of Credit.

(b)           Each borrowing of Revolving Credit Loans shall be in an aggregate principal amount of the lesser of (i) $1,000,000 or a whole multiple of $1,000,000 in excess thereof, and (ii) the Available Revolving Credit Commitments, except that any borrowing of a Revolving Credit Loan to be used solely (x) to pay a like amount of Swing Line Loans may be in the aggregate principal amount of such Swing Line Loans or (y) to pay the like amount of an L/C Disbursement may be in the principal amount of such L/C Disbursement.

Section 4.2         Proceeds of Revolving Credit Loans.  The Company shall use the proceeds of Revolving Credit Loans solely for (i) making payments to the Issuing Lender to reimburse the Issuing Lender for drawings made under the Letters of Credit, (ii) repaying Swing Line Loans and Revolving Credit Loans after the Closing Date and (iii) financing other working capital or general corporate purposes of the Company or any of its Subsidiaries.  In any event, no more than $10,000,000 drawn under the Revolving Credit Facility shall be applied to the consummation of the Transaction.

Section 4.3         Issuance of Letters of Credit.  (a)  The Company may from time to time during the Revolving Credit Commitment Period request any Issuing Lender to issue a Letter of Credit by delivering to the Administrative Agent at its address specified in Section 12.2 and the Issuing Lender an L/C Application completed to the satisfaction of the Issuing Lender, together with the proposed form of the Letter of Credit (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request; provided that if the Issuing Lender informs the Company that it is for any reason unable to open such Letter of Credit, the Company may request another Lender to open such Letter of Credit upon the same terms offered to the initial Issuing Lender and if such other Lender agrees to issue such Letter of Credit each reference to the Issuing Lender for purposes of the Credit Documents shall be deemed to be a reference to such Lender.  Letters of Credit shall be denominated in Dollars.  The Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement for the account of the Company on the Closing Date.

(b)           Each Letter of Credit issued hereunder shall, among other things, (i) be in such form requested by the Company as shall be acceptable to the Issuing Lender in its sole discretion and (ii) have an expiry date occurring not later than the earlier of (A) 365 days after the date of issuance of such Letter of Credit and (B) five days prior to the Revolving Credit Termination Date.  Each L/C Application and each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

Section 4.4         Participating Interests.  Effective in the case of each Letter of Credit opened by the Issuing Lender as of the date of the opening thereof, the Issuing Lender agrees to allot and does allot, to itself and each other Revolving Credit Lender, and each Revolving Credit Lender severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application, an L/C Participating Interest in a percentage equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage.  In consideration and in furtherance of the foregoing, each such Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars, for the account of the applicable Issuing Lender, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of each L/C Disbursement made by such Issuing Lender, in each case to the extent not reimbursed by the Company on the date due as provided in Section 4.6, or of any reimbursement payment required to be refunded to the Company for any reason.

Section 4.5          Procedure for Opening Letters of Credit.  Upon receipt of any L/C Application from the Company in respect of a Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent thereof.  The Issuing Lender will process such L/C Application, and the other certificates, documents and other papers delivered to the Issuing Lender in connection therewith, upon receipt thereof in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly open such Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Company; provided that no such Letter of Credit shall be issued (i) if the amount of such requested Letter of Credit, together with the sum of (A) the aggregate unpaid amount of Revolving L/C Obligations outstanding at the time of such request and (B) the maximum aggregate amount available to be drawn under all Letters of Credit outstanding at such time, would exceed $50,000,000 or (ii) if Section 4.1 would be violated thereby.

Section 4.6           Payments in Respect of Letters of Credit.  (a)  If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Company shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement in Dollars, not later than 1:00 P.M., New York City time, on the Business Day immediately following the day that the Company receives notice of such L/C Disbursement; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 4.7 or 5.1 that such payment be financed with an ABR Loan, which is a Revolving Credit Loan, or a Swing Line Loan in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Loan which is a Revolving Credit Loan or Swing Line Loan.

(b)           If an Issuing Lender shall make any L/C Disbursement, then, unless the Company shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Company reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Company fails to reimburse such L/C Disbursement when due pursuant to paragraph (a) of this Section, then, Section 5.7(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (a) of this Section to reimburse such Issuing Lender shall be for the account of such Revolving Credit Lender to the extent of such payment.  If the Company fails to make such payment when due, then the Administrative Agent shall notify the applicable Issuing Lender and each other applicable Revolving Credit Lender of the applicable L/C Disbursement, the payment then due from the Company in respect thereof and such Revolving Credit Lender’s Revolving Credit Commitment Percentage thereof.  Promptly following receipt of such notice, each applicable Revolving Credit Lender shall pay to the Administrative Agent in Dollars its Revolving Credit Commitment Percentage of the payment then due from the Company (and Section 5.18(b) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender in Dollars the amounts so received by it from such Revolving Credit Lender.  Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Revolving Credit Lenders and the applicable Issuing Lender as their interests may appear.  Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse any Issuing Lender for any L/C Disbursement (other than the funding of ABR Loans or a Swing Line Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such L/C Disbursement.

(c)           Whenever, at any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any other Revolving Credit Lender such other Revolving Credit Lender’s pro rata share of the Revolving L/C Obligation arising therefrom, the Issuing Lender receives any reimbursement on account of such Revolving L/C Obligation or any payment of interest on account thereof, the Issuing Lender will distribute to such other Revolving Credit Lender, through the Administrative Agent, its pro rata share thereof in like funds as received  (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded); provided that, in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Revolving Credit Lender will return to the Issuing Lender, through the Administrative Agent, any portion thereof previously distributed by the Issuing Lender to it in like funds as such reimbursement or payment is required to be returned by the Issuing Lender.

Section 4.7            Swing Line Commitment.  (a)  Subject to the terms and conditions hereof, JPMCB (in such capacity, the “Swing Line Lender”) agrees to make swing line loans (individually, a “Swing Line Loan”; collectively, the “Swing Line Loans”) to the Company from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $15,000,000; provided that at no time may the sum of the aggregate outstanding principal amount of the Swing Line Loans and the Aggregate Revolving Credit Extensions of Credit exceed the Revolving Credit Commitments.  Amounts borrowed by the Company under this Section may be repaid and, through but excluding the Revolving Credit Termination Date, reborrowed.  The Swing Line Loans shall be denominated in Dollars and be ABR Loans, and shall not be entitled to be converted into Eurodollar Loans.  The Company shall give JPMCB irrevocable notice (which notice must be received by JPMCB prior to 1:00 P.M., New York City time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in the minimum amount of $500,000 or a multiple of $100,000 in excess thereof.  The proceeds of each Swing Line Loan will be made available by JPMCB to the Company by crediting the account of the Company designated by the Company with such proceeds by 4:00 P.M., New York City time; provided that Swing Line Loans used to finance the reimbursement of an L/C Disbursement as provided in Section 4.6 shall be remitted by the Administrative Agent to the applicable Issuing Lender.  The proceeds of Swing Line Loans may be used solely for the purposes referred to in Section 4.2.

(b)           JPMCB at any time in its sole and absolute discretion may, and on the fifth day (or if such day is not a Business Day, the next Business Day) after the Borrowing Date with respect to any Swing Line Loans shall, on behalf of the Company (which hereby irrevocably directs JPMCB to act on its behalf), request each Revolving Credit Lender, including JPMCB, to make a Revolving Credit Loan (which shall be initially an ABR Loan) in an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given.  Unless any of the events described in Section 10.1 (f) shall have occurred (in which event the procedures of paragraph (c) of this Section shall apply) each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to JPMCB for the account of JPMCB at the office of JPMCB located at 270 Park Avenue, New York, New York 10017 prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given.  The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

(c)           If prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of this Section one of the events described in paragraph (f) of Article X shall have occurred, each Revolving Credit Lender will, on the date such Loan would otherwise have been made, purchase an undivided participating interest in the Refunded Swing Line Loans in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Swing Line Loans.  Each Revolving Credit Lender will immediately transfer to JPMCB, in Same Day Funds, the amount of its participation.

(d)           Whenever, at any time after JPMCB has received from any Revolving Credit Lender such Revolving Credit Lender’s participating interest in a Swing Line Loan, JPMCB receives any payment on account thereof, JPMCB will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by JPMCB is required to be returned, such Revolving Credit Lender will return to JPMCB any portion thereof previously distributed by JPMCB to it in like funds as such payment is required to be returned by JPMCB.

Section 4.8             Participations.  Each Revolving Credit Lender’s obligation to purchase participating interests pursuant to Section 4.4 and clauses (b) and (c) of Section 4.7 is absolute and unconditional as set forth in Section 5.16.

ARTICLE V
GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

Section 5.1             Procedure for Borrowing by the Company.  (a)  The Company may borrow under the Commitments on any Business Day.  With respect to any borrowings to take place on the Closing Date, the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the Closing Date).  With respect to any subsequent borrowings, the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (i) 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date in the case of a proposed borrowing of Eurodollar Loans and (ii) 11:00 A.M., New York City time, on the requested Borrowing Date if the borrowing is to be solely of ABR Loans; provided that any such notice of a borrowing of ABR Loans to finance the reimbursement of an L/C Disbursement as contemplated by Section 4.6(a) may be given not later than 1:00 P.M., New York City time, on the date of the proposed borrowing) specifying (A) the amount of the borrowing, (B) whether such Loans are initially to be Eurodollar Loans or ABR Loans, or a combination thereof, (C) if the borrowing is to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans and (D) the amount of such borrowing to be constituted by Revolving Credit Loans and/or Additional Term Loans.  Upon receipt of such notice the Administrative Agent shall promptly notify each Lender (which notice shall in any event be delivered to each Lender by 3:00 P.M., New York City time, on such date or, in the case of Loans to be made on the Closing Date, promptly following receipt thereof by the Administrative Agent).  Not later than 12:00 Noon, New York City time, on the Borrowing Date specified in such notice, each Lender shall make available to the Administrative Agent at the office of the Administrative Agent specified in Section 12.2 (or at such other location as the Administrative Agent may direct) in Dollars an amount in Same Day Funds equal to the amount of the Loan to be made by such Lender.  Subject to Section 4.7(b) and any irrevocable direction of the Company pursuant to Section 4.1(a), loan proceeds received by the Administrative Agent hereunder shall promptly be made available to the Company by the Administrative Agent’s crediting the account of the Company designated by the Company, with the aggregate amount actually received by the Administrative Agent from the Lenders and in like funds as received by the Administrative Agent; provided that Revolving Credit Loans made to finance the reimbursement of an L/C Disbursement as provided in Section 4.6 shall be remitted by the Administrative Agent to the applicable Issuing Lender.

(b)           Any borrowing of Eurodollar Loans by the Company hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) except as provided in Section 4.1(b), the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $1,000,000 in excess thereof, and (ii) no more than ten Interest Periods shall be in effect at any one time with respect to Eurodollar Loans.

Section 5.2              Repayment of Loans; Evidence of Debt.  (a)  The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan and Swingline Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Article X) and (ii) the principal amount of the Tranche B Term Loans of each Term Lender, in accordance with the applicable amortization schedule set forth in Section 2.2 (or the then unpaid principal amount of such Tranche B Term Loans, on the date that any or all of the Tranche B Term Loans become due and payable pursuant to Article X).  The Company hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 5.7.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)           The Administrative Agent shall maintain the Register pursuant to Section 12.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender’s share thereof.

(d)           The entries made in the Register and the accounts of each Lender maintained pursuant to Section 5.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to such Company by such Lender in accordance with the terms of this Agreement.

Section 5.3               Conversion and Continuation Options.  (a)  The Company may elect from time to time to convert Eurodollar Loans into ABR Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 Noon, New York City time, at least three Business Days prior to the proposed conversion date, provided that any such conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto.  The Company may elect from time to time to convert all or a portion of the ABR Loans (other than Swing Line Loans) then outstanding to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 1:00 P.M., New York City time, at least three Business Days prior to the proposed conversion date, specifying the Interest Period selected therefor, and, if no Default or Event of Default has occurred and is continuing, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day.  Upon receipt of any notice pursuant to this Section 5.3, the Administrative Agent shall promptly, but in any event by 3:00 P.M., New York City time, notify each Lender thereof.  All or any part of the outstanding Loans (other than Swing Line Loans) may be converted as provided herein, provided that partial conversions of Loans shall be in the aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof, and the aggregate principal amount of the resulting Eurodollar Loans outstanding in respect of any one Interest Period shall be at least $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

(b)           So long as no Default or Event of Default has occurred and is continuing, the Company may elect from time to time to continue Eurodollar Loans upon the expiration of the then current Interest Period with respect to such Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 1:00 P.M., New York City time, at least three Business Days prior to the end of such Interest Period, in each case specifying the new Interest Period selected therefor, provided that any such continuation shall only be made on the last day of an Interest Period with respect thereto.  So long as no Default or Event of Default has occurred and is continuing, such continuation shall become effective on the last day of such Interest Period.  If the Company fails to timely deliver such notice with respect to a Eurodollar Loan, such Eurodollar Loan shall be continued into a Eurodollar Loan with a one month Interest Period on the last day of such Interest Period.

Section 5.4                Changes of Commitment Amounts.  (a)  The Company shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate or, from time to time, reduce the Revolving Credit Commitments subject to the provisions of this Section 5.4.  To the extent, if any, that the sum of the Revolving Credit Loans, Swing Line Loans, and Revolving L/C Obligations then outstanding and the amounts available to be drawn under outstanding Letters of Credit exceeds the amount of the Revolving Credit Commitments as then reduced, the Company shall be required to make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any Revolving L/C Obligations then outstanding, and last, to cash collateralize any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent.  Any such termination of the Revolving Credit Commitments shall be accompanied by prepayment in full of the Revolving Credit Loans, Swing Line Loans and Revolving L/C Obligations then outstanding and by cash collateralization of any outstanding Letter of Credit on terms reasonably satisfactory to the Administrative Agent.  Upon termination of the Revolving Credit Commitments any Letter of Credit then outstanding which has been so cash collateralized shall no longer be considered a “Letter of Credit”, as defined in Section 1.1 and any L/C Participating Interests heretofore granted by the Issuing Lender to the Lenders in such Letter of Credit shall be deemed terminated (subject to automatic reinstatement in the event that such cash collateral is returned and the Issuing Lender is not fully reimbursed for any such Revolving L/C Obligations) but the Letter of Credit fees payable under Section 5.11 shall continue to accrue to the Issuing Lender (or, in the event of any such automatic reinstatement, as provided in Section 5.11) with respect to such Letter of Credit until the expiry thereof.

(b)           Interest accrued on the amount of any partial prepayment pursuant to this Section 5.4 to the date of such partial prepayment shall be paid on the Interest Payment Date next succeeding the date of such partial prepayment.  In the case of the termination of the Revolving Credit Commitments, interest accrued on the amount of any prepayment relating thereto and any unpaid commitment fee accrued hereunder shall be paid on the date of such termination.  Any such partial reduction of the Revolving Credit Commitments shall be in an amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

Section 5.5                 Optional Prepayments.  The Company may at any time and from time to time prepay Loans, in whole or in part, upon at least one Business Day’s irrevocable notice to the Administrative Agent in the case of ABR Loans and two Business Days’ irrevocable notice to the Administrative Agent in the case of Eurodollar Loans and specifying the date and amount of prepayment; provided that Eurodollar Loans prepaid on other than the last day of any Interest Period with respect thereto shall be prepaid subject to the provisions of Section 5.21.  Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof.  If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein.  Accrued interest on the amount of any Loans paid in full pursuant to this Section 5.5 shall be paid on the date of such prepayment.  Accrued interest on the amount of any partial prepayment shall be paid on the Interest Payment Date next succeeding the date of such partial prepayment.  Partial prepayments shall be in an aggregate principal amount equal to the lesser of (A) $1,000,000 or a whole multiple of $500,000 in excess thereof and (B) the aggregate unpaid principal amount of the applicable Loans, as the case may be.  Any amount prepaid on account of Term Loans may not be reborrowed.  Partial prepayments of the Tranche B Term Loans pursuant to this Section 5.5 shall be applied at the direction of the Company or, failing such direction, as set forth in section 5.6.  Upon any optional prepayment of the Term Loans prior to the first anniversary of the Closing Date, the Company shall on the date of such prepayment pay to the Term Lenders a prepayment premium equal to 1.00% of the principal amount of the Term Loans so prepaid.

Section 5.6                 Mandatory Prepayments.  (a)  Following any issuance of debt obligations or preferred stock of the Company or any of its Subsidiaries (other than Indebtedness of the Company or any of its Subsidiaries permitted to be issued under Section 9.2), an amount equal to 100% of the Net Proceeds of such debt or preferred stock issuance shall be applied by the Company on the date of receipt thereof to the prepayment of the Term Loans.  The provisions of this Section 5.6(a) shall not apply to one or more issuances of preferred stock of the Company the Net Proceeds of which (i) are deposited on the date of receipt and are retained, until applied in accordance with clause (ii) below, in an account with the Collateral Agent as Collateral for the benefit of the Secured Parties to secure the Obligations over which the Collateral Agent has the sole control and exclusive right of withdrawal (or otherwise are deposited in one or more deposit or securities accounts subject to control agreements legally effective to create a valid and perfected first priority continuing security interest in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations) and (ii) are applied to pay, in whole or in part, the agreed consideration for one or more Permitted Acquisitions.

(b)           Subject to paragraph (f) below, following the consummation of any Asset Sale by the Company or any of its Subsidiaries, in the case of cash proceeds, and following receipt of cash proceeds representing payments under notes or other securities received in connection with any non-cash consideration obtained in connection with such Asset Sale, an amount equal to 100% of the Net Proceeds of such Asset Sale shall be applied by the Company on the date of receipt thereof to the prepayment of the Term Loans.  Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and shall be continuing at the time of such Asset Sale or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent that within 360 days of receipt of such proceeds, they have neither been reinvested in productive assets of a kind then used or usable in the business of the Company and its Subsidiaries nor contractually committed (and any such proceeds not applied to such contractual commitments at the time required shall be deemed to be Net Proceeds to be applied as set forth in this Section) to be used for such purposes, at which time all such proceeds shall be deemed to be Net Proceeds.

(c)           By April 30 of each year (commencing April 30, 2009), the Company shall prepay an aggregate principal amount of the Term Loans equal to the Applicable ECF Percentage of Excess Cash Flow for the immediately preceding fiscal year.  As used in this paragraph (c), the term “Applicable ECF Percentage” for any fiscal year means (A) 50.0% if the Secured Leverage Ratio as of the last day of and for such immediately preceding fiscal year was equal to or greater than 2.50 to 1.00, (B) 25.0% if the Secured Leverage Ratio as of the last day of and for such immediately preceding fiscal year was less than 2.50 to 1.00 and equal to or greater than 2.00 to 1.00 and (C) 0.0% if the Secured Leverage Ratio as of the last day of and for such immediately preceding fiscal year was less than 2.00 to 1.00.

(d)           Upon Condemnation Awards or Insurance Proceeds in an amount equal to $4,000,000 or more in respect of any event or series of related events being received by or paid to or for the account of the Company or any of its Subsidiaries (other than the first $10,000,000 in Condemnation Awards or Insurance Proceeds received by the Company in any fiscal year), and not otherwise included in Section 5.6(b), the Company shall prepay an aggregate principal amount of Term Loans equal to 100% of all Condemnation Awards and/or Insurance Proceeds received therefrom immediately upon receipt thereof by the Company or such Subsidiary; provided, however, that with respect to any Insurance Proceeds or Condemnation Awards which constitute Reinvestment Funds, at the election of the Company (as notified by the Company to the Administrative Agent on or prior to the date of receipt of such Insurance Proceeds or Condemnation Awards), and so long as no Default shall have occurred and be continuing and such funds satisfy the requirements of the definition of “Reinvestment Funds”, the Company or such Subsidiary may apply within 360 days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received; and provided, further, however, that any cash proceeds not so applied or which fail to satisfy the requirements of the definition of “Reinvestment Funds” shall be immediately applied to the prepayment of the Term Loans.

(e)           Partial prepayments of the Term Loans pursuant to Section 5.5 or this Section 5.6 shall be applied to the next four quarterly installments, and then to the remaining installments on a pro rata basis, in each case pro rata as between the Tranche B Term Loans and the Additional Term Loans, if any.

(f)           Upon receipt by the Company or any of its Subsidiaries of the amounts required to be paid pursuant to paragraph (b) above from any Asset Sale consisting of the sale of shares of capital stock of any Subsidiary of the Company (or, upon receipt by the Company or its Subsidiaries of such amounts as are permitted to be retained in accordance with paragraph (b) of this Section 5.6), (i) the Administrative Agent shall release to the Company, without representation, warranty or recourse, express or implied, those of such shares of capital stock of such Subsidiary held by it as Pledged Stock (as defined in the Pledge Agreement) and (ii) the Agents and the Lenders will, upon the request of the Company, execute and deliver any instrument or other document in a form acceptable to the Administrative Agent which may reasonably be required to evidence such release.

(g)           In the event and on such occasion that the Aggregate Revolving Credit Extensions of Credit and Swing Line Loans exceed the aggregate Revolving Credit Commitments, the Company shall prepay Revolving Credit Loans or Swing Line Loans (or, if no such Loans are outstanding, deposit cash collateral in an account with the Administrative Agent on terms reasonably satisfactory to the Administrative Agent) in an aggregate amount equal to such excess.

(h)           The Company shall give the Administrative Agent (which shall promptly notify each Lender) notice as specified in Section 5.5 of each prepayment pursuant to Section 5.5 setting forth the date and amount thereof.  Prepayments of Eurodollar Loans pursuant to this Section 5.6, if not on the last day of the Interest Period with respect thereto, shall, at the Company’s option, as long as no Default or Event of Default has occurred and is continuing, be prepaid subject to the provisions of Section 5.21 or such prepayment (after application to any ABR Loans, in the case of prepayments by the Company) shall be deposited with the Collateral Agent as cash collateral for such Eurodollar Loans on terms reasonably satisfactory to the Collateral Agent and thereafter shall be applied to the prepayment of the Eurodollar Loans on the last day of the respective Interest Periods for such Eurodollar Loans next ending most closely to the date of receipt of such Net Proceeds, Insurance Proceeds or Condemnation Awards, as applicable.  After such application, any remaining interest earned on such cash collateral shall be paid to the Company.

(i)           Upon the Revolving Credit Termination Date the Company shall, with respect to each then outstanding Letter of Credit, if any, either (i) cause such Letter of Credit to be cancelled without such Letter of Credit being drawn upon or (ii) collateralize the Revolving L/C Obligations with respect to such Letter of Credit with a letter of credit issued by banks or a bank satisfactory to the Administrative Agent on terms satisfactory to the Administrative Agent.

Section 5.7        Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

(b)           ABR Loans shall bear interest for the period from and including the date thereof until maturity thereof on the unpaid principal amount thereof at a rate per annum equal to the ABR plus the Applicable Margin.

(c)           While an Event of Default exists (and without limiting the rights of the Lenders under Article X), the Company shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum equal to (A) in the case of overdue principal, 2.00% above the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section (provided that for all purposes of determining the Applicable Margin for purposes of this paragraph (c), the Applicable Level for Revolving Credit Loans and Swing Line Loans shall be deemed to be Level I and the Applicable Margin for Tranche B Term Loans shall be 2.00% per annum in the case of ABR Loans and 3.00% per annum in the case of Eurodollar Loans) or (B) in the case of overdue interest and fees, 2.00% above the rate described in paragraph (b) of this Section for Revolving Credit Loans which are ABR Loans (provided that for all purposes of determining the Applicable Margin for purposes of this paragraph (c), the Applicable Level for Revolving Credit Loans and Swing Line Loans shall be deemed to be Level I and the Applicable Margin for Tranche B Term Loans shall be 2.00% per annum in the case of ABR Loans and 3.00% per annum in the case of Eurodollar Loans), in each case from the date of such nonpayment or Event of Default, as applicable, until such amount is paid in full (as well after as before judgment).

(d)           Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable on demand by the Administrative Agent made at the request of the Required Lenders.

Section 5.8         Computation of Interest and Fees.  (a)  Interest in respect of ABR Loans at any time the ABR is calculated based on the Prime Rate shall be calculated on the basis of a 365 or 366, as the case may be, day year for the actual days elapsed.  Interest in respect of Eurodollar Loans and ABR Loans at any time the ABR is not calculated based on the Prime Rate and all fees hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change in the ABR becomes effective.  The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change.

(b)           Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining the Eurodollar Rate.

Section 5.9          Commitment Fees.  (a)  The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee in Dollars from and including the Effective Date until the date on which the Applicable Level is determined for the first fiscal quarter ending at least three months after the Closing Date, on such Lender’s Available Revolving Credit Commitment outstanding from time to time, at a rate per annum for each day during the period for which payment is made equal to 0.400%.  Thereafter, the Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee in Dollars on such Lender’s Available Revolving Credit Commitments outstanding from time to time, at a rate per annum for each day during the period for which payment is made, equal to the rate per annum set forth below opposite the Applicable Level in effect on such day:

Applicable Level	Rate per Annum
I	0.425%
II	0.400%
III	0.375%
IV	0.300%

(b)           The commitment fee provided for in this Section 5.9 shall be payable quarterly in arrears on the last day of each fiscal quarter ending after the Effective Date and on the Revolving Credit Termination Date with respect to the Available Revolving Credit Commitments.

Section 5.10         Certain Fees.  The Company agrees to pay to the Administrative Agent for its own account a non-refundable agent’s fee in the amount and payable on such dates as provided in the Administrative Agency Fee Letter (as the same may be amended, supplemented, and restated or otherwise modified from time to time).

Section 5.11         Letter of Credit Fees.  (a)  In lieu of any letter of credit commissions and fees provided for in any L/C Application relating to Letters of Credit (other than standard administrative issuance, amendment and negotiation fees), the Company agrees to pay the Administrative Agent a Letter of Credit fee in Dollars, for the account of the Issuing Lender and the Participating Lenders, on the daily outstanding amount available to be drawn under each Letter of Credit at a rate per annum equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans in effect on such day, whether or not there are any such Eurodollar Loans outstanding at such time, payable in arrears, on the last day of each fiscal quarter of the Company and on the Revolving Credit Termination Date.

In addition, the Company shall pay to the Issuing Lender with respect to each Letter of Credit, in arrears on the last day of each fiscal quarter of the Company and on the Revolving Credit Termination Date with respect to the Revolving Credit Commitments, a fee in Dollars to be agreed with the applicable Issuing Lender but not greater than 1/8 of 1% per annum on the average outstanding amount available to be drawn under such Letter of Credit, solely for its own account as Issuing Lender of such Letter of Credit and not on account of its L/C Participating Interest therein.

(b)           In connection with any payment of fees pursuant to this Section 5.11, the Administrative Agent agrees to provide to the Company a statement of any such fees so paid; provided that the failure by the Administrative Agent to provide the Company with any such invoice shall not relieve the Company of its obligation to pay such fees.

Section 5.12          Letter of Credit Reserves.  (a)  If any Change in Law after the date of this Agreement shall either (i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by the Issuing Lender or (ii) impose on the Issuing Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to the Issuing Lender of issuing or maintaining any Letter of Credit (which increase in cost shall be the result of the Issuing Lender’s reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Lender, the Company shall immediately pay to the Issuing Lender, from time to time as specified by the Issuing Lender, additional amounts which shall be sufficient to compensate the Issuing Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the ABR plus the Applicable Margin for Revolving Credit ABR Loans.  A certificate submitted by the Issuing Lender to the Company concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

(b)           In the event that at any time after the date hereof any Change in Law with respect to the Issuing Lender shall, in the opinion of the Issuing Lender, require that any obligation under any Letter of Credit be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Issuing Lender or any corporation controlling the Issuing Lender, and such Change in Law shall have the effect of reducing the rate of return on the Issuing Lender’s or such corporation’s capital, as the case may be, as a consequence of the Issuing Lender’s obligations under such Letter of Credit to a level below that which the Issuing Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account the Issuing Lender’s or such corporation’s policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Issuing Lender to be material, then from time to time following notice by the Issuing Lender to the Company of such Change in Law, within 15 days after demand by the Issuing Lender, the Company shall pay to the Issuing Lender such additional amount or amounts as will compensate the Issuing Lender or such corporation, as the case may be, for such reduction.  If the Issuing Lender becomes entitled to claim any additional amounts pursuant to this Section 5.12(b), it shall promptly notify the Company of the event by reason of which it has become so entitled.  A certificate submitted by the Issuing Lender to the Company concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

(c)           The Company agrees that the provisions of the foregoing paragraphs (a) and (b) and the provisions of each L/C Application providing for reimbursement or payment to the Issuing Lender in the event of the imposition or implementation of, or increase in, any reserve, special deposit, capital adequacy or similar requirement in respect of the Letter of Credit relating thereto shall apply equally to each Participating Lender in respect of its L/C Participating Interest in such Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Lender or any corporation controlling such Participating Lender.

Section 5.13           Further Assurances.  The Company hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Lender to effect more fully the purposes of this Agreement and the issuance of Letters of Credit hereunder.  The Company further agrees to execute any and all instruments reasonably requested by the Issuing Lender in connection with the obtaining and/or maintaining of any insurance coverage applicable to any Letters of Credit.

Section 5.14           Obligations Absolute.  The payment obligations of the Company under this Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(i)           the existence of any claim, set-off, defense or other right which the Company or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Agent or any Lender, or any other Person, whether in connection with this Agreement, the Related Documents, any Credit Documents, the transactions contemplated herein, or any unrelated transaction;

(ii)           any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iii)           payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, except where such payment constitutes gross negligence or willful misconduct on the part of the Issuing Lender; or

(iv)           any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of the Issuing Lender.

Section 5.15            Assignments.  No Participating Lender’s participation in any Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Participating Lender’s Revolving Credit Commitment in accordance with Section 12.6) without the prior written consent of the Issuing Lender, which consent will not be unreasonably withheld.  Such consent may be given or withheld without the consent or agreement of any other Participating Lender.  Notwithstanding the foregoing, a Participating Lender may subparticipate its L/C Participating Interest without obtaining the prior written consent of the Issuing Lender.

Section 5.16             Participations.  Each Revolving Credit Lender’s obligation to purchase participating interests pursuant to Sections 4.4 and 4.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Issuing Lender, the Company, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Section 5.17              Inability to Determine Interest Rate for Eurodollar Loans.  In the event that (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank Eurodollar market generally, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (A) proposed Loans that the Company has requested be made as Eurodollar Loans, (B) any Eurodollar Loans that will result from the requested conversion of all or part of ABR Loans into Eurodollar Loans or (C) the continuation of any Eurodollar Loan as such for an additional Interest Period, (ii) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate determined or to be determined for any Interest Period will not adequately and fairly reflect the cost to Lenders constituting the Required Lenders of making or maintaining their affected Eurodollar Loans during such Interest Period by reason of circumstances affecting the interbank Eurodollar market generally or (iii) deposits in Dollars in the relevant amount and for the relevant period with respect to any such Eurodollar Loan are not available to any of the Lenders in their respective Eurodollar Lending Offices’ interbank Eurodollar market, the Administrative Agent shall forthwith give notice of such determination, confirmed in writing, to the Company and the Lenders at least one day prior to, as the case may be, the requested Borrowing Date, the conversion date or the last day of such Interest Period.  If such notice is given, (i) any requested Eurodollar Loans shall be made in Dollars as ABR Loans, (ii) any ABR Loans that were to have been converted to Eurodollar Loans shall be continued as ABR Loans, and (iii) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period applicable thereto, into ABR Loans.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made and no ABR Loans shall be converted to Eurodollar Loans.

Section 5.18               Pro Rata Treatment and Payments.  (p)  Each borrowing of any Loans (other than Swing Line Loans) by the Company from the Lenders, each payment by the Company on account of any fee hereunder (other than as set forth in Sections 5.10 and 5.11) and any reduction of the Revolving Credit Commitments, Tranche B Term Loan Commitments, or Additional Term Commitments of the Lenders hereunder shall be made pro rata according to the relevant Commitment Percentages of the Lenders.  Each payment (including each prepayment) by the Company on account of principal of and interest on the Loans (other than Swing Line Loans and other than as set forth in Sections 5.6, 5.19, 5.20 and 5.21) shall be made pro rata according to the relevant Commitment Percentages of the Lenders.  All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders, at the Administrative Agent’s office located at 270 Park Avenue, New York, New York 10017, in Same Day Funds.  The Administrative Agent shall promptly distribute such payments ratably to each Lender in like funds as received to the extent required by this Agreement.  If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.  All payments hereunder shall be made in Dollars.

(b)           Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date (or with respect to an ABR Loan, on the Borrowing Date) that such Lender will not make the amount which would constitute its relevant Commitment Percentage of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date in accordance with Section 5.1 and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount.  If such amount is made available to the Administrative Agent by such Lender on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender’s relevant Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender’s relevant Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 5.18(b) shall be conclusive, absent manifest error.  If such Lender’s relevant Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder on demand, from the Company without prejudice to any rights which the Company or the Administrative Agent may have against such Lender hereunder.  Nothing contained in this Section 5.18(b) shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

(c)           The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

(d)           All payments and prepayments (other than mandatory prepayments as set forth in Section 5.6 and other than prepayments as set forth in Section 5.20 with respect to increased costs) of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Loans with the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000 in excess thereof.

Section 5.19           Illegality.  Notwithstanding any other provisions herein, if any Requirement of Law or any change therein or in the interpretation or application thereof occurring after the Effective Date shall make it unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, the commitment of such Lender hereunder to make Eurodollar Loans or to convert all or a portion of ABR Loans into Eurodollar Loans shall forthwith be cancelled and such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall, if required by law and if such Lender so requests, be converted automatically to ABR Loans on the date specified by such Lender in such request.  To the extent that such affected Eurodollar Loans are converted into ABR Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such Lender’s ABR Loans.  The Company hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 5.19 including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder (such Lender’s notice of such costs, as certified to the Company through the Administrative Agent, to be conclusive absent manifest error).

Section 5.20           Requirements of Law.  (a)  In the event that, at any time after the date hereof, the adoption of any Requirement of Law, or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

(i)           does or shall subject any Agent or Lender (or its Lending Office) to any fee of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of imposition of any such fee;

(ii)           does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate; or

(iii)           does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Company, shall promptly pay such Lender, on demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable as determined by such Lender with respect to such Eurodollar Loans together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the ABR plus the Applicable Margin for Revolving Credit Loans which are ABR Loans.

(b)           In the event that at any time after the date hereof any Change in Law with respect to any Lender shall, in the opinion of such Lender, require that any Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such Change in Law shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital, as the case may be, as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Lender’s or such corporation’s policies, as the case may be, with respect to capital adequacy), then from time to time following notice by such Lender to the Company of such Change in Law as provided in paragraph (c) of this Section 5.20, within 15 days after demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction.

(c)           If any Lender becomes entitled to claim any additional amounts pursuant to this Section 5.20, it shall promptly notify the Company through the Administrative Agent, of the event by reason of which it has become so entitled.  The Company shall not be required to make any payments to any Lender for any additional amounts pursuant to this Section 5.20 unless such Lender has given written notice to the Company, through the Administrative Agent, of its intent to request such payments prior to or within 180 days after the date on which such Lender became entitled to claim such amounts.  If any Lender has notified the Company through the Administrative Agent of any increased costs pursuant to paragraph (a) of this Section 5.20, the Company at any time thereafter may, upon at least two Business Days’ notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and subject to Section 5.21, prepay or convert into ABR Loans all (but not a part) of the Eurodollar Loans then outstanding.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) of this Section 5.20 with respect to such Lender, it will, if requested by the Company, and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, without limitation, endeavoring to change its Lending Office); provided, however, that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage.  If any Lender has notified the Company, through the Administrative Agent, of any increased costs pursuant to paragraph (b) of this Section 5.20, the Company at any time thereafter may, upon at least three Business Days’ notice to the Administrative Agent (which shall promptly notify the Lender thereof), and subject to Section 5.21, reduce or terminate the Revolving Credit Commitments in accordance with Section 5.4.

(d)           A certificate submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error.  The covenants contained in this Section 5.20 shall survive the termination of this Agreement and repayment of the outstanding Loans.

(e)           Notwithstanding anything to the contrary herein, this Section 5.20 shall not apply to any Taxes which shall be governed solely by Section 5.23.

Section 5.21           Indemnity.  The Company agrees to indemnify each Lender and to hold such Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Eurodollar Loans of such Lender, (b) default by the Company in making a borrowing of Eurodollar Loans after the Company has given a notice in accordance with Section 5.1 or in making a conversion of ABR Loans to Eurodollar Loans after the Company has given notice in accordance with Section 5.3 or in continuing Eurodollar Loans for an additional Interest Period after the Company has given a notice in accordance with clause (b) of the definition of Interest Period, (c) default by the Company in making any prepayment of Eurodollar Loans after the Company has given a notice in accordance with Section 5.5, (d) a payment or prepayment of a Eurodollar Loan or conversion of any Eurodollar Loan into an ABR Loan, in either case on a day which is not the last day of an Interest Period with respect thereto or (e) any assignment of a Eurodollar Loan other than on the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 5.22; in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder.  This covenant shall survive termination of this Agreement and payment of the outstanding Obligations.  The Company shall not be required to make any payments to any Lender for any additional amounts pursuant to this Section 5.21 unless such Lender has given written notice to the Company, through the Administrative Agent, of its intent to request such payments prior to or within 180 days after the date on which such Lender became entitled to claim such amounts.

Section 5.22           Replacement of Lenders.  In the event any Lender (i) is a Non-Funding Lender, (ii) exercises its rights pursuant to Section 5.19 or (iii) requests payments pursuant to Sections 5.20 or 5.23, the Company may require, at the Company’s expense and subject to Section 5.21, such Lender or the Issuing Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 12.6) all of its interests, rights and obligations hereunder (including all of its Revolving Commitments and the Loans and other amounts at the time owing to it hereunder and its interest in the Letters of Credit) to a bank, financial institution or other entity specified by the Company; provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Company shall have received the written consent of the Administrative Agent (and, in the case of an assignment of a Revolving Commitment, of the Issuing Lender and Swing Line Lender), which consent shall not unreasonably be withheld, to such assignment, (iii) the Company shall have paid to the assigning Lender all monies other than principal owing hereunder to it and (iv) in the case of a required assignment by the Issuing Lender, the Letters of Credit shall be canceled and returned to the Issuing Lender.

Section 5.23           Taxes.  (a)  Any and all payments by or on account of any obligation of the Company hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Company shall be required by applicable Law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b)           Without limiting the provisions of paragraph (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)           The Company shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 20 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (which demand shall be made within 120 days of the earlier of (x) if the Administrative Agent, such Lender or the Issuing Lender received written notice from a Governmental Authority demanding payment of such Indemnified Taxes or Other Taxes, the date the Administrative Agent, such Lender or the Issuing Lender received such written notice or (y) the date the Administrative Agent, such Lender or the Issuing Lender filed a tax return on which such Indemnified Taxes or Other Taxes is reflected).  A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           (i)  Each Lender, if requested by the Company or the Administrative Agent, shall deliver documentation prescribed by applicable Laws or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)           Each Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A)           duly completed copies of Internal Revenue Service Form W-8BEN (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(B)           duly completed copies of Internal Revenue Service Form W-8ECI (or successor form);

(C)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8IMY, W-8ECI or W-8BEN (or successor form); or

(D)           any other form prescribed by applicable Laws (including Internal Revenue Service Form W-8IMY) as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Company to determine the withholding or deduction required to be made.

(iii)           Each Lender shall deliver to the Company and the Administrative Agent such additional duly completed forms, certificates or documentation described in this Section (e) which such Lender is legally entitled to so deliver prior to the expiration or obsolescence of any such forms, certificates or documentation previously delivered by it pursuant to this Section (e).  Further, each Lender shall promptly notify the Company and the Administrative Agent if it is no longer able to deliver, or it is required to withdraw or change the information on, any form, certificate or documentation previously delivered by it pursuant to this Section (e) and such Lender shall deliver to the Company and the Administrative Agent such additional duly completed forms, certificates or documentation described in this Section (e) which such Lender is legally entitled to so deliver.

(f)           Any Lender claiming additional amounts payable pursuant to this Section 5.23 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if, in the reasonable judgment of such Lender, the making of such change (i) would eliminate or reduce any such additional amounts payable to such Lender in the future and (ii) would not subject such Lender to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender.

(g)           If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 5.23, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 5.23 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender if the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority.  This Section (g) shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans and to induce the Issuing Lenders to issue, and the Participating Lenders to participate in, the Letters of Credit, the Company hereby represents and warrants to each Lender and each Agent, on and as of the Closing Date and on the date of each Loan made or Letter of Credit issued thereafter, that:

Section 6.1             Corporate Existence; Compliance with Law.  Each Credit Party and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, except to the extent that the failure to have such power, authority, or rights could not reasonably be expected to have a Material Adverse Effect, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (iv) is in compliance with all applicable Requirements of Law (including, without limitation, occupational safety and health, health care, pension, certificate of need, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called “Superfund” or “Superlien” law, or any applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or legally enforceable standards of conduct concerning, any Materials of Environmental Concern, the Patriot Act, and any and all anti-terrorism laws), except to the extent that the failure to comply therewith could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 6.2              Corporate Power; Authorization.  Each Credit Party has the corporate power and authority and the legal right to make, deliver and perform the Credit Documents to which it is a party; the Company has the corporate power and authority and legal right to borrow hereunder and to have Letters of Credit issued for its account hereunder.  Each Credit Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party and, in case of the Company, to authorize the borrowings hereunder and the issuance of Letters of Credit for its account hereunder.  No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of any Credit Document to the extent that it is a party thereto, other than any such consent or authorization which has been obtained or filing which has been made to the extent required hereunder, or the failure of which to obtain could have a Material Adverse Effect.

Section 6.3              Enforceable Obligations.  Each of the Credit Documents has been duly executed and delivered on behalf of each Credit Party party thereto and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 6.4              No Conflict With Law or Contractual Obligations.  The performance of each Credit Document, and the use of the proceeds of the Loans and of drawings under the Letters of Credit will not violate any Requirement of Law or any material Contractual Obligation applicable to or binding upon any Credit Party, any of its Subsidiaries or any of its properties or assets, and will not result in the creation or imposition of (or the obligation to create or impose) any Lien (other than any Liens created pursuant to the Credit Documents) on any of its or their respective properties or assets pursuant to any Requirement of Law applicable to it or them, as the case may be, or any of its or their Contractual Obligations, except, in the case of any Contractual Obligations, for any such violations which could not reasonably be expected to have a Material Adverse Effect.

Section 6.5              No Material Litigation.  No litigation or investigation or proceeding of or by any Governmental Authority or any other Person is pending or has been overtly threatened against any Credit Party or any of its Subsidiaries, (i) with respect to the validity, binding effect or enforceability of any Credit Document, or with respect to the Loans made hereunder, the use of proceeds thereof or of any drawings under a Letter of Credit, and the other transactions contemplated hereby or thereby, or (ii) which could reasonably be expected to have a Material Adverse Effect.

Section 6.6              Investment Company Act.  Neither any Credit Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

Section 6.7              Federal Reserve Regulations.  No part of the proceeds of any of the Loans or any drawing under a Letter of Credit will be used to “purchase” or “carry” “margin stock” within the meaning of Regulation U of the Board or for any other purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board.  Neither the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under said Regulation U.

Section 6.8              No Default.  Neither the Company nor any of its Subsidiaries is in default in the payment or performance of any of its or their Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is in default under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or them or by which any of its or their properties or assets may be bound or affected in any respect which could reasonably be expected to have a Material Adverse Effect, and no such order, award or decree could reasonably be expected to materially adversely affect the ability of the Company and its Subsidiaries taken as a whole to carry on their businesses as presently conducted or the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

Section 6.9              Taxes.  Each of the Company and its Subsidiaries has filed or caused to be filed or has timely requested an extension to file or has received an approved extension to file all Federal and all other material tax returns which are required to have been filed, and has paid all material Taxes shown to be due and payable on said returns or extension requests or on any assessments made against it or any of its property and all other material Taxes imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of the Company or its Subsidiaries, as the case may be); and no claims are being asserted in writing with respect to any such material Taxes (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of the Company or its Subsidiaries, as the case may be).

Section 6.10            Subsidiaries.  The Subsidiaries of the Company listed on Schedule 6.10(a) constitute all of the Domestic Subsidiaries of the Company and the Subsidiaries listed on Schedule 6.10(b) constitute all of the Foreign Subsidiaries of the Company, in each case, as of the Effective Date.

Section 6.11            Ownership of Property; Liens.  Except as set forth in Schedule 6.11, the Company and each of its Subsidiaries has valid and subsisting Leasehold interests in all its respective material Real Property, and good title to or valid and subsisting Leasehold interests in all of its respective material other property, except, in each case, as such failure to have good and valid title or valid and subsisting Leasehold interests could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject, except as permitted hereunder, to any Lien (including, without limitation, and subject to Section 9.3 hereof, Federal, state and other Tax liens).

Section 6.12            ERISA.  No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or Reportable Event (other than a Reportable Event with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred during the five years preceding each date on which this representation is made or deemed made with respect to any Single Employer Plan in any case the consequences of which could reasonably be expected to have a Material Adverse Effect.  The present value of all accrued benefits under each Single Employer Plan maintained by the Company or a Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the most recent annual valuation date in respect of each such Plan, exceed the fair market value of the assets of the Plan (including for these purposes accrued but unpaid contributions) allocable to such benefits by an amount that could reasonably be expected to have a Material Adverse Effect.  The liability to which the Company would become subject under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date hereof could not reasonably be expected to have a Material Adverse Effect.  No Multiemployer Plan is either in Reorganization or Insolvent in any case the consequences of which could reasonably be expected to have a Material Adverse Effect.

Section 6.13             Environmental Matters.  (a)  The Properties do not contain any Materials of Environmental Concern in concentrations which constitute a violation of, or could reasonably be expected to give rise to liability under, Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

(b)           The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, except for failure to be in compliance that could not reasonably be expected to have a Material Adverse Effect, and there is no contamination at, under or about the Properties that could reasonably be expected to have a Material Adverse Effect.

(c)           Neither the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Properties that could reasonably be expected to have a Material Adverse Effect, nor does the Company have knowledge that any such action is being contemplated, considered or threatened.

(d)           There are no judicial proceedings or governmental or administrative actions pending or threatened under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties that could reasonably be expected to have a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders under any Environmental Law with respect to the Properties that could reasonably be expected to have a Material Adverse Effect.

Section 6.14             Accuracy and Completeness of Financial Statements.  (a)  (i)  The audited consolidated balance sheet of the Company and its Subsidiaries at December 31, 2007 and the related consolidated statements of operations, shareholders’ equity and cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche, LLP, and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2008, and the related consolidated statements of income, shareholders’ equity and cash flows for the three-month period ended on such date, fairly present in all material respects (except, with respect to interim reports, for year-end adjustments and absence of detailed footnote disclosures) the consolidated financial position of the Company and its Subsidiaries as at such date, and the consolidated results of their operations and cash flows for the fiscal periods then ended and, in the case of the statements referred to in the foregoing clause (ii), the portion of the fiscal year through such date, in each case, in accordance with GAAP consistently applied throughout the periods involved (except as noted therein).

(b)           The Projections delivered pursuant to Section 7.1(b) hereof were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company’s estimate of its future financial condition and performance.

Section 6.15             Absence of Undisclosed Liabilities.  Except as reflected in the consolidated balance sheet of the Company as of March 31, 2008 and except for the Senior Notes and the Loans incurred on the Closing Date, neither the Company nor any of its Subsidiaries has or is subject to any liabilities (absolute, accrued, contingent or otherwise), except liabilities or obligations which could not, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Effect.

Section 6.16             No Material Adverse Change.  Since December 31, 2007, there has not been any event, occurrence, fact, condition, change, development or effect which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

Section 6.17            Solvency.  The Company is, individually and together with its Subsidiaries on a consolidated basis, Solvent.  No Credit Party intends to, nor will it permit any of its Subsidiaries to, nor does it believe that it or any of its Subsidiaries has or will incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section 6.18            Intellectual Property.  The Company and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any of its Subsidiaries infringes upon any rights held by any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.19            Creation and Perfection of Security Interests.

(i)           Article 9 Collateral.  Each of the Security Agreement and the Pledge Agreements is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and, when financing statements in appropriate form are filed in the offices specified on Schedule 4.01 to the Security Agreement and the Pledged Collateral is delivered to the Collateral Agent, each of the Security Agreement and the Pledge Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be perfected under Article 9 of the UCC, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

(ii)           Intellectual Property.  When financing statements in the appropriate form are filed in the offices specified on Schedule 4.01 to the Security Agreement, the Assignment of Patents and Trademarks, substantially in the form of Exhibit A to the Security Agreement, is filed in the United States Patent and Trademark Office and the Assignment of Copyrights, substantially in the form of Exhibit B to the Security Agreement, is filed in the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the United States patents, trademarks, copyrights, licenses and other intellectual property rights covered in such Assignments, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Credit Parties after the Closing Date).

(iii)           Status of Liens.  The Collateral Agent, for the ratable benefit of the Secured Parties, will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Collateral Agent of continuation statements to the extent required by the UCC, the Collateral Documents will at all times constitute valid and continuing liens of record and first priority perfected security interests in all the Collateral referred to therein, except as priority may be affected by Permitted Liens.  As of the Closing Date, no filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 4.01 to the Security Agreement, and all such listed filings and recordings have been made.

Section 6.20              Accuracy and Completeness of Disclosure.  The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Company or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 6.21               Qualified Domestic Assets.  Qualified Domestic Assets have a book value at least equal to the Minimum Qualified Domestic Asset Amount.

ARTICLE VII
CONDITIONS PRECEDENT

Section 7.1                 Conditions to Initial Loans and Letters of Credit.  The obligation of each Lender to make its Loans on the Closing Date and the obligation of the Issuing Lenders to issue any Letter of Credit on the Closing Date are subject to the satisfaction, or waiver by the Lenders immediately prior to or concurrently with the making of such Loans or the issuance of such Letter of Credit, as the case may be, of the following conditions precedent (which must be satisfied or waived on or prior to October 31, 2008):

(a)           Deliverables.  The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or pdf or similar electronic transmission (to be followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, if applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)           Agreement.  Executed counterparts of this Agreement signed by each of the parties hereto.

(ii)           Collateral Documents.  Subject to Section 8.12(c), executed counterparts of the Security Agreement, the Pledge Agreement and all other Collateral Documents, duly executed by each Credit Party, together with:

(A)           a Perfection Certificate from the Company and from each other Credit Party, as applicable;

(B)           appropriate financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local Law) authenticated and authorized for filing under the Uniform Commercial Code or other applicable local Law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests intended to be created by the Collateral Documents;

(C)           copies of reports from CT Corporation or another independent search service reasonably satisfactory to the Collateral Agent listing all effective financing statements, notices of tax, PBGC or judgment liens or similar notices that name any of the Company, any other Credit Party, Honeywell International Inc., Honeywell UK Limited, Honeywell Holding France SAS or Honeywell Deutschland GmbH, as such, (under its present name and any previous name and, if requested by the Collateral Agent, under any trade names), as debtor or seller that are filed in the jurisdictions referred to in clause (ii)(B) above or in any other jurisdiction having files which must be searched in order to determine fully the existence of the Uniform Commercial Code security interests, notices of the filing of federal tax Liens (filed pursuant to Section 6323 of the Code), Liens of the PBGC (filed pursuant to Section 4068 of ERISA) or judgment Liens on any Collateral, together with copies of such financing statements, notices of tax, PBGC or judgment Liens or similar notices (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local Law) authenticated and authorized for filing);

(D)           searches of ownership of intellectual property in the appropriate governmental offices and such patent, trademark and/or copyright filings as may be requested by the Collateral Agent to the extent necessary or reasonably advisable to perfect the Collateral Agent’s security interest in intellectual property Collateral;

(E)           all of the Pledged Collateral, which Pledged Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent; and

(F)           evidence of the completion of all other filings and recordings of or with respect to the Collateral Documents and of all other actions as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Collateral Documents (including receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements).

(iii)           Intellectual Property Security Agreements.  A short form assignment or grant of security interest in intellectual property, in substantially the form of Exhibit A to the Security Agreement (for patents and trademarks) or Exhibit B to the Security Agreement (for copyrights), duly executed by each Credit Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens in intellectual property created under Security Agreement and under such short form assignments or grants of security interests has been taken.

(iv)           Organization Documents.  True and correct copies of the Organization Documents of each Credit Party, certified as to authenticity by the Secretary or Assistant Secretary of each such Credit Party.

(v)           Corporate Documents.  Copies of certificates from the Secretary of State or other appropriate authority of such jurisdiction, evidencing good standing of each Credit Party in its jurisdiction of incorporation and in each state where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

(vi)           Legal Opinions.  Opinions addressed to the Administrative Agent, the Collateral Agent and the Lenders of (A) Shearman & Sterling LLP, New York counsel to the Company, and (B) Edmund J. Moriarty, general counsel to the Company, each in form and substance reasonably satisfactory to the Administrative Agent.  Such opinions shall also cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent shall reasonably require.

(vii)           Closing Certificates.  A closing certificate of the Company, substantially in the form of Exhibits B-1 and B-2 hereto, respectively, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent and its counsel, executed by (A) the President or any Vice President and (B) the Secretary or any Assistant Secretary of the Company.

(viii)           Solvency Certificate.  A certificate attesting to the Solvency of the Company and each other Credit Party, as applicable, before and after giving effect to the Transaction, from their respective chief financial officers.

(b)           Financial Information.  The Initial Lenders shall have received:  (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the Company and the Acquired Business for each of the last three fiscal years ending more than 90 days prior to the Closing Date; (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the Company and the Acquired Business for each fiscal quarter of the current fiscal year ending more than 45 days prior to the Closing Date and for the comparable periods of the preceding fiscal year (with respect to which the independent auditors shall have performed an SAS 100 review); (iii) a pro forma consolidated balance sheet and related statements of income for the Company for the last fiscal year covered by the audited financial statements delivered pursuant to clause (i) above and for the latest four-quarter period ending more than 45 days prior to the Closing Date, in each case after giving effect to the Transaction; and (iv) forecasts of the financial performance of the Company and its subsidiaries (x) on an annual basis, through 2012 and (y) on a quarterly basis, through 2008 satisfactory to the Initial Lenders.  The financial statements referred to in clauses (i), (ii) and (iii) shall be prepared in accordance with accounting principles generally accepted in the United States.

(c)           Consummation of the Honeywell Acquisition.  The Honeywell Acquisition shall have been consummated concurrently with the initial funding of the Facilities substantially in accordance with the Honeywell Purchase Documents without waiver or amendment thereof, in each case that is material and adverse to the interests of the Lenders, without the consent of the Initial Lenders.

(d)           Refinancing of Certain Existing Indebtedness; Other Indebtedness.  On the Closing Date, the commitments under the Existing Credit Agreement and all other Refinanced Agreements shall have been terminated, all loans outstanding thereunder shall have been repaid in full (other than Unmatured Surviving Obligations), together with accrued interest thereon (including, without limitation, any prepayment premium and all other amounts due thereunder), all letters of credit issued thereunder shall have been terminated, backstopped through the issuance of Letters of Credit hereunder or shall have become Letters of Credit hereunder and all other amounts owing pursuant to each Refinanced Agreement shall have been repaid in full, and the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this paragraph (d) have been satisfied at such time.  In addition, on the Closing Date, the creditors under each Refinanced Agreement shall have terminated and released all applicable Liens on the capital stock of and assets owned by the Company and its Subsidiaries (including, without limitation, the assets acquired in the Honeywell Acquisition), and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the Administrative Agent.  After the consummation of the transactions contemplated by the Honeywell Purchase Agreement and the Credit Documents on the Closing Date, the Company and its Subsidiaries shall have no material liabilities (actual or contingent) or preferred stock, except (i) as disclosed in the most recent interim balance sheet included in the financial statements delivered pursuant to paragraph (c) above or in the footnotes thereto, (ii) for accounts payable incurred in the ordinary course of business consistent with past practice since the date of the most recent interim balance sheet included in the financial statements delivered pursuant to paragraph (c) above and not in violation of the Honeywell Purchase Agreement, (iii) Indebtedness under the Credit Documents and the Senior Notes and (iv) the Indebtedness of the Company or any of its Subsidiaries existing on the Closing Date and listed on Schedule 9.2 hereto.

(e)           Fees.  The Administrative Agent shall have received for the account of the Lenders, or for its own account, as the case may be, all fees payable to the Lenders and the Administrative Agent on or prior to the Closing Date, including all costs, fees, expenses (including, without limitation, reasonable fees of one legal counsel to the Initial Lenders and one local counsel in each appropriate jurisdiction) and other compensation payable to the Lenders, the Joint Lead Arrangers, the Initial Lenders, the Administrative Agent and the Collateral Agent, including any and all fees due pursuant to (i) the Fee Letter and (ii) the Administrative Agency Fee Letter.

(f)           Additional Matters.  All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.  Any information submitted to any of the Initial Lenders by or on behalf of the Company or any of its Subsidiaries or affiliates shall be accurate and complete in all material respects.

(g)           Compliance with Law; Approvals.  The Company and its subsidiaries, shall be in compliance, in all material respects, with all applicable foreign and U.S. federal, state and local laws and regulations.  All necessary governmental approvals in connection therewith shall have been obtained and shall be in effect, other than any such approvals the absence of which would not materially impair the performance of obligations under, or in connection with, the initial borrowings to be made hereunder on the Closing Date, and the payment of fees, commissions, and expenses in connection with the foregoing.

(h)           Regulatory Authority Information.  The Company and each Subsidiary shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

(i)           No New Information.  None of the Joint Lead Arrangers shall have discovered or otherwise become aware of information not previously disclosed to it that is materially and adversely inconsistent with information previously provided to the Joint Lead Arrangers prior to June 9, 2008 (when taken in conjunction with all other information previously provided to the Joint Lead Arrangers prior to June 9, 2008) with respect to each of (x) of the Company and its Subsidiaries, taken as a whole, and (y) the Acquired Business, so long as, in each case, in the Joint Lead Arrangers’ reasonable determination such discovery or awareness negatively impacts the Joint Lead Arrangers’ ability to syndicate the Facilities on the terms provided for in the Commitment Letter and the Fee Letter (including the ability to syndicate the Facilities at the designated pricing levels and with the other economic and financial terms set forth in the Commitment Letter and the Fee Letter).

(j)           Closing Date Material Adverse Effect.  Since December 31, 2007, there shall not have occurred or become known any condition, fact, event or development that has resulted or could reasonably be expected to result in a Closing Date Material Adverse Effect.

(k)           Representations and Warranties.  The representations and warranties of the Company and each other Credit Party contained in Article VI (with the sole exception of the representation and warranty contained in Section 6.16) shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) (A) the condition in Section 6.3 of the Honeywell Purchase Agreement relating to the accuracy of the representations and warranties of the Company shall have been satisfied and (B) the condition in Section 7.3 of the Honeywell Purchase Agreement relating to the accuracy of the representations and warranties of the Sellers shall have been satisfied (in each case without giving effect to any waiver, amendment or other modification to such condition in a manner adverse to the interests of the Lenders in any material respect without the consent of the Initial Lenders).

(l)           No Default.  No Default or Event of Default (other than a Default or Event of Default under Section 10.1(b) resulting from a breach of a representation or warranty set forth in Section 6.16) shall have occurred and be continuing or would result from the initial Extension of Credit.

(m)           Ratings.  Corporate family/corporate credit ratings shall have been received and ratings shall have been assigned to the Facilities from each of Moody’s and S&P not less than 15 Business Days prior to the Closing Date.

(n)           Syndication.  The Initial Lenders shall have been afforded no less than 20 consecutive Business Days after the completion of the Information Memorandum to syndicate the Commitments; provided, that such 20 consecutive Business Days shall not include the period from August 16, 2008 through and including September 1, 2008.

Section 7.2              Conditions to All Loans and Letters of Credit.  The obligation of each Lender to make any Loan (other than any Revolving Credit Loan the proceeds of which are to be used to repay Refunded Swing Line Loans) and the obligation of each Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

(a)           Representations and Warranties.  Except with respect to the initial Extension of Credit, each of the representations set forth in Article VI, or which are contained in any other Credit Document shall, to the extent already qualified by materiality, be true and correct in all respects, and, if not so already qualified, shall be true and correct in all material respects, in any case on and as of the date such Loan is made (or such Letter of Credit is issued) as if made on and as of such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(b)           No Default or Event of Default.  Except with respect to the initial Extension of Credit, no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan to be made or the Letter of Credit to be issued on such Borrowing Date.

(c)           Notice.  The Administrative Agent and, if applicable, the applicable Issuing Lender or the Swing Line Lender shall have received a notice of borrowing request or credit extension in accordance with the requirements of Article V hereof.

Each borrowing by the Company hereunder and the issuance of each Letter of Credit by each Issuing Lender hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing or issuance that the conditions in paragraphs (a) and (b) of this Section 7.2 have been satisfied.

ARTICLE VIII
AFFIRMATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Loan or Revolving L/C Obligation remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender (other than Unmatured Surviving Obligations), any Agent or any Issuing Lender hereunder, it shall, and, in the case of the agreements contained in Sections 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, and 8.12 cause each of its Subsidiaries to:

Section 8.1               Financial Statements.  Furnish to the Administrative Agent (with sufficient copies for each Lender):

(a)           Audited Annual Financial Statements.  As soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by certified public accountants of nationally recognized standing acceptable to the Required Lenders.

(b)           Quarterly Financial Statements.  As soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, commencing with the quarterly period ending September 30, 2008, the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, shareholders’ equity and cash flows of the Company and its Consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer on behalf of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments).

(c)           Annual Budget.  As soon as available, but in any event within 90 days after the beginning of each fiscal year of the Company to which such budget relates, an annual operating budget of the Company and its Subsidiaries, on a consolidated basis, as adopted by the board of directors of the Company.

All financial statements shall be prepared in reasonable detail in accordance with GAAP in all material respects (provided that interim statements may be condensed and may exclude detailed footnote disclosure) applied consistently throughout the periods reflected therein and with prior periods (except as concurred in by such officer and disclosed therein and except that interim financial statements need not be restated for changes in accounting principles which require retroactive application, and operations which have been discontinued (as such term is used in Statement of Financial Accounting Standards No. 144) during the current year need not be shown in interim financial statements as such either for the current period or comparable prior period).  In the event the Company changes its accounting methods because of changes in GAAP, the Company shall also provide, if necessary for the determination of compliance with this Section 8.1 and Sections 5.6, 8.2, 9.1, 9.7, 9.9, and 9.12, a statement of reconciliation conforming such financial statements to GAAP.

Section 8.2               Certificates; Other Information.  Furnish to the Administrative Agent (with sufficient copies for each Lender):

(a)           Auditors’ Certificate.  Concurrently with the delivery of the consolidated financial statements referred to in Section 8.1(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements that there is no Default or Event of Default under any financial covenants hereunder, except as specified in such letter.

(b)           Compliance Certificate.  Concurrently with the delivery of the financial statements referred to in Sections 8.1(a) and (b), a certificate of a Responsible Officer on behalf of the Company:  (i) stating that, to the best of such officer’s knowledge, the Company and its Subsidiaries have observed or performed all of its covenants and other agreements, and satisfied every applicable condition, contained in this Agreement and the other Credit Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of Section 9.1, clauses (f) and (h) of Section 9.2, clause (b) of Section 9.4, clauses (a), (b) and (k) of Section 9.7, Section 9.8, clause (b) of Section 9.9, and Section 9.12; (iii) showing in detail as of the end of the related fiscal period for purposes of calculating the Applicable Level the ratio of Consolidated Total Indebtedness to Consolidated EBITDA and the calculations supporting such statement and if applicable, stating the Applicable Margin payable as a result of such ratio; (iv) showing in detail as of the end of the related fiscal period for purposes of calculating the Secured Leverage Ratio, the ratio of Consolidated Total Secured Indebtedness to Consolidated EBITDA and the calculations supporting such statement; (v) if not specified in the financial statements delivered pursuant to Section 8.1, specifying on a consolidated basis the aggregate amount of interest paid or accrued by the Company and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and its Subsidiaries, during such accounting period; (vi) listing all Indebtedness (other than Indebtedness hereunder) in each case incurred since the date of the previous consolidated balance sheet of the Company delivered pursuant to Section 8.1(a) or (b); (vii) setting forth in reasonable detail the reconciliation of Consolidated EBITDA to Consolidated Net Income of the Company; and (viii) demonstrative in detail as of the end of the related fiscal period that Qualified Domestic Assets had a book value at least equal to the Minimum Qualified Domestic Asset Amount.

(c)           Accountants’ Management Letters.  Promptly upon receipt thereof, copies of all final reports submitted to the Company by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company made by such accountants.

(d)           Reports to Holders of Debt Securities.  Promptly, after the furnishing thereof, copies of any statement or report furnished to holders generally of any debt securities constituting Material Indebtedness of the Company or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 8.1 or any other clause of this Section 8.2 and not otherwise filed with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

(e)           Other Information.  Promptly, such additional financial and other information as any Lender, through the Administrative Agent, may from time to time reasonably request.

Information required to be delivered pursuant to Section 8.1 or 8.2 shall be deemed to have been delivered if such information shall have been posted by the Administrative Agent on an IntraLinks or similar site to which each Lender has been granted access.  Information delivered pursuant to Section 8.1 or 8.2 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

The Company hereby acknowledges that (i) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Company  hereby agrees that so long as the Company is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Company Materials that may be distributed to the Public Lenders and that:  (A) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 12.13); (C) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 8.3               Payment of Other Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations and liabilities of whatever nature, except (i) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or any of its Subsidiaries, as the case may be and (ii) for trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days (or any longer period if longer payment terms are accepted in the ordinary course of business) or, if overdue for more than 60 days (or such longer period), as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Company and its Subsidiaries, as the case may be.

Section 8.4               Continuation of Business and Maintenance of Existence and Material Rights and Privileges.  Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, franchises, accreditations, certifications, authorizations, licenses, permits, approvals and registrations, necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, accreditations, certifications, authorizations, licenses, permits, approvals and registrations the loss of which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and except as otherwise permitted by Sections 9.6, 9.7, 9.8 and 9.9.

Section 8.5               Compliance with All Applicable Laws and Regulations and Material Contractual Obligations.  Comply with all applicable Requirements of Law (including, without limitation, any and all Environmental Laws, tax, and ERISA laws) and Contractual Obligations except to the extent that the failure to comply therewith could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Without limiting the foregoing, the Company (i) shall retire and cancel each share of its common stock repurchased in any Qualified Stock Repurchase promptly following the consummation of such repurchase and ensure that all such shares revert to the status of authorized and unissued shares and (ii) shall not sell, reissue, transfer, pledge or otherwise assign or dispose of any such shares to any other Person after such repurchase.

Section 8.6               Maintenance of Property; Insurance.  Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), and maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks as are usually insured against in the same general area by, companies engaged in the same or a similar business (in any event including general liability, contractual liability, personal injury, workers’ compensation, employers’ liability, automobile liability and physical damage coverage, all risk property, business interruption, fidelity and crime insurance); provided that the Company may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

Section 8.7               Maintenance of Books and Records.  Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law.

Section 8.8              Right of the Lenders to Inspect Property and Books and Records.  Permit representatives of any Lender upon reasonable notice during business hours and with a Responsible Officer present to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired upon reasonable notice, and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees thereof, and with their independent certified public accountants.

Section 8.9              Notices.  Promptly give notice to the Administrative Agent and each Lender:

(i)           of the occurrence of any Default or Event of Default;

(ii)           of any (A) default or event of default under any instrument or other agreement, guarantee or collateral document of the Company or any of its Subsidiaries which default or event of default has not been waived and could reasonably be expected to have a Material Adverse Effect, or any other default or event of default under any such instrument, agreement, guarantee or other collateral document which, but for the proviso to clause (e) of Section 10.1, would have constituted a Default or Event of Default under this Agreement, or (B) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against the Company or any of its Subsidiaries by any Governmental Authority, which in any such case could reasonably be expected to have a Material Adverse Effect;

(iii)           of any litigation or proceeding affecting the Company or any of its Subsidiaries (A) in which more than $10,000,000 of the amount claimed is not covered by insurance or (B) in which injunctive or similar relief is sought which if obtained could reasonably be expected to have a Material Adverse Effect;

(iv)           of the following events, as soon as practicable after, and in any event within 30 days after, the Company knows thereof:  (A) the occurrence of any Reportable Event with respect to any Single Employer Plan which Reportable Event could reasonably be expected to have a Material Adverse Effect, or (B) the institution of proceedings or the taking of any other action by PBGC, the Company or any Commonly Controlled Entity to terminate, withdraw from or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan, in each of the foregoing cases which could reasonably be expected to have a Material Adverse Effect, and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable:  (x) a certificate of a Responsible Officer on behalf of the Company setting forth details as to such Reportable Event and the action that the Company or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (y) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be;

(v)           of a failure or anticipated failure by the Company to make payment when due and payable on the Senior Notes; and

(vi)           of a material adverse change known by the Company or any of its Subsidiaries in the business, financial condition, assets, liabilities, properties or results of operations of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this Section 8.9 shall be accompanied by a statement of a Responsible Officer on behalf of the Company setting forth details of the occurrence referred to therein and (in the cases of clauses (i) through (v)) stating what action the Company proposes to take with respect thereto.

Section 8.10             Minimum Qualified Domestic Assets; Subsidiary Guaranties and Collateral.  (a)  Subsidiary Guarantors.  The Company will take, and will cause each of its Subsidiaries to take, such actions from time to time as shall be necessary to ensure that Qualified Domestic Assets at all times from and after the Effective Date have a book value at least equal to the Minimum Qualified Domestic Asset Amount.  Accordingly, and without limiting the generality of the foregoing, if the Company or any of its direct or indirect Subsidiaries shall form or acquire any Subsidiary after the Effective Date, the Company, as soon as practicable and in any event within 30 days after such formation or acquisition, will provide the Collateral Agent with notice of such formation or acquisition setting forth in reasonable detail a description of all of the assets of such new Subsidiary and identifying which of such assets comprise a portion of Consolidated Total Domestic Assets.  If such new Subsidiary (alone or together with other Subsidiaries which are not Wholly-Owned Domestic Subsidiary Guarantors) owns, or at any time after the Effective Date one or more Subsidiaries (including any such new Subsidiary) which are not at the time Wholly-Owned Domestic Subsidiary Guarantors (excluding ATS and ALC if but only so long as they do not collectively own assets having a book value in excess of the Allowed Exclusion Amount) individually or collectively own, assets having a book value exceeding the product of (i) 7.5% (expressed as a decimal) multiplied by (ii) the aggregate book value of Consolidated Total Domestic Assets (a “Qualified Domestic Asset Trigger Event”), the Company will, to the extent necessary to ensure that Qualified Domestic Assets at the time have a book value at least equal to the Minimum Qualified Domestic Asset Amount, cause one or more Domestic Subsidiaries which are not Wholly-Owned Domestic Subsidiary Guarantors at the time (each an “Affected Subsidiary”) to become Credit Parties (and their assets to become Qualified Domestic Assets) and cause each Affected Subsidiary:

(i)           within 20 days after any Qualified Domestic Asset Trigger Event, to execute an Accession Agreement pursuant to which each Affected Subsidiary shall agree to become a “Guarantor” under the Guaranty, an “Obligor” under the Security Agreement and an “Obligor” under the Pledge Agreements and/or an obligor under such other Collateral Documents as may be applicable to such Subsidiary;

(ii)           within 60 days after any Qualified Domestic Asset Trigger Event, cause each Affected Subsidiary and each direct and indirect parent of such Affected Subsidiary (if it has not already done so) to duly execute and deliver to the Collateral Agent (A) in the case of any parcel of Real Property having a fair market value exceeding $15,000,000, deeds of trust, trust deeds, deeds to secure debt, Mortgages, leasehold mortgages, leasehold deeds of trust and (B) other security and pledge agreements, as specified by and in form and substance satisfactory to the Collateral Agent (including delivery of all Pledged Collateral (as defined in the Pledge Agreements) in and of each Affected Subsidiary, and other instruments of the type specified in Section 7.1(a)(ii) and (iii)), securing payment of all the Finance Obligations of such Affected Subsidiary or such parent, as the case may be, under the Credit Documents and constituting Liens on all such real and personal properties;

(iii)           within 90 days after any Qualified Domestic Asset Trigger Event, to cause each Affected Subsidiary and each direct and indirect parent of each Affected Subsidiary (if it has not already done so) to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Collateral Documents and any other security and pledge agreements delivered pursuant to this Section 8.10(a), enforceable against all third parties in accordance with their terms;

(iv)           within 90 days after any Qualified Domestic Asset Trigger Event, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Credit Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request;

(v)           as promptly as practicable after any Qualified Domestic Asset Trigger Event, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent; and

(vi)           deliver such proof of organizational authority, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Credit Party pursuant to Section 7.1 on the Closing Date or as the Administrative Agent, the Collateral Agent or the Required Lenders shall have requested.

(b)           Pledge of Equity Interests.  Each Credit Party shall pledge the capital stock, or other Equity Interests and intercompany indebtedness, owned by it (unless such a pledge is expressly not required by this Agreement or the Pledge Agreements) pursuant to the Pledge Agreements.

(c)           Additional Security.  Each Credit Party will cause, (i) each parcel of owned Real Property acquired after the Closing Date having a fair market value of $15,000,000 or more (except any such parcel as to which the costs of providing a Mortgage are excessive in relation to the benefit afforded to the parties secured thereby, as determined in the reasonable discretion of the Administrative Agent) and all of its personal property and (ii) upon the occurrence of an Event of Default, all other assets and properties of such Credit Party as are not covered by the original Collateral Documents and as may be requested by the Collateral Agent or the Required Lenders in their sole reasonable discretion to be subject at all times to first priority (subject only to Permitted Liens), perfected and, in the case of owned Real Property, title insured Liens in favor of the Collateral Agent pursuant to the Collateral Documents or such other security agreements, pledge agreements, mortgages or similar collateral documents as the Collateral Agent shall request in its sole reasonable discretion (collectively, the “Additional Collateral Documents”).

In furtherance of the foregoing terms of this subparagraph (c), upon the acquisition of any owned Real Property referred to in the preceding paragraph by any Credit Party, if such owned Real Property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then such Credit Party shall, at the Company’s expense:

(i)           within 30 days after such acquisition, furnish to the Administrative Agent a description of the owned Real Property so acquired in detail satisfactory to the Administrative Agent;

(ii)           within 45 days after such acquisition, cause the applicable Credit Party to duly execute and deliver to the Collateral Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, instruments of accession to the Collateral Documents and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Finance Obligations of the applicable Credit Party under the Credit Agreement and constituting Liens on all such owned Real Properties; provided that the Administrative Agent may, in its reasonable discretion, extend such time period from 45 days up to a maximum of 90 days;

(iii)           within 60 days after such acquisition, cause the applicable Credit Party to take whatever action (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) as may be necessary or advisable in the opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on such owned Real Property, enforceable against all third parties;

(iv)           within 60 days after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent, the Collateral Agent, and the other Secured Parties, of counsel for the Credit Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request; provided that the Administrative Agent may, in its reasonable discretion, extend such time period from 45 days up to a maximum of 90 days;

(v)           as promptly as practicable after any acquisition of any such owned Real Property, deliver, upon the request of the Administrative Agent in its sole discretion, to the Collateral Agent with respect to such owned Real Property title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such owned Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent; and

(vi)           deliver such proof of organizational authority, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Credit Party pursuant to Section 7.1 on the Closing Date or as the Administrative Agent, the Collateral Agent or the Required Lenders shall have requested.

If, subsequent to the Closing Date, a Credit Party shall acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Company shall promptly (and in any event within three Business Days after any Responsible Officer of any Credit Party acquires knowledge of the same) notify the Collateral Agent of the same.  Each of the Credit Parties shall adhere to the covenants regarding the location of personal property as set forth in the Collateral Documents.

(d)           Real Property Appraisals.  If the Collateral Agent or the Required Lenders determine that there is a Requirement of Law for them to have appraisals prepared in respect of the Real Property of the Company constituting Collateral, the Company shall provide to the Collateral Agent appraisals which satisfy the applicable requirements set forth in 12 C.F.R., Part 34 - Subpart C or any successor or similar statute, rule, regulation, guideline or order, and which shall be in scope, form and substance, and from appraisers, reasonably satisfactory to the Required Lenders and shall be accompanied by a certification of the appraisal firm providing such appraisals that the appraisals comply with such requirements.

(e)           Foreign Subsidiaries Security.  Upon the written request of the Administrative Agent following a Change in Law, which Change in Law is reasonably determined to be relevant by the Administrative Agent, unless (x) counsel for the Company reasonably acceptable to the Administrative Agent provides, within 60 days after such written request of the Administrative Agent, a written opinion addressed to the Company and the Administrative Agent, in form and substance mutually satisfactory to the Company and the Administrative Agent, to the effect that, with respect to any direct Foreign Subsidiary of any Credit Party that has not already had all of the Equity Interests issued by it pledged pursuant to the Pledge Agreements, a pledge of more than 65.0% of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote could reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary (as determined for United States federal income tax purposes) to be treated as a deemed dividend to the Company or any other domestic Affiliate of the Company for U.S. federal income Tax purposes or otherwise could reasonably be expected to subject the Company or any other domestic Affiliate of the Company to liability for any additional United States income Taxes by virtue of Section 956 of the Code or any other applicable provision of the Code, then (y) that portion of such Foreign Subsidiary’s outstanding capital stock issued by such Foreign Subsidiary, not theretofore pledged pursuant to the Pledge Agreements, shall be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to an accession agreement to the relevant Pledge Agreement (or another pledge agreement in substantially identical form, if needed) to the extent that entering into the Pledge Agreement is permitted by the Laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.10(e) to be in form, scope and substance reasonably satisfactory to the Collateral Agent and the Required Lenders.

(f)           Certain Actions Following Defaults.  Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Company shall, at the Company’s expense:

(i)           within 30 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Credit Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent;

(ii)           within 45 days after such request, duly execute and deliver, and cause each Credit Party (if it has not already done so) to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, instruments of accession to the Collateral Documents and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Collateral), securing payment of all the Finance Obligations of the Credit Parties under the Credit Documents and constituting Liens on all such properties;

(iii)           within 60 days after such request, take, and cause each Credit Party to take, whatever action (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to vest in the Collateral Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, instruments of accession to the Collateral Documents and security and pledge agreements delivered pursuant to this Section 8.10, enforceable against all third parties in accordance with their terms;

(iv)           within 60 days after such request, deliver to the Administrative Agent and the Collateral Agent, upon the request of the Administrative Agent or the Collateral Agent in their sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent, the Collateral Agent, and the other Secured Parties, of counsel for the Credit Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request; and

(v)           as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of Real Property owned or held by the Credit Parties, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(g)           Further Assurances.  At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, the Collateral Documents and any such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, instruments of accession to the Collateral Documents and other security and pledge agreements.

(h)           Time for Taking Certain Actions.  The Company agrees that if no deadline for taking any action required by this Section 8.10 is specified herein, such action shall be completed as soon as possible, but in no event later than 30 days after such action is either requested to be taken by the Collateral Agent or the Required Lenders or required to be taken by the company or any of its Subsidiaries pursuant to the terms of this Section 8.10.

Section 8.11             Compliance with Environmental Laws.  Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Materials of Environmental Concern from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 8.12             Further Assurances.  (a)  General Assurances.  Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in any Credit Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Credit Documents, (B) to the fullest extent permitted by applicable law, subject any Credit Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Credit Document or under any other instrument executed in connection with any Credit Document to which any Credit Party is or is to be a party, and if and to the extent necessary, cause each of its Subsidiaries to do so.

(b)           Account Control Agreements.  Within 60 days after the Closing Date or such longer period as may be agreed by the Administrative Agent, the Company shall deliver to the Administrative Agent an effective account control agreement (an “Account Control Agreement”) in the case of any item of Collateral in which perfection of a Security Interest or other Lien by means of control requires an agreement with a Person other than a Lender or a Credit Party otherwise required to be delivered pursuant to Section 7.1(a)(ii) but for the fact that such Account Control Agreement could not be delivered to the Administrative Agent on the Closing Date after the Company’s use of commercially reasonable efforts to do so.

(c)           Certain Subsidiaries.  If the Company is unable after the use of commercially reasonable efforts to deliver on the Closing Date Collateral Documents otherwise required to be delivered under Section 7.1(a)(ii) covering shares of the outstanding capital stock of Burns Aerospace Europe S.A.R.L., CMP SAS, C2 Composites Limited, Jay Cee Fasteners Corp., NYF Corp., NYFCZ S.R.O. and NYF Poska Sp.z.o.o, the Company shall deliver such Collateral Documents within 60 days after the Closing Date or such longer period as may be agreed by the Administrative Agent.

ARTICLE IX
NEGATIVE COVENANTS

The Company hereby agrees that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly so long as the Commitments remain in effect or any Loan or Revolving L/C Obligation remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit or any other amount (other than any Unmatured Surviving Obligations) is owing to any Lender, any Agent or the Issuing Lenders hereunder (it being understood that each of the permitted exceptions to each covenant in this Article IX is in addition to, and not overlapping with, any other of such permitted exceptions in such covenant except to the extent expressly provided):

Section 9.1               Financial Condition Covenants.  (a) Consolidated Total Indebtedness to Consolidated EBITDA.  Permit for any period of four consecutive fiscal quarters ending during any period listed below the ratio (the “Total Leverage Ratio”) of (i) (A) Consolidated Total Indebtedness as of the end of such period minus (B) Cash on Hand of the Company and its Consolidated Subsidiaries to (ii) Consolidated EBITDA for such period to be more than the ratio set forth opposite such period below:

Fiscal Quarter Ended During Period	Ratio
Closing Date through December 31, 2009	4.25 to 1.00
March 31, 2010 and thereafter	4.00 to 1.00

(b)           Interest Coverage Ratio.  Permit for any period of four consecutive fiscal quarters ending during any period listed below, the ratio (the “Interest Coverage Ratio”) of (i) Consolidated EBITDA for such period to (ii) Consolidated Cash Interest Expense to be less than the ratio set forth opposite such period below:

Fiscal Quarter Ended During Period	Ratio
Closing Date through December 31, 2009	2.25 to 1.00
March 31, 2010 and thereafter	2.50 to 1.00

Section 9.2                Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness of the Company in connection with the Letters of Credit and this Agreement;

(b)           Indebtedness of (i) the Company to any Subsidiary; provided that all such Indebtedness shall be subordinated to the Finance Obligations on the terms and conditions set forth in Exhibit G, and (ii) any Subsidiary to the Company or any other Subsidiary to the extent the Indebtedness referred to in this clause 9.2(b)(ii) evidences a loan or advance permitted under Section 9.7;

(c)           Indebtedness of the Company evidenced by the Senior Notes;

(d)           Indebtedness in respect of derivative contracts permitted by Section 9.11;

(e)           Indebtedness consisting of reimbursement obligations under surety, indemnity, performance, release and appeal bonds and guarantees thereof and letters of credit required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or its Subsidiaries, in each case to the extent a Letter of Credit supports in whole or in part the obligations of the Company and its Subsidiaries with respect to such bonds, guarantees and letters of credit;

(f)           Indebtedness of the Company incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including capital lease obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any extension or renewal thereof, provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this paragraph (f) shall not at any time exceed the greater of (x) $100,000,000 and (y) 3.25% of Consolidated Total Assets as of the last day of the fiscal quarter ending immediately preceding the date of determination for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable;

(g)           Indebtedness owed to a seller in a Permitted Acquisition or a Permitted Joint Venture or to a buyer in a disposition permitted under clause (e) or (f) of Section 9.6 that (i) relates to customary post-closing adjustments with respect to accounts receivable, accounts payable, net worth and/or similar items typically subject to post-closing adjustments in similar transactions, and are outstanding for a period of one (1) year or less following the creation thereof or (ii) relates to customary indemnities granted to the seller or buyer in the transaction;

(h)           other Indebtedness of the Company incurred in the ordinary course of business in an aggregate principal amount not to exceed $100,000,000 at any time;

(i)           existing Indebtedness of the Company or any of its Subsidiaries listed on Schedule 9.2 hereto including any extension or renewals or refinancing thereof, provided the principal amount thereof is not increased;

(j)           unsecured Indebtedness of the Company (i) the principal of which is not required to be repaid, in whole or in part, before the first anniversary of the later of the Revolving Credit Termination Date, the Tranche B Term Loan Maturity Date or the final maturity date of any Additional Term Loans, (ii)  that is subordinated in right of payment to the Company’s indebtedness, obligations, and liabilities to the Lenders under the Credit Documents pursuant to payment and subordination provisions satisfactory in form and substance to the Administrative Agent, (iii) is issued pursuant to credit documents having covenants and events of default that are no less favorable, including with respect to rights of acceleration, taken as a whole, to the Company than the terms hereof or are otherwise reasonably satisfactory in form and substance to the Administrative Agent, and (iv) if, after giving effect to the incurrence thereof and the application of the proceeds thereof on a pro forma basis, the Company is in compliance with Section 9.1;

(k)           senior unsecured Indebtedness of the Company:  (i) the principal of which is not required to be repaid, in whole or in part, before the first anniversary of the later of the Revolving Credit Termination Date, the Tranche B Term Loan Maturity Date or the final maturity date of any Additional Term Loans; (ii) which is issued pursuant to documents having covenants and events of default that are no less favorable, including with respect to rights of acceleration, taken as a whole, to the Company than the terms hereof and the terms of the Senior Notes as in effect on the Effective Date; (iii) if, after giving effect to the incurrence thereof and the application of the proceeds thereof, the Company is in compliance with Section 9.1 and the Secured Leverage Ratio of the Company and its Consolidated Subsidiaries is less than 2.75 to 1.00, in each case calculated on a pro forma basis as of the last day of the fiscal quarter ending immediately preceding the date of the incurrence of any such senior unsecured Indebtedness for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to the incurrence of such senior unsecured Indebtedness as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter; and (iv) the Net Proceeds of which (A) are deposited on the date of receipt and are retained, until applied, in an account with the Collateral Agent as Collateral for the benefit of the Secured Parties to secure the Obligations over which the Collateral Agent has the sole control and exclusive right of withdrawal (or otherwise are deposited in one or more deposit or securities accounts subject to control agreements legally effective to create a valid and perfected first priority continuing security interest in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations) and (B) are applied (x) to fund Permitted Acquisitions or (y) otherwise to the repayment of senior unsecured Indebtedness of the Company or one or more of its Subsidiaries which complies with clauses (i) through (iv) of this paragraph (k) or Indebtedness of the Company or one or more of its Subsidiaries which is secured by any Lien on any property or assets of the Company or one or more of its Subsidiaries; and

(l)           Contingent Obligations permitted by Section 9.4.

Section 9.3             Limitation on Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the  Company or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, except:

(a)           Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

(b)           carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations which do not, individually or in the aggregate, materially impair the use of any of the assets or properties of the Company or any Subsidiary or which are not overdue by more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

(c)           pledges or deposits in connection with workmen’s compensation, unemployment insurance and other social security legislation;

(d)           easements, right-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases or licenses granted to others, in the ordinary course of business, which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

(e)           Liens in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Credit Documents and bankers’ liens arising by operation of law;

(f)           Liens on assets of entities or Persons which become Subsidiaries of the Company after the date hereof; provided that such Liens exist at the time such entities or Persons become Subsidiaries and are not created in anticipation thereof, it being understood that, to the extent necessary to ensure that Qualified Domestic Assets at the time have a book value at least equal to the Minimum Qualified Domestic Asset Amount at such time, (A) any such assets shall be transferred to the Company or one or more Wholly-Owned Domestic Subsidiary Guarantors within 90 days of such acquisition or (B) such entity or Person shall become a Credit Party in accordance with Section 8.10 hereof.

(g)           Liens on documents of title and the property covered thereby securing Indebtedness in respect of the Letters of Credit;

(h)           Liens in existence on the Closing Date and described in Schedule 9.3 and renewals thereof in amounts not to exceed the amounts listed on such Schedule 9.3;

(i)           Liens on assets acquired in connection with a Permitted Acquisition; provided that such Liens (A) exist at the time of the Permitted Acquisition in question and are not created in anticipation thereof, and (B) are not extended to cover other assets of the Company or any of its Subsidiaries;

(j)           any leases or licenses of any intellectual property or intangible assets or entering into any franchise agreement in the ordinary course of business;

(k)           deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(l)           Liens securing Indebtedness owing to the Company or any Subsidiary under Section 9.2(b)(ii);

(m)           Liens on fixed or capital assets acquired, constructed or improved by the Company; provided that (i) such security interests secure only Indebtedness permitted by Section 9.2(f), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary, and (v) such security interests shall not interfere with the security and priority of the Liens granted to the Collateral Agent for the benefit of the Secured Parties;

(n)           Liens to secure Indebtedness permitted under Section 9.2(h) if (i) no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, (ii) such Liens shall not attach to any Collateral or interfere with the security and priority of the Liens granted to the Collateral Agent for the benefit of the Secured Parties and (iii) the Secured Leverage Ratio of the Company and its Consolidated Subsidiaries is less than 2.75 to 1.00 (calculated on a pro forma basis as of the last day of the fiscal quarter ending immediately preceding the date of the incurrence of such Indebtedness for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to the incurrence of such as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter);

(o)           judgment liens in respect of judgments that do not constitute an Event of Default under Section 10.1(h);

(p)           Liens arising from precautionary UCC filings or similar filings relating to Operating Leases;

(q)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(r)           Liens on insurance proceeds securing the payment of financed insurance premiums (provided that such Liens extend only to such insurance proceeds and not to any other property or assets).

No Liens shall be permitted to exist, directly or indirectly (i) on the Collateral (as defined in the Pledge Agreements), other than Liens created under the Pledge Agreements and under clause (a) above, or (ii) except as permitted under clauses (a), (f), (i) and (j) above, on material trademarks.

Section 9.4            Limitation on Contingent Obligations.  Create, incur, assume or suffer to exist any Contingent Obligation except:

(a)           guarantees of obligations to third parties made in the ordinary course of business in connection with relocation of employees of the Company or any of its Subsidiaries;

(b)           guarantees by the Company and its Subsidiaries incurred in the ordinary course of business for an aggregate amount not to exceed $35,000,000 at any one time; provided, however, that any such guarantee granted by a Subsidiary shall only be given in accordance with Section 9.15 hereof;

(c)           Contingent Obligations existing on the Closing Date and described in Schedule 9.4 including any extensions or renewals thereof;

(d)           Contingent Obligations in respect of derivative contracts permitted by Section 9.11;

(e)           Contingent Obligations pursuant to the Credit Documents;

(f)           guarantees by the Company of (i) Indebtedness of its Subsidiaries permitted under Section 9.2(g) and (ii) other obligations of Subsidiaries not prohibited hereunder; and

(g)           guarantees by any Subsidiary of Indebtedness and other obligations of the Company or any Subsidiary; provided that the Indebtedness or obligations so guaranteed is either permitted pursuant to Section 9.2 or not prohibited hereunder; and provided further that any such guarantees shall only be given in accordance with Section 9.15 hereof.

Section 9.5            Prohibition of Fundamental Changes.  Enter into any transaction of acquisition of, or merger or consolidation or amalgamation with, any other Person (including any Subsidiary or Affiliate of the Company or any of its Subsidiaries), or transfer all or substantially all of its assets to any Subsidiary, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or engage in any type of business other than of the same general type now conducted by it and those reasonably related or incidental thereto, except for (a) any merger of any Subsidiary into (i) the Company provided the Company is the surviving entity or (ii)(A) any Domestic Subsidiary or (B) in the case of a Foreign Subsidiary, any other Foreign Subsidiary; provided, in each case, that if one of the parties has become a guarantor under this Agreement pursuant to Section 8.10 or Section 9.15, such entity shall be the surviving entity, and (b) liquidation or dissolution of any Subsidiary, provided that all assets of such Subsidiary are transferred to the Company or to a Wholly-Owned Domestic Subsidiary Guarantor.

Section 9.6             Prohibition on Sale of Assets.  Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, tax benefits, receivables and leasehold interests), whether now owned or hereafter acquired except:

(a)           for the sale or other disposition of any tangible personal property that, in the reasonable judgment of the Company, has become uneconomic, obsolete or worn out, and which is disposed of in the ordinary course of business;

(b)           for sales or other dispositions of inventory made in the ordinary course of business and dispositions, assignments or abandonment of intellectual property in the ordinary course of business;

(c)           that any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or make any investment permitted by Section 9.7;

(d)           that (i) any Foreign Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or by merger, consolidation, transfer of assets, or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company, (ii) any Subsidiary of the Company which is not a Credit Party may sell or otherwise dispose of, or part control of any or all of, the capital stock of, or other equity interests in, any Subsidiary of the Company to a Wholly-Owned Subsidiary of the Company, and (iii) any Subsidiary of the Company which is not a Credit Party may sell or otherwise dispose of, or part control of any or all of, the capital stock of, or other equity interests in, any Subsidiary of the Company to a Wholly-Owned Subsidiary of the Company which is a Credit Party; provided that in any case such transfer shall not cause a Domestic Subsidiary to become a Foreign Subsidiary;

(e)           for the sale or other disposition by the Company or any of its Subsidiaries of any assets described on Schedule 9.6 consummated after the Closing Date, provided that such sale or other disposition shall be made for fair value on an arm’s-length basis;

(f)           for the sale or other disposition by the Company or any of its Subsidiaries of other assets consummated after the Closing Date, provided that (i) such sale or other disposition shall be made for fair value on an arm’s-length basis, (ii) the consideration for such sale or other disposition consists of cash and Cash Equivalents, assets (other than capital stock and equity interests) which can be employed in the same business as the Company and its Subsidiaries are engaged in or a related business and promissory notes and other debt obligations of the purchaser of the assets being sold or disposed of, provided that not more than 25% of the purchase price payable in connection with any such sale or disposition shall be in the form of promissory notes or other debt obligations of the purchaser of such assets; and (iii) the Net Proceeds from such sale or other disposition shall be applied in accordance with the provisions of Section 5.6;

(g)           any leases or licenses of property in the ordinary course of business; and

(h)           any leases or licenses of any intellectual property or intangible assets or entering into any franchise agreement in the ordinary course of business.

The Company and its Subsidiaries shall not convey, sell, lease, assign, transfer or otherwise dispose of any material trademarks except as permitted by clauses (e), (g) and (h) above.

Section 9.7          Limitation on Investments, Loans and Advances.  Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make or maintain any other investment (each and “Investment” and, collectively, “Investments”) in, any Person, except (subject to the final sentence of this Section 9.7) the following:

(a)           (i) loans or advances in respect of intercompany accounts attributable to the operation of the Company’s cash management system, (ii) loans or advances by the Company to any Subsidiary for working capital needs so long as such loans or advances constitute Indebtedness of the primary obligor that is not subordinate to any other Indebtedness of such obligor and, if evidenced by a promissory note, instrument or other writing, shall be pledged to the Collateral Agent as a Pledged Note, and provided that the aggregate outstanding principal amount of all such loans, when aggregated with the aggregate amount of all Investments made by the Company in its Subsidiaries pursuant to clause (b)(i) below, shall not exceed five percent (5%) of the Consolidated Total Assets, and (iii) loans or advances to the Company which are subordinated to the Finance Obligations on the terms and conditions set forth in Exhibit G;

(b)           (i) Investments by the Company in Subsidiaries of the Company that are not Credit Parties other than any Foreign Subsidiary; provided that at all times the aggregate amount of all such Investments, when taken together with the aggregate amount of all outstanding loans and advances made pursuant to clause (a)(ii) above, shall not exceed five percent (5%) of the Consolidated Total Assets, and (ii) Investments by the Company in Foreign Subsidiaries of the Company, provided that the aggregate amount of all such investments (determined without regard to any write-offs or write-downs thereof) shall not exceed $75,000,000 at any time outstanding;

(c)           Investments by the Company or any of its Subsidiaries in Subsidiaries of the Company which are Credit Parties;

(d)           any Domestic Subsidiary of the Company which is not a Credit Party may make investments in the Company or any Domestic Subsidiary (by way of capital contribution or otherwise), and any Foreign Subsidiary of the Company may make investments in the Company or any other Foreign Subsidiary (by way of capital contribution or otherwise);

(e)           the Company may invest in, acquire and hold cash and Cash Equivalents;

(f)           the Company or any of its Subsidiaries may make travel and entertainment advances and relocation loans in the ordinary course of business to officers, employees and agents of the Company or any such Subsidiary;

(g)           the Company or any of its Subsidiaries may make payroll advances in the ordinary course of business;

(h)           the Company or any of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that nothing in this clause (h) shall prevent the Company or any Subsidiary from offering such concessionary trade terms, or from receiving such investments in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances);

(i)           the Company and its Subsidiaries may make investments in connection with asset sales permitted by Section 9.6 or to which the Required Lenders consent;

(j)           investments, loans and advances of the Company existing on the Closing Date and described in Schedule 9.7;

(k)           so long as no Default or Event of Default has occurred and is continuing or would exist after giving effect to such transaction, the Company and its Subsidiaries may make Permitted Acquisitions and investments in Permitted Joint Ventures, provided that (i) after giving effect thereto the Company shall be in compliance with the covenants set forth in Section 9.1 (calculated on a pro forma basis as of the last day of the fiscal quarter ending immediately preceding the effective date of such Permitted Acquisition or other investment for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to such Permitted Acquisition or investment as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter), (ii) the Secured Leverage Ratio of the Company and its Consolidated Subsidiaries is less than 2.75 to 1.00 (calculated on a pro forma basis as of the last day of the fiscal quarter ending immediately preceding the effective date of such Permitted Acquisition or other investment for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to such Permitted Acquisition or investment as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter) and (iii) if any Person shall become a Domestic Subsidiary of the Company by virtue of a Permitted Acquisition, then, unless all or substantially all of the assets of such Person are transferred to the Company (by merger of such Person with and into the Company or otherwise) within 90 days after the date such Person first become a Domestic Subsidiary of the Company, the Company shall cause such Person to become a Credit Party (and its assets to become Qualified Domestic Assets) and shall cause each such Person to comply with the requirements set forth in Section 8.10(a)(i) through (vi);

(l)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

(m)           Investments of the type contemplated by paragraphs (a) and (b) of this Section 9.7 if after giving effect thereto (i) no Default or Event of Default has occurred or would occur after giving effect thereto, (ii) the Company is in compliance with the Total Leverage Ratio and the Interest Coverage Ratio at the respective levels applicable thereto at such time in accordance with Section 9.1, as each such ratio so specified is reduced (in the case of Section 9.1(a)) or increased (in the case of Section 9.1(b)) by .50 to 1.00 from the applicable levels set forth in Section 9.1, and the Secured Leverage Ratio of the Company and its Consolidated Subsidiaries is less than 2.50 to 1.00, in each case calculated on a pro forma basis as of the last day of the fiscal quarter ending immediately preceding the date of each such Investment for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to such Investment as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter, and (iii) the aggregate amount of such Investments does not exceed the Available Amount.

In no case shall the Company or any of its Subsidiaries make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make or maintain any other Investment in, any Person (other than one or more Foreign Subsidiaries solely to the extent permitted under Section 9.7(b)(ii)) if after giving effect thereto (i) Qualified Domestic Assets do not have a book value at least equal to the Minimum Qualified Domestic Asset Amount or (ii) one or more Subsidiaries which are not at the time Wholly-Owned Domestic Subsidiary Guarantors (excluding ATS and ALC if and only so long as they do not collectively own assets having a book value in excess of the Allowed Exclusion Amount) individually or collectively own assets having a book value exceeding the product of (i) 7.5% (expressed as a decimal) multiplied by (ii) the aggregate book value of Consolidated Total Domestic Assets.

Section 9.8           Capital Expenditures.  Make or commit to make Capital Expenditures in any fiscal year exceeding $75,000,000.  Capital Expenditures permitted to be made during a fiscal year pursuant to the terms hereof, if not expended in the year for which it is permitted, may be carried over for expenditure in the next following year and any amounts so carried over shall be deemed to be the first amounts expended in such following year, provided that, subject to compliance with Section 5.6, Capital Expenditures in excess of the amount set forth above may be made with Net Proceeds of Asset Sales, Condemnation Awards and Insurance Proceeds.

Section 9.9           Limitation on Dividends.  Declare any dividends on any shares of any class of stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any of its Subsidiaries; except that:

(a)           Subsidiaries may pay dividends directly or indirectly to the Company or to Wholly-Owned Domestic Subsidiaries and Foreign Subsidiaries may pay dividends directly or indirectly to Foreign Subsidiaries which are directly or indirectly wholly-owned by the Company;

(b)           the Company and its Subsidiaries may pay or make dividends or distributions to any holder of its capital stock in the form of additional shares of capital stock of the same class and type;

(c)           the Company may effect one or more Qualified Stock Repurchases if (i) no Default or Event of Default has occurred or would occur after giving effect thereto and (ii) (x) with respect to Qualified Stock Repurchases for an aggregate consideration, together with the aggregate of all amounts paid under Section 9.12(a)(v)(C)(x), not exceeding $150,000,000 in the aggregate, the Company shall be in compliance with the covenants set forth in Section 9.1 and (y) with respect to Qualified Stock Repurchases funded with any Available Amount, (1) the Company shall be in compliance with the covenants set forth in Section 9.1 and (2) the Secured Leverage Ratio of the Company and its Consolidated Subsidiaries is less than 2.75 to 1.00, in each case calculated on a pro forma basis as of the last day of the fiscal quarter ending immediately preceding the date of any such Qualified Stock Repurchase for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to such Qualified Stock Repurchase as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter; and

(d)           so long as no Default or Event of Default has occurred or would occur after giving effect to such declaration or payment, the Company may declare and pay cash dividends or distributions to any holders of its Equity Interests, provided that, after giving effect thereto the Company (i) is in pro forma compliance with the Total Leverage Ratio and the Interest Coverage Ratio at the respective levels applicable thereto at such time in accordance with Section 9.1, as each such ratio so specified is reduced (in the case of Section 9.1(a)) or increased (in the case of Section 9.1(b)) by .50 to 1.00 from the applicable levels set forth in Section 9.1, (ii) the Secured Leverage Ratio of the Company and its Consolidated Subsidiaries is less than 2.50 to 1.00, in each case calculated on a pro forma basis as of the last day of the fiscal quarter ending immediately preceding the effective date of such cash dividend or distribution for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to such cash dividend or distribution as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter, and (iii) the aggregate amount of such dividends and distributions does not exceed the Available Amount.

Section 9.10          Transaction with Affiliates.  Enter into after the date hereof any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except (a) for transactions which are otherwise permitted under this Agreement and which are in the ordinary course of the Company’s or a Subsidiary’s business and which are upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a hypothetical comparable arm’s length transaction with a Person not an Affiliate, or (b) as permitted under Sections 9.2(b) and (i), Section 9.3(l), Sections 9.4(a), (c), (f) and (g), Section 9.5, Section 9.6(c) and (d), Section 9.7 and Section 9.9, (c) transactions among the Company and its Wholly-Owned Subsidiaries not prohibited under this Agreement or (d) as set forth on Schedule 9.10; provided that nothing in this Section 9.10 shall prohibit the Company or its Subsidiaries from engaging in the following transactions:  (x) the performance of the Company’s or any Subsidiary’s obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (y) the payment of compensation to employees, officers, directors or consultants in the ordinary course of business or (z) the maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, in each case, in the ordinary course of business.

Section 9.11           Derivative Contracts.  Enter into any foreign currency exchange contracts, interest rate swap arrangements or other derivative contracts or transactions, other than such contracts, arrangements or transactions entered into in the ordinary course of business for the purpose of hedging (i) any asset or obligation of the Company or any of its Subsidiaries with respect to their operations outside of the United States, (ii) the interest rate or currency exposure of the Company or any of its Subsidiaries, and (iii) the purchase requirements of the Company or any of its Subsidiaries with respect to raw materials and inventory.

Section 9.12            Other Indebtedness.  (a)  Prepayments and Repayments of Indebtedness.  Prepay, redeem, purchase, acquire, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except for:  (i) the repayment of the Obligations in accordance with this Agreement; (ii) the repayment to one or more Cash Management Banks of Cash Management Obligations in accordance with one or more Cash Management Agreements; (iii) the repayment to one or more Hedge Banks of Swap Obligations in accordance with one or more Swap Contracts; (iv) regularly scheduled or required repayments or redemptions of non-subordinated Indebtedness permitted under Section 9.2; and (v) optional payments and prepayments of Indebtedness permitted under Section 9.2 if, after giving effect thereto, (A) no Default or Event of Default has occurred or would occur after giving effect to such payment or prepayment, (B) the aggregate amount of all such payments and prepayments made from and after the Effective Date, when taken together with the aggregate consideration paid or payable for all Qualified Stock Repurchases made from and after June 11, 2008 under Section 9.9(c)(ii)(x), does not exceed $150,000,000 as such amount may be increased by any Available Amount and (C) (x) with respect to all such payments and prepayments up to an aggregate amount, together with the aggregate consideration paid or payable for all Qualified Stock Repurchases made from and after June 11, 2008 under Section 9.9(c)(ii)(x), not exceeding $150,000,000, the Company shall be in compliance with the covenants set forth in Section 9.1 and (y) with respect to of all such payments and prepayments made with any Available Amount, (1) the Company shall be in compliance with the covenants set forth in Section 9.1 and (2) the Secured Leverage Ratio of the Company and its Consolidated Subsidiaries is less than 2.75 to 1.00, in each case calculated on a pro forma basis as of the last day of the fiscal quarter ending immediately preceding the effective date of such payment or prepayment for which the relevant financial information has been delivered to the Lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to such payment or prepayment as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter.

(b)           Senior Notes Documents.  Waive or otherwise relinquish any of its rights or causes of action arising under or arising out of the terms of the Senior Notes or consent to any amendment, modification or supplement to the terms of the Senior Notes or the Senior Note Documents that is adverse to the interests of the Lenders except with the consent of the Required Lenders.

Section 9.13             Fiscal Year.  Permit the fiscal year of the Company to end on a day other than December 31, unless the Company shall have given at least 45 days prior written notice to the Administrative Agent and the Company and the Required Lenders have agreed on appropriate revisions to Section 9.8 to reflect such a change in fiscal year.

Section 9.14              Amendment of Organizational Documents.  Amend any of its or any of its Subsidiary’s Organization Documents in a manner materially adverse to the interests of the Administrative Agent or the Lenders, without the  prior written consent of the Required Lenders.

Section 9.15               Limitation on Guarantees.  The Company will not permit any Subsidiary to, directly, or indirectly, incur or assume any guarantee of any Indebtedness of any other entity, unless such Subsidiary is already a Credit Party or contemporaneously therewith, effective provision is made to guarantee the Finance Obligations equally and ratably with (or on a senior secured basis to, if applicable) such other Indebtedness for so long as such other Indebtedness is so guaranteed.  Any guarantee required to be given under this Section 9.15 shall be pursuant to the Guaranty or another similar agreement in form and substance satisfactory to the Administrative Agent.

Section 9.16                Independence of Covenants.  All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

ARTICLE X
EVENTS OF DEFAULT

Section 10.1                 Events of Default.  Upon the occurrence of any of the following events:

(a)           the Company shall fail (i) to pay any principal of any Loan when due in accordance with the terms hereof or thereof or to reimburse the Issuing Lender in accordance with Section 4.6 or (ii) to pay any interest on any Loan or any other amount payable hereunder within three Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b)           any representation or warranty made or deemed made by any Credit Party in any Credit Document or which is contained in any certificate, guarantee, document or financial or other statement furnished under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)           the Company shall default in the observance or performance of any agreement contained in Sections 8.1, 8.2, 8.8, 8.9, 8.10, or Article IX of this Agreement, provided that, with respect to any default in the observance or performance of any agreement contained in Sections 8.2(c) through (e), 8.8 and 8.9(ii) through (vi), such default shall continue unremedied for a period of 10 days; or

(d)           any Credit Party shall default in the observance or performance of any other term, covenant, or agreement contained in any Credit Document, and such default shall continue unremedied for a period of 30 days; or

(e)           the Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans, the Revolving L/C Obligations and any intercompany debt (which, if any such intercompany debt consists of loans or advances to the Company or to one or more Subsidiary Guarantors, is subordinated to the Finance Obligations on the terms and conditions set forth in Exhibit G)) or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Contingent Obligation to become payable, any applicable grace period having expired, provided that the aggregate principal amount of all such Indebtedness and Contingent Obligations which would then become due or payable as described in this Section 10.1(e) would equal or exceed $25,000,000; or

(f)           (i) the Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any such Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any such Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any such Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any such Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any such Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)           (i) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (ii) a Reportable Event (other than a Reportable Event with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) shall occur with respect to, or proceedings to have a trustee appointed shall commence with respect to, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, such Reportable Event shall continue unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given and, in the case of the institution of proceedings, such proceedings shall continue for ten days after commencement thereof or (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions relating to such Single Employer Plans, if any, could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities which, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

(h)           one or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance or indemnity) of $25,000,000 or more to the extent that all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

(i)           except as contemplated by this Agreement, any guarantee of this Agreement given pursuant to the terms hereof shall cease, for any reason, and in any material respect, to be in full force and effect or any Credit Party shall so assert in writing; or

(j)           except as contemplated by this Agreement or as provided in Section 12.1, any Credit Party shall breach any covenant or agreement contained in any Collateral Document with the effect that such Collateral Document shall cease to be in full force and effect or the Lien granted thereby shall cease to be a first priority Lien or any Collateral Document shall assert in writing that any Collateral Document is no longer in full force and or effect or the Lien granted thereby is no longer a first priority Lien; or

(k)           a Change of Control shall occur;

then, and in any such event, (i) if such event is an Event of Default with respect to the Company specified in clause (i) or (ii) of paragraph (f) above, automatically (A) the Commitments and the Issuing Lender’s obligation to issue Letters of Credit shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Loans shall immediately become due and payable, (B) all obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and the Issuing Lender’s obligation to issue Letters of Credit shall immediately terminate, and (C) and the obligation of the Company to Cash Collateralize the Revolving L/C Obligations shall automatically become effective; and (ii) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken:  (A) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments and the Issuing Lender’s obligation to issue Letters of Credit to be terminated forthwith, whereupon the Commitments and such obligation shall immediately terminate; and (B) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Company (x) declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Loans to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (y) declare all or a portion of the obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that the Company discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations.  All payments under this Article X on account of undrawn Letters of Credit shall be made by the Company directly to a cash collateral account established by the Administrative Agent for such purpose for application to the Company’s reimbursement obligations under Section 4.6 as drafts are presented under the Letters of Credit, with the balance, if any, to be applied to the Company’s obligations under this Agreement and the Loans as the Administrative Agent shall determine with the approval of the Required Lenders.  Except as expressly provided above in this Article X, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE XI
THE SYNDICATION AGENTS, THE DOCUMENTATION AGENTS, THE ADMINISTRATIVE AGENT; THE ISSUING LENDER

Section 11.1            Appointment.  Each Lender hereby irrevocably designates and appoints J.P. Morgan Securities Inc., UBS Securities LLC and Credit Suisse Securities (USA) LLC as the Syndication Agents of such Lender under this Agreement and acknowledges that the Syndication Agents, in their respective capacity as such, shall have no duties or liabilities under the Credit Documents.  Each Lender hereby irrevocably designates and appoints The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and SunTrust Bank as the Documentation Agents of such Lender under this Agreement and acknowledges that the Documentation Agents, in their respective capacity as such, shall have no duties or liabilities under the Credit Documents.  Each Lender hereby irrevocably designates and appoints JPMCB as the Administrative Agent under this Agreement and irrevocably authorizes JPMCB as Administrative Agent for such Lender to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against any Agent.

Section 11.2            Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and each of the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Without limiting the foregoing, the Administrative Agent may appoint any of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Company and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.  None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in Section 11.3.

Section 11.3             Exculpatory Provisions.  Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Affiliates or Subsidiaries shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person’s own gross negligence or willful misconduct to the extent determined by a final, nonappealable judgment of a court of competent jurisdiction), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, the Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Documents or for any failure of any Credit Party to perform its obligations thereunder.  None of the Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Credit Document, or to inspect the properties, books or records of any Credit Party.

Section 11.4              Reliance by Syndication Agents, Documentation Agents or Administrative Agent.  Any Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, electronic message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by any Agent.  The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agents.  The Agents shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, where unanimous consent of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Agents shall in all cases be fully protected in acting, or in refraining from acting, under any Credit Document in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

Section 11.5               Notice of Default.  None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that any Agent receives such a notice, such Agent shall promptly give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that (i) the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to liability or that is contrary to this Agreement or applicable law and (ii) unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 11.6               Non-Reliance on Syndication Agents, Documentation Agents, Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that none of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by such Agent to any Lender.  Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder, issue and participate in the Letters of Credit and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, financial condition, assets, liabilities, net assets, properties, results of operations, value, prospects and other condition or creditworthiness of the Credit Parties which may come into the possession of any Agent or any of its officers, directors, employees, agents, attorneys-in-fact, Affiliates or Subsidiaries.

Section 11.7             Indemnification.  The Lenders severally agree to indemnify each of the Agents in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to the respective amounts of their respective Commitments (or, to the extent such Commitments have been terminated, according to the respective outstanding principal amounts of the Loans and obligations, and whether as Issuing Lender or a Participating Lender, with respect to Letters of Credit), in each case determined as of the time the applicable unreimbursed expense, obligation, loss or other amount is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of the Credit Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by any Agent under or in connection with any of the foregoing; provided that (a) no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from any Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction and (b) Lenders holding only Tranche B Term Loans shall not be required to so indemnify in respect of matters relating to Letters of Credit (with such indemnity being provided solely by Lenders holding Revolving Credit Commitments).  The agreements contained in this Section 11.7 shall survive the payment of all amounts payable hereunder.

Section 11.8             Syndication Agent, Documentation Agent and Administrative Agent in its Individual Capacity.  The Agents and their Affiliates and Subsidiaries may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though each Agent were not each Agent hereunder.  With respect to its Loans made or renewed by it and any Letter of Credit issued by or participated in by it, each of the Agents shall have the same rights and powers, duties and liabilities under the Credit Documents as any Lender and may exercise the same as though it were not an Agent and the terms “Lender” and “Lenders” shall include each Agent in its individual capacities.

Section 11.9             Successor Syndication Agent, Documentation Agent or Administrative Agent.  Any Agent may resign as Agent upon 30 days’ notice to the Lenders.  The resignation of any Syndication Agent shall be effective without any further act or deed on the part of the former Syndication Agent.  The resignation of any Documentation Agent shall be effective without any further act or deed on the part of the former Documentation Agent.  If the Administrative Agent shall resign as Administrative Agent under the Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Company (which approval shall not be unreasonably withheld) whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term “Administrative Agent” shall mean such successor agent effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Documents.

Section 11.10           Issuing Lender as Issuer of Letters of Credit.  Each Lender, each Syndication Agent and each Documentation Agent hereby acknowledges that the provisions of this Article XI shall apply to the Issuing Lender, in its capacity as issuer of any Letter of Credit, in the same manner as such provisions are expressly stated to apply to the Administrative Agent.

ARTICLE XII
MISCELLANEOUS

Section 12.1            Amendments and Waivers.  No Credit Document nor any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 12.1.  With the written consent of the Required Lenders, the Administrative Agent and the respective Credit Parties may, from time to time, enter into written amendments, supplements or modifications to any Credit Document for the purpose of adding any provisions to such Credit Document to which they are parties or changing in any manner the rights of the Lenders or of any such Credit Party or any other Person thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of any such Credit Document or any Default or Event of Default and its consequences; provided, however, that:

(i)           no such waiver and no such amendment, supplement or modification shall (A) extend the scheduled maturity of any Loan or scheduled installment of any Term Loan or extend the expiry date of any Letter of Credit beyond the Revolving Credit Termination Date, or reduce the rate or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce the amount or extend the time of payment of any fee payable to the Lenders hereunder, or reduce or forgive the principal amount thereof, or increase the amount of any Commitment of any Lender, without the consent of each Lender directly affected thereby, or (B) amend, modify or waive any provision of this Section 12.1 or the definitions of Required Lenders, or alter the manner in which payments of principal, interest, or other amounts hereunder shall be applied as among the Lenders in each respective Facility (in which case, the written consent of each Lender to the respective Facility shall be required), or change the percentage of the Lenders required to waive a condition precedent under Section 7.1 or waive or amend any other provision in any of the Credit Documents which by their terms require all Lenders’ consent or consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document, or amend, modify or change all or any substantial part of the Collateral or pledged assets granted hereunder, or amend, modify or change the guarantee obligations of any material guarantor provided (or the requirement that they be so provided) hereunder, in each case, without the written consent of each Lender (unless otherwise specified in clause (B) of this clause (i));

(ii)           no such waiver and no such amendment, supplement or modification shall amend or waive (A) any mandatory prepayment of the Term Loans under Section 5.6 or (B) the provisions of this Section 12.1(ii) or the definition of “Required Term Lenders” without in each case the written consent of the Required Term Lenders; and

(iii)           no such waiver and no such amendment, supplement or modification shall amend, modify or waive any provision of Article XI without the written consent of the Agents and the Issuing Lender.

Any such waiver and any such amendment, supplement or modification described in this Section 12.1 shall apply equally to each of the Lenders and shall be binding upon each Credit Party, the Lenders, each Agent and all future holders of the Loans.  No waiver, amendment, supplement or modification of any Letter of Credit shall extend the expiry date thereof without the written consent of the Participating Lenders.  In the case of any waiver, the Company, the Lenders and each Agent shall be restored to their former position and rights hereunder and under the outstanding Loans, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Section 12.2              Notices.  (a)  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, addressed as follows in the case of each Credit Party and the Administrative Agent, and as set forth on its signature page hereto in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Company:	B/E Aerospace, Inc.
1400 Corporate Center Way
Wellington, FL 33414
Attn: Thomas P. McCaffrey, CFO
(or)
Edmund Moriarty, General Counsel
Telecopy: (561) 791-3966

With a copy to:	Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attn: Maura O’Sullivan, Esq.
E-mail: mosullivan@shearman.com
Telecopy: (646) 848-7897

The Administrative Agent, Collateral	JPMorgan Chase Bank, N.A.
Agent and Issuing Lender:	1111 Fannin Street, 10th Floor
Houston, TX 77002
Attn: Denise Ramon
Loan & Agency Services
Fax: 713-750-2938
Tel: 713-750-7906

and

JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, NY 10017
Attn: Matthew Massie
Credit Risk Management
Fax: 212-270-5100
Tel: 212-270-5432

With a copy of any notice sent to	Fried, Frank, Harris, Shriver & Jacobson LLP
the Administrative Agent or to the	One New York Plaza
Issuing Lender to:	New York, NY 10004-1980
Attn: Brian D. Murphy, Esq.
E-mail: brian.murphy@friedfrank.com
Telecopy: (212) 859-4000

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Sections 4.3, 4.7, 5.1, 5.3, 5.4, 5.5, and 5.6 shall not be effective until received and provided, further that the failure to provide the copies of notices to the Company provided for in this Section 12.2 shall not result in any liability to any Agent or any Lender.

(b)           THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, “Agent Parties”) or any Indemnified Person or its Related Parties have any liability to the Company, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s, an Indemnified Person’s or its Related Parties’ transmission of Company Materials through electronic telecommunications or other information transmission systems, except for direct or “economic” (as such term is used in Title 18, United States Code, Section 1030(g)) (as opposed to special, indirect, consequential or punitive) losses, claims, damages, liabilities or expenses to the extent that such losses, claims, damages, liabilities or expenses (x) are determined by a court of competent jurisdiction by a final an nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party, Indemnified Person or Related Party or (y) result from a claim brought by the Company or any other Credit Party against an Agent Party, an Indemnified Person or a Related Party for material breach of such Agent Party’s, Indemnified Person’s or Related Party’s obligations hereunder or under any other Credit Document in respect of Company Materials made available through electronic telecommunications or other information transmission systems, if the Company or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, however, that in no event shall any Agent Party, Indemnified Person or Related Party have any liability to the Company, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to such direct or “economic” damages).

Section 12.3           No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 12.4           Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Letters of Credit and the Loans.

Section 12.5           Payment of Expenses; Indemnification.  (a)  The Company agrees:

(i)           to pay or reimburse the Administrative Agent and the Initial Lenders for all of their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, execution, delivery, administration, amendment, waiver and modification of, the Credit Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby and the syndication of the Loans under this Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and one counsel to the Initial Lenders, subject to receipt of supporting documentation in reasonable detail;

(ii)           to pay or reimburse each Lender and each Agent for all their costs and expenses incurred in connection with, and to pay, indemnify, and hold each Agent and each Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights (including in any workout proceedings, restructuring, standstill or forbearance providing relief to the Credit Parties) under any Credit Document and any such other documents, including, without limitation, reasonable out-of-pocket fees and disbursements of counsel to each Agent and each Lender (including, but not limited to, reasonable fees and expenses of one counsel to the Initial Lenders and one local counsel in each appropriate jurisdiction and expenses incurred in connection with travel, courier, reproduction, printing and delivery expenses), incurred in connection with the foregoing and in connection with advising the Administrative Agent with respect to its rights and responsibilities under this Agreement and the documentation relating thereto, subject to receipt of supporting documentation in reasonable detail (it being agreed that the Agents and the Lenders shall have the right to employ separate counsel and the Company shall bear the reasonable out-of-pocket fees, costs, and expenses of such separate counsel if (A) the use of the selected counsel would present such counsel with a conflict of interest or (B) the actual or potential defendants in, or targets of, any such action include both the Company and the Agents and/or a Lender, and such Agent or Lender shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Company or any other such Person);

(iii)           to pay, indemnify, and to hold each Agent and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect thereto, or resulting from any delay in paying such recording and filing fees, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other documents; and

(iv)           to pay, indemnify, and hold each Agent and each Lender (each, an “Indemnified Person”) and their respective officers, directors, employees and agents (the officers, directors, employees, trustees, advisors and agents of any Indemnified Person are such Indemnified Person’s “Related Parties”) harmless from and against any and all other actual out-of-pocket liabilities, obligations, losses, damages (including punitive damages), penalties, fines, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable experts’ and consultants’ fees and reasonable fees and disbursements of counsel and third party claims for personal injury or real or personal property damage) which may be incurred by or asserted against any Agent, the Lenders or the Related Parties (x) arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Credit Documents, the proceeds of the Loans, or any of the other transactions contemplated hereby or thereby, whether or not any Agent or any of the Lenders is a party thereto, (y) with respect to any environmental matters, any environmental compliance expenses and remediation expenses in connection with the presence, suspected presence, release or suspected release of any Materials of Environmental Concern in or into the air, soil, groundwater, surface water or improvements at, on, about, under, or within the Properties, or any portion thereof, or elsewhere in connection with the transportation of Materials of Environmental Concern to or from the Properties, or (z) without limiting the generality of the foregoing, by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payments under, Letters of Credit (it being agreed that nothing in this Section 12.5(iv)(z) is intended to limit the Company’s obligations pursuant to Section 4.6);

(all the foregoing, collectively, the “indemnified liabilities”), provided that the Company shall have no obligation hereunder with respect to indemnified liabilities of any Indemnified Person or its Related Parties arising from the gross negligence or willful misconduct of such Indemnified Person or its Related Parties as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(b)           To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Indemnified Person and its Related Parties on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

(c)           The agreements in this Section 12.5 shall survive repayment of the Loans and all other amounts payable hereunder.

(d)           All amounts due under this Section 12.5 shall be payable promptly after written demand therefor.

Section 12.6              Successors and Assigns; Participations; Purchasing Lenders.  (a)  This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Agents, all future holders of the Loans, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b)           Any Lender other than any Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions or Lender Affiliates (“Participants”) participating interests in any Loan owing to such Lender, any participating interest of such Lender in the Letters of Credit, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Credit Documents; provided, however, that such Lender shall not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 12.1(i) that affects such Participant.  The Company agrees that if amounts outstanding under this Agreement and the Loans are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Loan to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Loan; provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof, as provided in Section 12.7.  The Company also agrees that each Participant shall be entitled to the benefits of Sections 5.12, 5.19, 5.20, 5.21 and 5.23 with respect to its participation in the Letters of Credit and in the Commitments and the Loans outstanding from time to time; provided that (x) no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, (y) each Participant shall be subject to the provisions of paragraph (c) of Section 5.20 and (z) a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.23 unless the Borrower is notified of the participation interest sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 5.23(e) as through it were a Lender.

(c)           Any Lender other than any Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, with the prior written consent of the Issuing Lender and the Swing Line Lender in the case of the Revolving Credit Facility, at any time sell to any Lender or any Affiliate or Lender Affiliate thereof (including any Affiliate or Subsidiary of such transferor Lender) and, with the prior written consent of the Company (subject to the penultimate sentence of this clause (c)) and the Administrative Agent (which in each case shall not be unreasonably withheld, conditioned, or delayed), sell to one or more additional banks or financial institutions (an “Assignee”), all or any part of its rights and obligations under this Agreement, the Notes and the other Credit Documents and, with respect to the Letters of Credit, such Lender’s L/C Participating Interest, pursuant to an Assignment and Acceptance executed by such Assignee, such assigning Lender (and by the Company, the Administrative Agent, the Issuing Lender and the Swing Line Lender, to the extent their consent is required), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (A) each such sale pursuant to this Section 12.6(c) of a Lender’s rights and obligations (i) to a Person which is not then a Lender or an Affiliate or Lender Affiliate of a Lender shall be of the entire remaining amount of the Assigning Lenders rights and obligations or, if less than such entire remaining amount, of Commitments and/or Loans of $5,000,000 (or, in the case of Tranche B Term Loan Commitments and Tranche B Term Loans, $1,000,000) or more unless otherwise agreed by the Company and the Administrative Agent; and (ii) to a Person which is then a Lender or an Affiliate or Lender Affiliate of a Lender may be in any amount and shall not require the consent of the Company or the Administrative Agent, and (B) each Assignee which is a Foreign Lender shall comply with the provisions of Section 5.23(e) hereof; and provided, further that the foregoing shall not prohibit a Lender from selling participating interests in accordance with Section 12.6(b) in all or any portion of its Commitments and/or Loans (without duplication).  For purposes of clauses (A) and (B) of the first proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any.  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with the Commitments and Loans as set forth therein, and (y) the assigning Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).  Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Commitment Percentages arising from the purchase by such Assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement.  Notwithstanding anything herein to the contrary (and to the extent permitted by law), after the occurrence and during the continuance of an Event of Default any Lender may sell all or any part of its rights and obligations under this Agreement without the consent of the Company.  Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Company or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 12.6(c).

(d)           The Administrative Agent acting on behalf of and as agent for the Company, shall maintain at the address of the Administrative Agent referred to in Section 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, the principal amount of any Term Loans, Swing Line Loans and/or Revolving Credit Loans owing to, and if such Lender has any Revolving Credit Commitment, the L/C Participating Interests of, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans or L/C Participating Interests recorded therein for all purposes of this Agreement, notwithstanding any notice to the contrary.  The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.  No assignment shall be effective for purposes of this agreement unless it has been recorded in the Register as provided in this paragraph.

(e)           Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and by the Company, the Issuing Lender, the Swing Line Lender and the Administrative Agent to the extent required hereby), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which fee the Company shall have no obligation to pay and which fee may be waived by the Administrative Agent in its discretion), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company.

(f)           If, pursuant to this Section 12.6, any interest in this Agreement or any Loan or Letter of Credit is transferred to any Transferee which would be a Foreign Lender upon the effectiveness of such transfer, the assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the Administrative Agent and the Company) that under applicable law and treaties no Taxes will be required to be withheld by the Administrative Agent, the Company or the assigning Lender with respect to any payments to be made to such Transferee in respect of the Loans or L/C Participating Interests, (ii) to furnish to the assigning Lender (and, in the case of any Assignee registered in the Register, the Administrative Agent and the Company) such Internal Revenue Service Forms required to be furnished pursuant to Section 5.23(e) and (iii) to agree (for the benefit of the assigning Lender, the Administrative Agent and the Company) to be bound by the provisions of Section 5.23(e).

(g)           For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment (i) by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law and (ii) by a Lender or a Lender Affiliate which is a fund to its trustee in support of its obligations to its trustee; provided that any transfer of Loans or Notes upon, or in lieu of, enforcement of or the exercise of remedies under any such pledge shall be treated as an assignment thereof which shall not be made without compliance with the requirements of this Section 12.6.

(h)           The Company, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (h) above.

(i)           Each of the Company, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however (i) that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period forbearance and (ii) the foregoing shall not prohibit or limit the ability of any such Person to file claims against a Conduit Lender in connection with any such proceeding.

Section 12.7            Adjustments; Set-off.  (a)  Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or Lenders, if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of any of its Tranche B Term Loan, Additional Term Loans, Revolving Credit Loans (other than payment of Swing Line Loans) or L/C Participating Interests, as the case may be, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.1(f), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender’s Tranche B Term Loan, Additional Term Loans, Revolving Credit Loans or L/C Participating Interests, as the case may be, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Tranche B Term Loan, Additional Term Loans, Revolving Credit Loans or L/C Participating Interests, as the case may be, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  The Company agrees that each Lender so purchasing a portion of another Lender’s Loans and/or L/C Participating Interests may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.  The Administrative Agent shall promptly give the Company notice of any set-off, provided that the failure to give such notice shall not affect the validity of such set-off.

(b)           Upon the occurrence and during the continuance of an Event of Default specified in Section 10.1(a) or 10.1(f), each Agent and each Lender are hereby irrevocably authorized at any time and from time to time without notice to the Company, any such notice being hereby waived by the Company, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Agent or such Lender to or for the credit or the account of the Company or any part thereof in such amounts as such Agent or such Lender may  elect, on account of the liabilities of the Company hereunder and under the other Credit Documents and claims of every nature and description of such Agent or such Lender against the Company in any currency, whether arising hereunder, or otherwise, under any other Credit Document as such Agent or such Lender may elect, whether or not such Agent or such Lender has made any demand for payment and although such liabilities and claims may be contingent or unmatured.  Each Agent and each Lender shall notify the Company promptly of any such setoff made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Agent or such Lender may have.

Section 12.8            Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.  This Agreement shall become effective with respect to the Company, the Agents and the Lenders when the Administrative Agent shall have received copies of this Agreement executed by the Company, the Syndication Agents, the Documentation Agents and the Lenders, or, in the case of any Lender, shall have received telephonic confirmation from such Lender stating that such Lender has executed counterparts of this Agreement or the signature pages hereto and sent the same to the Administrative Agent.

Section 12.9            Integration.  This Agreement and the other Credit Documents represent the entire agreement of the Credit Parties, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Credit Documents.

Section 12.10         GOVERNING LAW; NO THIRD PARTY RIGHTS.  THIS AGREEMENT AND THE LOANS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE LOANS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.  THIS AGREEMENT IS SOLELY FOR THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND, EXCEPT AS SET FORTH IN SECTION 12.6, NO OTHER PERSONS SHALL HAVE ANY RIGHT, BENEFIT, PRIORITY OR INTEREST UNDER, OR BECAUSE OF THE EXISTENCE OF, THIS AGREEMENT.

Section 12.11         SUBMISSION TO JURISDICTION; WAIVERS.  (a)  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i)           SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii)           CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii)           AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 12.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

(iv)           AGREES THAT NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(b)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.12         Acknowledgements.  The Company hereby acknowledges that:

(i)           none of the Agents or any Lender has any fiduciary relationship to any Credit Party, and the relationship between the Agents and the Lenders, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor; and

(ii)           no joint venture exists among the Lenders or among any Credit Parties and the Lenders.

Section 12.13         Confidentiality.  (a)  Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction or securitization relating to the Company and its obligations, (g) with the consent of the Company or (vii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Company.  For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential; provided, further, that, in the case of clauses (ii) and (iii) (other than in connection with routine regulatory examinations), unless specifically prohibited by applicable law, court order or the applicable regulatory authority, each Lender and the Administrative Agent shall use its commercially reasonable efforts to notify the Borrower of any such non-public information prior to disclosure hereof.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)           EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)           ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 12.14          USA Patriot Act.  Each Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it may be required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the Patriot Act.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

BE AEROSPACE, INC.

By:	/s/ THOMAS P. MCCAFFREY
Name: Thomas P. McCaffrey
Title: Senior Vice President

Signature Page – Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Lender and as a Lender

By:	/s/ MATTHEW H. MASSIE
Name: Matthew H. Massie
Title: Managing Director

Signature Page – Credit Agreement

UBS SECURITIES LLC,
as Joint Lead Arranger, Joint Bookrunner and as Syndication Agent

By:	/s/ RICHARD L. TAVROW
Name: Richard L. Tavrow
Title: Director

By:	/s/ IRJA R. OTSA
Name: Irja R. Otsa
Title: Associate Director

Address for Notices:

UBS Securities LLC
299 Park Avenue
New York, NY 10171
Attention: Christopher Abbate
Fax: 212-821-5766

Signature Page – Credit Agreement

CREDIT SUISSE SECURITIES (USA) LLC,
as Joint Lead Arranger, Joint Bookrunner and as Syndication Agent

By:	/s/ JAMES STONE
Name: James Stone
Title: Managing Director

Address for Notices:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
Attention: James Stone
Telecopy: 212-743-1793

Signature Page – Credit Agreement

UBS LOAN FINANCE LLC, as Lender

By:	/s/ RICHARD L. TAVROW
Name: Richard L. Tavrow
Title: Director

By:	/s/ DAVID B. JULIE
Name: David B. Julie
Title: Associate Director

Address for Notices:

677 Washington Blvd.
Stamford, CT 06901
Attention: Safraz Hassan
Telecopy: 203-719-3888

Signature Page – Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/ KARL STUDER
Name: Karl Studer
Title: Director

By:	/s/ MARKUS FRENZEN
Name: Markus Frenzen
Title: Assistant Vice President

Address for Notices:

Credit Suisse, Cayman Islands Branch
Eleven Madison Avenue
New York, NY 10010
Attention: Karl Studer
Telecopy: 212-743-1894

Signature Page – Credit Agreement

WELLS FARGO BANK, N.A.,
as Documentation Agent

By:	/s/ DON A. BYERS
Name: Don A. Byers
Title: Vice President

Address for Notices:

Wells Fargo Bank, N.A.
401 E. Jackson St., Suite 1450
Tampa, FL 33602

Signature Page – Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC,
as Documentation Agent

By:	/s/ L. PETER YETMAN
Name: L. Peter Yetman
Title: Senior Vice President

Address for Notices:

The Royal Bank of Scotland plc
600 Steamboat Rd
Greenwich, CT 06830

Signature Page – Credit Agreement

SUNTRUST BANK, as Documentation Agent

By:	/s/ ROB MADDOX
Name: Rob Maddox
Title: Director

Address for Notices:

SunTrust Bank
200 South Orange Avenue, 5th Floor
Orlando, Florida 32801

Signature Page – Credit Agreement

SUNTRUST BANK

By:	/s/ ROB MADDOX
Name: Rob Maddox
Title: Director

Signature Page – Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ L. PETER YETMAN
Name: L. Peter Yetman
Title: SVP

Signature Page – Credit Agreement

WELLS FARGO BANK, N.A.

By:	/s/ DON A. BYERS
Name: Don A. Byers
Title: Vice President

Signature Page – Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ KENNETH J. BECK
Name: Kenneth J. Beck
Title: Senior Vice President

Signature Page – Credit Agreement

MIZUHO CORPORATE BANK, LTD.

By:	/s/ BERTRAM H. TANG
Name: Bertram H. Tang
Title: Authorized Signatory

Signature Page – Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ KENNETH FIELER
Name: Kenneth Fieler
Title: Assistant Vice President

Signature Page – Credit Agreement

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY

By:	/s/ CHARLES STEWART
Name: Charles Stewart
Title: Vice President

Signature Page – Credit Agreement

THE BANK OF NOVA SCOTIA

By:	/s/ TODD MELLER
Name: Todd Meller
Title: Managing Director

Signature Page – Credit Agreement

STATE BANK OF INDIA, NEW YORK

By:	/s/ PRABODH PARIKH
Name: Prabodh Parikh
Title:Vice President & Head (Credit)
New York Branch

Signature Page – Credit Agreement

MERCANTIL COMMERCEBANK, N.A.

By:	/s/ JAVIER MIRANDA
Name: Javier Miranda
Title: Vice President

By:	/s/ ALAN HILLS
Name: Alan Hills
Title: Senior Vice President

Signature Page – Credit Agreement

FIRST COMMERCIAL BANK
NEW YORK AGENCY

By:	/s/ MAY HSIAO
Name: May Hsiao
Title:Assistant General Manager

Signature Page – Credit Agreement

TD BANK, N.A.

By:	/s/ PETER L. DAVIS
Name: Peter L. Davis
Title: SVP

Signature Page – Credit Agreement

CAPITAL ONE LEVERAGE FINANCE CORP.

By:	/s/ PAUL DELLOVA
Name: Paul Dellova
Title: Senior Vice President

Signature Page – Credit Agreement

Schedule 1A

COMMITMENT AMOUNTS

Lender	Revolving Credit Commitment	Tranche B Term Loan
JPMorgan Chase Bank, N.A.	$34,000,000.00	$175,000,000.00
UBS Loan Finance LLC	$33,000,000.00	$175,000,000.00
Credit Suisse, Cayman Islands Branch	$33,000,000.00	$175,000,000.00
SunTrust	$30,000,000.00
The Royal Bank of Scotland, plc	$30,000,000.00
Wells Fargo Bank, N.A.	$30,000,000.00
Bank of America, N.A.	$25,000,000.00
Mizuho Corporate Bank, Ltd.	$25,000,000.00
US Bank	$20,000,000.00
Bank of Tokyo-Mitsubishi UFJ Trust Company	$15,000,000.00
Scotia Capital	$20,000,000.00
State Bank of India, New York	$15,000,000.00
Mercantil Commercebank, N.A.	$10,000,000.00
First Commercial Bank	$10,000,000.00
Commerce Bank	$10,000,000.00
North Fork Bank	$10,000,000.00

BE Aerospace, Inc. – Credit Agreement Schedules

Schedule 1B

EXISTING MONEY MARKET FUNDS

Fund Company	Acct.#	Fund
JPMorgan Chase	304277827	JPMorgan Treasury Services’ Money Market Deposit Account
Federated Investments	4485988	Prime Cash Obligations Fund
BlackRock Liquidity Funds	24775	TempFund
Credit Suisse	2C1003997	Dreyfus Cash Management Plus
UBS	JD3859221	UBS Select Money Market Fund
UBS	JD0930221	UBS Select MM (Miami Fasteners)
Morgan Stanley	486101740355	AAA Institutional Money Trust

BE Aerospace, Inc. – Credit Agreement Schedules

Schedule 1C

REFINANCING AGREEMENTS

None.

BE Aerospace, Inc. – Credit Agreement Schedules

Schedule 4.3

EXISTING LETTERS OF CREDIT

L/C Available Amount ($)	Release Date	Expiry / Maturity Date	Beneficiary Name	Purpose Category	Notification Period	Auto Extension Period
220,000.00	JUN 26, 2002	JUN 27, 2009	CALIFORNIA WORKER’S COMPENSATION	FINANCIAL	45 DAYS	12 MONTHS
3,461,380.00	MAY 30, 1996	MAY 29, 2009	NATIONAL UNION FIRE INSURANCE	FINANCIAL	30 DAYS	12 MONTHS
20,000,000.00	SEPT 26, 2007	SEPT 26, 2008	EMIRATES AIRLINES	FINANCIAL	N/A	12 MONTHS
307,817.00	MAR 25, 1992	FEB 28, 2009	NATIONAL UNION FIRE INSURANCE	FINANCIAL	30 DAYS	12 MONTHS
5,000.00	MAR 16, 1995	MAR 16, 2009	NATIONAL UNION FIRE INSURANCE	FINANCIAL	30 DAYS	12 MONTHS
495,000.00	JAN 9, 2008	JAN 1, 2009	ZURICH AMERICAN INSURANCE CO.	FINANCIAL	30 DAYS	12 MONTHS
$24,489,197.00

BE Aerospace, Inc. – Credit Agreement Schedules

Schedule 6.10(a)

DOMESTIC SUBSIDIARIES

BEA Holding Services LLC
Acurex, LLC
Nordskog Industries, Inc.
BE Aircraft Mexico LLC
Advanced Thermal Sciences Corporation
Modoc Engineering Corporation
Aerospace Lighting Corporation
BE Aerospace Australia, Inc.
BE Aerospace Canada, Inc.
BE Aerospace El Salvador, Inc.
B/E Aerospace Development Corporation
BE Intellectual Property, Inc.
B/E Aerospace Machined Products, Inc.
Bomhoff Acquisition, Inc.
Composite Specialties, Inc.
DMGI, LLC
Denton Jet Interiors, LLC
Flight Structures, Inc.
BEA Europe Holding LLC
Maynard Precision, LLC
Modern Metals, LLC
Nelson Aerospace, LLC
M & M Aerospace Hardware, Inc.
T.L. Windust Machine, LLC
NYF Corp. (New Jersey)
Jay CEE Fasteners Corp.
BEA Holding (USA) LLC

BE Aerospace, Inc. – Credit Agreement Schedules

Schedule 6.10(b)

FOREIGN SUBSIDIARIES

ATS Japan Corporation
Advanced Thermal Sciences Taiwan Corporation
Advanced Thermal Sciences Korea
Advanced Thermal Sciences Shanghai Corporation
B/E Aerospace (Canada) Company
BE Aerospace El Salvador, Sociedad Amonima de Capital Variable
M & M Aerospace Hardware SARL
M & M Aerospace Hardware GmbH
M & M Aerospace Hardware Ltd.
M & M Aerospace Hardware Pte. Ltd.
CMP SAS
BE Aerospace Netherlands BV
B/E Aerospace Services B.V.
Koninkliijke Fabriek Inventum BV (Royal Inventum)
BE Aerospace (UK) Holdings Limited
BE Aerospace (Germany) GmbH
B/E Aerospace (UK) Limited
BE Aerospace (France) SARL
Burns Aerospace Europe (SARL)
BE Aerospace Holdings C.V.
Honeywell Consumables Solutions S.A.S.
Honeywell Consumables Solutions GmbH
BE Aerospace Europe Holdings LLP
BE Aerospace Investments II Ltd.
BE Aerospace (UK) Europe Holdings LLP
BE Aerospace Investments I Ltd.
DAe Systems Holding GmbH
DAe Systems GmbH
AVOX Hispania S.L., Spain
Special Parachute Equipment and Logistics Consortium GbR. (Germany)
B/E Aerospace International Ltd.

BE Aerospace, Inc. – Credit Agreement Schedules

Schedule 6.11

LEASEHOLD INTERESTS

None.

BE Aerospace, Inc. – Credit Agreement Schedules

Schedule 9.2

EXISTING INDEBTEDNESS

Bank	Subsidiary	Type	Amount
Wilmington Trust	BE Aerospace, Inc.	Indenture - 8.5% Senior Notes	$600,000,000
ING Bank	Royal Inventum B.V.	Revolving Credit	€450,000

BE Aerospace, Inc. – Credit Agreement Schedules

Schedule 9.3

EXISTING LIENS

None.

BE Aerospace, Inc. – Credit Agreement Schedules

Schedule 9.4

CONTINGENT OBLIGATIONS

1. Investment Northern Ireland Guarantee                                                                                     BE Aerospace UK Ltd                                                      £3,574,000

2. There are 2 bank guarantees for customs and rent that Honeywell has with its German Entity.  B/E may have to assume these guarantees.  Amount is approx.  EUR165,000

BE Aerospace, Inc. – Credit Agreement Schedules

Schedule 9.6

PERMITTED ASSET SALES

Advanced Thermal Sciences Corporation and/or its subsidiaries.

BE Aerospace, Inc. – Credit Agreement Schedules

Schedule 9.7

INVESTMENTS, LOANS AND ADVANCES

INVESTMENTS:
Cash, money market funds and investment securities of approximately $75 million as of June 30, 2008

LOANS:
$100MM Intercompany Note between BE Aerospace, Inc. and BE Aerospace Europe Holding LLP

ADVANCES:
Approximately $3.5 million with Advanced Thermal Sciences Corporation

BE Aerospace, Inc. – Credit Agreement Schedules

Schedule 9.10

TRANSACTIONS WITH AFFILIATES

None.

BE Aerospace, Inc. – Credit Agreement Schedules

Exhibit A
Execution Version

PLEDGE AGREEMENT

dated as of July 28, 2008

among

BE AEROSPACE, INC.,

each other CREDIT PARTY from time to time party hereto

and

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

i

Schedules:

Schedule I	-	List of Pledged Shares
Schedule II	-	List of Pledged Notes
Schedule III	-	List of Pledged LLC Interests
Schedule IV	-	List of Pledged Partnership Interests

Exhibits:

Exhibit A	-	Form of Issuer Control Agreement
Exhibit B	-	Form of Securities Account Control Agreement

ii

PLEDGE AGREEMENT dated as of July 28, 2008 (as amended, modified or supplemented from time to time, this “Agreement”) among BE AEROSPACE, INC., each other person (if any) that becomes a party hereto pursuant to Section 8.10 hereof and JPMORGAN CHASE BANK, N.A., as Collateral Agent for the benefit of the Secured Parties referred to herein.

BE Aerospace, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”), proposes to enter into a Credit Agreement dated as of July 28, 2008 (as amended, restated, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise amending, amending and restating or otherwise modifying or restructuring all or any portion of the obligations of the Company under such agreement or any successor agreement, the “Credit Agreement) among the Company, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, as the Issuing Lender and as the Swing Line Lender (together with its successor or successors in each such capacity, the “Administrative Agent”, the “Issuing Lender” and the “Swing Line Lender”, respectively), UBS Securities LLC and Credit Suisse Securities (USA) LLC, as Syndication Agents (together with their successor or successors in such capacity, the “Syndication Agents”) and The Royal Bank of Scotland plc and Wells Fargo Bank, N.A., as Documentation Agents (together with their successor or successors in such capacity, the “Documentation Agents”).

Certain Lenders and their affiliates at the time (each a “Hedge Bank”) may from time to time provide forward rate agreements, options, swaps, caps, floors and other derivative contracts (collectively, the “Swap Contracts”) to the Company or one or more of its Subsidiaries.  In addition, certain Lenders or their affiliates at the time (each, a “Cash Management Bank”) may provide treasury management services to, for the benefit of, or otherwise in respect of, the Company and its subsidiaries (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) under agreements from time to time providing therefor (“Cash Management Agreements”, and together with the Credit Documents and all Swap Contracts, the “Finance Documents”).  The Lenders, the Issuing Lender, the Swing Line Lender, the Administrative Agent, the Syndication Agents, the Documentation Agents, JPMorgan Chase Bank, N.A., as collateral agent (together with its successor or successors in such capacity, the “Collateral Agent”), each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to the Credit Agreement or any other Credit Document referred to therein and each Indemnitee and their respective successors and assigns are herein referred to individually as a “Senior Finance Party” and collectively as the “Senior Finance Parties”, and the Senior Finance Parties, the Hedge Banks, the Cash Management Banks and their respective successors and assigns are herein referred to individually as a “Secured Party” and collectively as the “Secured Parties”.

To induce the Lenders to enter into the Credit Agreement and the other Credit Documents, the Hedge Banks to enter into Swap Contracts permitted under the Credit Agreement and the Cash Management Banks to enter into Cash Management Agreements (the Credit Documents, the Swap Agreements and the Cash Management Agreements being herein collectively referred to as “Finance Documents”), each of the Subsidiaries which shall become parties hereto from time to time in accordance with Section 8.10 or 9.15 of the Credit Agreement and Section 8.10 hereof (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”) will agree, jointly and severally, to provide a guaranty of all obligations of the Company and the other Credit Parties under or in respect of the Finance Documents.

As a condition precedent to the obligations of the Lenders under the Credit Agreement, the Company has agreed to grant a continuing security interest in favor of the Collateral Agent in and to the Collateral to secure the Finance Obligations.  Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01            Terms Defined in the Credit Agreement.  Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Section 1.02            Terms Defined in the UCC.  Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, the following terms, together with any uncapitalized terms used herein which are defined in the UCC (as defined below), have the respective meanings provided in the UCC:  (i) Certificated Security; (ii) Financial Asset; (iii) Investment Property; (iv) Payment Intangibles; (v) Proceeds; (vi) Securities Account; (vii) Securities Intermediary; (viii) Security; (ix) Security Certificate; (x) Uncertificated Security; and (xi) Security Entitlement.

Section 1.03            Additional Definitions.  Terms defined in the introductory section hereof have the respective meanings set forth therein.  The following additional terms, as used herein, have the following respective meanings:

“Account Control Agreement” means (i) with respect to a Deposit Account, a deposit account control agreement, substantially in the form of Exhibit C to the Security Agreement or otherwise containing substantially similar terms and reasonably acceptable in form and substance to the Collateral Agent (which approval shall be deemed given by execution of such agreement), among one or more Credit Parties, the Collateral Agent and the bank which maintains such Deposit Account and (ii) with respect to a Securities Account, a securities account control agreement, substantially in the form of Exhibit B hereto or otherwise containing substantially similar terms and reasonably acceptable in form and substance to the Collateral Agent (which approval shall be deemed given by execution of such agreement), among one or more Credit Parties, the Collateral Agent and the Securities Intermediary which maintains such Securities Account, in each case as the same may be amended, restated, modified or supplemented from time to time.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person under or in respect of a Cash Management Agreement.

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“Collateral” has the meaning specified in Section 2.01 of this Agreement.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties, and its successor or successors in such capacity.

“Credit Party” means the Company and any Subsidiary of the Company which hereafter provides or is required to provide a guaranty of the Finance Obligations in accordance with Section 8.10 or 9.15 of the Credit Agreement, and “Credit Parties” means all of them, collectively.

“Delivery” and the corresponding term “Delivered” when used with respect to Collateral means:

(i)           in the case of Collateral constituting Certificated Securities, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian, such Collateral to be in suitable form for transfer by delivery, or accompanied by undated instruments of transfer or assignment duly executed in blank;

(ii)           in the case of Collateral constituting Uncertificated Securities, (A) registration thereof on the books and records of the issuer thereof in the name of the Collateral Agent or its nominee or custodian (who may not be a Securities Intermediary) or (B) the execution and delivery by the issuer thereof of an effective agreement, substantially in the form of Exhibit A hereto (each an “Issuer Control Agreement”), pursuant to which such issuer agrees that it will comply with instructions originated by the Collateral Agent or such nominee or custodian without further consent of the registered owner of such Collateral or any other Person;

(iii)           in the case of Collateral constituting Security Entitlements or other Financial Assets deposited in or credited to a Securities Account, (A) completion of all actions necessary to constitute the Collateral Agent or its nominee or custodian the entitlement holder with respect to each such Security Entitlement or (B) the execution and delivery by the relevant Securities Intermediary of an effective Account Control Agreement pursuant to which such Securities Intermediary agrees to comply with all entitlement orders originated by the Collateral Agent or such nominee or custodian without further consent by the relevant entitlement holder or any other Person;

(iv)           in the case of LLC Interests and Partnership Interests which do not constitute Securities, (A) compliance with the provisions of clause (i) above for each such item of Collateral which is represented by a certificate and (B) compliance with the provisions of clause (ii) above for each such item of Collateral which is not evidenced by a certificate;

(v)           in the case of Collateral which constitute Instruments, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian indorsed to, or registered in the name of, the Collateral Agent or its nominee or custodian or indorsed in blank;

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(vi)           in the case of cash, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian; and

(vii)           in each case such additional or alternative procedures as may hereafter become reasonably appropriate to grant control of, or otherwise perfect a security interest in, any Collateral in favor of the Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof.

“Discharge of Finance Obligations” means (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any voluntary or involuntary proceeding under any Debtor Relief Law whether or not a claim for such interest is, or would be, allowed in such proceeding (an “Insolvency or Liquidation Proceeding”)) and premium, if any, on all Indebtedness outstanding under the Finance Documents and termination of all commitments to lend or otherwise extend credit under the Finance Documents, (ii) payment in full in cash of all other Finance Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), (iii) the receipt of cash collateral (or a backstop letter of credit in respect thereof on terms acceptable to the Issuing Lender and the Administrative Agent) in an amount at least equal to 105% of all L/C Obligations in respect of all outstanding Letters of Credit issued or deemed issued under the Credit Documents, (iv) termination or cash collateralization (in an amount reasonably satisfactory to the Collateral Agent) of all Swap Contracts and (v) termination or cash collateralization (in an amount reasonably satisfactory to the Collateral Agent) of all Cash Management Agreements.

“Domestic Subsidiary” means with respect to any Person each Subsidiary of such Person which is organized under the laws of the United States or any political subdivision or territory thereof, and “Domestic Subsidiaries” means any two or more of them.

“Federal Securities Laws” has the meaning specified in Section 6.03(a) of this Agreement.

“Finance Document” means (i) each Credit Document, (ii) each Swap Contract between one or more Credit Parties and a Hedge Bank evidencing Swap Obligations permitted under the Credit Agreement and (iii) each Cash Management Agreement between any Credit Party and a Cash Management Bank, and “Finance Documents” means all of them, collectively.

“Finance Obligations” means, at any date, (i) all Obligations, (ii) all Swap Obligations of a Credit Party permitted under the Credit Agreement owed or owing under any Swap Contract to any Hedge Bank and (iii) all Cash Management Obligations owing under any Cash Management Agreement to a Cash Management Bank.

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“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“General Intangibles” means all “general intangibles” (as defined in the UCC), including, without limitation, (i) all Payment Intangibles and other obligations and indebtedness owing to any Credit Party in respect of Collateral and (ii) all interests in limited liability companies and/or partnerships which interests do not constitute Securities.

“Instruments” means:

(i)           the promissory notes described on Schedule II hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Notes”), and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Notes;

(ii)           all additional or substitute promissory notes from time to time issued to or otherwise acquired by any Credit Party in any manner in respect of Pledged Notes or otherwise, and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute notes;

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(iii)           all promissory notes, bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations constituting “instruments” within the meaning of the UCC; and

(iv)           to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Revolving L/C Obligations, including all L/C Disbursements and L/C Participating Interests.

“LLC Interests” means:

(i)           the limited liability company membership interests described on Schedule III hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged LLC Interests”), and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged LLC Interests;

(ii)           all additional or substitute limited liability company membership interests from time to time issued to or otherwise acquired by any Credit Party in any manner in respect of Pledged LLC Interests or otherwise, and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute membership interests;

(iii)           all right, title and interest of any Credit Party in each limited liability company to which any Pledged LLC Interest relates, including, without limitation:

(A)            all interests of such Credit Party in the capital of such limited liability company and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such limited liability company, and all other distributions to which such Credit Party shall at any time be entitled in respect of such Pledged LLC Interests;

(B)            all other payments due or to become due to such Credit Party in respect of Pledged LLC Interests, whether under any limited liability company agreement or operating agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)            all of such Credit Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Pledged LLC Interests;

(D)            all present and future claims, if any, of such Credit Party against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise; and

(E)            all of such Credit Party’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Credit Party relating to such Pledged LLC Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Credit Party in respect of such Pledged LLC Interests and any such limited liability company, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any  assets of any such limited liability company, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing; and

(iv)           to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Partnership Interests” means:

(i)           the partnership interests described on Schedule IV hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Partnership Interests”), and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Partnership Interests;

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(ii)           all additional or substitute partnership interests from time to time issued to or otherwise acquired by any Credit Party in any manner in respect of Pledged Partnership Interests or otherwise, and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute partnership interests;

(iii)           all right, title and interest of any Credit Party in each partnership to which any Pledged Partnership Interest relates, including, without limitation:

(A)            all interests of such Credit Party in the capital of such partnership and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such partnership, and all other distributions to which such Credit Party shall at any time be entitled in respect of such Pledged Partnership Interests;

(B)            all other payments due or to become due to such Credit Party in respect of Pledged Partnership Interests, whether under any partnership agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)            all of such Credit Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement, or at law or otherwise in respect of such Pledged Partnership Interests;

(D)            all present and future claims, if any, of such Credit Party against any such partnership for moneys loaned or advanced, for services rendered or otherwise; and

(E)            all of such Credit Party’s rights under any partnership agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Credit Party relating to such Pledged Partnership Interests, including any power to terminate, cancel or modify any partnership agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Credit Party in respect of such Pledged Partnership Interests and any such partnership, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any  assets of any such partnership, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing; and

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(iv)           to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Perfection Certificate” means with respect to each Credit Party a certificate, substantially in the form of Exhibit F to the Credit Agreement, completed and supplemented with the schedules and attachments contemplated thereby.

“Pledged LLC Interests” has the meaning specified in clause (i) of the definition of “LLC Interests”.

“Pledged Notes” has the meaning specified in clause (i) of the definition of “Instruments”.

“Pledged Partnership Interests” has the meaning specified in clause (i) of the definition of “Partnership Interests”.

“Pledged Shares” has the meaning specified in clause (i) of the definition of “Stock”.

“Secured Party” has the meaning specified in the introductory section hereof.

“Security Interests” means the security interests in the Collateral granted under this Agreement securing the Finance Obligations.

“Stock” means:

(i)           the shares of capital stock and other Securities described on Schedule I hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Shares”), and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Shares;

(ii)           all additional or substitute shares of capital stock or other equity interests of any class of any issuer from time to time issued to or otherwise acquired by any Credit Party in any manner in respect of Pledged Shares or otherwise, the certificates representing such additional or substitute shares, and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of such additional or substitute shares; and

(iii)           to the extent not otherwise included in the foregoing, all cash and non-cash proceeds thereof.

“Supporting Obligation” means a letter-of-credit right, Contingent Obligation or other secondary obligation supporting, or any Lien securing, the payment or performance of one or more Instruments, Investment Property or other item of Collateral.

8

“Swap Obligation” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Contract, excluding any amounts which such Person is entitled to set-off against its obligations under applicable law.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 1.04             Terms Generally.  The definitions in Sections 1.02 and 1.03 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context, shall otherwise require.  Unless otherwise expressly provided herein, the word “day” means a calendar day.

ARTICLE II
THE SECURITY INTERESTS

Section 2.01             Grant of Security Interests.  To secure the due and punctual payment of all Finance Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the obligations of each Credit Party hereunder and under the other Finance Documents, each Credit Party hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in, and each Credit Party hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the Secured Parties, all of such Credit Party’s right, title and interest in, to and under the following, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located (all of which are herein collectively called the “Collateral”):

(i)            Stock;

(ii)           Instruments;

(iii)           LLC Interests;

(iv)           Partnership Interests;

(v)           Investment Property;

(vi)           Financial Assets;

9

(vii)          all General Intangibles; and

(viii)         all Proceeds of all or any of the Collateral described in clauses (i) through (vii) hereof;

provided, however, that, except as otherwise required by Section 8.10 of the Credit Agreement, the Collateral shall not include (i) any of the outstanding capital stock of, or other equity interests in, any Subsidiary of the Company which is owned by another Subsidiary of the Company; (ii) more than 65% of the outstanding capital stock of, or other equity interests in, any Foreign Subsidiary owned directly by the Company; (iii) any of the outstanding capital stock of, or other equity interests in, ATS or ALC if and so long as the aggregate book value of their Excluded Domestic Assets does not exceed the Allowed Exclusion Amount; or (iv) any of the outstanding capital stock of, or other equity interests, in any Subsidiary where such pledge would (A) be prohibited by applicable law, (B) result in material adverse tax consequences to the Company, (C) in the case of any Subsidiary which is not a Wholly-Owned Subsidiary or any joint venture existing on the Effective Date, result in a breach of a joint venture agreement, operating agreement or other similar document or agreement in the form existing on the Effective Date, (D) in the case of any Subsidiary which is not a Wholly-Owned Subsidiary or any joint venture created or acquired after the Effective Date, result in a breach of a joint venture agreement, operating agreement or other similar document or agreement, provided that the Company shall use its commercially reasonable efforts to obtain all consents or take such other actions as may be necessary to enable the pledge of such capital stock or other equity interests, or (E) cause the Company to incur costs associated with such pledge that are excessive in comparison to the benefits afforded to the Lenders, as reasonably determined by the Administrative Agent), and provided further that to the extent the Company does not ultimately acquire 100% of the outstanding capital stock or other equity interests of any acquired or newly formed Subsidiary in any Permitted Acquisition, notwithstanding clause (iv)(D) above but except as provided in clauses (ii) or (iv)(A),(B) and (E) above, the Collateral Agent shall receive a pledge of all outstanding capital stock or other equity interests of such entity held by the Company.

Section 2.02              Security Interests Absolute.  All rights of the Collateral Agent, all security interests hereunder and all obligations of each Credit Party hereunder are unconditional and absolute and independent and separate from any other security for or guaranty of the Finance Obligations, whether executed by such Credit Party, any other Credit Party or any other Person.  Without limiting the generality of the foregoing, the obligations of each Credit Party hereunder shall not be released, discharged or otherwise affected or impaired by:

(i)           any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of any other Credit Party under any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation, by operation of law or otherwise;

(ii)           any change in the manner, place, time or terms of payment of any Finance Obligation or any other amendment, supplement or modification to any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation;

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(iii)           any release, non-perfection or invalidity of any direct or indirect security for any Finance Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Finance Obligation or any release of any other obligor or Credit Parties in respect of any Finance Obligation;

(iv)           any change in the existence, structure or ownership of any Credit Party, or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any Credit Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Finance Obligation;

(v)           the existence of any claim, set-off or other right which any Credit Party may have at any time against the Company, any other Credit Party, any Agent, any other Secured Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)           any invalidity or unenforceability relating to or against the Company or any other Credit Party for any reason of any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation or any provision of applicable law or regulation purporting to prohibit the payment by the Company or any other Credit Party of any Finance Obligation;

(vii)           any failure by any Secured Party:  (A) to file or enforce a claim against any Credit Party or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any Credit Party of any new or additional indebtedness or obligation under or with respect to the Finance Obligations; (C) to commence any action against any Credit Party; (D) to disclose to any Credit Party any facts which such Secured Party may now or hereafter know with regard to any Credit Party; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Finance Obligations;

(viii)         any direction as to application of payment by the Company, any other Credit Party or any other Person;

(ix)           any subordination by any Secured Party of the payment of any Finance Obligation to the payment of any other liability (whether matured or unmatured) of any Credit Party to its creditors;

(x)           any act or failure to act by the Collateral Agent or any other Secured Party under this Agreement or otherwise which may deprive any Credit Party of any right to subrogation, contribution or reimbursement against any other Credit Party or any right to recover full indemnity for any payments made by such Credit Party in respect of the Finance Obligations; or

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(xi)           any other act or omission to act or delay of any kind by any Credit Party or any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Credit Party’s obligations hereunder, except that a Credit Party may assert the defense of final payment in full of the Finance Obligations.

Each Credit Party has irrevocably and unconditionally delivered this Agreement to the Collateral Agent, for the benefit of the Secured Parties, and the failure by any other Person to sign this Agreement or a pledge agreement similar to this Agreement or otherwise shall not discharge the obligations of any Credit Party hereunder.

This Agreement shall remain fully enforceable against each Credit Party irrespective of any defenses that any other Credit Party may have or assert in respect of the Finance Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Credit Party may assert the defense of final payment in full of the Finance Obligations.

Section 2.03       Continuing Liability of the Credit Parties.  The Security Interests are granted as security only and shall not subject the Collateral Agent or any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Credit Party with respect to any of the Collateral or any transaction in connection therewith.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants that:

Section 3.01       Title to Collateral.  Such Credit Party is the legal, record and beneficial owner of, and has good and marketable title to, all of the Collateral pledged by it hereunder, free and clear of any Liens other than Permitted Liens and Liens securing indebtedness to be repaid with the proceeds of the initial Loans under the Credit Agreement and in respect of which the Administrative Agent has received pay-off letters and instruments appropriate under local law to effect the termination of such Liens.  Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.  No Collateral is in the possession or control of any Person asserting any claim thereto or security interest therein, except that the Collateral Agent or its nominee, custodian or a Securities Intermediary acting on its behalf may have possession and/or control of Collateral as contemplated hereby and by the other Credit Documents.

Section 3.02       Validity, Perfection and Priority of Security Interests.  The Security Interests constitute valid security interests under the UCC securing the Finance Obligations.  Upon Delivery of all Collateral to the Collateral Agent in accordance with, and to the extent required by, the provisions hereof and due filing of Uniform Commercial Code financing statements stating that the same covers “all assets of the Debtor”, “all personal property of the Debtor” or words of similar import in the offices specified on Schedule 4.01 of the Security Agreement, the Security Interests shall constitute perfected security interests in all right, title and interest of such Credit Party in the Collateral (subject to the requirements of Section 9-315 of the UCC with respect to any proceeds of Collateral and to the further requirement that additional steps may be necessary to perfect the Security Interests in dividends or other distributions in kind), in each case prior to all other Liens and rights of others therein except for Permitted Liens, and, to the extent control of such Collateral may be obtained pursuant to Article 8 and/or 9 of the UCC, the Collateral Agent will have control of the Collateral subject to no adverse claims of any Person.  Except as set forth on Schedule 4.01 of the Security Agreement, on and as of the date hereof no registration, recordation or filing with any Governmental Authority is required in connection with the execution and delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection of the Security Interests.

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Section 3.03       Collateral.  (a)  Schedules I, II, III and IV hereto (as such schedules may be amended, supplemented or modified from time to time) set forth, as of the date hereof (or as of the date of such amendment, supplement, or modification) (i) the name and jurisdiction of organization of, and the ownership interest (including percentage owned and number of shares, units or other equity interests) of such Credit Party in the Shares, LLC Interests and Partnership Interests issued by each of such Credit Party’s direct Subsidiaries which are required to be included in the Collateral and pledged hereunder, (ii) all other Shares, LLC Interests and Partnership Interests directly owned by such Credit Party that are required to be included in the Collateral and pledged hereunder and (iii) the issuer, date of issuance and amount of all promissory notes directly owned or held by such Credit Party that are required to be included in the Collateral and pledged hereunder.  Such Credit Party holds all such Collateral directly (i.e., not through a Subsidiary, Securities Intermediary or any other Person).

(b)           All Collateral consisting of Pledged Shares, Pledged LLC Interests and Pledged Partnership Interests has been duly authorized and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights of any Person.  Except as set forth on Schedules I, III and IV hereto, (i) such Collateral constitutes 100% of the issued and outstanding shares of capital stock or other equity interests of the respective issuers thereof, (ii) no issuer of Collateral has outstanding any security convertible into or exchangeable for any shares of its capital stock or other equity interests or any warrant, option, convertible security, instrument or other interest entitling the holder thereof to acquire any such shares or any security convertible into or exchangeable for such shares, (iii) there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of such shares of its capital stock and (iv) there are no Liens or agreements, arrangements or obligations to create or give any Lien relating to any such shares of capital stock.  No Credit Party is now a party to or otherwise bound by any agreement, other than this Agreement and the other Credit Documents, which restricts in any materially adverse manner the rights of the Collateral Agent or any other present or future holder of any Collateral with respect thereto.

Section 3.04        No Consents.  No consent of any other Person (including, without limitation, any stockholder or creditor of such Credit Party or any of its Subsidiaries) and no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by such Credit Party in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of the rights and remedies of the Collateral Agent pursuant to this Agreement, except as may be required to perfect the Security Interests or in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.

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ARTICLE IV
COVENANTS

Each Credit Party covenants and agrees that until the payment in full of all Finance Obligations (other than Unmatured Surviving Obligations) and until there is no commitment by any Secured Party to make further advances, incur obligations or otherwise give value, such Credit Party will comply with the following:

Section 4.01         Delivery of Collateral.  All Collateral (other than “Excepted Instruments” as defined in the Security Agreement) shall be Delivered to and held by or on behalf of the Collateral Agent pursuant hereto; provided that so long as no Event of Default shall have occurred and be continuing, and except as required by the Security Agreement or any other Credit Document, each Credit Party may retain any Collateral (i) consisting of checks, drafts and other Instruments (other than Pledged Notes and any additional or substitute promissory notes issued to or otherwise acquired by such Credit Party in respect of Pledged Notes) received by it in the ordinary course of business or (ii) which it is otherwise entitled to receive and retain pursuant to Section 5.01 hereof, and the Collateral Agent shall, promptly upon request of any Credit Party, make appropriate arrangements for making any Collateral consisting of an Instrument or a Certificated Security pledged by such Credit Party available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against a trust receipt or like document); and provided, further, that, except as otherwise provided in the Credit Agreement, Collateral constituting Uncertificated Securities and/or Securities Accounts on the Closing Date (and any Securities Entitlements credited to any such Securities Account) shall be Delivered on or prior to the date which is 30 days after the Closing Date.  All Collateral Delivered hereunder and shall be accompanied by any required transfer tax stamps.  The Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default, and upon notice to the Company, to cause any or all of the Collateral to be transferred of record into the name of the Collateral Agent or its nominee.  Each Credit Party will promptly give the Collateral Agent copies of any material notices or other material communications received by it with respect to Collateral registered in the name of such Credit Party, and the Collateral Agent will promptly give each Credit Party copies of any material notices and material communications received by the Collateral Agent with respect to Collateral registered in the name of the Collateral Agent or its nominee or custodian.

Section 4.02          Delivery of Perfection Certificate; Filing of Financing Statements and Delivery of Search Reports.  On or prior to the Closing Date, such Credit Party (or, if later, the date such Credit Party becomes a party hereto pursuant to Section 8.10) shall deliver its Perfection Certificate to the Collateral Agent and shall authorize all filings and recordings and other actions specified on Schedule 4.01 to the Security Agreement to be completed.  The information set forth in the Perfection Certificate shall be correct and complete as of the Closing Date.

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Section 4.03           Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements.  Such Credit Party will not change the location of any Collateral or its name, organizational structure or location (determined as provided in Section 9-307 of the UCC) in any manner, and shall not become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, in each case unless it shall have given the Collateral Agent not less than 30 days’ prior notice thereof.  Such Credit Party shall not in any event change the location of any Collateral or its name, organizational structure or location (determined as provided in Section 9-307 of the UCC), or become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, if such change would cause the Security Interests in any Collateral to lapse or cease to be perfected unless such Credit Party has taken on or before the date of lapse all actions necessary to ensure that the Security Interests in the Collateral do not lapse or cease to be perfected.

Section 4.04            Further Actions.  Such Credit Party will, from time to time at its expense and in such manner and form as the Collateral Agent may reasonably request, execute, deliver, file and record or authorize the recording of any financing statement, specific assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or advisable in the reasonable judgment of the Collateral Agent, or that the Collateral Agent may request, in order to create, preserve, perfect or maintain the Security Interests or to enable the Collateral Agent and the Secured Parties to exercise and enforce any of its rights, powers and remedies created hereunder or under applicable law with respect to any of the Collateral.  To the extent permitted by applicable law, such Credit Party hereby authorizes the Collateral Agent to execute and file, in the name of such Credit Party or otherwise and without the separate authorization or authentication of such Credit Party appearing thereon, such UCC financing statements or continuation statements as the Collateral Agent in its sole discretion may determine necessary or reasonably appropriate to perfect or maintain the perfection of the Security Interests.  Such Credit Party agrees that, except to the extent that any filing office requires otherwise, a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.  The Credit Parties shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

Section 4.05             Disposition of Collateral.  Such Credit Party will not sell, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral or create or suffer to exist any Lien (other than the Security Interests and Permitted Liens) on any Collateral except that, subject to the rights of the Collateral Agent hereunder if a Default or an Event of Default shall have occurred and be continuing, such Credit Party may sell, exchange, assign or otherwise dispose of, or grant options with respect to, Collateral to the extent expressly permitted by the Credit Agreement, whereupon, in the case of any such disposition, the Security Interests created hereby in such item (but not in any Proceeds arising from such disposition) shall cease immediately without any further action on the part of the Collateral Agent.

Section 4.06              Additional Collateral.  Such Credit Party will cause each issuer of the Collateral that is a Subsidiary of such Credit Party not to issue any stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments in addition to or in substitution for the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes issued by such issuer (in each case to the extent that such items constitute Collateral), except to such Credit Party and, in the event that any issuer of Collateral at any time issues any additional or substitute stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments to such Credit Party, such Credit Party will, if applicable, promptly Deliver all such items (in each case to the extent that such items constitute Collateral) to the Collateral Agent to hold as Collateral hereunder and will within 10 days thereafter deliver to the Collateral Agent a certificate executed by an authorized officer of such Credit Party describing such Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes, attaching such supplements to Schedules I through IV hereto as are necessary to cause such Schedules to be complete and accurate at such time and certifying that such Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes have been duly pledged with the Collateral Agent hereunder.

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Section 4.07               Information Regarding Collateral.  Such Credit Party will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

ARTICLE V
DISTRIBUTIONS ON COLLATERAL; VOTING

Section 5.01                Right to Receive Distributions on Collateral; Voting.  (a)  So long as no Event of Default shall have occurred and be continuing:

(i)           Each Credit Party shall be entitled to exercise any and all voting, management, administration and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Credit Documents; provided, however, that no Credit Party shall exercise or refrain from exercising any such right if, in the Collateral Agent’s reasonable judgment, such action would violate or be inconsistent with any of the terms of this Agreement, any other Credit Document, or would have the effect of impairing the position or interests of the Collateral Agent hereunder or thereunder.

(ii)           Each Credit Party shall be entitled to receive and retain any and all dividends, interest, distributions, cash, instruments and other payments and distributions made upon or in respect of the Collateral; provided, however, that any and all:

(A)           dividends, interest and other payments and distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral;

(B)           additional stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments or property paid or distributed in respect of any Pledged Shares, Pledged LLC Interests or Pledged Partnership Interests by way of share-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

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(C)           all other or additional stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of shares, conveyance of assets, liquidation or similar reorganization;

shall forthwith be Delivered to the Collateral Agent or its nominee or custodian to hold as Collateral hereunder.

(iii)           So long as no Event of Default has occurred and is continuing, the Collateral Agent shall, upon written request from any Credit Party, execute and deliver (or cause to be executed and delivered) to such Credit Party or as specified in such request all proxies, powers of attorney, consents, ratifications and waivers and other instruments as such Credit Party may reasonably request for the purpose of enabling such Credit Party to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, interest, distributions, cash, instruments or other payments or distributions which it is authorized to receive and retain pursuant to paragraph (ii) above in respect of any of the Collateral which is registered in the name of the Collateral Agent or its nominee.

(b)           Upon the occurrence and during the continuance of an Event of Default:

(i)           All rights of each Credit Party to receive the dividends, interest, distributions, cash, instruments and other payments and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, interest, distributions, cash, instruments and other payments and distributions;

(ii)           All dividends, interest, distributions, cash, instruments and other payments and distributions which are received by any Credit Party contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Credit Party and shall be forthwith Delivered, in the same form as so received to the Collateral Agent or  its nominee or custodian to hold as Collateral.

(c)           Upon the occurrence and during the continuance of an Event of Default, all rights of such Credit Party to exercise the voting, management, administration and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall cease, all such rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights, and such Credit Party shall take all actions as may be necessary or appropriate to effect such right of the Collateral Agent.

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ARTICLE VI
GENERAL AUTHORITY; REMEDIES

Section 6.01           General Authority.  Until the payment in full of all Finance Obligations (other than contingent indemnification obligations) and until there is no commitment by any Secured Party to make further advances, incur obligations or otherwise give value, each Credit Party hereby irrevocably appoints the Collateral Agent and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution, in the name of such Credit Party, the Collateral Agent, the Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Secured Parties, but at such Credit Party’s expense, to the extent permitted by law, to exercise at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral; such power, being coupled with an interest, is irrevocable until the Discharge of Finance Obligations (other than contingent indemnification obligations) and until there is no commitment by any Secured Party to make further advances, incur obligations or otherwise give value:

(i)           to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement;

(ii)           to receive, take, indorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable Instruments taken or received by such Credit Party as, or in connection with, the Collateral;

(iii)           to accelerate any Pledged Note which may be accelerated in accordance with its terms, and to otherwise demand, sue for, collect, receive and give acquittance for any and all monies due or to become due on or by virtue of any Collateral;

(iv)           to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

(v)           to sell, transfer, assign or otherwise deal in or with the Collateral or the Proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

(vi)           to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with respect thereto;

(vii)          to vote all or any part of the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral; and

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(viii)         to do, at its option, but at the expense of the Credit Parties, at any time or from time to time, all acts and things which the Collateral Agent deems reasonably necessary to protect or preserve the Collateral and to realize upon the Collateral.

Section 6.02        Remedies upon Event of Default.  (a)  If any Event of Default has occurred and is continuing, the Collateral Agent may, in addition to all other rights and remedies granted to it in this Agreement and in any other agreement securing, evidencing or relating to the Finance Obligations (including, without limitation, the right to give instructions or a notice of sole control to an issuer subject to an Issuer Control Agreement):  (i) exercise on behalf of the Secured Parties all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, (ii) without demand of performance or other demand or notice of any kind (except as herein provided or as may be required by mandatory provisions of law) to or upon any Credit Party or any other Person (all of which demands and/or notices are hereby waived by each Credit Party), (A) apply all cash, if any, then held by it as Collateral as specified in Section 6.07 and (B) if there shall be no such cash or if such cash shall be insufficient to pay all the Finance Obligations in full or cannot be so applied for any reason or if the Collateral Agent determines to do so, collect, receive, appropriate and realize upon the Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels (which need not be in round lots) at public or private sale or at broker’s board or on any securities exchange, at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Collateral Agent may deem best, for cash, on credit or for future delivery, without assumption of any credit risk and at such price or prices as the Collateral Agent may deem reasonably satisfactory.

(b)           If any Event of Default has occurred and is continuing, the Collateral Agent shall give each Credit Party not less than ten days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.  Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being sold, will first be offered for sale, (iii) in the case of a private sale, state the day after which such sale may be consummated, (iv) contain the information specified in Section 9-613 of the UCC, (v) be authenticated and (vi) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.  The Collateral Agent and each Credit Party agree that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC.  Except as otherwise provided herein, each Credit Party hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with the Collateral Agent’s taking possession or disposition of any of the Collateral.

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(c)           The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale).  Each Credit Party will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or reasonably advisable in order that any such sale may be made in compliance with law.  Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind.  Any such public sale shall be held at such time or times within ordinary bankers hours and at such place or places as the Collateral Agent may fix in the notice of such sale.  At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine.  The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice.  In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice.

Section 6.03         Securities Act.  In view of the position of the Credit Parties in relation to the Collateral, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder.  Each Credit Party understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Without limiting the generality of the foregoing, the provisions of this Section 6.03 would apply if, for example, the Collateral Agent were to place all or any part of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Collateral for its own account, or if the Collateral Agent placed all or any part of the Collateral privately with a purchaser or purchasers.

Accordingly, each Credit Party expressly agrees that the Collateral Agent is authorized, in connection with any sale of any Collateral, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral, (ii) to cause to be placed on certificates for any or all of the Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act and (iii) to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said Act or any other law.  Each Credit Party covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or reasonably advisable in order that any such sale may be made in compliance with the Securities Act of 1933 and all other applicable laws.  Each Credit Party acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private, it being the agreement of the Credit Parties and the Collateral Agent that the provisions of this Section 6.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells the Collateral.  The Collateral Agent shall be under no obligation to delay a sale of any Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so.

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Section 6.04          Other Rights of the Collateral Agent.  (a)  If any Event of Default has occurred and is continuing, the Collateral Agent, instead of exercising the power of sale conferred upon it pursuant to Section 6.02, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, and may in addition institute and maintain such suits and proceedings as the Collateral Agent may deem appropriate to protect and enforce the rights vested in it by this Agreement.

(b)           If any Event of Default has occurred and is continuing, the Collateral Agent shall, to the extent permitted by applicable law, without notice to any Credit Party or any party claiming through any Credit Party, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Finance Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Secured Parties, and each Credit Party irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

Section 6.05           Limitation on Duty of Collateral Agent in Respect of Collateral.  Beyond the exercise of reasonable care in the custody thereof, neither the Collateral Agent nor any Secured Party shall have any duty to exercise any rights or take any steps to preserve the rights of any Credit Party in the Collateral in its or their possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, nor shall the Collateral Agent or any Secured Party be liable to any Credit Party or any other Person for failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision.  Each Credit Party agrees to the extent it may lawfully do so that the Collateral Agent shall at no time be required to, nor shall the Collateral Agent be liable to any Credit Party for any failure to, account separately to any Credit Party for amounts received or applied by the Collateral Agent from time to time in respect of the Collateral pursuant to the terms of this Agreement.  Without limiting the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, and (i) shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Collateral Agent in good faith (absent gross negligence and willful misconduct) or (ii) shall not have any duty or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters.

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Section 6.06            Waiver and Estoppel.  (a)  Each Credit Party agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and each Credit Party hereby waives all benefit or advantage of all such laws to the extent permitted by law.  Each Credit Party covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent, the Administrative Agent or any other Secured Party in any Finance Document.

(b)           Each Credit Party, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

(c)           Each Credit Party waives, to the extent permitted by law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder or in the other Finance Documents) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Collateral.

Section 6.07             Application of Proceeds.  (a)  Priority of Distributions.  The proceeds of any sale of, or other realization upon, all or any part of the Collateral by or on behalf of the Collateral Agent (including any proceeds received and held pursuant to Section 5.01) and any cash held by the Collateral Agent (or its nominee or custodian hereunder) and any other amounts received on account of its Finance Obligations shall be paid over to the Administrative Agent for application as provided in Section 5.04 of the Security Agreement.  The Collateral Agent may make distributions hereunder, on a ratable basis, in cash or in kind or in any combination thereof.

(b)           Distributions with Respect to Letters of Credit.  Each of the Credit Parties and the Secured Parties agrees and acknowledges that if (after all outstanding Loans and L/C Disbursements have been paid in full) the Lenders are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement, such amounts shall be deposited in the L/C Cash Collateral Account (as defined in the Security Agreement) as cash security for the repayment of Obligations owing to the Revolving Lenders in respect of such Letters of Credit.  Upon termination of all outstanding Letters of Credit, all of such cash security shall be applied to the remaining Obligations of the Lenders.  If there remains any excess cash security, such excess cash shall be withdrawn by the Collateral Agent from the LC Cash Collateral Account and distributed in accordance with Section 6.07(a) hereof.

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(c)           Reliance by Collateral Agent.  For purposes of applying payments received in accordance with this Section 6.07, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the authorized representative (each a “Representative”) for the Hedge Banks and Cash Management Banks, as applicable, for a determination (which the Administrative Agent, each Representative for any Hedge Bank or Cash Management Bank and the Secured Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations, Swap Obligations and Cash Management Obligations owed to the Secured Parties, and shall have no liability to any Credit Party or any other Secured Party for actions taken in reliance on such information except in the case of its gross negligence, bad faith or willful misconduct.  Unless it has actual knowledge (including by way of written notice from a Hedge Bank or Cash Management Bank) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Contracts or Cash Management Agreements are in existence.  All distributions made by the Collateral Agent pursuant to this Section shall be presumptively correct (except in the event of manifest error, gross negligence or willful misconduct), and the Collateral Agent shall have no duty to inquire as to the application by the Secured Parties of any amounts distributed to them.

(d)           Deficiencies.  It is understood that the Credit Parties shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Finance Obligations.

ARTICLE VII
THE COLLATERAL AGENT

Section 7.01           Concerning the Collateral Agent.  The provisions of Article XI of the Credit Agreement shall inure to the benefit of the Collateral Agent in respect of this Agreement and shall be binding upon all Credit Parties and all Secured Parties and upon the parties hereto in such respect.  In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:

(i)           The Collateral Agent is authorized to take all such actions as are provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto.  As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions or provisions, in accordance with its discretion.

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(ii)           The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct.  The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Credit Party.

Section 7.02            Appointment of Co-Collateral Agent.  At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may, in consultation with the Company, and, unless an Event of Default shall have occurred and be continuing, with its consent (not to be unreasonably withheld or delayed), appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 7.01).  Notwithstanding any such appointment but only to the extent not inconsistent with such legal requirements or, in the reasonable judgment of the Collateral Agent, not unduly burdensome to it or any such co-agent, each Credit Party shall, so long as no Default or Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with the Collateral Agent rather than any such co-agent in connection with the Collateral Agent’s rights and obligations under this Agreement.

Section 7.03             Appointment of Sub-Agents.  The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes, which may be held (in the discretion of the Collateral Agent) in the name of the relevant Credit Party, indorsed or assigned in blank or in favor of the Collateral Agent or any nominee or custodian of the Collateral Agent or a sub-agent appointed by the Collateral Agent.

ARTICLE VIII
MISCELLANEOUS

Section 8.01              Notices.  (a) Unless otherwise expressly provided herein, all notices, and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered to the address, facsimile number or (subject to subsection (b) below) electronic mail address specified for notices:  (i) in the case of the Company, the Administrative Agent or any Lender, as specified in or pursuant to Section 12.2 of the Credit Agreement; (ii) in the case of the Collateral Agent, as set forth in the signature pages hereto; (iii) in the case of any Hedge Bank as set forth in any applicable Swap Contract; (iv) in the case of any Cash Management Bank, as set forth in any applicable Cash Management Agreement; or (v) in the case of any party, at such other address as shall be designated by such party in a notice to the Collateral Agent and each other party hereto.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of:  (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile transmission, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (b) below), when delivered.  Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

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(b)           Except as expressly provided herein or as may be agreed by the Administrative Agent in its sole discretion, electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Credit Documents for execution by the parties thereto, to distribute executed Credit Documents in Adobe PDF format and may not be used for any other purpose.

Section 8.02               No Waivers; Non-Exclusive Remedies.  No failure or delay on the part of the Collateral Agent or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any other Finance Document or any other document or agreement contemplated hereby or thereby and no course of dealing between the Collateral Agent or any Secured Party and any of the Credit Parties shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder or under any Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies provided herein and in the other Finance Documents are cumulative and are not exclusive of any other remedies provided by law.  Without limiting the foregoing, nothing in this Agreement shall impair the right of any Secured Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Credit Party other than its indebtedness under the Finance Documents.  Each Credit Party agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any Finance Obligation, whether or not acquired pursuant to the terms of any applicable Finance Document, may exercise rights of set-off or counterclaim or other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Credit Party in the amount of such participation.

Section 8.03                Compensation and Expenses of the Collateral Agent; Indemnification.  (a)  Expenses.  The Credit Parties, jointly and severally, agree (i) to pay or reimburse the Collateral Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and any amendment, waiver, consent or other modification of the provisions hereof (whether or not the transactions contemplated hereby are consummated), and the consummation of the transactions contemplated hereby, including all fees, disbursements and other charges of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Collateral Agent, (ii) to pay or reimburse the Collateral Agent and the other Secured Parties for all taxes which the Collateral Agent or any Secured Party may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes) or to free any of the Collateral from the lien thereof and (iii) to pay or reimburse each Agent, any Representative of one or more Hedge Banks or Cash Management Banks and each other Senior Finance Party for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this Agreement (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all reasonable fees and disbursements of counsel, (including the allocated charges of internal counsel).  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent and the costs of independent public accountants and other outside experts retained by or on behalf of the Agents and the Secured Parties.  The agreements in this Section 8.03(a) shall survive the termination of the Commitments, Swap Contracts and Cash Management Agreements and repayment of all Finance Obligations.

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(b)           Protection of Collateral.  If any Credit Party fails to comply with the provisions of any Finance Document, such that the value of any Collateral or the validity, perfection, rank or value of the Security Interests are thereby diminished or put at risk, the Collateral Agent may, but shall not be required to, effect such compliance on behalf of such Credit Party, and the Credit Parties shall reimburse the Collateral Agent for the costs thereof within five Business Days of receipt of an invoice therefor.  Any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of periodic appraisals of the Collateral, or in respect of the sale or other disposition thereof shall be borne and paid by the Credit Parties.  If any Credit Party fails to promptly pay any portion thereof when due, the Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Credit Parties’ account therefor, and the Credit Parties agree to reimburse the Collateral Agent therefor on demand.  All sums so paid or incurred by the Collateral Agent for any of the foregoing and any and all other sums for which any Credit Party may become liable hereunder and all costs and expenses (including attorneys’ fees, legal expenses and court costs) reasonably incurred by the Collateral Agent or any Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to interest at the highest rate applicable under the Finance Documents in respect of overdue obligations, be additional Finance Obligations hereunder.

(c)           Indemnification.  Each Credit Party, jointly and severally, agrees to indemnify  save and hold harmless the Collateral Agent the Representatives, each other Secured Party and their respective Affiliates, directors, officers, employees, counsel, agents and, in the case of any Lender which is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities, their trustees and advisors, and their respective attorneys-in-fact and successors and assigns (collectively, the “Indemnitees”) from and against:  (i) any and all claims, demands, actions or causes of action that may at any time (including at any time following the Discharge of the Finance Obligations and the resignation or removal of any Agent or Representative or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or in any way relating to or arising out of the ownership, purchasing, delivery, control, acceptance, financing, possession, sale, return or other disposition of the Collateral, the violation of the laws of any country, state or other governmental body or unit, or any tort or contract claim; (ii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (i) above; and (iii) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including fees and disbursements of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action or cause of action or proceeding, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action or cause of action, or proceeding; provided that no Indemnitee shall be entitled to indemnification for any claim to the extent such claim is determined by a court of competent jurisdiction in a final non-appealable judgment to have been caused by its own gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.03(c) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnitee or any other Person or any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  Without prejudice to the survival of any other agreement of the Credit Parties hereunder and under the other Finance Documents, the agreements and obligations of the Credit Parties contained in this Section 8.03(c) shall survive the repayment of the Loans and other obligations under the Finance Documents and the termination of the Commitments. Any amounts paid by any Indemnitee as to which such Indemnitee has a right to reimbursement hereunder shall constitute Finance Obligations.

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(d)           Contribution.  If and to the extent that the obligations of any Credit Party under this Section 8.03 are unenforceable for any reason, each Credit Party hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 8.04       Enforcement.  The Secured Parties agree that this Agreement may be enforced only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after the date on which all Obligations have been paid in full and all Commitments with respect thereto terminated, the holders of at least 51% of the outstanding Swap Obligations and Cash Management Obligations, as the case may be) and that no other Secured Party shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent (or, after the date on which all Obligations have been paid in full and all Commitments with respect thereto terminated, the holders of at least 51% of the outstanding Swap Obligations and Cash Management Obligations, as the case may be,) for the benefit of the Secured Parties upon the terms of this Agreement and the other Finance Documents.

Section 8.05       Amendments and Waivers.  Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by each Credit Party directly affected by such amendment, change, discharge, termination or waiver (it being understood that the addition or release of any Credit Party hereunder shall not constitute an amendment, change, discharge, termination or waiver affecting any Credit Party other than the Credit Party so added or released) and either (i) the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 12.1 of the Credit Agreement, all of the Lenders), at all times prior to the time on which all Obligations have been paid in full (other than Unmatured Surviving Obligations) and all Commitments with respect thereto have been terminated or (ii) the holders of more than 50% of all remaining Finance Obligations then outstanding, at all times after the time at which the Obligations have been paid in full (other than contingent indemnification obligations) and all Commitments with respect thereto have been terminated; provided, however, that no such amendment, change, discharge, termination or waiver shall be made to Section 6.07 hereof or this Section 8.05 without the consent of each Lender adversely affected thereby.

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Section 8.06       Successors and Assigns.  This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns.  In the event of an assignment of all or any of the Finance Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.  No Credit Party shall assign or delegate any of its rights and duties hereunder without the prior written consent of the Required Lenders or all or such lesser number of the Lenders as provided in Section 12.6 of the Credit Agreement.

Section 8.07       Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTIONS OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTIONS.

Section 8.08        Limitation of Law; Severability.  (a)  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(b)           If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 8.09         Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective with respect to each Credit Party when the Collateral Agent shall receive counterparts hereof executed by itself and such Credit Party.  This Agreement may be transmitted and/or signed by facsimile or Adobe PDF file and if so transmitted or signed, shall, subject to requirements of law, have the same force and effect as a manually signed original and shall be binding on the Credit Parties and the Collateral Agent.

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Section 8.10          Additional Credit Parties.  It is understood and agreed that any Subsidiary of the Company that is required by Section 8.10 or 9.15 of the Credit Agreement or any other provision of any Credit Document to execute a counterpart of this Agreement after the date hereof shall automatically become a Credit Party hereunder with the same force and effect as if originally named as a Credit Party hereunder by executing an instrument of accession or joinder reasonably satisfactory in form and substance to the Collateral Agent and delivering the same to the Collateral Agent.  Concurrently with the execution and delivery of such instrument of accession or joinder, such Subsidiary shall take all such actions and deliver to the Collateral Agent all such documents and agreements as such Subsidiary would have been required to deliver to the Collateral Agent on or prior to the date of this Agreement had such Subsidiary been a party hereto on the date of this Agreement.  Such additional materials shall include, among other things, supplements to Schedules I, II, III, and IV hereto and Schedule 4.01 to the Security Agreement, if applicable, (which Schedules shall thereupon automatically be amended and supplemented to include all information contained in such supplements) such that, after giving effect to the accession or joinder of such Subsidiary, each of Schedules I, II, III, and IV hereto and Schedule 4.01 to the Security Agreement is true, complete and correct with respect to such Subsidiary as of the effective date of such accession or joinder.  The execution and delivery of any such instrument of accession or joinder, and the amendment and supplementation of the Schedules hereto as provided in the immediately preceding sentence, shall not require the consent of any other Credit Party hereunder.  The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any new Credit Party as a party to this Agreement.

Section 8.11           Termination; Release of Credit Parties.  (a)  Termination.  Upon the Discharge of the Finance Obligations, the cancellation, expiration or cash collateralization (on terms reasonably satisfactory to the Issuing Lender) of all outstanding Letters of Credit, and the termination of all Commitments under the Credit Documents, the Security Interests shall terminate and all rights to the Collateral shall revert to the Credit Parties.  In addition, at any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral as contemplated by the Credit Agreement.  Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, upon request by and at the expense of any Credit Party, execute and deliver to such Credit Party such documents as such Credit Party shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.  Any such documents shall be without recourse to or warranty by the Collateral Agent or the Secured Parties.  The Collateral Agent shall have no liability whatsoever to any Secured Party as a result of any release of Collateral by it as permitted by this Section 8.11.  Upon any release of Collateral pursuant to this Section 8.11, none of the Secured Parties shall have any continuing right or interest in such Collateral or the Proceeds thereof.

(b)           Release of Credit Parties.  If any part of the Collateral is sold or otherwise disposed of or liquidated in compliance with the requirements of the Credit Documents (or such sale, other disposition or liquidation has been approved in writing by those Secured Parties whose approval is required by the applicable Credit Documents and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Documents, to the extent applicable, the Collateral Agent, at the request and expense of such Credit Party, will duly release from the security interest created hereby and assign, transfer and deliver to such Credit Party (without recourse and without representation or warranty) such of the Collateral as is then being (or has been) so sold, disposed of or liquidated as may be in the possession or control of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

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Section 8.12            Entire Agreement.  This Agreement and the other Credit Documents and, in the case of the Hedge Banks and the Cash Management Banks, the Swap Contracts and the Cash Management Agreements, respectively, constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings relating to the subject matter hereof and thereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CREDIT PARTIES:	BE AEROSPACE, INC.

By:
Name:
Title:

COLLATERAL AGENT:	JP MORGAN CHASE BANK, N.A.,
as Collateral Agent
By:
Name:
Title:

(Pledge Agreement Signature Page)

Schedule I

LIST OF PLEDGED SHARES

Issuer	Certificate No.(s).	Number of Shares	Par Value	Type of Investment Property
Burns Aerospace Europe S.A.R.L.	Uncertificated	325 shares of capital stock	€16	Uncertificated Security
BE Intellectual Property, Inc.	1	100 shares of common stock	$0.01	Security
BE Aerospace Canada, Inc.	1	100 shares of common stock	$0.01	Security
BE Aerospace Australia, Inc.	1	100 shares of common stock	$0.01	Security
BE Aerospace El Salvador, Inc.	1	100 shares of common stock	$0.01	Security
B/E Aerospace Machined Products, Inc.	1	1,000 shares of common stock	$0.01	Security
CMP SAS	Uncertificated	292 ordinary shares	€1,333.33	Uncertificated Security
Nordskog Industries, Inc.	2	941 shares of capital stock	None	Security
B/E Aerospace Development Corporation	1	300 shares of common stock	$0.01	Security
Bomhoff Acquisition, Inc.	Uncertificated	1000 shares of common stock	$0.01	Uncertificated Security
Composite Specialties, Inc.	7	54,000 shares of common stock	None	Security
M & M Aerospace Hardware, Inc.	38	100,000 shares of common stock	$0.01	Security
Flight Structures, Inc.	66	637332.78 shares of common stock	None	Security
BE Aerospace Holdings C.V.	Uncertificated	65% of interests		Uncertificated Security
NYF Corp.	2, 3, 5, 6, 7, 8, 9 and 10	2,000 shares of common stock	None	Security
JAY CEE Fasteners Corp.	8, 11, 12 and 13	100 shares of capital stock	None	Security

BE Aerospace, Inc- Pledge Agreement Schedules

Schedule II

LIST OF PLEDGED NOTES

Issuer	Original Principal Amount	Date	Maturity Date	Type of Investment Property
BE Aerospace, Inc.	$100,000,000	12/20/2007	12/20/08 with automatic 1 year extensions	Promissory Note

BE Aerospace, Inc- Pledge Agreement Schedules

Schedule III

LIST OF PLEDGED LLC INTERESTS

Issuer	Class of Interest	Certificate Numbers, if Applicable	Percentage of Class Represented by Pledged LLC Interests	Type of Investment Property
BEA Holding Services LLC	Units	n/a	100%	Membership Interest
Acurex, LLC	Units	n/a	100%	Membership Interest
DMGI, LLC	Units	n/a	100%	Membership Interest
Denton Jet Interiors, LLC	Units	n/a	100%	Membership Interest
BEA Europe Holding LLC	Units	n/a	100%	Membership Interest
Maynard Precision, LLC	Units	n/a	100%	Membership Interest
Modern Metals, LLC	Units	n/a	100%	Membership Interest
Nelson Aero Space, LLC	Units	n/a	100%	Membership Interest
T.L. Windust Machine, LLC	Units	n/a	100%	Membership Interest

BE Aerospace, Inc- Pledge Agreement Schedules

Schedule IV

LIST OF PLEDGED PARTNERSHIP INTERESTS

None.

BE Aerospace, Inc- Pledge Agreement Schedules

Exhibit A
to
Pledge Agreement

Form of Issuer Control Agreement

CONTROL AGREEMENT dated as of ________ __, 20__ among [CREDIT PARTY NAME], JPMORGAN CHASE BANK, N.A., as Collateral Agent, and [ISSUER NAME].

[Credit Party Name], a [Credit Party Description], (together with its successors and permitted assigns, the “Credit Party”), and JPMORGAN CHASE BANK, N.A., as Collateral Agent (together with its successor or successors in such capacity, the “Collateral Agent”), have entered into a Pledge Agreement dated as of July __, 2008 (as the same may be amended, supplemented or modified from time to time, the “Pledge Agreement”), under which the Credit Party has pledged to the Collateral Agent, and has granted a security interest in favor of the Collateral Agent in, all right, title and interest of the Credit Party in, to and under any and all (i) Uncertificated Securities (as defined in the Pledge Agreement), (ii) Partnership Interests (as defined in the Pledge Agreement) and (iii) LLC Interests (as defined in the Pledge Agreement), in each case issued from time to time by [Issuer Name], (together with its successors, the “Issuer”), whether now existing or hereafter from time to time acquired by the Credit Party (all of such Uncertificated Securities, Partnership Interests and LLC Interests being herein collectively referred to as the “Pledged Interests”) to secure the payment and performance of the Finance Obligations (as defined in the Pledge Agreement).  Capitalized terms defined or otherwise used in the Pledge Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The Credit Party desires that the Issuer enter into this Agreement to perfect the security interest of the Collateral Agent in the Pledged Interests, to vest in the Collateral Agent control of the Pledged Interests and to provide for the rights of the parties under this Control Agreement.

Accordingly, the parties hereto agree as follows:

Section 1.        Control by the Collateral Agent.  The Credit Party hereby irrevocably agrees that, for so long as this Control Agreement remains in effect, the Collateral Agent shall have exclusive control of the Pledged Interests.  In furtherance of such agreement, the Credit Party hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, (i) to comply with any and all instructions (within the meaning of Section 8-102(a)(12) of the UCC) originated by the Collateral Agent regarding any or all of the Pledged Interests without further consent by the Credit Party or any other Person, and (ii) subject to the provisions of Section 2 of this Control Agreement, (A) not to comply with any instructions regarding any or all of the Pledged Interests originated by any Person other than the Collateral Agent or a court of competent jurisdiction and (B) to distribute as instructed by the Collateral Agent all interest, redemptions, distributions, dividends and other payments from time to time paid with respect to any Pledged Interests.  In the case of any conflict between any instruction originated by the Collateral Agent and any instruction originated by any other Person, the Issuer shall comply only with the instruction originated by the Collateral Agent.

Section 2.         Maintenance of Pledged Interests.  In addition to, and not in lieu of, the obligation of the Issuer to honor instructions and entitlement orders as agreed in Section 1 hereof, the Issuer agrees follows:

(a)           Subject to the rights of the Credit Party described herein, the Issuer agrees that, from and after the date hereof, the Pledged Interests shall be under the exclusive dominion and control of the Collateral Agent.

(b)           Upon notice by the Collateral Agent, the Issuer shall notify the Credit Party that the Pledged Interests are subject to the sole control of the Collateral Agent and, thereafter, the Issuer will not accept any direction or instructions with respect to the Pledged Interests from any Person other than the Collateral Agent, unless otherwise ordered by a court of competent jurisdiction.

(c)           Until such time as the Issuer receives a notice of sole control delivered by the Collateral Agent in accordance with Section 2(b) above, the Credit Party may exercise all voting rights pertaining to the Pledged Interests.

(d)           Until such time as the Issuer receives a notice of sole control delivered by the Collateral Agent in accordance with Section 2(b) above, the Credit Party may direct the Issuer with respect to the distribution of interest, redemptions, distributions, dividends and other payments on Pledged Interests.

(e)           All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Credit Party by the Issuer in respect of the Issuer will also be sent to the Collateral Agent at the following address:

JPMORGAN CHASE BANK, N.A.
1111 Farnin, 10th Floor
Houston, Texas 77002
Attn:  Denise Ramon
Fax:  (713) 750-2938

Section 3.         No Liability of Issuer.  This Control Agreement shall not subject the Issuer to any obligation or liability except as expressly set forth herein.  In particular, the Issuer need not investigate whether the Collateral Agent is entitled under the Pledge Agreement or otherwise to give an instruction or notice of sole control.

Section 4.          Representations and Warranties of the Issuer.  The Issuer hereby represents and warrants that:

(a)           Except for the claims and interests of the Collateral Agent and the Credit Party in the Pledged Interests, the Issuer does not know of any claim to, or interest in, any Pledged Interests.  If any Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Pledged Interest, the Issuer will promptly notify the Collateral Agent and the Credit Party thereof.

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(b)           There are no other agreements entered into between the Issuer and the Credit Party with respect to the Pledged Interests, and the Issuer has not entered into, and until the termination of this Control Agreement will not enter into, and agreement with any other Person relating to the Pledged Interests pursuant to which it has agreed or will agree to comply with instructions originated by such other Person.

(c)           This Control Agreement constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms.

(d)           The pledge by the Credit Party of, and the granting by the Credit Party of a security interest in, the Pledged Interests to the Collateral Agent does not violate the charter, by-laws, partnership agreement, operating agreement or any other agreement governing the Issuer or the Pledged Interests.

(e)           Pledged Interests are fully-paid and nonassessable.

Section 5.          Notices.  All notices, requests or other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party:

(i)	in the case of the Collateral Agent, at the address specified in Section 2 (e) hereof;

(ii)	in the case of the Credit Party, at:

B/E Aerospace, Inc.,
1400 Corporate Center Way,
Wellington, FL 33414
Attn: Thomas P. McCaffrey, CFO
Telecopy: (561) 791-3966; and

(iii)	in the case of the Issuer, at:

[Issuer Notice Address].

Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this paragraph and confirmation of receipt is received, (ii) if given by mail, 48 hours after such communication is deposited, certified mail, return receipt requested, in the mails with appropriate first class postage prepaid, addressed as aforesaid or (iii) if given by other means, when delivered at the address specified in this paragraph.  Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this paragraph.

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Section 6.          Conflict with Other Agreements.  In the event of any conflict between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail.

Section 7.          Amendments and Waivers.  Any provision of this Control Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment, change, discharge, termination or waiver is in writing and is signed by the Collateral Agent, the Issuer and the Credit Party.

Section 8.          Successors and Assigns.  This Control Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns.  In the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the Indebtedness so assigned, may be transferred with such indebtedness.

Section 9.           Governing Law.  This Control Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law.

Section 10.         Severability.  (a)  All rights, remedies and powers provided in this Control Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Control Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Control Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(b)           If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 11.         Counterparts; Effectiveness.  This Control Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Control Agreement shall become effective when the Collateral Agent shall have received counterparts hereof executed by itself, the Issuer and the Credit Party.  This Control Agreement may be transmitted and/or signed by facsimile or Adobe PDF file and if so transmitted or signed shall, subject to requirements of law, have the same force and effect as a manually signed original and shall be binding on the Collateral Agent, the Issuer and the Credit Party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Control Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CREDIT PARTY:	[CREDIT PARTY NAME]

By:
Name:
Title:

COLLATERAL AGENT:	JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Name:
Title:

ISSUER:	[ISSUER NAME]

By:
Name:
Title:

S-1

Exhibit B
to
Pledge Agreement

Form of Securities Account Control Agreement

ACCOUNT CONTROL AGREEMENT dated as of _______ __, 20__ among [CREDIT PARTY NAME], JPMORGAN CHASE BANK, N.A., as Collateral Agent, and [SECURITIES INTERMEDIARY NAME].

[Credit Party Name], a [Credit Party Description], (together with its successors and permitted assigns, the “Credit Party”), and JPMorgan Chase Bank, N.A., as Collateral Agent (together with its successor or successors in such capacity, the “Collateral Agent”), have entered into a Pledge Agreement dated as of July __, 2008 (as the same may be amended, supplemented or modified from time to time, the “Pledge Agreement”), under which the Credit Party has pledged to the Collateral Agent, and has granted a security interest in favor of the Collateral Agent in, all right, title and interest of the Credit Party in, to and under (i) securities account number [Account Number] (the “Account”) maintained by [Securities Intermediary Name], (together with its successors and assigns, the “Securities Intermediary”), for the Credit Party, together with (ii) any and all (A) Security Entitlements (as defined in the Pledge Agreement), (B) Investment Property (as defined in the Pledge Agreement) and (C) other Financial Assets (as defined in the Pledge Agreement), in each case from time to time deposited in or credited to the Account (the Account and all of such Security Entitlements, Investment Property and Financial Assets being herein collectively referred to as the “Pledged Interests”) to secure the payment and performance of the Finance Obligations (as defined in the Pledge Agreement).  Capitalized terms defined or otherwise used in the Pledge Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The Credit Party desires that the Securities Intermediary enter into this Account Control Agreement to perfect the security interest of the Collateral Agent in the Pledged Interests, to vest in the Collateral Agent control of the Pledged Interests and to provide for the rights of the parties under this Account Control Agreement.

Accordingly, the parties hereto agree as follows:

Section 1.       Control by the Collateral Agent.  The Credit Party hereby irrevocably agrees that, for so long as this Account Control Agreement remains in effect, the Collateral Agent shall have exclusive control of the Account and all Pledged Interests deposited therein or credited thereto.  In furtherance of such agreement, the Credit Party hereby irrevocably authorizes and directs the Securities Intermediary, and the Securities Intermediary hereby agrees, (i) to comply with any and all instructions (within the meaning of Section 8-102(a)(12) of the UCC) and entitlement orders (within the meaning of Section 8-102(a)(8) of the UCC) originated by the Collateral Agent regarding any or all of the Pledged Interests without further consent by the Credit Party or any other Person, and (ii) subject to the provisions of Section 2 of this Account Control Agreement, (A) not to comply with any instructions or entitlement orders regarding any or all of the Pledged Interests originated by any Person other than the Collateral Agent or a court of competent jurisdiction and (B) to deposit or retain in the Account, or to distribute as otherwise instructed by the Collateral Agent, all interest, redemptions, distributions, dividends and other payments from time to time received or paid with respect to any Pledged Interests deposited in or credited to the Account.  In the case of any conflict between any instruction or entitlement order originated by the Collateral Agent and any instruction or entitlement order originated by any other Person, the Securities Intermediary shall comply only with the instruction or entitlement order originated by the Collateral Agent.

Section 2.       Maintenance of Account.  In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor instructions and entitlement orders as agreed in Section 1 hereof, the Securities Intermediary agrees to maintain the Account as follows:

(a)           Maintenance of Account Generally.  Subject to the rights of the Credit Party described herein, the Securities Intermediary agrees that, from and after the date hereof, the Account shall be under the exclusive dominion and control of the Collateral Agent and all Financial Assets of the Credit Party, whether or not deposited in or credited to the Account, shall be held by the Securities Intermediary solely for the benefit of the Collateral Agent.  The Securities Intermediary shall follow its usual operational procedures for the handling of any Financial Assets or other property of the Credit Party received in the Account and shall maintain a record of all Financial Assets or other property received in the Account.

(b)           Notice of Sole Control.  Upon notice by the Collateral Agent, the Securities Intermediary shall notify the Credit Party that the Account is subject to the sole control of the Collateral Agent and, thereafter, the Securities Intermediary will not accept any direction, instructions or entitlement orders with respect to the Account or the Pledged Interests on deposit therein or credited thereto from any Person other than the Collateral Agent, unless otherwise ordered by a court of competent jurisdiction.

(c)           Registration of Securities, Etc.  All Securities or other property underlying any Financial Assets deposited in or credited to the Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another Securities Account or Securities Accounts maintained in the name of the Securities Intermediary, and in no case will any Financial Asset deposited in or credited to the Account be registered in the name of the Credit Party, payable to the order of the Credit Party or specially indorsed to the Credit Party, except to the extent the foregoing have been specially indorsed by the Credit Party to the Securities Intermediary or in blank.

(d)           Voting Rights.  Until such time as the Securities Intermediary receives a notice of sole control delivered by the Collateral Agent in accordance with Section 2(b) above, the Credit Party may direct the Securities Intermediary with respect to the voting of any Pledged Interests deposited in or credited to the Account.

(e)           Permitted Investments.  Until such time as the Securities Intermediary receives a notice of sole control delivered by the Collateral Agent in accordance with Section 2(b) above, the Credit Party may direct the Securities Intermediary with respect to the selection of Investments to be made in the Account.

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(f)           Interest and Dividends.  Until such time as the Securities Intermediary receives a notice of sole control delivered by the Collateral Agent in accordance with Section 2(b) above, the Credit Party may direct the Securities Intermediary with respect to the retention and/or distribution of interest, redemptions, distributions, dividends and other payments on Pledged Interests deposited in or credited to the Account.

(g)           Statements and Confirmations.  Copies of all notices, statements of accounts, reports, confirmations, prospectuses, financial statements and other communications concerning the Account and/or any Pledged Interests deposited therein or credited thereto shall be sent by the Securities Intermediary to each of the Credit Party and the Collateral Agent at their respective addresses referred to in Section 7 below.

(h)           Tax Reporting.  All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxation authorities under the name and taxpayer identification number of the Credit Party.

Section 3.       Financial Assets Election.  The Securities Intermediary and each other party hereto hereby agrees that each item of property (whether Investment Property, Financial Asset, Security, Instrument or cash) deposited in or credited to the Account shall constitute a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Section 4.       No Liability of Securities Intermediary.  This Account Control Agreement shall not subject the Securities Intermediary to any obligation or liability except as expressly set forth herein.  In particular, the Securities Intermediary need not investigate whether the Collateral Agent is entitled under the Pledge Agreement or otherwise to give an entitlement order, instructions or notice of sole control.

Section 5.       Subordination of Lien; Waiver of Set-Off.  If the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Account or any Pledged Interest deposited therein or credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the Security Interest of the Collateral Agent.  The Pledged Interests and other items deposited in or credited to the Account will not be subject to deduction, set-off, banker’s lien or any other right in favor of any other Person other than the Collateral Agent (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Account, (ii) the face amount of any checks which have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds and (iii) the purchase price of any property purchased for the Account).

Section 6.        Representations and Warranties of the Securities Intermediary.  The Securities Intermediary hereby represents and warrants that:

(a)           The Securities Intermediary has established the Account in the name of “JPMorgan Chase Bank, N.A., as Collateral Agent”, and the Securities Intermediary shall not change the name or account number of the Account without the prior written consent of the Collateral Agent.

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(b)           The Account is a “securities account” as defined in Section 8-501(a) of the UCC, and the Securities Intermediary is a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC and is acting in such capacity in connection with the Account and this Account Control Agreement.

(c)           Except for the claims and interest of the Collateral Agent and of the Credit Party in the Pledged Interests, the Securities Intermediary does not know of any claim to, or interest in, the Account or in any Pledged Interest deposited therein or credited thereto.  If any Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account or any Pledged Interest deposited therein or credited thereto, the Securities Intermediary will promptly notify the Collateral Agent and the Credit Party thereof.

(d)           There are no other agreements entered into between the Securities Intermediary and the Credit Party with respect to the Account or any Pledged Interest deposited therein or credited thereto, and the Securities Intermediary has not entered into, and until the termination of this Account Control Agreement will not enter into, any agreement with any other Person relating to the Account and/or any Pledged Interests deposited therein or credited thereto pursuant to which it has agreed or will agree to comply with instructions or entitlement orders originated by such other Person.

(e)           This Account Control Agreement constitutes a valid and binding agreement of the Securities Intermediary, enforceable against the Securities Intermediary in accordance with its terms.

Section 7.        Notices.  All notices, requests or other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party:

(i)	in the case of the Collateral Agent, at:

JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, TX 77002
Attn: Denise Ramon
Loan & Agency Services
Fax: 713-750-2938
Tel: 713-750-7906

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and

JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, NY  10017
Attn:  Matthew Massie
Credit Risk Management
Fax:  212-270-5100
Tel:  212-270-5432

(ii)	in the case of the Credit Party, at:

B/E Aerospace, Inc.,
1400 Corporate Center Way,
Wellington, FL 33414
Attn: Thomas P. McCaffrey, CFO
Telecopy: (561) 791-3966;

and

(iii)	in the case of the Securities Intermediary, at:

[Securities Intermediary Notice Address].

Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this paragraph and confirmation of receipt is received, (ii) if given by mail, 48 hours after such communication is deposited, certified mail, return receipt requested, in the mails with appropriate first class postage prepaid, addressed as aforesaid or (iii) if given by other means, when delivered at the address specified in this paragraph.  Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this paragraph.

Section 8.         Indemnification of Securities Intermediary.  The Credit Party agrees that (i) the Securities Intermediary is released from any and all liabilities to the Credit Party arising from the terms of this Account Control Agreement and the compliance by the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary’s bad faith, willful misconduct or gross negligence and (ii) the Credit Party, its successors and permitted assigns shall at all times indemnify the Securities Intermediary, its affiliates and the respective directors, officers, trustees, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by, imposed on or asserted against such Indemnitee in connection with any investigation or administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Account Control Agreement or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the maintenance, delivery, control, acceptance, possession, return or other disposition of the Account or any Pledged Interests on deposit therein or credited thereto, the violation of the laws of any country, state or other governmental body or unit, or any tort or contract claim; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order.  In performing its duties hereunder, the Securities Intermediary shall be entitled to rely upon notices and other communications it believes in good faith to have been originated by the appropriate party.

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Section 9.         Conflicts with Other Agreements.  In the event of any conflict between this Account Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Account Control Agreement shall prevail.

Section 10.       Amendments and Waivers.  Any provision of this Account Control Agreement may be amended, modified or waived if, but only if, such amendment or waiver is in writing and is signed by the Credit Party, the Collateral Agent and the Securities Intermediary.

Section 11.       Successors and Assigns.  This Account Control Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors and permitted assigns.  In the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.

Section 12.       Governing Law.  This Account Control Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law.  Notwithstanding any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Account (as well as the Security Entitlements related thereto) shall be governed by the laws of the State of New York.

Section 13.        Severability.  (a)  All rights, remedies and powers provided in this Account Control Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Account Control Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Account Control Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(b)           If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

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Section 14.        Counterparts; Effectiveness.  This Account Control Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Account Control Agreement shall become effective when the Collateral Agent shall receive counterparts hereof executed by itself, the Securities Intermediary and the Credit Party.

Section 15.        Termination.  Except as hereinafter set forth, the obligations of the Securities Intermediary to the Collateral Agent pursuant to this Account Control Agreement shall continue in effect until the Security Interests of the Collateral Agent in the Account have been terminated pursuant to the terms of the Pledge Agreement and the Collateral Agent has notified the Securities intermediary of such termination in writing.  The Collateral Agent agrees to provide such notice of termination upon the request of the Credit Party on or after the termination of the Collateral Agent’s Security Interest in the Account pursuant to the terms of the Pledge Agreement.  The Securities Intermediary may terminate this Account Control Agreement only upon 30 days’ notice to the Collateral Agent, by canceling the Account and transferring all funds, if any, deposited in or credited to the Account to another Securities Account with another securities intermediary to be designated by the Collateral Agent.  After any such termination, the Securities Intermediary shall nonetheless be obligated promptly to transfer to such other securities intermediary anything from time to time received in the Account.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Control Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CREDIT PARTY:	[CREDIT PARTY NAME]

By:
Name:
Title:

COLLATERAL AGENT:	JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Name:
Title:

SECURITIES INTERMEDIARY:	[SECURITIES INTERMEDIARY NAME]

By:
Name:
Title:

S-1

Exhibit B-1

BE AEROSPACE, INC.

Secretary’s Certificate

I, Edmund J. Moriarty, Secretary of BE Aerospace, Inc., a Delaware corporation, (the “Company”), do hereby certify that, as Secretary of the Company, I am authorized to execute this certificate on behalf of the Company.  I do hereby further certify as follows:

1.      This Certificate is furnished pursuant to the Credit Agreement dated as of July 28, 2008 as in effect on the date hereof (the “Credit Agreement”) among the Company, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), JPMorgan Chase  Bank, N.A. as Issuing Lender and Swingline Lender, JPMorgan Chase Bank, N.A., as Administrative Agent (together with its successor or successors in such capacity, the “Administrative Agent”), UBS Securities LLC and Credit Suisse Securities (USA) LLC, as Syndication Agents and The Royal Bank of Scotland plc and Wells Fargo Bank, N.A., as Documentation Agents (together with their successor or successors in such capacity, the “Documentation Agents”).  Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

2.      Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Company, as amended.  No amendment to the Company’s Certificate of Incorporation has been approved by the Board of Directors or stockholders of the Company, and no corporate document relating to the Company has been filed with the Secretary of State of the State of Delaware since __________________, 20__, the date of the last document listed on the Certificate of the Secretary of State of the State of Delaware, dated _________________, 20__ which lists all the corporate documents relating to the Company on file in that office as of the date thereof, and no such amendment or filing is pending or contemplated.

3.      There are no proceedings pending for the dissolution or liquidation of the Company and, to the best of my knowledge, no such proceedings are threatened or contemplated.

4.      Attached hereto as Exhibit B is a true, complete and correct copy of the Bylaws of the Company as in effect on the date hereof and at all times since ______________, 20__.

5.      Attached hereto as Exhibit C is a true, complete and correct copy of resolutions duly adopted by the Board of Directors of the Company [at a meeting duly called and held on ______________, 20__, at which meeting a quorum was present and acting throughout] [by unanimous written consent effective ______________, 20__].  Such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof, and no other resolutions have been adopted by the Board of Directors or stockholders of the Company or by any committee of the Board of Directors relating to the transactions referred to in such resolutions.

6.      Each person who, as an officer of the Company, signed (i) the Credit Agreement, (ii) the Security Agreement, (iii) the Pledge Agreement, (iv) each Note and (v) any other document delivered in connection therewith was duly elected or appointed, qualified and acting as such officer at the respective times of the signing and delivery thereof and was duly authorized to execute such documents on behalf of the Company, and the signature of each person appearing below and in such document is such officer’s genuine signature.

Name	Office(s)	Signature

Amin J. Khoury	Chairman and Chief Executive Officer

Michael B. Baughan	President and Chief Operating Officer

Thomas P. McCaffrey	Senior Vice President, Chief Financial Officer and Assistant Secretary

Edmund J. Moriarty	Corporate Vice President - Law General Counsel and Secretary

Stephen R. Swisher	Vice President - Finance and Controller

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this ______ day of July, 2008.

(SEAL)

Secretary

I, William A. Miller, Assistant Secretary of the Company, do hereby certify that I am the duly elected, qualified and acting Assistant Secretary of the Company, that Edmund J. Moriarty is the duly elected, qualified and acting Secretary of the Company and that the signature appearing above is the true signature of Edmund J. Moriarty.

Assistant Secretary

Dated:  July ___, 2008

S-1

Exhibit A

CERTIFICATE OF INCORPORATION

Exhibit B

BYLAWS

Exhibit C

RESOLUTIONS

Exhibit B-2

BE AEROSPACE, INC.

Officer’s Certificate

I, Thomas P. McCaffrey, the Senior Vice President and I, Edmund J. Moriarty, the Secretary of BE Aerospace, Inc., a Delaware corporation, (the “Company” or the “Borrower”), do hereby certify as follows pursuant to Section 7.1 of the Credit Agreement dated as of July 28, 2008 (as amended, supplemented or modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of the Borrower under such agreement or any successor agreement, the “Credit Agreement”) among the Borrower, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), JPMorgan Chase  Bank, N.A. as Issuing Lender and Swingline Lender, JPMorgan Chase Bank, N.A., as Administrative Agent (together with its successor or successors in such capacity, the “Administrative Agent”), UBS Securities LLC and Credit Suisse Securities (USA) LLC, as Syndication Agents and The Royal Bank of Scotland plc and Wells Fargo Bank, N.A., as Documentation Agents (together with their successor or successors in such capacity, the “Documentation Agents”) (capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings ascribed to them therein):

1.           No Default or Event of Default (other than a Default or Event of Default under Section 10.1(b) of the Credit Agreement resulting from a breach of a representation or warranty set forth in Section 6.16 of the Credit Agreement) has occurred and is continuing, or would result from the initial Extension of Credit; and

2.           (A) The representations and warranties (with the sole exception of the representation and warranty contained in Section 6.16 of the Credit Agreement) made by the Company and each other Credit Party in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as if made on the date hereof and (B) (i) the condition in Section 6.3 of the Honeywell Purchase Agreement relating to the accuracy of the representations and warranties of the Company has been satisfied (without giving effect to any waiver, amendment or other modification to such condition in a manner adverse to the interests of the Lenders in any material respect without the consent of the Initial Lenders) and (ii) the condition in Section 7.3 of the Honeywell Purchase Agreement relating to the accuracy of the representations and warranties of the Sellers has been satisfied (without giving effect to any waiver, amendment or other modification to such condition in a manner adverse to the interests of the Lenders in any material respect without the consent of the Initial Lenders).

This Officer’s Certificate may be executed in two or more counterparts, each of which, when so executed, shall be deemed an original, and such counterparts together shall be considered but one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the undersigned has executed this Officer’s Certificate on behalf of the Company on this ____ day of July, 2008.

By:
Name:
Title:

By:
Name:
Title:

2

Exhibit C

Form of Assignment and Acceptance

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and accepts from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3	Select as appropriate.

4	Include bracketed language if there are either multiple Assignors or multiple Assignees.

5	Include all applicable subfacilities.

Form of Assignment and Acceptance

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate Affiliate of [identify Lender]]

3.	Borrower[s]:	BE Aerospace, Inc.

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:  Credit Agreement dated as of July 28, 2008 (as amended, restated, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise amending, amending and restating or otherwise modifying or restructuring all or any portion of the obligations of the Company under such agreement or any successor agreement) among, the Borrower, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, as the Issuing Lender and as the Swing Line Lender (together with its successor or successors in each such capacity, the “Administrative Agent” and the “Swing Line Lender”, respectively), UBS Securities LLC and Credit Suisse Securities (USA) LLC, as Syndication Agents (together with their successor or successors in such capacity, the “Syndication Agents”) and The Royal Bank of Scotland plc and Wells Fargo Bank, N.A., as Documentation Agents (together with their successor or successors in such capacity, the “Documentation Agents”.

Form of Assignment and Acceptance

6.	Assigned Interest:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/ Loans for all Lenders[9]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%
			$	$	%

7.	[Trade Date:	][11]

Effective Date:                       , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

6	List each Assignor, as appropriate.

7	List each Assignee, as appropriate.

8
Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Tranche B Term Loan Commitment”, etc.).

9
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

10	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

11	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Acceptance

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By: ______________________________________
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

  By: ______________________________________
Title:

[Consented to and] 12 Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: ______________________________________
Title:

BE AEROSPACE, INC.:13

By: ______________________________________
Title:

12	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

13	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, Issuing Lender) is required by the terms of the Credit Agreement.

Form of Assignment and Acceptance

ANNEX
TO
ASSIGNMENT AND ACCEPTANCE

[_______________]1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.           Representations and Warranties.

1.1           Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) accepts no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2           Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.6(c) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.6(c) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

1	Describe Credit Agreement at option of Administrative Agent.

Form of Assignment and Acceptance

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Acceptance

Exhibit D

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FINANCING STATEMENT

(Collateral is or includes fixtures)
(To be filed in Real Property Records)

dated as of ____ ____, 20__

by

[                        ],

as Mortgagor,

to

JPMORGAN CHASE BANK, N.A,
as Collateral Agent for the benefit of the Secured Parties referred to herein, as Mortgagee

Property:__________________________

__________________________

__________________________

This Instrument was prepared by the Attorney named below
[in consultation with counsel in the State in which the Property is located]
and, when recorded, recorded counterparts should be returned to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza
New York, New York  10004
Attn:  [Name of FFHSJ Real Estate Lawyer Working on Deal]

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES.  THIS INSTRUMENT ALSO SECURES FUTURE ADVANCES WHICH ARE OBLIGATORY SUBJECT TO THE PROVISIONS OF THE LOAN DOCUMENTS

i

Exhibits:

Exhibit A – The Land
Exhibit B – Permitted Encumbrances
Exhibit C – Material Agreements

ii

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS
SECURITY AGREEMENT AND FINANCING STATEMENT

COLLATERAL IS OR INCLUDES FIXTURES

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (as amended, supplemented or modified from time to time, this “Mortgage”) is dated as of July ___, 2008 and is made by [          ], a [          ] corporation, as mortgagor, having an office at [          ] (the “Mortgagor”), to JPMorgan Chase Bank, N.A. as Collateral Agent for the benefit of the Secured Parties referred to in the Credit Agreement (as defined below), having an office at 270 Park Avenue, New York, NY 10017, (in such capacity, together with its successors, substitutes and assigns, the “Mortgagee”).

BE Aerospace, Inc. (together with its respective successors and permitted assigns, the “Borrower”), has entered into a Credit Agreement dated as of July 28, 2008 (as amended, restated, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise amending, amending and restating or otherwise modifying or restructuring all or any portion of the obligations of the Borrower under such agreement or any successor agreement, the “Credit Agreement”) among the Borrower, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as the Administrative Agent, as the Issuing Lender, as the Swing Line Lender (together with its successor or successors in each such capacity, the “Issuing Lender”, the “Swing Line Lender” and the “Administrative Agent”, respectively), UBS Securities LLC and Credit Suisse Securities (USA) LLC, as Syndication Agents (together with their successor or successors in such capacity, the “Syndication Agents”) and The Royal Bank of Scotland plc and Wells Fargo Bank, N.A., as Documentation Agents (together with their successor or successors in such capacity, the “Documentation Agents”).

Pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower (i) in the form of the Revolving Credit Loans (as defined in the Credit Agreement) in the aggregate principal amount of up to $350,000,000 and having the final scheduled maturity date provided in the Credit Agreement, (ii) in the form of Letters of Credit (as defined in the Credit Agreement) in an aggregate face amount at any one time outstanding not in excess of $50,000,000, and (iii) in the form of Tranche B Term Loans (as defined in the Credit Agreement) in the aggregate principal amount of $525,000,000 and having the final scheduled maturity date provided in the Credit Agreement.  The maximum principal amount of indebtedness that may be secured by this Mortgage is $[     ].  The last scheduled maturity date of the Revolving Credit Loans, Letters of Credit and Tranche B Term Loans is [     ].

Certain Lenders and their affiliates at the time (each a “Hedge Bank”) may from time to time provide forward rate agreements, options, swaps, caps, floors and other derivative contracts (collectively, the “Swap Contracts”) to the Company or one or more of its Subsidiaries.  In addition, certain Lenders or their affiliates at the time (each, a “Cash Management Bank”) may provide treasury management services to, for the benefit of, or otherwise in respect of, the Company and its subsidiaries (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) under agreements from time to time providing therefor (“Cash Management Agreements”, and together with the Credit Documents and all Swap Contracts, the “Finance Documents”).  The Lenders, the Issuing Lender, the Swing Line Lender, the Administrative Agent, the Syndication Agents, the Documentation Agents, JPMorgan Chase Bank, N.A., as collateral agent (together with its successor or successors in such capacity, the “Collateral Agent”), each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to the Credit Agreement or any other Credit Document referred to therein and each Indemnitee and their respective successors and assigns are herein referred to individually as a “Senior Finance Party” and collectively as the “Senior Finance Parties”, and the Senior Finance Parties, the Hedge Banks, the Cash Management Banks and their respective successors and assigns are herein referred to individually as a “Secured Party” and collectively as the “Secured Parties”.

The Mortgagor is the Borrower, [or if Mortgagor is a subsidiary then recitals relating to Mortgagor as Guarantor need to be added] and will receive substantial benefits from the credit accommodations made and to be made by the Secured Parties under the Credit Documents.  To induce the Lenders to enter into the Credit Agreement and the other Credit Documents, the Hedge Banks to enter into Swap Contracts permitted under the Credit Agreement and the Cash Management Banks to enter into Cash Management Agreements (the Credit Documents, the Swap Agreements and the Cash Management Agreements being herein collectively referred to as “Finance Documents”), the Mortgagor has agreed to mortgage, grant a lien on and a grant a security interest in the Encumbered Property to secure the Finance Obligations.

Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01          Definitions.  Terms used herein without definition which are defined in the introductory section thereof or in the Credit Agreement shall have the respective meanings set forth therein.  The following additional terms, as used herein, have the following meanings:

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person under or in respect of a Cash Management Agreement.

“Credit Party” means the Company and any Subsidiary of the Company which hereafter provides or is required to provide a guaranty of the Finance Obligations in accordance with Section 8.10 or 9.15 of the Credit Agreement, and “Credit Parties” means all of them, collectively.

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“Encumbered Property” means:

(i)           all of the Mortgagor’s right, title and interest in and to the parcel or parcels of land located in _______________ County, _____________________ as more particularly described on Exhibit A hereto (the “Land”), together with any after-acquired estate of the Mortgagor in the Land, and  together with all rights appurtenant thereto, including without limitation, all strips and gores within or adjoining the Land, all estate, right, title, interest, claim or demand of the Mortgagor in the streets, roads, sidewalks, alleys and ways adjacent thereto (whether or not vacated and whether public or private and whether open or proposed), all easements over adjoining land granted by any easement agreements, covenants or restrictive agreements, all of the tenements, hereditaments, easements, reciprocal easement agreements, rights pursuant to any trackage agreement, rights to the use of common drive entries, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, all of the air space and right to use air space above such property, all transferable development rights arising therefrom or transferred thereto, all water and water rights and water rights applications (whether riparian, littoral, appropriative or otherwise, and whether or not appurtenant), all pumps, pumping plants, pipes, flumes and ditches thereunto appertaining, all rights and ditches for irrigation, all utility rights, sewer rights, and shares of stock evidencing the same, all oil, gas and other minerals and mineral substances (which term shall include all gypsum, anhydrite, coal, lignite, hydrocarbon or other fossil materials or substances, fissionable materials or substances and all other minerals of any kind or character, whether gaseous, liquid or hard minerals, whether similar or dissimilar to those named, whether now or hereafter found to exist and whether associated with the surface or mineral estate) in, on or under the Land or produced, saved or severed from the Land, all mineral, mining, gravel, oil, gas, hydrocarbon rights and other rights to produce or share in the production of anything related to such property, all drainage, crop, timber, agricultural, and horticultural rights with respect to such property, and all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in any way appertaining thereto, and all claims or demands of the Mortgagor, either at law or in equity, in possession or expectancy, now or hereafter acquired, of, in or to the same (the Land and all of the foregoing being sometimes referred to herein collectively as the “Premises”);

(ii)           all of the Mortgagor’s right, title and interest in and to all buildings, improvements, fixtures and other structures or improvements of any kind now or hereafter erected or located upon the Land, including, but not limited to, all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof, owned or to be owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest, to the extent of the Mortgagor’s interest therein, now or hereafter erected or located upon the Land (collectively, the “Improvements”);

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(iii)           all of the Mortgagor’s right, title and interest in and to the following (collectively, the “Personal Property”):

(A)            all personal property and fixtures of every kind and nature whatsoever which are now or hereafter located on, attached to, incorporated in (regardless of where located) or affixed to the Premises or the Improvements or used or useful in connection with the ownership, construction, maintenance, repair, reconstruction, alteration, addition, improvement, operation, mining, use or occupancy of the Premises or the Improvements, including, without limitation, all goods, inventory, construction materials, equipment, mining equipment, tools, furniture, furnishings, fittings, fixtures, supplies, computers and computer programs, carpeting, draperies, blinds, window treatments, racking and shelving systems, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and/or compacting plants, systems and equipment, elevators, escalators, appliances, stoves, ranges, refrigerators, vacuum, window washing and other cleaning and building service systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, cables, antennae, pipes, ducts, conduits, machinery, apparatus, motors, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, garbage systems and pest control systems and all of Mortgagor’s present and future “goods”, “equipment” and “fixtures” (as such terms are defined in the UCC) and other personal property, including without limitation any such personal property and fixtures which are leased, and all repairs, attachments, betterments, renewals, replacements, substitutions and accessions thereof and thereto; and

(B)            all general intangibles now owned or hereafter acquired by the Mortgagor and relating to the design, development, operation, management and use of the Premises or the Improvements, including, but not limited to, all contract rights, trademarks, trade names, logos, symbols, books, records, chattel paper, claims, deposits, accounts, excrows and other rights relating to the name and style under which the Premises and the Improvements are operated;

(iv)           all approvals, authorizations, building permits, certificates of occupancy, zoning variances, use permits, certifications, entitlements, exemptions, franchises, licenses, orders, variances, plat plan approvals, environmental approvals, air pollution authorities to construct and permits to operate, sewer and waste discharge permits, national pollutant discharge elimination system permits, water permits, zoning and land use entitlements and all other permits, whether now existing or hereafter issued to or obtained by or on behalf of the Mortgagor, that relate to or concern in any way the Premises or the Improvements and are given or issued by any governmental or quasi-governmental authority, whether now existing or hereafter created (as the same may be amended, modified, renewed or extended from time to time, and including all substitutions and replacements therefor), all rights under and pursuant to all construction, service, engineering, consulting, management, access, supply, leasing, architectural and other similar contracts relating in any way to the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all rights under all purchase agreements, sales agreements, option contracts, land contracts and contracts for the sale of oil, gas and other minerals or any of them, that relate to or concern in any way the Premises or the Improvements, all abstracts of title, architectural, engineering or construction drawings, plans, specifications, operating manuals, computer programs, computer data, maps, surveys, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (collectively, the “Permits, Plans and Contracts”);

4

(v)           the Mortgagor’s interest in and rights under all leases, occupancy agreements or licenses (under which the Mortgagor is landlord or licensor) and subleases (under which the Mortgagor is sublandlord), concession, franchise, management, mineral or other agreements relating to the use or occupancy of the Premises or the Improvements or any part thereof for any purpose, or the extraction or taking of any gas, oil, water or other minerals from the Premises, whether now or hereafter existing or entered into (including any use or occupancy arrangements created pursuant to Section 365(d) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Premises or the Improvements), and all guaranties thereof and all amendments, modifications, supplements, extensions or renewals thereof (collectively, the “Leases”), and all rents, issues, profits, revenues, charges, fees, receipts, royalties, proceeds from the sale of oil, gas and/or other minerals (whether gaseous, liquid or hard minerals, whether similar or dissimilar to those named and whether associated with the surface or mineral estate), accounts receivable, cash or security deposits and other deposits (subject to the prior right of the tenants making such deposits) and income, and other benefits now or hereafter derived from any portion of the Premises or the Improvements or the use or occupancy thereof (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupants of any portion of the Premises or the Improvements and all claims as a creditor in connection with any of the foregoing) and all payments of a similar nature, now or hereafter, including during any period of redemption, derived from the Premises or the Improvements or any other portion of the Encumbered Property and all proceeds from the cancellation, surrender, sale or other disposition of the Leases (collectively, the “Rents”);

(vi)           all of the Mortgagor’s right, title and interest in and to all refunds or rebates of real and personal property taxes or charges in lieu of taxes, heretofore or now or hereafter assessed or levied against all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, including interest thereon, and the right to receive the same, whether such refunds or rebates relate to fiscal periods before or during the term of this Mortgage;

(vii)           all of the Mortgagor’s right, title and interest in and to all insurance policies and the proceeds thereof, now or hereafter in effect with respect to all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, including, without limitation, any and all title insurance proceeds, and all unearned premiums and premium refunds, accrued, accruing or to accrue under such insurance policies, and all awards made for any taking of or damage to all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, by eminent domain, or by any purchase in lieu thereof, and all awards resulting from a change of grade of streets or for severance damages, and all other proceeds of the conversion, voluntary or involuntary, of all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, into cash or other liquidated claims, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, or any part thereof for any injury to or decrease in the value thereof for any reason;

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(viii)         all of the Mortgagor’s right, title and interest in and to the following:

(A)            all right, in the name and on behalf of the Mortgagor, to appear in and defend any action or proceeding brought with respect to all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, and to commence any action or proceeding to protect the interest of the Mortgagor in all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts;

(B)            all right and power to encumber further all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, or any part thereof;

(C)            all rights, titles, interests, estates or other claims, both in law and in equity, which the Mortgagor now has or may hereafter acquire in any of the Premises, the Improvements, the Personal Property, the Leases, the Rents or the Permits, Plans and Contracts, or in and to any greater estate in all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts; and

(D)            all property hereafter acquired or constructed by the Mortgagor of the type described above which shall forthwith, upon acquisition or construction thereof by the Mortgagor and without any act or deed by any party, become subject to the lien and security interest of this Mortgage as if such property were now owned by the Mortgagor and were specifically described in this Mortgage and were specifically conveyed or encumbered hereby; and

(ix)           all accessions, additions or attachments to, and proceeds or products of, any of the foregoing.

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“Event of Default” means one or more Events of Default, as such term is defined in the Credit Agreement.

“Finance Document” means (i) each Credit Document, (ii) each Swap Contract between one or more Credit Parties and a Hedge Bank evidencing Swap Obligations permitted under the Credit Agreement and (iii) each Cash Management Agreement between any Credit Party and a Cash Management Bank, and “Finance Documents” means all of them, collectively.

“Finance Obligations” means, at any date, (i) all Obligations, (ii) all Swap Obligations of a Credit Party permitted under the Credit Agreement owed or owing under any Swap Contract to any Hedge Bank and (iii) all Cash Management Obligations owing under any Cash Management Agreement to a Cash Management Bank.

“Impositions” shall mean all taxes, water rates, sewer rents, fees, assessments, levies, utility charges, insurance premiums payable on any insurance the Mortgagee is required to maintain hereunder, amounts required to be paid to obtain or renew permits and other similar charges (whether or not required by a governmental body) which are now or hereafter assessed, levied or imposed against the Encumbered Property (or any part thereof) or the Mortgagee’s interest therein and all water rates, sewer rents, ground rents, maintenance charges and other charges now or hereafter assessed, levied or imposed against the Encumbered Property (or any part thereof) or the Mortgagee’s interest therein or incurred in the ownership, operation, occupancy, maintenance and use of the Encumbered Property.

“Lender” and “Lenders” have the respective meanings set forth in the introductory paragraphs hereof and shall include, without limitation, any Issuing Lender and the Swingline Lender in its capacity as such.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or an unincorporated association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Representative” means the trustee, paying agent or other similar representative for the Cash Management Banks and the Hedge Banks.

“Swap Obligation” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Contract, excluding any amounts which such Person is entitled to set-off against its obligations under applicable law.

“UCC” means at any time the Uniform Commercial Code as the same may from time to time be in effect in the state where the Premises are located, provided that, if, by reason of mandatory provisions of law, the validity, perfection or the effect of perfection or non-perfection of any security interest granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state where the Premises are located then, as to the validity or perfection of such security interest, “UCC” shall mean the Uniform Commercial Code in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection or effect of perfection or non-perfection.

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Section 1.02       Interpretation.  As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings:  (i) ”including” shall mean “including but not limited to”; (ii) ”provisions” shall mean “provisions, terms, covenants and/or conditions”; (iii) ”lien” shall mean “lien, charge, encumbrance, security interest, mortgage, Mortgage”; (iv) ”obligation” shall mean “obligation, duty, covenant and/or condition”; and (v) ”any of the Encumbered Property” shall mean “the Encumbered Property or any part thereof or interest therein.”  Any act that the Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by the Mortgagee or any person or entity designated by the Mortgagee.  Any act which is prohibited to the Mortgagor hereunder is also prohibited to all lessees of any of the Encumbered Property.  Each appointment of the Mortgagee as attorney-in-fact for the Mortgagor under this Mortgage is irrevocable, with power of substitution and coupled with an interest.  Subject to the applicable provisions hereof, the Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

ARTICLE II
CONVEYANCE OF ENCUMBERED PROPERTY

Section 2.01        Grant.  To secure the full and punctual payment of the Finance Obligations in accordance with the terms thereof, including the performance of all of the obligations of the Mortgagor hereunder, of the Borrower under the Credit Agreement and the other Credit Documents, of each Credit Party which is party to a Cash Management Agreement with one or more Cash Management Banks or to a Swap Contract with one or more Hedge Banks, and of each Credit Party under any other Credit Document, the Mortgagor hereby grants, bargains, sells, transfers, sets over, assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over to the Mortgagee, the Encumbered Property, subject only to the Permitted Encumbrances (as defined below).

TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, to the Mortgagee and the Mortgagee’s successors and assigns to secure the Finance Obligations; provided, always, and this instrument is upon the express condition that should the Finance Obligations be paid according to the tenor and effect thereof when the same shall be due and payable and should the Mortgagor timely and fully discharge its obligations hereunder, this Mortgage and the estate hereby granted shall cease and become void.

Section 2.02         Revolving Credit Loans, Swingline Loans and Letters of Credit.  The Finance Obligations secured by this Mortgage include Revolving Credit Loans, Swingline Loans and reimbursement and other obligations relating to Letters of Credit made, issued or extended under the Credit Agreement in the maximum principal or face amount at any one time outstanding of $[     ] which are advanced, paid and readvanced from time to time.  Notwithstanding the amount outstanding at any particular time, this Mortgage secures the total amount of Finance Obligations.  The unpaid balance of the Revolving Credit Loans and Swingline Loans and the outstanding L/C Disbursements (as defined in the Credit Agreement) may at certain times be, or reduced to, zero.  A zero balance does not affect any Lender’s or the Swingline Lender’s obligation to make Revolving Credit Loans or Swingline Loans or any Issuing Lender’s obligation to issue, extend or renew Letters of Credit or to make payments upon draws under Letters of Credit, all of which are obligatory subject to the conditions stated in the Credit Agreement and the Letters of Credit.  Each of the security interest of the Mortgagee hereunder and the priority of the lien of this Mortgage will remain in full force and effect with respect to all of the Finance Obligations notwithstanding such a zero balance, and the lien of this Mortgage will not be extinguished until this Mortgage has been terminated pursuant to Section 5.05 hereof.  [modify for state with mortgage recording taxes]

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ARTICLE III
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE MORTGAGOR

The Mortgagor agrees, covenants, represents and warrants as follows:

Section 3.01        Title.  (a)  The Mortgagor has good, marketable, insurable, indefeasible, fee simple title to the Land and the Improvements.  The Mortgagor has good and marketable title to, or valid leasehold interests in, all of the other Encumbered Property.  This Mortgage is and will remain a valid and enforceable first lien on, and security interest in, the Encumbered Property subject to no Liens other than the exceptions and encumbrances set forth in Exhibit B attached hereto (collectively, the “Permitted Encumbrances”).

(b)           Except as set forth on Exhibit C attached hereto, there are no Leases, track agreements, easement agreements, access agreements, management contracts, pipeline agreements or other contracts or agreements affecting any portion of the Encumbered Property (collectively, the “Material Agreements”).  Each Material Agreement is in full force and effect.  Except as set forth on Exhibit C attached hereto, the Mortgagor has not given, nor has it received, any notice of default with respect to any obligation under any Material Agreement.  Except as set forth on Exhibit C attached hereto, no Material Agreement is subject to any Lien, other than this Mortgage and the Permitted Encumbrances.

(c)           The Mortgagor has good and lawful right and full power and authority to encumber or grant a security interest in the Encumbered Property.  The possession of the Encumbered Property has been peaceful and undisturbed and title hereto has not been disputed or questioned to the best of the Mortgagor’s knowledge.  The Mortgagor will forever warrant, defend and preserve its title to the Encumbered Property, the rights of the Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under the Permitted Encumbrances to the extent of those rights.

(d)           This Mortgage, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable first lien upon and security interest in all the Encumbered Property (subject to the Permitted Encumbrances).  There will be no defenses or offsets to this Mortgage or to any of the Finance Obligations for so long as any portion of the Finance Obligations is outstanding.

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(e)           The Permitted Encumbrances do not and will not materially and adversely affect (i) the ability of the Mortgagor to perform its obligations under this Mortgage and the other Credit Documents to which it is a party or (ii) the use of the Encumbered Property for the use currently being made thereof, the operation of the Encumbered Property as currently being operated or the value of the Encumbered Property.

(f)           The Encumbered Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities.  Except to the extent that non-compliance would not interfere in any material respect with Mortgagor’s use of the Encumbered Property all public utilities necessary to the continued use and enjoyment of the Encumbered Property as presently used and enjoyed are located in the public right-of-way abutting the Encumbered Property, and all such utilities are connected so as to serve the Encumbered Property without passing over other property.  Except to the extent that non-compliance would not interfere in any material respect with Mortgagor’s use of the Encumbered Property all roads necessary for the full utilization of the Encumbered Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Encumbered Property.

(g)           The Premises consists of a single tax lot or multiple tax lots, no portion of said tax lot(s) covers property other than the Premises or a portion of the Premises and no portion of the Premises lies in any other tax lot.  The Premises consists of one or more legally subdivided lots.

(h)           There are no pending or, to the knowledge of the Mortgagor, proposed special or other assessments for public improvements or otherwise affecting the Encumbered Property, as to which any installments are presently due nor, to the knowledge of the Mortgagor, are there any contemplated improvements to the Encumbered Property that may result in such special or other assessments.

(i)           The Encumbered Property is either (i) not located in a flood hazard area as defined by the Federal Insurance Administration or (ii) is the subject of appropriate flood insurance.

(j)           The Premises are either (i) not located in Zone 3 or Zone 4 of the “Seismic Zone Map of the U.S”, or (ii) the subject of appropriate earthquake insurance.

(k)           All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with this Mortgage, there are no mechanics’, laborers’ or materialmen’s liens or claims outstanding for work, labor or materials affecting the Encumbered Property, whether prior to, equal with or subordinate to the lien of this Mortgage.

(l)           The Encumbered Property is not subject to any Leases other than the Leases described in Schedule 3.01(l).

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Section 3.02        Compliance with Law.  All of the Improvements and the use of the Encumbered Property comply with, and shall remain in compliance in all material respects with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Encumbered Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, antidiscrimination, fair housing, environmental protection, zoning and land use.  The Improvements comply with, and shall remain in compliance with, applicable health, fire and building codes.  There is no evidence of any illegal activities relating to controlled substances on the Encumbered Property.  All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Encumbered Property as a [_____________________] have been obtained and are in full force and effect.  All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances, including without limitation, parking requirements.

Section 3.03        No Litigation.  There are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Encumbered Property, an adverse outcome of which would materially affect the Mortgagor’s performance under this Mortgage and any Credit Document to which it is a party.

Section 3.04         Taxes Paid.  The Mortgagor has paid all real estate taxes and assessments which have become due in respect of the Encumbered Property, and the Mortgagor has no knowledge of any basis for additional assessments with respect to such taxes.

Section 3.05          Condition of Improvements.  (a)  The Encumbered Property has not been damaged by fire, water, wind or other cause of loss or any previous damage to the Encumbered Property has been fully restored.

(b)           No part of any property subject to this Mortgage has been taken in condemnation or other like proceeding nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Encumbered Property, other than a “de minimus” partial taking (e.g. a taking for road-widening purposes) that would have no affect on the value of the premises or Mortgagor’s ability to use same.

Section 3.06          Options.  No tenant, person, party, firm, corporation or other entity has an option to purchase the Encumbered Property, any portion thereof or any interest therein.

Section 3.07          Credit Agreement.  (a)  This Mortgage is given pursuant to the Credit Agreement.  Each and every term and provision of the Credit Agreement (except for the governing law  and submissions to jurisdiction provisions thereof), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Mortgage.

(b)           If any remedy or right of the Mortgagee pursuant hereto is acted upon by the Mortgagee or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which the Mortgagee is made a party and is obliged to defend or uphold or enforce this Mortgage or the rights of the Mortgagee hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Encumbered Property, the Mortgagor will pay all sums, including reasonable attorneys’ fees and disbursements, actually incurred (not as imposed by statute) by the Mortgagee related to the exercise of any remedy or right of the Mortgagee pursuant hereto or for the expense of any such action or proceeding together with all statutory or other costs, disbursements and allowances, interest thereon from the date of demand for payment thereof at a rate per annum applicable to Base Rate Loans under the Credit Agreement (regardless of whether any Revolving Credit Commitments are then outstanding) plus 2.00% (the “Default Interest Rate”), and such sums and the interest thereon shall, to the extent permissible by law, be a lien on the Encumbered Property prior to any right, title to, interest in or claim upon the Encumbered Property attaching or accruing subsequent to the recording of this Mortgage and shall be secured by this Mortgage to the extent permitted by applicable law.

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(c)           Any payment of amounts due under this Mortgage not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Interest Rate, and such interest at the Default Interest Rate shall be immediately due upon demand by the Mortgagee.

Section 3.08           Payment of Taxes, Liens and Charges.  (a)  The Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether of a like or different nature, imposed upon or assessed against the Encumbered Property or any part thereof or upon the Rents from the Encumbered Property or arising in respect of the occupancy, use or possession thereof.

(b)           In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by the Mortgagee, either directly or indirectly, on this Mortgage, the Security Agreement or any other Credit Documents or to require an amount of taxes to be withheld or deducted therefrom, the Mortgagor will promptly notify the Mortgagee of such event.  In such event the Mortgagor shall (i) enter into such further instruments as may be reasonably necessary or desirable to obligate the Mortgagor to make any applicable additional payments, and (ii) the Mortgagor shall make all such additional payments.

(c)           If required by the Mortgagee, the Mortgagor shall pay the Mortgagee monthly, together with and in addition to the payments of principal of, premium, if any, and interest on any Finance Obligation, an amount determined by the Mortgagee to be necessary to enable the Mortgagee to pay all Impositions one month before it becomes due.  If the total payments made to the Mortgagee pursuant to the preceding sentence are less than the amount required to pay any Imposition one month before it becomes due, the Mortgagor shall pay the Mortgagee, on 10 days notice, the amount necessary to make up such deficiency.  If there is an excess of such payments, the excess will reduce subsequent payments required under this Section 3.08.  The Mortgagee shall not be required to pay interest on any sums held pursuant to this Section 3.08.  If an Event of Default has occurred, the Mortgagee may at its option apply any amounts received pursuant to this Section 3.08 to the payment of the Finance Obligations in such order as the Mortgagee may elect.

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Section 3.09           Payment of Closing Costs.  The Mortgagor shall pay all reasonable costs in connection with, relating to or arising out of the preparation, execution and recording of this Mortgage, including title company premiums and charges, inspection costs, survey costs, recording fees and taxes, attorneys’, engineers’, appraisers’ and consultants’ fees and disbursements and all other similar expenses.

Section 3.10           Alterations and Waste; Plans; Use.  (a)  No Improvements will be (i) altered in any material respect or (ii) demolished or (iii) removed in whole or material part by the Mortgagor.  The Mortgagor will maintain and keep the Encumbered Property in good condition and repair and will not commit any waste on the Encumbered Property or make any alteration to, or change in the use of, the Encumbered Property that will diminish the utility thereof for the operation of the business conducted thereon or increase the risk of fire or other hazard and in no event shall any such alteration or change be contrary to the terms of any insurance policy required to be kept pursuant to Section 3.11 hereof.

(b)           To the extent the same exist on the date hereof or are obtained in connection with future permitted alterations, the Mortgagor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Improvements either at the Encumbered Property or in a particular office at the headquarters of the Mortgagor to which the Mortgagee shall have access during normal business hours upon reasonable advance written notice.

(c)           The Mortgagor shall cause the Premises and the Improvements to be used in compliance with all existing and future laws, codes, ordinances, rules, regulations, orders and decrees of governmental authorities and courts having jurisdiction over the Encumbered Property or the Mortgagor and the requirements of all Permits.  The Mortgagor shall promptly notify the Mortgagee of any proposed zoning reclassification, variance, conditional or special use permit, subdivision plat or annexation affecting the Land.  The Mortgagor shall at all times comply with, and is currently in compliance with, all of its obligations under all Material Agreements and under all other recorded restrictions, conditions, easements and covenants (“Restrictive Covenants”) encumbering the Land and shall take commercially reasonable efforts to enforce its rights under all Restrictive Covenants encumbering other property for the benefit of the Land and/or the Improvements.  If the Mortgagor receives any notice (whether oral or written) that any Material Agreement or Restrictive Covenant has been violated, then the Mortgagor shall promptly notify the Mortgagee and take such steps as the Mortgagee may reasonably require to correct such violation.

Section 3.11            Insurance

.  The Mortgagor will keep the Encumbered Property insured against such risks in the manner required by the other Credit Documents.  Without limiting the generality of the Credit Agreement, Mortgagor shall, at its sole expense, obtain and maintain in full force and effect during the existence of this Mortgage, the following insurance coverages at limits not less than those specified herein:

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(i)           Worker’s Compensation Insurance providing statutory limits of liability and Employers’ Liability Insurance with a limit of liability not less than the underlying limit required by the Umbrella Excess Liability Policy, as described in subsection (c) below.

(ii)           Commercial General Liability Insurance for Bodily Injury and Property Damage with coverages extended and endorsements to the policy as stated below with a limit of liability not less than the underlying limit required by the Umbrella Excess Liability Policy, as described in subsection (c) below.  The Umbrella Excess Liability Policy shall be in addition to the required underlying limits.  The coverages to be included in this policy are:  (i) Operations — Premises Liability, (ii) Independent Contractors Liability, (iii) Contractual Liability covering the Mortgagor’s obligations as set forth herein, in the Credit Documents, (iv) Personal Injury Liability extending to claims arising from employees of Mortgagor and (v) Products and completed operations hazards.

(iii)           Excess Umbrella Liability Insurance coverage with a limit of liability of not less than $10,000,000 per occurrence.

(iv)           Property insurance with coverage extended to the hazards described below on the Premises, Improvements and Personal Property in an amount not less than full replacement cost thereof.  These policies shall provide that no deduction will be made for depreciation and shall contain no co-insurance penalty.  The coverage shall be extended to the following:  (i) Fire, extended (including vandalism and malicious mischief) and all risk coverage, (ii) Windstorm, hurricane and hail damage, (iii) Theft loss, (iv) Flood and (v) Business Interruptions.

The policies of insurance obtained to satisfy the requirements of subsections (i) through (iv) above shall be occurrence policies and not “claims made” policies.  Certificates evidencing the amounts and effective dates of the coverages required by this Section 3.11 shall be delivered to the Mortgagee upon request.  Copies of the insurance policies shall be available for inspection and copying by the Mortgagee and its agents at the Mortgagor’s corporate headquarters during reasonable business hours upon reasonable advance written notice.  All policies shall be taken out with insurers that are reasonably acceptable to the Mortgagee and in a form reasonably satisfactory to the Mortgagee and shall provide that the Mortgagee is an additional insured, as its interests may appear for the policies described in subsections (ii) through (iii) above, and a Mortgagee and/or loss payee under each of the policies described in subsection (iv) above.  All liability policies shall contain a waiver of subrogation against the Mortgagee.  The Mortgagor shall take commercially reasonable efforts to require that all policies shall provide for a 30-day advance written notice to the Mortgagee of any renewal, cancellation or material change in the insurance policies; provided that, in all events such policies shall provide for a minimum of ten (10) days advance written notice to the Mortgagee of any renewal, cancellation or material change in the insurance policies.  All such insurance required by this Mortgage shall be provided by insurance companies licensed to do business in the state where the Premises are located and shall have a Best’s rating of B+ XII or greater, as shown in the current issue of Best’s Key Rating Guide, Property-Casualty.  The Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by the Mortgagor; provided, however, that (A) any such policy shall specify, or the Mortgagor shall furnish to the Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Encumbered Property and any sublimits in such blanket policy applicable to the Premises and the other Encumbered Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Encumbered Property in an amount equal to the coverages required to be maintained by the Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Encumbered Property.

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Section 3.12              Casualty; Restoration of Casualty Damage.  The Mortgagor shall give the Mortgagee prompt written notice of any fire or other casualty to all or any portion of the Encumbered Property (a “Casualty”).  In the event of a Casualty, the proceeds, damages, awards, claims and rights of award (collectively, the “Insurance Proceeds”) with respect to any such Casualty shall be paid to the Mortgagee to the extent required by Section 5.6 of the Credit Agreement.  If Insurance Proceeds are required to be paid to the Administrative Agent pursuant to Sections 5.6 of the Credit Agreement, then payments made by the insurer or other party with respect to such Casualty shall be made directly in its entirety to the Mortgagee for remittance to the Administrative Agent and the Insurance Proceeds relating to such Casualty shall be remitted by the Mortgagee to the Administrative Agent for application in accordance with Section 5.6 of the Credit Agreement.  Otherwise, proceeds received by the Mortgagee from any Casualty shall be paid to Mortgagor within five (5) Business Days after request.

Section 3.13               Condemnation/Eminent Domain.  The Mortgagor shall notify the Mortgagee promptly upon obtaining knowledge of any pending or threatened condemnation or taking of all or any material portion of the Encumbered Property (a “Condemnation”).  No settlement or compromise of any claim in connection with any such action or proceeding or transfer in lieu of a Condemnation of a material portion of the Encumbered Property shall be made without the consent of the Mortgagee.  In the event of a Condemnation, all proceeds of any such Condemnation or transfer in lieu thereof (collectively, the “Condemnation Proceeds”) shall be paid to the Mortgagee to the extent required by Section 5.6 of the Credit Agreement.  If the Condemnation Proceeds are required to be paid to the Administrative Agent pursuant to Section 5.6 of the Credit Agreement, then all such Condemnation Proceeds will be paid directly to the Administrative Agent and such Condemnation Proceeds shall be remitted by the Mortgagee to the Administrative Agent for application in accordance with Section 5.6 of the Credit Agreement.  Otherwise, any Condemnation Proceeds received by the Mortgagee shall be paid to the Mortgagor within five (5) Business Days after request.

Section 3.14                Assignment of Leases and Rents.  (a)  The Mortgagor hereby irrevocably, unconditionally and absolutely grants, transfers and assigns to the Mortgagee all of its right, title and interest in and to all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the Finance Obligations.  The Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Lease or its respective Rents to anyone other than to the Mortgagee.

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(b)           Without the Mortgagee’s prior written consent, the Mortgagor will not (i) enter into, modify, amend, terminate or consent to the cancellation or surrender of any Lease if such entrance, modification, amendment, termination or consent would, in the reasonable judgment of the Mortgagee, be adverse in any material respect to the Secured Parties, the value of the Encumbered Property or the liens and security interests created by this Mortgage or (ii) consent to an assignment of any tenant’s interest in any Lease or to a subletting thereof covering a material portion of the Encumbered Property, except, in each case, as may be permitted by this Mortgage or the other Credit Documents.

(c)           The Mortgagor has assigned and transferred to the Mortgagee all of the Mortgagor’s right, title and interest in and to the Rents now or hereafter arising, it being intended that this assignment establish, subject to Section 3.14(d) below, an absolute transfer and assignment of all Rents and all Leases to the Mortgagee and not merely to grant a security interest therein.  Such assignment to the Mortgagor shall not be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any Lease or otherwise impose any obligation upon the Mortgagee.  Notwithstanding the foregoing, the Mortgagor shall have the license and right, subject to automatic revocation as provided in Section 3.14(d) below, to operate and rent, lease or let all or any portion of the Encumbered Property and to collect, but not more than one month prior to accrual, all of the Rents.  As provided in Section 3.14(d) below, the license granted by this Section 3.14(c) is subject to automatic revocation and thereafter the Mortgagee may, in the Mortgagor’s name and stead (with or without first taking possession of any of the Encumbered Property personally or by receiver as provided herein) operate the Encumbered Property and rent, lease or let all or any portion of any of the Encumbered Property to any party or parties at such rental and upon such terms as the Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of such Rents arising from or accruing at any time thereafter or that may thereafter become due.

(d)           As long as no Event of Default has occurred or is continuing, the license granted under Section 3.14(c) above shall be effective and the Mortgagee shall not exercise any of its rights under Section 3.14(c) above, and the Mortgagor shall receive and collect the Rents accruing under any Lease pursuant to the revocable license granted therein; but upon the occurrence of any Event of Default, the license granted under Section 3.14(c) above shall be deemed to be automatically revoked and shall terminate automatically without notice and the Mortgagee shall be entitled to all of the Rents without the necessity of the Mortgagee’s taking any action whatsoever, and the Rents shall thereupon be deemed to be cash collateral for all purposes, including without limitation for purposes of Section 363 of the Bankruptcy Code.  Upon the occurrence and during the continuance of any Event of Default, the Mortgagee may receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof.  Upon the occurrence and during any continuance of an Event of Default, the Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by the Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to the Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to the Mortgagee.  Each tenant or any of such tenant’s successors in interest from whom the Mortgagee or any officer, agent, attorney or employee of the Mortgagee shall have collected any Rents, shall be authorized to pay Rents to the Mortgagor only after such tenant or any of such tenant’s successors in interest shall have received written notice from the Mortgagee that the Event of Default is no longer continuing, which notice the Mortgagee shall be obligated to give if the Mortgagee determines in its reasonable discretion that such Event of Default is no longer continuing (or if ordered by a court or arbitrator with jurisdiction), unless and until a further notice of an Event of Default is given by the Mortgagee to such tenant or any of such tenant’s successors in interest.

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(e)           The Mortgagee will not become a mortgagee in possession so long as it does not enter and take actual possession of the Encumbered Property.  In addition, the Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenants, or others, for any dangerous or defective conditions of any of the Encumbered Property, for negligence in the management, upkeep, repair or control of any of the Encumbered Property or any other act or omission by any other person.

(f)           The Mortgagor shall furnish to the Mortgagee, no more frequently than twice in any twelve (12) month period, within thirty (30) days after a request by the Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals or license fees payable thereunder.

(g)           If an Event of Default occurs, and if there is any applicable law requiring the Mortgagee to take actual or constructive possession of the Premises (or some action equivalent thereto, such as securing the appointment of a receiver) in order for the Mortgagee to “perfect” or “activate” its rights and remedies as set forth herein, the Mortgagor hereby waives the benefits of any such laws to the maximum extent allowable.

Section 3.15            Restrictions on Transfers and Encumbrances.  Except as permitted hereby, by all or any of the other Credit Documents, the Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charges or any form of encumbrance upon any interest in or any part of the Encumbered Property, or be divested of its title to the Encumbered Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a taking), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof; provided, however, that the Mortgagor may in the ordinary course of business, within reasonable commercial standards and upon obtaining the prior written consent of Mortgagee (which consent shall not be unreasonably withheld or delayed), enter into easement agreements that relate to and/or benefit the operation of the Encumbered Property or that do not materially or adversely affect the use and operation of the same (including customary utility easements that service the Encumbered Property).

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Section 3.16             Security Agreement.  This Mortgage is both a mortgage and grant of real property and a grant of a security interest in personal property, and shall constitute and serve as a “security agreement” within the meaning of the UCC.  The Mortgagor hereby grants unto the Mortgagee for the benefit of the Secured Parties a security interest in and to all the Encumbered Property described in this Mortgage that is not real property, and substantially contemporaneously with the recording of this Mortgage, the Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the state in which the Premises are located and otherwise may be required or advisable to perfect the security interest granted by this Mortgage in all the Encumbered Property that is not real property.  The Mortgagee shall have all rights with respect to the part of the Encumbered Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded the Mortgagee hereunder.  The Mortgagor agrees, to the extent permitted by law, that:  (i) all of the goods described within the definition of the word “Personal Property” are or are to become fixtures on the Land; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a “fixture filing” within the meaning of Sections 9-334(e) and 9-502(b) of the UCC; (iii) the Mortgagor is the record owner of the Premises; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the signature pages of this Mortgage.  Additionally, this Mortgage shall constitute a financing statement covering fixtures and/or minerals or the like (including oil and gas) and/or accounts resulting from the sale thereof at the wellhead or minehead and, as such, shall be filed for record in the real estate records of each county in which the Land, or any part thereof, is located.  [Add local language]

Section 3.17              Filing and Recording.  The Mortgagor will cause this Mortgage, any other security instrument creating a security interest in or evidencing the lien hereof upon the Encumbered Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and to protect fully the liens and security interests of the Mortgagee hereby granted in and upon the Encumbered Property.  The Mortgagor will pay all filing, registration or recording fees, and all expenses incidental to the execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Encumbered Property, and any instrument of further assurance and all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Encumbered Property or any instrument of further assurance.

Section 3.18             Further Assurances.  Upon demand by the Mortgagee, the Mortgagor will, at the sole cost of the Mortgagor and without expense to the Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, deeds of trust, assignments, notices of assignment, transfers and assurances as the Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto the Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, the Mortgagor will also execute and deliver and hereby appoints the Mortgagee as its true and lawful attorney-in-fact and agent for the Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably required by the Mortgagee to evidence or perfect the liens and security interests hereby granted and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

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Section 3.19              Additions to Encumbered Property.  All right, title and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Encumbered Property hereafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the liens and security interests of this Mortgage as fully and completely and with the same effect as though now owned by the Mortgagor and specifically described in the grant of the Encumbered Property above, but at any and all times the Mortgagor will execute and deliver to the Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the liens and security interests of this Mortgage.

Section 3.20               No Claims Against the Mortgagee.  Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Encumbered Property or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof.

Section 3.21                Intentionally Omitted.

Section 3.22                Maintenance of Encumbered Property.  The Mortgagor shall cause the Encumbered Property to be maintained in a good and safe condition and repair.  The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of the Mortgagee, which consent shall not be unreasonably withheld if such proposed removal, demolition or alteration is conducted in the ordinary course of business and does not detract from the economic value of the Encumbered Property.  The Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Encumbered Property, or the use thereof.  The Mortgagor shall promptly repair, replace or rebuild any part of the Encumbered Property that becomes damaged or worn.

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ARTICLE IV
DEFAULTS AND REMEDIES

Section 4.01                 Events of Default.  It shall be an Event of Default under this Mortgage if any Event of Default (as defined in the Credit Agreement) shall exist under the Credit Agreement.

Section 4.02                 Demand for Payment.  Upon the occurrence of any Event of Default, in addition to any other rights and remedies the Mortgagee may have pursuant to the Collateral Documents, or as provided at law or in equity, and without limitation, the Finance Obligations and all other amounts payable with respect to the Loans, the Letters of Credit, the Credit Agreement, this Mortgage and the other Credit Documents shall become due and payable as provided in the Credit Agreement.  The Mortgagor shall pay to the Mortgagee upon demand all such amounts and such further amounts as shall be reasonably incurred (without regard to statutory presumption) to cover the costs and expenses of collection, including reasonable attorneys’ fees, disbursements and expenses incurred by the Mortgagee.  The Mortgagor hereby waives notice of presentment, demand, protest, acceleration and notice of acceleration.  In case the Mortgagor shall fail forthwith to pay such amounts or any amounts due under the Credit Agreement, or any provision of this Mortgage upon the Mortgagee’s demand, the Mortgagee, in addition to any other rights or remedies provided herein or at law or equity, shall be entitled and empowered to institute an action or proceedings at law or in equity as advised by counsel for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against the Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

Section 4.03                  Rights to Take Possession, Operate and Apply Revenues.  (a)  If an Event of Default shall occur and be continuing, the Mortgagor shall, upon demand of the Mortgagee, forthwith surrender to the Mortgagee actual possession of the Encumbered Property and, if and to the extent permitted by applicable law, the Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Encumbered Property with or without the appointment of a receiver or an application therefor, exclude the Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of the Mortgagor.

(b)           If the Mortgagor shall for any reason fail to surrender or deliver the Encumbered Property or any part thereof after such demand by the Mortgagee, the Mortgagee may obtain a judgment or decree conferring upon the Mortgagee the right to immediate possession or requiring the Mortgagor to deliver immediate possession of the Encumbered Property to the Mortgagee, to the entry of which judgment or decree the Mortgagor hereby specifically consents.  The Mortgagor will pay to the Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including compensation to the Mortgagee’s attorneys (for reasonable fees actually incurred (not as imposed by statute)) and agents with interest thereon at the Default Interest Rate; and all such expenses and compensation shall, until paid, be secured by this Mortgage.

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(c)           If an Event of Default shall occur and be continuing, the Mortgagee may hold, store, use, operate, manage and control the Encumbered Property, conduct the business thereof and, from time to time, (i) make all necessary, proper and reasonable maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personality and other property, (iii) insure or keep the Encumbered Property insured, (iv) manage and operate the Encumbered Property and exercise all the rights and powers of the Mortgagor to the same extent as the Mortgagor could in its own name or otherwise with respect to the same or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to the Mortgagee, all as may from time to time be directed or determined by the Mortgagee to be in its best interest and the Mortgagor hereby appoints the Mortgagee as its true and lawful attorney-in-fact and agent, for the Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts.  Regardless of whether or not the Mortgagee has entered or taken possession, the Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Encumbered Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Encumbered Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as the Mortgagee may at its option pay, (v) other proper charges upon the Encumbered Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of the Mortgagee, the Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the payment in full and satisfaction of the Finance Obligations, and second, if there is any surplus, to the Mortgagor, subject to the entitlement of others thereto under applicable law.

(d)           Whenever, before any sale of the Encumbered Property under Section 4.06 hereof, all Finance Obligations that are then due shall have been paid and all Events of Default fully cured, the Mortgagee will surrender possession of the Encumbered Property back to the Mortgagor, its successors or assigns.  The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

Section 4.04         Right to Cure the Mortgagor’s Failure to Perform.  Prior to the occurrence of an Event of Default and upon thirty (30) business days’ notice to the Mortgagor (except in the case of an emergency), or after the occurrence of an Event of Default, at any time and without notice, should the Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage, the Credit Agreement (with respect to the Encumbered Property), or any other Loan Document (with respect to the Encumbered Property), the Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by the Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by the Mortgagor to the Mortgagee with interest thereon at the Default Interest Rate.  The Mortgagee shall make the determination as to the necessity for any such actions and of the amounts to be paid.  Subject to the notice provisions of the first sentence of this Section 4.04, the Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to the Mortgagor, to any person in possession holding under the Mortgagor or to any other person.

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Section 4.05          Right to a Receiver.  If an Event of Default shall occur and be continuing, the Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Encumbered Property and to collect and apply the Rents.  The Mortgagor hereby consents to such appointment and acknowledges and agrees that the Mortgagee shall be entitled to such appointment without notice and without regard for the adequacy of security for the Finance Obligations or the solvency of the Mortgagor or any party liable for the Finance Obligations.  The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Encumbered Property is located.  The Mortgagor will pay to the Mortgagee upon demand all expenses, including receiver’s fees, attorneys’ fees and disbursements that are actually incurred (not as imposed by statute), costs and agent’s compensation incurred pursuant to the provisions of this Section 4.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by the Mortgagor to the Mortgagee with interest thereon at the Default Interest Rate.

Section 4.06           Foreclosure and Sale.  (a)  If an Event of Default shall occur and be continuing, the Mortgagee may elect to sell the Encumbered Property or any part of the Encumbered Property by exercise of the power of foreclosure or of sale granted to the Mortgagee by applicable law, this Mortgage or any other Collateral Document.  In such case, the Mortgagee may commence a civil action to foreclose this Mortgage, in accordance with applicable law, to satisfy any Secured Obligation.  The Mortgagee or an officer appointed by a judgment of foreclosure to sell the Encumbered Property, may sell all or such parts of the Encumbered Property as may be chosen by the Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as the Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder.  The Mortgagee or an officer appointed by a judgment of foreclosure to sell the Encumbered Property may postpone any foreclosure or other sale of all or any portion of the Encumbered Property by public announcement at such time and place of sale, and from time to time as permitted by applicable law thereafter may postpone such sale by public announcement or subsequently noticed sale.  Except as otherwise required by applicable law, without further notice, the Mortgagee or an officer appointed to sell the Encumbered Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.  Any person, including the Mortgagor or the Mortgagee or any designee or affiliate thereof, may purchase any portion of the Encumbered Property at such sale.  If the Mortgagee, or any affiliate of the Mortgagee, is the highest bidder at any foreclosure sale, the Mortgagee may credit the Finance Obligations for the amount of the Mortgagee’s bid in lieu of a cash payment.  Mortgagor authorizes and empowers the Mortgagee to execute and deliver to the purchaser or purchasers at any such foreclosure sale, good and sufficient deed(s) and/or bill(s) of sale of the Encumbered Property, or the part thereof foreclosed upon, all with covenants of general warranty binding on Mortgagor and Mortgagor’s successors and assigns.

(b)           The Encumbered Property may be sold subject to unpaid taxes and the Permitted Encumbrances, and after deducting all the costs, fees and expenses of the Mortgagee, including, without limitation, costs of evidence of title in connection with the sale, the Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 4.08 hereof.

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(c)           Any foreclosure or other sale of less than the whole of the Encumbered Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Finance Obligations have been satisfied, or the entirety of the Encumbered Property has been sold.

(d)           If an Event of Default shall occur and be continuing, the Mortgagee may instead of, or in addition to, exercising the rights described in Section 4.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the terms of the Credit Documents or the performance of any term, covenant, condition or agreement of this Mortgage or any other right or (ii) to pursue any other remedy available to it, at law or in equity, all as the Mortgagee shall determine most effectual for such purposes.

Section 4.07            Other Remedies.  (a)  In case an Event of Default shall occur and be continuing, the Mortgagee may also exercise, to the extent not prohibited by applicable law, any or all of the remedies available to a secured party under the UCC, including, to the extent not prohibited by applicable law, the following:

(i)           in the case of personal property, exercise those rights and remedies under Article V of the Security Agreement;

(ii)           to make such payments and do such acts as the Mortgagee may deem necessary to protect its security interest in the Personal Property including paying, purchasing, contesting or compromising any encumbrance, charge or lien that is prior or superior to the security interest granted hereunder, and, in exercising any such powers or authority, paying all expenses incurred in connection therewith; or

(iii)           to enter upon any or all of the Premises or Improvements to exercise the Mortgagee’s rights hereunder.

(b)           In connection with a sale of the Encumbered Property and the application of the proceeds of sale as provided in Section 4.08 of this Mortgage, the Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Finance Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Finance Obligations remaining unpaid, with interest.

Section 4.08              Application of Sale of Proceeds and Rents.  (a)  After any foreclosure sale of all or any of the Encumbered Property, the Mortgagee shall receive the proceeds of sale, no purchaser shall be required to see to the application of the proceeds, and the Mortgagee shall apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by the Mortgagee under this Mortgage as follows:

FIRST, to the payment of the costs and expenses of such sale, including, without limitation, reasonable compensation to the Mortgagee, the Mortgagee’s attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by the Mortgagee under this Mortgage, together with interest at the Default Interest Rate on all advances made by the Mortgagee, including all taxes or assessments (except any taxes, assessments or other charges subject to which the Encumbered Property shall have been sold) and the cost of removing any encumbrance (except any Permitted Encumbrance subject to which the Encumbered Property was sold);

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SECOND, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under the Credit Agreement) payable to the Administrative Agent or the Mortgagee in their respective capacities as such;

THIRD, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Lender (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lender (including fees and time charges for attorneys who may be employees of any Lender or the Issuing Lender) under the Credit Documents, ratably among them in proportion to the respective amounts described in this clause Third payable to them;

FOURTH, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans, Revolving L/C Obligations and other Obligations, ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Fourth payable to them;

FIFTH, to payment of that portion of the Finance Obligations constituting unpaid principal of the Loans, Revolving L/C Obligations and amounts owing under Swap Contracts and Cash Management Agreements, ratably among the Lenders, the Issuing Lender, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause FIFTH held by them;

SIXTH, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize the aggregate undrawn amount of Letters of Credit; and

LAST, the balance, if any, remaining after Discharge of Finance Obligations, to the Mortgagor as otherwise required by law.

(b)           For purposes of applying payments received in accordance with this Section 4.08, the Mortgagee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) any Representative for a determination (which the Administrative Agent, each Representative and the Secured Parties agree (or shall agree) to provide upon request of the Mortgagee) of the outstanding Obligations, Cash Management Obligations or Swap Obligations owed to the Lenders or the Hedge Banks or the Cash Management Banks, as the case may be, and shall have no liability to any Credit Party or any Secured Party for actions taken in reliance on such information except in the case of its gross negligence or willful misconduct.  Unless it has actual knowledge (including by way of written notice from a Lender or a Hedge Bank or a Cash Management Bank) to the contrary, each of the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Mortgagee, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.  Unless it has actual knowledge (including by way of written notice from a Hedge Bank or a Cash Management Bank) to the contrary, the Mortgagee, in acting hereunder, shall be entitled to assume that no Cash Management Agreements or Swap Contracts are in existence.  All distributions made by the Mortgagee pursuant to this Section shall be final (except in the event of manifest error), and the Mortgagee shall have no duty to inquire as to the application by the Secured Parties of any amounts distributed to them.

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(c)           It is understood that nothing contained in this Mortgage shall exculpate the Mortgagor as to, or otherwise limit the liability of the Mortgagor for, any deficiency between the amount of the proceeds of the Encumbered Property and the amount of the Finance Obligations, unless otherwise expressly provided in this Mortgage or any of the other Credit Documents.

(d)           Except as required by applicable law, or any other Credit Documents, the Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage.  Upon any sale of the Encumbered Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Encumbered Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.

Section 4.09        The Mortgagor as Tenant Holding Over.  If the Mortgagor remains in possession of any of the Encumbered Property after any foreclosure sale by the Mortgagee, at the Mortgagee’s election the Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

Section 4.10         Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  (a)  The Mortgagor will not object to any sale of the Encumbered Property pursuant hereto, and for itself and all who may claim under it, the Mortgagor waives, to the extent that it lawfully may, all right to have the Encumbered Property marshaled or to have the Encumbered Property sold as separate estates, parcels, tracts or units in the event of any foreclosure of this Mortgage.

(b)           To the full extent permitted by the law of the state wherein the Encumbered Property is located or other applicable law, neither the Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead-exemption or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Mortgage, the absolute sale of the Encumbered Property or the final and absolute putting of the purchasers into possession thereof immediately after any sale; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws and any and all right to have the assets covered by the security interest created hereby marshaled upon any foreclosure of this Mortgage.

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Section 4.11          Discontinuance of Proceedings.  In case the Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Mortgagee shall continue as if no such proceeding had been taken.

Section 4.12           Suits to Protect the Encumbered Property.  The Mortgagee shall have power (i) to institute and maintain suits and proceedings to prevent any impairment of the Encumbered Property by any acts which may be unlawful or in violation of this Mortgage, (ii) to preserve or protect its interest in the Encumbered Property and in the Rents arising therefrom and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of the Mortgagee hereunder.

Section 4.13            Filing Proofs of Claim.  In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting the Mortgagor, the Mortgagee shall, to the extent permitted by applicable law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of the Mortgagee allowed in such proceedings for the Finance Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

Section 4.14             Possession by the Mortgagee.  Notwithstanding the appointment of any receiver, liquidator or trustee of the Mortgagor, any of its property or the Encumbered Property, the Mortgagee shall be entitled, to the extent not prohibited by applicable law, to remain in possession and control of all parts of the Encumbered Property now or hereafter granted under this Mortgage in accordance with the terms hereof and applicable law.

Section 4.15              Waiver.  (a)  No delay or failure by the Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to the Mortgagee may be exercised from time to time and as often as may be deemed expedient by the Mortgagee.  No consent or waiver by the Mortgagee to or of any breach or default by the Mortgagor in the performance of the Finance Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Finance Obligations by the Mortgagor hereunder.  No failure on the part of the Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by the Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by the Mortgagor.

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(b)           Even if the Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Collateral Documents, (iv) releases a part of the Encumbered Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Collateral Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating the Mortgagee’s lien on the Encumbered Property hereunder; no such act or omission shall preclude the Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by the Mortgagee, shall this Mortgage be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or part of the Encumbered Property, the Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Encumbered Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

Section 4.16             Remedies Cumulative.  No right, power or remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

ARTICLE V
MISCELLANEOUS

Section 5.01              Partial Invalidity.  If any provision hereof is invalid or unenforceable in any jurisdiction or under any circumstances, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof will be liberally construed in favor of the Mortgagee in order to carry out the provisions hereof.  The invalidity of any provision of this Mortgage in any jurisdiction or under any circumstances will not affect the validity or enforceability of any such provision in any other jurisdiction or under any other circumstances.  If any lien, encumbrance or security interest evidenced or created by this Mortgage is invalid or unenforceable, in whole or in part, as to any part of the Finance Obligations, or is invalid or unenforceable, in whole or in part, as to any part of the Encumbered Property, such portion, if any, of the Finance Obligations as is not secured by all of the Encumbered Property hereunder shall be paid prior to the payment of the portion of the Finance Obligations and shall, unless prohibited by applicable laws or unless Mortgagee, in its sole and absolute discretion, otherwise elects, be deemed to have been first paid on and applied to payment in full of the unsecured or partially secured portion of the Finance Obligations, and the remainder to the secured portion of the Finance Obligations.

Section 5.02               Notices.  Unless otherwise specified herein, all notices, demands, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party (i) at its address set forth below or (ii) such other facsimile number or address, as the party entitled to such notice shall have specified by at least ten days’ prior notice given to the other parties in the manner provided herein.

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(a)	To the Mortgagee:

JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, TX 77002
Attn: Denise Ramon, Loan & Agency Services
Fax: 713-750-2938
Tel: 713-750-7906

and

JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, NY 10017
Attn: Matthew Massie, Credit Risk Management
Fax: 212-270-5100
Tel: 212-270-5432

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
Attn: Brian D. Murphy, Esq.
E-Mail: brian.murphy@friedfrank.com
Telecopy: 212-859-4000

(b)	To the Mortgagor:

[MORTGAGOR NOTICE ADDRESS]

Attn: ___________________________

with a copy to:

[MORTGAGOR COPY NOTICE ADDRESS]
Facsimile No.:
Attn:

Each such notice, demand, request and other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 48 hours after such communication is deposited, certified mail, return receipt requested, in the mails with appropriate first class postage prepaid, addressed as aforesaid or (iii) if given by other means, when delivered at the address specified in this Section 5.02 deemed to have been given upon the earlier of (i) delivery at the appropriate address specified above, whether in person, by express courier or by mail, or (ii) two days after the postmark date of mailing.  Rejection or other refusal to accept shall not invalidate the effectiveness of any notice, demand, request or other communication.

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Section 5.03             Successors and Assigns.  The Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation.  Any assignee or transferee shall be entitled to all the benefits afforded the Mortgagee under this Mortgage.

Section 5.04             Mortgagee.  (a)  The provisions of the Credit Agreement shall inure to the benefit of the Mortgagee in respect of this Mortgage and shall be binding upon the parties to the Credit Agreement and upon the parties hereto in such respect.  In furtherance and not in derogation of the rights, privileges and immunities of the Mortgagee therein set forth:

(i)           The Mortgagee is authorized to take all such action as is provided to be taken by it as Mortgagee hereunder and all other action reasonably incidental thereto.  As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Encumbered Property) the Mortgagee shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

(ii)           The Mortgagee shall not be responsible for the existence, genuineness or value of any of the Encumbered Property or for the validity, perfection, priority or enforceability of the Security Interests in any of the Encumbered Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct.  The Mortgagee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Mortgage by the Mortgagor or any other Credit Party.

(b)           At any time or times, in order to comply with any legal requirement in any jurisdiction, the Mortgagee may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Mortgagee, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Mortgagee, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 5.04(a).  Notwithstanding any such appointment but only to the extent not inconsistent with such legal requirements or, in the reasonable judgment of the Mortgagee, not unduly burdensome to it or any such co-agent, the Mortgagor shall, so long as no Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with the Mortgagee rather than any such co-agent in connection with the Mortgagee’s rights and obligations under this Agreement.

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(c)           If the Mortgagor fails to comply with the provisions of this Mortgage, such that the value of any Encumbered Property or the validity, perfection, rank or value of any security interest or lien therein is thereby diminished or potentially diminished or put at risk, the Mortgagee may, but shall not be required to, effect such compliance on behalf of the Mortgagor, and the Mortgagor shall reimburse the Mortgagee for the costs hereof on demand.  All insurance expenses and all expenses of protecting, preserving, appraising, insuring, and maintaining the Premises and other Encumbered Property, expenses of conducting any additional title examinations requested by the Mortgagee, any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Encumbered Property, or in respect of periodic appraisals and inspections of the Encumbered Property to the extent the same may be requested by the Mortgagee from time to time, or in respect of the sale or other disposition thereof shall be borne and paid by the Mortgagor.  If the Mortgagor fails to promptly pay any portion thereof when due, the Mortgagee may, at its option, but shall not be required to, pay the same and charge the Mortgagor’s account therefor, and the Mortgagor agrees to reimburse the Mortgagee therefor on demand.  All sums so paid or incurred by the Mortgagee for any of the foregoing and any and all other sums for which the Mortgagor may become liable hereunder and all costs and expenses (including attorneys’ fees, legal expenses and court costs) reasonably incurred by the Mortgagee in enforcing or protecting the security interests and liens granted hereunder or any of its rights or remedies under this Mortgage, shall, together with interest thereon until paid at the rate applicable to the Base Rate plus [2%], be additional Finance Obligations hereunder.

(d)           The Mortgagor shall indemnify and save harmless the Mortgagee and its directors, officers, trustees, agents and employees (each an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments, fines, costs and expenses of any land, including, without limitation, reasonable attorneys’ fees and disbursements of counsel, (i) arising from the breach by the Mortgagor of any of its obligations under this Mortgage or (ii) arising from the exercise and performance by the Mortgagee of its powers and duties under this Mortgage; provided, however, no Indemnitee shall have the right to be indemnified hereunder for such, Indemnitees’ own gross negligence or willful misconduct as determined by a court of competent jurisdiction.  If any action, suit or proceeding is brought against the Mortgagee for which the Mortgagor is required to provide indemnification under this Section 5.04(d), the Mortgagor, upon request and at its expense, shall defend such action, suit or proceeding, or cause the same to be defended by counsel designated by the Mortgagor and approved by the Mortgagee.  Such approval shall not be withheld unreasonably and shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance.

(e)           Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Finance Obligations.  The indemnity obligations of the Mortgagor contained in this Section 5.04 shall continue in full force and effect notwithstanding the full payment of all Notes issued under the Credit Agreement and all of the other Finance Obligations and notwithstanding the acquisition by the Mortgagee of the Encumbered Property or any portion thereof at foreclosure or by deed in lieu of foreclosure.

Section 5.05         Satisfaction and Cancellation.  (a)  The conveyance to the Mortgagee of the Encumbered Property as security and for the benefit of the Mortgagee created and consummated by this Mortgage shall be null and void when all the Finance Obligations (other than contingent liabilities that, by their nature, may accrue after principal and interest on the Loans have been repaid in full and after all Commitments terminate) have been indefeasibly paid in full in cash in accordance with the terms of the Credit Documents, the Commitments have been terminated, all L/C Disbursements have expired or been terminated and all have been reimbursed in full.

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(b)           In connection with any termination or release pursuant to paragraph (a) to the extent applicable, this Mortgage shall be marked “satisfied” by the Mortgagee, and this Mortgage may be cancelled of record at the request and at the expense of the Mortgagor.  The Mortgagee shall execute any documents reasonably requested by the Mortgagor to accomplish the foregoing or to accomplish any release contemplated by this Section 5.05, and the Mortgagor will pay all costs and expenses, including reasonable attorneys’ fees and disbursements actually incurred (not as imposed by statute) by the Mortgagee in connection with the preparation and execution of such documents.

Section 5.06          Other Credit Documents.  [The Mortgagor acknowledges that in addition to this Mortgage, other Credit Documents secure the Obligations].  The Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional (subject to the Permitted Encumbrances) and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Mortgagee and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Finance Obligations hereby secured, or by any failure, neglect or omission on the part of the Mortgagee to realize upon or protect any Obligation hereby secured or any collateral security therefor including the other Credit Documents.  The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Finance Obligations or of any of the collateral security therefor, including the other Credit Documents or of any guarantee thereof, and the Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the other Credit Documents without first exercising or enforcing any of its rights and remedies hereunder.  Such exercise of the Mortgagee’s rights and remedies under any or all of the other Credit Documents shall not in any manner impair the Finance Obligations or the lien of this Mortgage and any exercise of the rights or remedies of the Mortgagee hereunder shall not impair the lien of any of the other Credit Documents or any of the Mortgagee’s rights and remedies thereunder.  The undersigned specifically consents and agrees that the Mortgagee may exercise its rights and remedies hereunder and under the other Credit Documents separately or concurrently and in any order that it may deem appropriate, and the undersigned waives any rights of subrogation.  In the event of a conflict between the terms and provisions of this Mortgage and the Credit Agreement, both documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of a conflict that cannot be so resolved, the terms and provisions of the Credit Agreement shall control and govern.

Section 5.07           Subrogation.  This Mortgage is made with full substitution and subrogation of Mortgagee in and to all covenants and warranties by others heretofore given or made in respect of the Encumbered Property or any part thereof.  To the extent that proceeds of the Finance Obligations are used to pay any outstanding lien, charge or prior encumbrance against the Encumbered Property, such proceeds have been or will be advanced by Mortgagee at Mortgagor’s request, and Mortgagee shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether those liens, charges or encumbrances are released.

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Section 5.08            Mortgagee Powers.  Without affecting the liability of any other Person liable for the payment of any obligations herein mentioned and without affecting the lien or charge of this Mortgage upon any portion of the Encumbered Property not then or theretofore released as security for the full amount of all unpaid Finance Obligations, from time to time, regardless of consideration and without notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Encumbered Property, the Mortgagee or any of the Lenders may (i) release any persons liable for or on any Finance Obligation, (ii) extend the maturity or alter any of the terms of any Finance Obligation, (iii) modify the interest rate payable on the principal balance of the Finance Obligations, (iv) grant other indulgences, (v) release or reconvey, or cause to be released or reconveyed at any time at the Mortgagee’s option any parcel, portion or all of the Encumbered Property, (vi) take or release any other or additional security for any obligations herein mentioned or (vii) make compositions or other arrangements with debtors in relation thereto.

Section 5.09             Enforceability of Mortgage.  This Mortgage is deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, mortgage, deed to secure debt, deed of trust, financing statement, real estate mortgage or security agreement, and from time to time as any one or more thereof, as is appropriate under applicable laws.  A photographic or other reproduction of this Mortgage or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.

Section 5.10              Amendments.  No amendment, modification or waiver of any provision of this Mortgage and no consent to any departure by the Mortgagor therefrom shall in any event be effective unless the same shall be in writing and shall be executed and delivered in accordance with the Credit Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.11              Applicable Law.  THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE WHERE THE LAND IS LOCATED.

Section 5.12              Waiver of Jury Trial.  THE MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTES, THIS MORTGAGE, OR THE OTHER CREDIT DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  THE MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE MORTGAGOR.

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Local Law Provisions.

[Remainder of page intentionally left blank.  Signature page follows.]

33

IN WITNESS WHEREOF, this Mortgage has been duly authorized and has been executed and delivered, under seal, to the Mortgagee by the Mortgagor on the date first above written.

ATTEST		[MORTGAGOR NAME]

By:
	Secretary	Name:
Title:

[Corporate Seal]

[LOCAL COUNSEL TO AFFIX APPROPRIATE NOTARIAL ACKNOWLEDGMENT FOR STATE IN WHICH LAND IS LOCATED.]

Exhibit A

Legal Description

[To be attached]

Exhibit B

Permitted Encumbrances

[To be attached]

Material Agreements

Should be none other than Permitted Encumbrances

Exhibit E
Execution Version

SECURITY AGREEMENT

dated as of July 28, 2008

among

BE AEROSPACE, INC.,

each other CREDIT PARTY from time to time party hereto

and

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

i

Schedules:

Schedule 1.01A	-	Claims
Schedule 1.01B	-	Material Excluded Contracts
Schedule 3.05	-	Deposit Accounts and Securities Accounts
Schedule 4.01	-	Filings to Perfect Security Interests

ii

Exhibits:

Exhibit A	-	Form of Grant of Security Interest in United States Patents and Trademarks
Exhibit B	-	Form of Grant of Security Interest in United States Copyrights
Exhibit C	-	Form of Deposit Account Control Agreement
Exhibit D	-	Form of Landlord’s Waiver and Consent
Exhibit E	-	Form of Consent to Assignment of Letter of Credit Proceeds

iii

SECURITY AGREEMENT dated as of July 28, 2008 (as amended, modified or supplemented from time to time, this “Agreement”) among BE AEROSPACE, INC.,  each other person (if any) that becomes a party hereto pursuant to Section 7.10 hereof and JPMORGAN CHASE BANK, N.A., as Collateral Agent for the benefit of the Secured Parties referred to herein.

BE Aerospace, Inc., a Delaware corporation, (together with its successors and permitted assigns, the “Company”), proposes to enter into a Credit Agreement dated as of July 28, 2008 (as amended, restated, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise amending, amending and restating or otherwise modifying or restructuring all or any portion of the obligations of the Company under such agreement or any successor agreement, the “Credit Agreement”) among the Company, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, as Issuing Lender and as the Swing Line Lender (together with its successor or successors in each such capacity, the “Administrative Agent”, the “Issuing Lender” and the “Swing Line Lender”, respectively), UBS Securities LLC and Credit Suisse Securities (USA) LLC, as Syndication Agents (together with their successor or successors in such capacity, the “Syndication Agents”), and The Royal Bank of Scotland plc and Wells Fargo Bank, N.A., as Documentation Agents (the “Documentation Agents”).

Certain Lenders and their affiliates at the time (each a “Hedge Bank”) may from time to time provide forward rate agreements, options, swaps, caps, floors and other derivative contracts (collectively, the “Swap Contracts”) to the Company or one or more of its Subsidiaries.  In addition, certain Lenders or their affiliates at the time (each, a “Cash Management Bank”) may provide treasury management services to, for the benefit of, or otherwise in respect of, the Company and its Subsidiaries (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) under agreements from time to time providing therefor (“Cash Management Agreements”, and together with the Credit Documents and all Swap Contracts, the “Finance Documents”).  The Lenders, the Issuing Lender, the Swing Line Lender, the Administrative Agent, the Syndication Agents, the Documentation Agents, JPMorgan Chase Bank, N.A., as collateral agent (together with its successor or successors in such capacity, the “Collateral Agent”), each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to the Credit Agreement or other Credit Document referred to therein and each Indemnitee and their respective successors and assigns are herein referred to individually as a “Senior Finance Party” and collectively as the “Senior Finance Parties”, and the Senior Finance Parties, the Hedge Banks, the Cash Management Banks and their respective successors and assigns are herein referred to individually as a “Secured Party” and collectively as the “Secured Parties”.

To induce the Lenders to enter into the Credit Agreement and the other Credit Documents, the Hedge Banks to enter into Swap Contracts permitted under the Credit Agreement and the Cash Management Banks to enter into Cash Management Agreements (the Credit Documents, the Swap Agreements and the Cash Management Agreements being herein collectively referred to as the “Finance Documents”), each of the Subsidiaries of the Company which shall be required to become a party hereto from time to time in accordance with Section 8.10 or 9.15 of the Credit Agreement and Section 7.10 hereof (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”) will agree, jointly and severally, to provide a guaranty of all obligations of the Company and the other Credit Parties under and in respect of the Finance Documents and to secure such guaranty with a continuing security interest in favor of the Collateral Agent in the Collateral to secure the Finance Obligations.

As a condition precedent to the obligations of the Lenders under the Credit Agreement, the Company has agreed to grant a continuing security interest in favor of the Collateral Agent in and to the Collateral to secure the Finance Obligations.  Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01         Terms Defined in the Credit Agreement.  Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein and in the introductory statement above, the respective meanings provided for therein.

Section 1.02          Terms Defined in the UCC.  Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, the following terms, together with any uncapitalized terms used herein which are defined in the UCC (as defined below), have the respective meanings provided in the UCC:  (i) As-Extracted Collateral; (ii) Certificated Security; (iii) Chattel Paper; (iv) Documents; (v) Financial Asset; (vi) Instruments; (vii) Inventory; (viii) Investment Property; (ix) Payment Intangibles; (x) Proceeds; (xi) Securities Account; (xii) Securities Intermediary; (xiii) Security; (xiv) Security Certificate; (xv) Security Entitlements; and (xvi) Uncertificated Security.

Section 1.03           Additional Definitions.  Terms defined in the introductory section hereof have the respective meanings set forth therein.  The following additional terms, as used herein, have the following respective meanings:

“Account Control Agreement” means (i) with respect to a Deposit Account, a deposit account control agreement, substantially in the form of Exhibit C hereto or otherwise containing substantially similar terms and reasonably acceptable in form and substance to the Collateral Agent, among one or more Credit Parties, the Collateral Agent and the bank which maintains such Deposit Account (execution of such agreement shall be conclusive evidence of such approval) and (ii) with respect to a Securities Account, a securities account control agreement, substantially in the form of Exhibit B to the Pledge Agreement or otherwise containing substantially similar terms and reasonably acceptable in form and substance to the Collateral Agent, among one or more Credit Parties, the Collateral Agent and the Securities Intermediary which maintains such Securities Account (execution of such agreement shall be conclusive evidence of such approval), in each case as the same may be amended, modified or supplemented from time to time.

“Accounts” means (i) all “accounts” (as defined in the UCC), (ii) all of the rights of any Credit Party in, to and under all purchase orders for goods, services or other property, (iii) all of the rights of any Credit Party to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid seller’s rights of rescission, replevin, reclamation and rights to stoppage in transit) and (iv) all monies due to or to become due to any Credit Party under any and all contracts for any of the foregoing (in each case, whether or not yet earned by performance on the part of such Credit Party), including, without limitation, the right to receive the Proceeds of said purchase orders and contracts, and all Supporting Obligations of any kind given by any Person with respect to all or any of the foregoing.

2

“Account Debtor” means an “account debtor” (as defined in the UCC), and also means and includes Persons obligated to pay negotiable instruments and other Receivables.

“Actionable Default” means an Event of Default under Section 10.1(a) or 10.1(f) of the Credit Agreement or any other Event of Default which has resulted in the Administrative Agent exercising any of its rights under Section 10.1 of the Credit Agreement.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person under or in respect of a Cash Management Agreement.

“Cash Proceeds Account” has the meaning specified in Section 2.04(a) of this Agreement.

“Claims” means all “commercial tort claims” (as defined in the UCC), including, without limitation, each of the claims described on Schedule 1.01A hereto, as such Schedule may be amended, modified or supplemented from time to time, and also means and includes all claims, causes of action and similar rights and interests (however characterized) of a Credit Party, whether arising in contract, tort or otherwise, and whether or not subject to any action, suit, investigation or legal, equitable, arbitration or administrative proceedings.

“Collateral” has the meaning specified in Section 2.01 of this Agreement.

“Collateral Accounts” means one or more of the Cash Proceeds Account, the L/C Cash Collateral Account and any other Securities Accounts or Deposit Accounts established with or in the possession or under the control of the Collateral Agent into which cash or cash Proceeds (including cash Proceeds of insurance policies, awards of condemnation or other compensation) of any Collateral are deposited from time to time, collectively.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties, and its successor or successors in such capacity.

“Computer Hardware” means all computer and other electronic data processing hardware of a Credit Party, whether now or hereafter owned, licensed or leased by such Credit Party, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware, all documentation, flowcharts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes associated with any of the foregoing and all options, warranties, services contracts, program services, test rights, maintenance rights, support rights, renewal rights and indemnifications relating to any of the foregoing.

3

“Copyright” means any of the following, whether now existing or hereafter arising, created, owned or acquired by a Credit Party:

(i)           the United States and foreign copyrights described on Schedule 5 to any Credit Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time) and any renewals thereof;

(ii)           all other common law and/or statutory rights in all copyrightable subject matter under the laws of the United States or any other country (whether or not the underlying works of authorship have been published);

(iii)          all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental, derivative or collective work registrations and pending applications for registrations in the United States Copyright Office or any other country;

(iv)          all computer programs, web pages, computer data bases and computer program flow diagrams, including all source codes and object codes related to any or all of the foregoing;

(v)           all tangible property embodying or incorporating any or all of the foregoing, whether in completed form or in some lesser state of completion, and all masters, duplicates, drafts, versions, variations and copies thereof, in all formats;

(vi)           all claims for, and rights to sue for, past, present and future infringement of any of the foregoing;

(vii)          all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Copyright Licenses in connection therewith;

(viii)         all rights in any of the foregoing, whether arising under the laws of the United States or any foreign country or otherwise, to copy, record, synchronize, broadcast, transmit, perform and/or display any of the foregoing or any matter which is the subject of any of the foregoing in any manner and by any process now known or hereafter devised; and

(ix)           the name and title of each Copyright item and all rights of any Credit Party to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition, anti-cybersquatting and/or the rules and principles of any other applicable statute, common law or other rule or principle of law now existing or hereafter arising.

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“Copyright Agreement” means a grant of Security Interest in United States Copyrights, substantially in the form of Exhibit B to this Agreement, between one or more Credit Parties and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Copyright License” means any agreement now or hereafter in existence granting to any Credit Party any rights, whether exclusive or non-exclusive, to use another Person’s copyrights or copyright applications, or pursuant to which any Credit Party has granted to any other Person, any right, whether exclusive or non-exclusive, with respect to any Copyright, whether or not registered, including, without limitation, the Copyright Licenses described on Schedule 5 to any Credit Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time by such Credit Party).

“Credit Party” means the Company and any Subsidiary of the Company which hereafter provides or is required to provide a guaranty of the Finance Obligations and to become a Credit Party under the Credit Documents in accordance with Section 8.10 or 9.15 of the Credit Agreement, and “Credit Parties” means all of them, collectively.

“Deposit Accounts” means all “deposit accounts” (as defined in the UCC) and also means and includes all demand, time, savings, passbook or similar accounts maintained by a Credit Party with a bank or other financial institution, whether or not evidenced by an Instrument, all cash and other funds held therein and all passbooks related thereto and all certificates and Instruments, if any, from time to time representing, evidencing or deposited into such deposit accounts.

“Direct Exposure” has the meaning specified in Section 2.05 of this Agreement.

“Discharge of Finance Obligations” means (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any voluntary or involuntary proceeding under any Debtor Relief Law whether or not a claim for such interest is, or would be, allowed in such proceeding (an “Insolvency or Liquidation Proceeding”)) and premium, if any, on all Indebtedness outstanding under the Finance Documents and termination of all commitments to lend or otherwise extend credit under the Finance Documents, (ii) payment in full in cash of all other Finance Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), (iii) the receipt of cash collateral (or a backstop letter of credit in respect thereof on terms acceptable to the Issuing Lender and the Administrative Agent) in an amount at least equal to 105% of all L/C Obligations in respect of all outstanding Letters of Credit issued or deemed issued under the Credit Documents, (iv) termination or cash collateralization (in an amount reasonably satisfactory to the Collateral Agent) of all Swap Contracts and (v) termination or cash collateralization (in an amount reasonably satisfactory to the Collateral Agent) of all Cash Management Agreements.

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“Domestic Subsidiary” means with respect to any Person each Subsidiary of such Person which is organized under the laws of the United States or any political subdivision or territory thereof, and “Domestic Subsidiaries” means any two or more of them.

“Equipment” means all “equipment” (as defined in the UCC), including all items of machinery, equipment, Computer Hardware, furnishings and fixtures of every kind, whether or not affixed to real property, as well as all motor vehicles, automobiles, trucks, trailers, railcars, barges and vehicles of every description, handling and delivery equipment, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof and all options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights and indemnifications relating to any of the foregoing.

“Excepted Instruments” has the meaning specified in Section 4.06.

“Excluded Contract” means at any date any rights or interest of a Credit Party in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) to the extent that such Contract, by the express terms of a valid and enforceable restriction in favor of a Person who is not a Group Company, (i) prohibits, or requires any consent or establishes any other condition for, an assignment thereof or a grant of a security interest therein by a Credit Party or (ii) would give any party to such Contract other than a Group Company an enforceable right to terminate its obligations thereunder; provided that (w) in the case of each such Contract in existence or the subject of rights in favor of a Credit Party as of the Closing Date the contravention or violation of which could reasonably be expected to have a Material Adverse Effect, such Contract is listed and designated as such on Schedule 1.01B hereto, (x) rights to payment under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the UCC, (y) all Proceeds paid or payable to any Credit Party from any sale, transfer or assignment of such Contract and all rights to receive such Proceeds shall be included in the Collateral and (z) the term “Excluded Contract” shall not include any rights or interest of a Credit Party in, to or under (1) any Honeywell Purchase Document or (2) any other Contract arising after the Closing Date which in the case of this clause (2) is material to the conduct of the business of a Credit Party or with respect to which a contravention or other violation caused or arising by its inclusion as Collateral under this Agreement could reasonably be expected to have a Material Adverse Effect unless (A) the Credit Party shall have used, or shall be diligently using, commercially reasonable and good faith efforts to obtain all requisite consents or approvals by the other party to such Contract of all of such Credit Party’s right, title and interest thereunder to the Collateral Agent or its designee and (B) the Credit Party shall have given prompt written notice to the Collateral Agent upon any failure to obtain such consent or approval.

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“Excluded Equipment” means at any date any Equipment of a Credit Party which is subject to, or secured by, a Capital Lease or purchase money Indebtedness which is permitted under Section 9.2(f) of the Credit Agreement if and to the extent that (i) the express terms of a valid and enforceable restriction in favor of a Person who is not a Group Company contained in the agreements or documents granting or governing such Capital Lease or purchase money Indebtedness prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, or a grant of a security interest therein, by a Credit Party and (ii) such restriction relates only to the asset or assets acquired by a Credit Party with the Proceeds of such Capital Lease or purchase money Indebtedness; provided that all Proceeds paid or payable to any Credit Party from any sale, transfer or assignment or other voluntary or involuntary disposition of such Equipment and all rights to receive such Proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of the Capital Lease or purchase money Indebtedness secured by such Equipment.

“Exempt Deposit Accounts” means (i) Deposit Accounts the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Company to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Credit Parties, and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Credit Parties, (ii) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts, payroll accounts and trust accounts, and (iii) one or more Deposit Accounts identified in writing to the Collateral Agent, provided that, in the case of Deposit Accounts referred to in this clause (iii), not more than $15,000,000 in the aggregate shall be held on deposit therein for any period of more than three consecutive Business Days.

“Finance Document” means (i) each Credit Document, (ii) each Swap Contract between one or more Credit Parties and a Hedge Bank evidencing Swap Obligations permitted under the Credit Agreement and (iii) each Cash Management Agreement between any Credit Party and a Cash Management Bank, and “Finance Documents” means all of them, collectively.

“Finance Obligations” means, at any date, (i) all Obligations, (ii) all Swap Obligations of a Credit Party permitted under the Credit Agreement owed or owing under any Swap Contract to any Hedge Bank and (iii) all Cash Management Obligations owing under any Cash Management Agreement to a Cash Management Bank.

“Foreign Subsidiary” means with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“General Intangibles” means all “general intangibles” (as defined in the UCC) and also means and includes (i) all Payment Intangibles and other obligations and indebtedness owing to any Credit Party (other than Accounts), from whatever source arising, (ii) all Claims, Judgments and/or Settlements, (iii) all rights or claims in respect of refunds for taxes paid, (iv) all rights in respect of any pension plans or similar arrangements maintained for employees of any Credit Party or any Commonly Controlled Entity, (v) all interests in limited liability companies and/or partnerships which interests do not constitute Securities and (vi) all Supporting Obligations of any kind given by any Person with respect to all or any of the foregoing.

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“Group Company” means any of the Company or its Subsidiaries (regardless of whether or not consolidated with the Company for purposes of GAAP), and “Group Companies” means all of them, collectively.

“Intellectual Property” means all Patents, Trademarks, Copyrights, Software, Licenses, rights in intellectual property, goodwill, trade names, service marks, trade secrets, confidential or proprietary technical and business information, know-how, show-how, domain names, mask works, customer lists, vendor lists, subscription lists, data bases and related documentation, registrations, franchises and all other intellectual or other similar property rights.

“Judgments” means all judgments, decrees, verdicts, decisions or orders issued in resolution of or otherwise in connection with a Claim, whether or not final or subject to appeal, and including all rights of enforcement relating thereto and any and all Proceeds thereof.

“Letter-of-Credit Right” means all “letter-of-credit rights” (as defined in the UCC) and also means and includes all rights of a Credit Party to demand payment or performance under a letter of credit (as defined in Article V of the UCC).

“License” means any Patent License, Trademark License, Copyright License, Software License or other license or sublicense as to which any Credit Party is a party (other than those license agreements in existence as of the date hereof and listed and designated as such on Schedule 5 to any Credit Party’s Perfection Certificate and those license agreements entered into after the date hereof which by their terms prohibit assignment or a grant of a security interest by the applicable Credit Party as licensee thereunder; provided that rights to payments under any such license shall be included in the Collateral to the extent permitted thereby or by Section 9-406 and 9-408 of the UCC).

“Liquid Investments” has the meaning specified in Section 2.06 of this Agreement.

“L/C Cash Collateral Account” has the meaning specified in Section 2.05 of this Agreement.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Revolving L/C Obligations, including all L/C Disbursements and L/C Participating Interests.

“Patent” means any of the following, whether now existing or hereafter arising, invented, developed, reduced to practice, acquired or owned by a Credit Party:

(i)           the United States and foreign patents described on Schedule 5 to any Credit Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time by such Credit Party) and any renewals thereof;

(ii)           all other letters patent and design letters patent of the United States or any other country;

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(iii)           all applications filed or in preparation for filing for letters patent and design letters patent of the United States or any other country including, without limitation, applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or political subdivision thereof;

(iv)           all reissues, divisions, continuations, continuations-in-part, revisions, renewals or extensions thereof;

(v)           all claims for, and rights to sue for, past, present or future infringement of any of the foregoing;

(vi)           all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Patent Licenses in connection therewith; and

(vii)           all rights corresponding to any of the foregoing whether arising under the laws of the United States or any foreign country or otherwise.

“Patent and Trademark Agreement” means a grant of Security Interest in United States Patents and Trademarks, substantially in the form of Exhibit A to this Agreement, between one or more Credit Parties and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Patent License” means any agreement now or hereafter in existence granting to any Credit Party any right, whether exclusive or non-exclusive, with respect to any Person’s patent or any invention now or hereafter in existence, whether or not patentable, or pursuant to which any Credit Party has granted to any other Person, any right, whether exclusive or non-exclusive, with respect to any Patent or any invention now or hereafter in existence, whether or not patentable and whether or not a Patent or application for Patent is in or hereafter comes into existence on such invention, including, without limitation, the Patent Licenses described on Schedule 5 to any Credit Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time by such Credit Party).

“Perfection Certificate” means with respect to each Credit Party a certificate, substantially in the form of Exhibit F to the Credit Agreement, completed and supplemented with the schedules and attachments contemplated thereby.

“Receivables” means all Accounts, all Payment Intangibles, all Instruments, all Chattel Paper, all Letter-of-Credit Rights and all Supporting Obligations supporting or otherwise relating to any of the foregoing.

“Recordable Intellectual Property” means Intellectual Property the transfer of which is required to be recorded in the United States Patent and Trademark Office or the United States Copyright Office in order to be effective against subsequent third party transferees; provided that the following shall not be considered “Recordable Intellectual Property” hereunder:  (i) unregistered United States Copyrights and (ii) non-exclusive Licenses.

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“Relevant Contingent Exposure” has the meaning specified in Section 2.05 of this Agreement.

“Secured Party” has the meaning specified in the introductory section hereof.

“Security Interests” means the security interests in the Collateral granted under this Agreement securing the Finance Obligations.

“Settlements” means all right, title and interest of a Credit Party in, to and under any settlement agreement or other agreement executed in settlement or compromise of any Claim, including all rights to enforce such agreements and all payments thereunder or arising in connection therewith.

“Software” means all “software” (as defined in the UCC), and also means and includes all software programs, whether now or hereafter owned, licensed or leased by a Credit Party, designed for use on Computer Hardware, including, without limitation, all operating system software, utilities and application programs in whatever form and whether or not embedded in goods, all source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever, all firmware associated with any of the foregoing all documentation, flowcharts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes associated with any of the foregoing, and all options, warranties, services contracts, program services, test rights, maintenance rights, support rights, renewal rights and indemnifications relating to any of the foregoing.

“Software License” means any agreement (including any agreement constituting a Copyright License, Patent License and/or Trademark License) now or hereafter in existence granting to any Credit Party any right, whether exclusive or non-exclusive, to use another Person’s Software, or pursuant to which any Credit Party has granted to any other Person, any right, whether exclusive or non-exclusive, to use any Software, whether or not subject to any registration.

“Supporting Obligation” means a Letter-of-Credit Right, Contingent Obligation or other secondary obligation supporting or any Lien securing the payment or performance of one or more Receivables, General Intangibles, Documents or Investment Property.

“Swap Obligation” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Contract, excluding any amounts which such Person is entitled to set-off against its obligations under applicable law.

“Trademark” means any of the following, whether now existing or hereafter arising, used, acquired or owned by a Credit Party:

(i)           the United States and foreign trademarks described on Schedule 5 to any Credit Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time) and any renewals thereof (but excluding in all cases all intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office);

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(ii)           all other trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, certification marks, collective marks, brand names, trademark rights arising out of domain names and trade dress which are or have been used in the United States or in any state, territory or possession thereof, or in any other place, nation or jurisdiction, along with all prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable laws;

(iii)           the goodwill of the business symbolized thereby or associated with each of the foregoing;

(iv)           all registrations and applications in connection therewith, including, without limitation, registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof;

(v)           all reissues, extensions and renewals thereof;

(vi)           all claims for, and rights to sue for, past, present or future infringements of any of the foregoing;

(vii)           all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Trademark Licenses in connection therewith; and

(viii)          all rights corresponding to any of the foregoing whether arising under the laws of the United States or any foreign country or otherwise.

“Trademark License” means any agreement now or hereafter in existence granting to any Credit Party any right, whether exclusive or non-exclusive, to use another Person’s trademarks or trademark applications, or pursuant to which any Credit Party has granted to any other Person, any right, whether exclusive or non-exclusive, to use any Trademark, whether or not registered, including, without limitation, the Trademark Licenses described on Schedule 5 to any Credit Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time by such Credit Party) and the rights to prepare for sale, sell and advertise for sale, all of the inventory now or hereafter owned by any Credit Party and now or hereafter covered by such license agreements.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

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Section 1.04               Terms Generally.  The definitions in Sections 1.02 and 1.03 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Unless otherwise expressly provided herein, the word “day” means a calendar day.

ARTICLE II
SECURITY INTERESTS

Section 2.01                Grant of Security Interests.  To secure the due and punctual payment of all Finance Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the obligations of each Credit Party hereunder and under the other Finance Documents, each Credit Party hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in, and each Credit Party hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the Secured Parties, all of such Credit Party’s right, title and interest in, to and under the following, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located (all of which are herein collectively called the “Collateral”):

(i)           all Receivables;

(ii)           all Inventory;

(iii)           all General Intangibles;

(iv)           all Intellectual Property;

(v)           all Documents and all Supporting Obligations of any kind given by any Person with respect thereto;

(vi)           all Equipment;

(vii)          all Investment Property and all Supporting Obligations of any kind given by any Person with respect thereto;

(viii)         all Deposit Accounts;

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(ix)           all As-Extracted Collateral;

(x)           the Collateral Accounts, all cash and other property deposited therein or credited thereto from time to time, the Liquid Investments made pursuant to Section 2.06 and other monies and property of any kind of any Credit Party maintained with or in the possession of or under the control of the Collateral Agent;

(xi)           all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of each Credit Party pertaining to any of the Collateral; and

(xii)          all Proceeds of all or any of the Collateral described in clauses (i) through (xi) hereof;

provided, however, that, except as otherwise required by Section 8.10 of the Credit Agreement, the Collateral shall not include (i) any of the outstanding capital stock of, or other equity interests in, any Subsidiary of the Company which is owned by another Subsidiary of the Company; (ii) more than 65% of the outstanding [voting]1 capital stock of, or other equity interests in, any Foreign Subsidiary owned directly by the Company; (iii) any of the outstanding capital stock of, or other equity interests in, ATS or ALC, if and so long as the aggregate book value of their Excluded Domestic Assets does not exceed the Allowed Exclusion Amount; or (iv) any of the outstanding capital stock of, or other equity interests, in any Subsidiary where such pledge would (A) be prohibited by applicable law, (B) result in material adverse tax consequences to the Company, (C) in the case of Subsidiary which is not a Wholly-Owned Subsidiary or any joint venture existing on the Effective Date, result in a breach of a joint venture agreement, operating agreement or other similar document or agreement in the form existing on the Effective Date, (D) in the case of any Subsidiary which is not a Wholly-Owned Subsidiary or any joint venture created or acquired after the Effective Date, result in a breach of a joint venture agreement, operating agreement or other similar document or agreement, provided that the Company shall use its commercially reasonable efforts to obtain all consents or take such other actions as may be necessary to enable the pledge of such capital stock or other equity interests, or (E) cause the Company to incur costs associated with such pledge that are excessive in comparison to the benefits afforded to the Lenders, as reasonably determined by the Administrative Agent), and provided further that to the extent the Company does not ultimately acquire 100% of the outstanding capital stock or other equity interests of any acquired or newly formed Subsidiary in any Permitted Acquisition, notwithstanding clause (iv)(D) above but except as provided in clauses (ii) or (iv)(A),(B) and (E) above, the Collateral Agent shall receive a pledge of all outstanding capital stock or other equity interests of such entity held by the Company and provided, further, that the Collateral shall not include any Excluded Contracts, Excluded Equipment or Exempt Deposit Accounts.

Section 2.02              Continuing Liability of Each Credit Party.  Anything herein to the contrary notwithstanding, each Credit Party shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral.  Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any Collateral, nor shall the Collateral Agent or any Secured Party be required to perform or fulfill any of the obligations of any Credit Party with respect to any of the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party’s obligations with respect to any Collateral.  Furthermore, neither the Collateral Agent nor any Secured Party shall be required to file any claim or demand to collect any amount due or to enforce the performance of any party’s obligations with respect to the Collateral.

1           This issue is currently open in the Credit Agreement.

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Section 2.03          Security Interests Absolute.  All rights of the Collateral Agent, all security interests hereunder and all obligations of each Credit Party hereunder are unconditional and absolute and independent and separate from any other security for or guaranty of the Finance Obligations, whether executed by such Credit Party, any other Credit Party or any other Person.  Without limiting the generality of the foregoing, the obligations of each Credit Party hereunder shall not be released, discharged or otherwise affected or impaired by:

(i)           any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of any other Credit Party under any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation, by operation of law or otherwise;

(ii)           any change in the manner, place, time or terms of payment of any Finance Obligation or any other amendment, supplement or modification to any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation;

(iii)           any release, non-perfection or invalidity of any direct or indirect security for any Finance Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Finance Obligation or any release of any other obligor or Credit Parties in respect of any Finance Obligation;

(iv)           any change in the existence, structure or ownership of any Credit Party, or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any Credit Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Finance Obligation;

(v)           the existence of any claim, set-off or other right which any Credit Party may have at any time against the Company, any other Credit Party, any Agent, any other Secured Party, or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

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(vi)           any invalidity or unenforceability relating to or against the Company or any other Credit Party for any reason of any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation or any provision of applicable law or regulation purporting to prohibit the payment by the Company or any other Credit Party of any Finance Obligation;

(vii)           any failure by any Secured Party:  (A) to file or enforce a claim against any Credit Party or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any Credit Party of any new or additional indebtedness or obligation under or with respect to the Finance Obligations; (C) to commence any action against any Credit Party; (D) to disclose to any Credit Party any facts which such Secured Party may now or hereafter know with regard to any Credit Party; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Finance Obligations;

(viii)          any direction as to application of payment by the Company, any other Credit Party or any other Person;

(ix)           any subordination by any Secured Party of the payment of any Finance Obligation to the payment of any other liability (whether matured or unmatured) of any Credit Party to its creditors;

(x)           any act or failure to act by the Collateral Agent or any other Secured Party under this Agreement or otherwise which may deprive any Credit Party of any right to subrogation, contribution or reimbursement against any other Credit Party or any right to recover full indemnity for any payments made by such Credit Party in respect of the Finance Obligations; or

(xi)           any other act or omission to act or delay of any kind by any Credit Party or any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Credit Party’s obligations hereunder, except that a Credit Party may assert the defense of final payment in full of the Finance Obligations.

Each Credit Party has irrevocably and unconditionally delivered this Agreement to the Collateral Agent, for the benefit of the Secured Parties, and the failure by any other Person to sign this Agreement or a security agreement similar to this Agreement or otherwise shall not discharge the obligations of any Credit Party hereunder.

This Agreement shall remain fully enforceable against each Credit Party irrespective of any defenses that any other Credit Party may have or assert in respect of the Finance Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Credit Party may assert the defense of final payment in full of the Finance Obligations.

Section 2.04              Segregation of Proceeds; Cash Proceeds Account.  (a)  Creation of Cash Proceeds Account.  The Company has established or will establish with the Collateral Agent a Securities Account (the “Cash Proceeds Account”) in the name of “JPMorgan Chase Bank, N.A., as Collateral Agent” and under the exclusive control of the Collateral Agent.  All cash Proceeds of the Collateral required to be delivered to the Collateral Agent pursuant to subsection (b) of this Section shall be deposited in the Cash Proceeds Account.  Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Cash Proceeds Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Cash Proceeds Account.  All right, title and interest in and to the cash amounts on deposit from time to time in the Cash Proceeds Account together with any Liquid Investments from time to time made pursuant to Section 2.06 and any other property or assets from time to time deposited in or credited to the Cash Proceeds Account shall vest in and be under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties, shall constitute part of the Collateral hereunder and shall not constitute payment of the Finance Obligations until applied thereto as hereinafter provided.

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(b)           Deposits to Cash Proceeds Account.  Upon notification by the Collateral Agent following the occurrence and during the continuance of an Actionable Default (provided that in the case of any Event of Default described in Section 10.1(f) of the Credit Agreement, no such notice shall be required), except as otherwise provided in Section 2.05, each Credit Party shall instruct all Account Debtors and other Persons obligated in respect of its Receivables and other Collateral to make all payments in respect of its Receivables and other Collateral either (i) directly to the Collateral Agent (by instructing that such payments be remitted by direct wire transfer to the Collateral Agent at its address referred to in Section 7.01 or to a post office box which shall be in the name and under the control of the Collateral Agent) or (ii) to one or more other banks in the United States (by instructing that such payments be remitted by direct wire transfer to, or to a post office box which shall be in the name and under the control of, such bank) under an Account Control Agreement duly executed by each relevant Credit Party and such bank or under other arrangements, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which each relevant Credit Party shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit into the Cash Proceeds Account or as the Collateral Agent may otherwise instruct such bank.  All such payments made to the Collateral Agent shall be deposited in the Cash Proceeds Account.  In addition to the foregoing, each Credit Party agrees that if the Proceeds of any Collateral hereunder (including the payments made in respect of Receivables) shall be received by it after the Collateral Agent’s notification referred to above, such Credit Party shall as promptly as possible deposit such Proceeds into the Cash Proceeds Account.  Until so deposited, all such Proceeds shall be held in trust by the relevant Credit Party for and as the property of the Collateral Agent for the benefit of the Secured Parties and shall not be commingled with any other funds or property of any Credit Party.  Each Credit Party hereby irrevocably authorizes and empowers the Collateral Agent, its officers, employees and authorized agents to endorse and sign its name on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by the relevant Credit Party prior to any endorsement or assignment thereof by the Collateral Agent.  The Collateral Agent may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

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Section 2.05        L/C Cash Collateral Account.  All amounts required to be deposited by any Credit Party as cash collateral for L/C Obligations pursuant to Section 5.6 or Section 10.1 of the Credit Agreement, any similar provision of any other Credit Document or pursuant to Section 5.04 hereof shall be deposited in a Securities Account (the “L/C Cash Collateral Account”) which has been established or will be established and maintained by such Credit Party at the offices of the Collateral Agent or such other bank or other financial institution as such Credit Party and the Collateral Agent may agree, in the name and under the exclusive control of the Collateral Agent.  If the L/C Cash Collateral Account is not maintained at an office of the Collateral Agent, then forthwith upon the establishment of such account, the applicable Credit Party shall notify the Collateral Agent of the location, account name and account number of such account and shall deliver to the Collateral Agent an Account Control Agreement with respect to such L/C Cash Collateral Account duly executed by such Credit Party and the Securities Intermediary maintaining such L/C Cash Collateral Account.  Any income received with respect to the balance from time to time standing to the credit of the L/C Cash Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the L/C Cash Collateral Account.  All right, title and interest in and to the cash amounts on deposit from time to time in the L/C Cash Collateral Account together with any Liquid Investments from time to time made pursuant to Section 2.06 and any other property or assets from time to time deposited in or credited to the L/C Cash Collateral Account shall vest in and be under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties, shall constitute part of the Collateral hereunder and shall not constitute payment of the Finance Obligations until applied thereto as hereinafter provided.  If and when any portion of the L/C Obligations on which any deposit in the L/C Cash Collateral Account was based (the “Relevant Contingent Exposure”) shall become fixed (a “Direct Exposure”) as a result of the payment by the Issuing Lender with respect thereto of a draft presented under any Letter of Credit, the amount of such Direct Exposure (but not more than the amount in the L/C Cash Collateral Account at the time) shall be withdrawn by the Collateral Agent from the L/C Cash Collateral Account and shall be paid to the Administrative Agent for application pursuant to the Credit Agreement, and the Relevant Contingent Exposure shall thereupon be reduced by such amount.  If at any time the amount in the L/C Cash Collateral Account exceeds the Relevant Contingent Exposure, the excess amount shall, so long as no Event of Default shall have occurred and be continuing, be withdrawn by the Collateral Agent and paid to the applicable Credit Party or its order.  Each Credit Party hereby irrevocably consents and agrees to each such distribution.  If an Event of Default shall have occurred and be continuing, the excess of the funds in the L/C Cash Collateral Account over the Relevant Contingent Exposure shall be retained in the L/C Cash Collateral Account and may be withdrawn by the Collateral Agent and applied in the manner specified in Section 5.04.  If immediately available cash on deposit in the L/C Cash Collateral Account is not sufficient to make any distribution to a Credit Party referred to in this Section 2.05, the Collateral Agent shall cause to be liquidated as promptly as practicable such Liquid Investments in the Cash Collateral Account designated by such Credit Party as are required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 2.05, such distribution shall not be made until such liquidation has taken place.

Section 2.06        Investment of Funds in Collateral Accounts.  Amounts on deposit in the Collateral Accounts shall be invested and re-invested from time to time in such Liquid Investments as the Company shall determine, which Liquid Investments shall be held in the name and be under the control of the Collateral Agent; provided that, if an Event of Default has occurred and is continuing, the Collateral Agent may liquidate any such Liquid Investments and apply or cause to be applied the proceeds thereof in the manner specified in Section 5.04.  For this purpose, “Liquid Investments” means Cash Equivalents maturing within 30 days after a Cash Equivalent is acquired by the Collateral Agent.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants that:

Section 3.01         Title to Collateral.  Such Credit Party has good and marketable title to, or valid license or leasehold interests in, all of the Collateral in which it has granted a security interest hereunder, free and clear of any Liens other than Permitted Liens.  Such Credit Party has taken all actions necessary under the UCC to perfect its interest in any Receivables purchased by or assigned to it, as against its assignors and creditors of its assignors.  Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, Permitted Liens and Liens securing indebtedness to be repaid with the proceeds of the initial Loans under the Credit Agreement and in respect of which the Administrative Agent has received pay-off letters and instruments appropriate under local law to effect the termination of such Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.  No Collateral having a value individually or collectively in excess of $1,000,000 (other than Inventory in transit not covered by a negotiable document of title or Inventory in the possession of a carrier or similar bailee as to which the provisions of Section 4.04 of this Agreement have been complied with) is in the possession or control of any Person (other than a Credit Party) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession and/or control of Collateral as contemplated hereby and by the other Credit Documents.

Section 3.02          Validity, Perfection and Priority of Security Interests.  (a)  The Security Interests constitute valid security interests under the UCC securing the Finance Obligations.

(b)           When Uniform Commercial Code financing statements stating that the same covers “all assets of the Debtor”, “all personal property of the Debtor” or words of similar import shall have been filed in the offices specified in Schedule 4.01 hereto, the Security Interests will constitute perfected security interests in all right, title and interest of such Credit Party in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for Permitted Liens.

(c)           When each Patent and Trademark Agreement has been filed with the United States Patent and Trademark Office and each Copyright Agreement has been filed with the United States Copyright Office, the Security Interests will constitute perfected security interests in all right, title and interest of such Credit Party in the Recordable Intellectual Property therein described to the extent that a security interest therein may be perfected by such filing pursuant to applicable law, prior to all other Liens and rights of others therein except for Permitted Liens.

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(d)           When each Account Control Agreement has been executed and delivered to the Collateral Agent, the Security Interests will constitute perfected security interests in all right, title and interest of the Credit Parties in the Deposit Accounts and Securities Accounts, as applicable, subject thereto, prior to all other Liens other than Permitted Liens and rights of others therein and subject to no adverse claims except for Permitted Liens.

(e)           When each consent substantially in the form of Exhibit E hereto has been executed and delivered to the Collateral Agent, the Security Interests shall constitute perfected security interests in all right, title and interest of such Credit Party in the Letter-of-Credit Rights referred to therein, prior to all other Liens other than Permitted Liens and rights of others therein.

(f)           So long as such Credit Party is in compliance with the provisions of Section 4.15, the Security Interests shall constitute perfected security interests in all right, title and interest of such Credit Party in all electronic Chattel Paper, prior to all other Liens other than Permitted Liens and rights of others therein.

Section 3.03          Fair Labor Standards Act.  All of such Credit Party’s Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended from time to time, or any successor statute, and regulations promulgated thereunder.

Section 3.04          No Consents.  No consent of any other Person (including, without limitation, any stockholder or creditor of such Credit Party or any of its Subsidiaries) and no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by such Credit Party in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of the rights and remedies of the Collateral Agent pursuant to this Agreement, except (i) as may be required to perfect (as described in Schedule 4.01 hereto) and maintain the perfection of the security interests created hereby, (ii) with respect to vehicles represented by a certificate of title, (iii) with respect to Receivables subject to the Federal Assignment of Claims Act or (iv) in connection with the disposition of the Collateral by Laws affecting the offering and sale of securities generally; provided, however, that (i) the registration of Copyrights in the United States Copyright Office may be required to obtain a security interest therein that is effective against subsequent transferees under United States Federal copyright law and (ii) to the extent that recordation of the Security Interests in the United States Patent and Trademark Office or the United States Copyright Office is necessary to perfect the Security Interests or to render the Security Interests effective against subsequent third parties, such recordations will not have been made with respect to the items that are not Recordable Intellectual Property.

Section 3.05          Deposit and Securities Accounts.  Schedule 3.05 hereto sets forth as of the date hereof a complete and correct list of each Credit Party’s Deposit Accounts and Securities Accounts, the name and address of the financial institution which maintains each such account and the purpose for which such account is used.

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ARTICLE IV
COVENANTS

Each Credit Party covenants and agrees that until the payment in full of all Finance Obligations (other than Unmatured Surviving Obligations) and until there is no commitment by any Secured Party to make further advances, incur obligations or otherwise give value, such Credit Party will comply with the following:

Section 4.01          Delivery of Perfection Certificate; Initial Perfection and Delivery of Search Reports.  On or prior to the Closing Date, such Credit Party (or if later, the date such Credit Party becomes a party hereto pursuant to Section 7.10) shall (i) deliver its Perfection Certificate to the Collateral Agent, (ii) deliver to the Collateral Agent a fully executed consent substantially in the form of Exhibit E hereto with respect to each of its Letter-of-Credit Rights and (iii) cause all filings and recordings specified in Schedule 4.01 hereto to have been completed.  The information set forth in the Perfection Certificate shall be correct and complete as of the Closing Date (or such later date of delivery, as applicable).

Section 4.02          Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements.  Such Credit Party will not change its name, identity, structure or location (determined as provided in Section 9-307 of the UCC) in any manner, and shall not become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, in each case, unless it shall have given the Collateral Agent not less than 30 days’ prior notice thereof.  Such Credit Party shall not in any event change the location of any Collateral or its name, identity, structure or location (determined as provided in Section 9-307 of the UCC), or become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, if such change would cause the Security Interests in any Collateral to lapse or cease to be perfected unless such Credit Party has taken on or before the date of lapse all actions necessary to ensure that the Security Interests in the Collateral do not lapse or cease to be perfected.

Section 4.03          Further Actions.  Such Credit Party will, from time to time at its expense and in such manner and form as the Collateral Agent may reasonably request, execute, deliver, file and record or authorize the recording of any financing statement, specific assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the Uniform Commercial Code and any filings with the United States Patent and Trademark Office and the United States Copyright Office) that from time to time may be necessary or advisable in the reasonable judgment of the Collateral Agent under the UCC or with respect to Recordable Intellectual Property, or that the Collateral Agent may reasonably request, in order to create, preserve or perfect the Security Interests or to enable the Collateral Agent and the Secured Parties to obtain the full benefit of this Agreement or to exercise and enforce any of its rights, powers and remedies created hereunder or under applicable law with respect to any of the Collateral.  Such Credit Party shall maintain the Security Interest as a first priority Lien, subject only to Permitted Liens, and shall defend such security interests as first priority Liens, subject only to Permitted Liens, and such priority against the claims and demands of all Persons to the extent adverse to such Credit Party’s ownership rights or otherwise inconsistent with this Agreement or the other Credit Documents.  To the extent permitted by applicable law, such Credit Party hereby authorizes the Collateral Agent to file, in the name of such Credit Party or otherwise and without the signature or other separate authorization or authentication of such Credit Party appearing thereon, such Uniform Commercial Code financing statements or continuation statements as the Collateral Agent may reasonably determine necessary or appropriate to perfect or maintain the perfection of the Security Interests.  Such Credit Party hereby authorizes the Collateral Agent to file financing and continuation statements describing as the Collateral covered thereby “all of the debtor’s personal property and assets” or words to similar effect, notwithstanding that such description may be broader in scope than the Collateral described in this Agreement.  Such Credit Party agrees that, except to the extent that any filing office requires otherwise, a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.  Such Credit Party shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other assignment documents concerning the Collateral.

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Section 4.04          Collateral in Possession of Other Persons, Leased Real Property Locations.  If any of such Credit Party’s Collateral having a value individually or collectively in excess of $2,000,000 is at any time in the possession or control of any warehouseman, vendor, bailee or any agents or processors of any Credit Party, such Credit Party shall (i) notify such warehouseman, vendor, bailee, agent or processor of the Security Interests created hereby, (ii) instruct such warehouseman, vendor, bailee, agent or processor to hold all such Collateral for the Collateral Agent’s account and subject to the Collateral Agent’s instructions, (iii) use commercially reasonable best efforts (without incurring material obligations or foregoing material rights) to cause such warehouseman, vendor, bailee, agent or processor to authenticate a record acknowledging that it holds possession of such Collateral for the benefit of the Collateral Agent and the Secured Parties and (iv) make such authenticated record available to the Collateral Agent.  Such Credit Party agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).  If any Credit Party enters into any lease of real estate after the date hereof, such Credit Party will use commercially reasonable efforts to obtain waivers from the landlords of all such real estate, substantially in the form of Exhibit D hereto or in such other form as shall be reasonably acceptable to the Collateral Agent.

Section 4.05          Books and Records.  Such Credit Party shall keep full and accurate books and records relating to the Collateral, including, but not limited to, the originals of all documentation with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Credit Party will make the same available to the Collateral Agent for inspection, at such Credit Party’s own cost and expense, at any and all reasonable times upon demand.  Upon direction by the Collateral Agent, such Credit Party shall stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the Security Interests.

Section 4.06           Delivery of Instruments, Etc.  Such Credit Party will immediately deliver each Instrument and each Certificated Security (other than (i) promissory notes having individually a face value not in excess of $1,000,000, (ii) Cash Equivalents held in a Deposit Account or a Securities Account and subject to an effective Account Control Agreement as required by Section 4.14 hereof or held in any Deposit Account or Securities Account not so required to be subject to an Account Control Agreement and (iii) Instruments or Certificated Securities received in connection with bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business having individually a face amount of less than $1,000,000 in the case of Instruments or Certificated Securities subject to this clause (iii) (the Instruments and Certificated Securities described in clauses (i), (ii) and (iii) above constituting “Excepted Instruments”)) to the Collateral Agent, appropriately indorsed to the Collateral Agent; provided that so long as no  Event of Default shall have occurred and be continuing, and except as required by any other Credit Document, such Credit Party may (unless otherwise provided in Section 2.04(b)) retain for collection in the ordinary course of business any checks, drafts and other Instruments received by it in the ordinary course of business, and the Collateral Agent shall, promptly upon request of such Credit Party, make appropriate arrangements for making any other Instrument or Certificated Security pledged by such Credit Party available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Collateral Agent, against a trust receipt or like document).

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Section 4.07           Collection of Receivables.  Such Credit Party shall use its commercially reasonable efforts to cause to be collected from each Account Debtor, as and when due, any and all amounts owing under or on account of each Receivable (including, without limitation, Receivables which are delinquent, such Receivables to be collected in accordance with lawful collection procedures) unless such Credit Party shall reasonably determine in respect of any such Receivable that such efforts would be of negligible economic value, and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable.  Such Credit Party shall not rescind or cancel any indebtedness or obligation evidenced by any Receivable, modify, make adjustments to, extend, renew, compromise or settle any material dispute, claim, suit or legal proceeding relating to, or sell or assign, any Receivable, or interest therein, without the prior written consent of the Collateral Agent, except that, subject to the rights of the Collateral Agent and the Secured Parties hereunder if an Event of Default shall have occurred and be continuing, such Credit Party may allow as adjustments to amounts owing under its Receivables (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Credit Party finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise, all in accordance with such Credit Party’s ordinary course of business consistent with its historical collection practices.  The costs and expenses (including, without limitation, attorneys’ fees) of collection of Receivables, whether incurred by such Credit Party or the Collateral Agent, shall be borne by the Credit Parties.

Section 4.08            Notification to Account Debtors.  Upon notification by the Collateral Agent following the occurrence and during the continuance of an Actionable Event of Default (provided that in the case of an Event of Default described in Section 10.1(f) of the Credit Agreement, no such notice shall be required) such Credit Party will promptly notify (and such Credit Party hereby authorizes the Collateral Agent so to notify) each Account Debtor in respect of any Receivable that such Collateral has been assigned to the Collateral Agent hereunder for the benefit of the Secured Parties, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent or its designee in accordance with Section 2.04 hereof.

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Section 4.09             Certificates of Title.  Upon the occurrence and during the continuance of an Event of Default and if requested by the Collateral Agent, such Credit Party shall deliver to the Collateral Agent any and all certificates of title, applications for title or similar evidence of ownership of any Equipment constituting one or more titled vehicles and shall cause the Collateral Agent to be named as lienholder on any such certificate of title or other evidence of ownership.

Section 4.10              Disposition of Collateral.  Such Credit Party will not sell, lease, exchange, license, assign or otherwise dispose of, or grant any option with respect to, any Collateral or create or suffer to exist any Lien (other than the Security Interests and Permitted Liens) on any Collateral except that, subject to the rights of the Collateral Agent and the Secured Parties hereunder if a Default or an Event of Default shall have occurred and be continuing, such Credit Party may sell, lease, exchange, license, assign, or otherwise dispose of, or grant options with respect to, Collateral to the extent expressly permitted by the Credit Agreement, whereupon, in the case of any such disposition, the Security Interests created hereby in such item (but not in any Proceeds arising from such disposition) shall cease immediately without any further action on the part of the Collateral Agent.

Section 4.11               Insurance.  Such Credit Party will cause the Collateral Agent to be named as an insured party and loss payee, effective at all times on and after the Closing Date, on each insurance policy covering risks relating to any of its Inventory and Equipment.  Each such insurance policy shall include effective waivers by the insurer of all claims for insurance premiums against the Collateral Agent and the Secured Parties, provide for coverage to the Collateral Agent for the benefit of the Secured Parties regardless of the breach by such Credit Party of any warranty or representation made therein, not be subject to co-insurance, provide that all insurance proceeds in excess of $2,000,000 per claim shall be adjusted with and payable to the Collateral Agent (for payment to the Administrative Agent for application as required by Section 5.6 of the Credit Agreement, if then in effect, or otherwise as contemplated by the other Credit Documents) and provide that no cancellation, termination or material modification thereof shall be effective until at least 30 days after receipt by the Collateral Agent of notice thereof.  Such Credit Party hereby appoints the Collateral Agent as its attorney-in-fact, effective during the continuance of an Event of Default, to make proof of loss, claims for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any insurance policies.

Such Credit Party assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Credit Party to pay the Finance Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Credit Party.

Section 4.12                Information Regarding Collateral.  Such Credit Party will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

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Section 4.13                 Covenants Regarding Intellectual Property.  Except in respect of subparagraphs (a), (b), (c), (e) and (f) below where the failure to do so could not reasonably be expected to have a Material Adverse Effect:

(a)           Such Credit Party (either itself or through licensees) will, for each Patent, not do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Credit Party’s business may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number or indication that a Patent is pending as required by the patent laws.

(b)           Such Credit Party (either itself or, if permitted by law, through its licensees or its sublicensees) will, for each Trademark (i) maintain such Trademark in full force free from any claim of abandonment or invalidity from non-use, material alteration, naked licensing or genericide, (ii) maintain the quality of products and services offered under such Trademark in a manner substantially consistent with or better than the quality of such products and services as of the date hereof, (iii) display such Trademark with proper notice, including notice of federal registration to the extent permitted by applicable law, (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights, (v) not permit any assignment in gross of such Trademark and (vi) allow the Collateral Agent and its designees the right, at any time and from time to time, to inspect such Credit Party’s premises and to examine and observe such Credit Party’s books, records and operations, including, without limitation, its quality control processes, upon reasonable notice and at such reasonable times and as often as may be reasonably requested.

(c)           Such Credit Party (either itself or through licensees) will, for each work covered by a Copyright material to the conduct of its business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice.

(d)           Such Credit Party shall promptly notify the Collateral Agent if it knows that any Patent, Trademark or Copyright (or any application or registration relating thereto) material to the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Credit Party’s ownership of any Patent, Trademark, Copyright or Software material to the conduct of its business, its right to register the same or to keep, use or maintain the same.

(e)           Such Credit Party will take all necessary steps to file, maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to preserve and maintain all common law rights in any Trademarks and each registration of the Patents, Trademarks and Copyrights in each instance which are material to the conduct of its business, including filing and paying fees for applications for renewal, reissues, divisions, continuations, continuations-in-part, affidavits of use, affidavits of incontestability and maintenance, and, unless such Credit Party shall reasonably determine that any such action would be of negligible economic value, to initiate opposition, interference, reexamination and cancellation proceedings against third parties.

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(f)           If any rights to any Patent, Trademark, Copyright, Software or License relating thereto material to the conduct of its business is believed infringed, misappropriated, breached or diluted by a third party, such Credit Party shall notify the Collateral Agent promptly after it learns thereof and shall, unless such Credit Party shall reasonably determine that any such action would be of negligible economic value, promptly sue for infringement, misappropriation, breach or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Credit Party shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark, Copyright, Software or License.

(g)           Within 30 days after the end of each fiscal quarter of the Company, each Credit Party will (i) inform the Collateral Agent of all applications for Patents, Trademarks or Copyrights filed during such fiscal quarter by such Credit Party or by any agent, employee, licensee or delegate on its behalf with the United States Patent and Trademark Office or the United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof and (ii) upon reasonable request of the Collateral Agent, execute any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Security Interests in such application, any resulting Patent, Trademark or Copyright and the goodwill or accounts and general intangibles of such Credit Party relating thereto or represented thereby, and such Credit Party hereby appoints the Collateral Agent its attorney-in-fact to execute and file such writings for the foregoing purposes.

(h)           As to all material Licenses (excluding non-exclusive Licenses of Software) entered into after the date hereof with any third party licensor, such Credit Party will use commercially reasonable and good faith efforts to obtain all requisite consents or approvals by the licensor to effect the assignment of all of such Credit Party’s right, title and interest thereunder to the Collateral Agent or its designee and to effect the sub-license contemplated under Section 5.02(e) upon and during the continuance of an Event of Default, and such Credit Party shall provide immediate written notice to the Collateral Agent upon failure to obtain any such consent or approval.

(i)           Such Credit Party shall take all actions (and cause all other Persons, including licensees, to the extent such other Persons are subject to its control) which are reasonably necessary or advisable to protect, preserve and confirm the validity, priority, perfection or enforcement of the rights granted to the Collateral Agent under this Agreement and give the Collateral Agent prompt written notice if, after the date hereof, such Credit Party shall obtain rights to any Trademarks, Patents or Copyrights, or enter into any new license agreements regarding any of the foregoing, and such Credit Party hereby agrees that the provisions of this Agreement shall automatically apply thereto.  Such Credit Party will use commercially reasonable efforts so as not to permit the inclusion in any contract or agreement governing or relating to any Trademarks, Patents or Copyrights obtained after the date hereof or any license agreements entered into after the date hereof relating to any of the foregoing of any provisions that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, such Credit Party’s rights and interests therein.  Such Credit Party will, upon request of the Collateral Agent, execute any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Security Interests in any Patent, Trademark or Copyright (or application therefor) and the goodwill or accounts and general intangibles of such Credit Party relating thereto or represented thereby, and such Credit Party hereby appoints the Collateral Agent its attorney-in-fact to execute and file such writings for the foregoing purposes.

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Section 4.14         Deposit Accounts and Securities Accounts.  On or prior to the date which is 60 days after the Closing Date, each Credit Party shall deliver to the Collateral Agent a fully executed Account Control Agreement with respect to each of its Deposit Accounts and Securities Accounts (other than Exempt Deposit Accounts).  From and after the 60th day following the Closing Date, no Credit Party shall establish or permit to exist any Deposit Account (other than Exempt Deposit Accounts) or any Securities Account (except any such account maintained with the Collateral Agent or constituting Collateral Accounts) without promptly delivering to the Collateral Agent a fully executed Account Control Agreement with respect to such account.  Subject to Section 2.04(b) hereof and the rights of the Collateral Agent under Article V hereof, from and after the 60th day following the date hereof each Credit Party shall cause all Proceeds of Collateral hereunder to be deposited in an Exempt Deposit Account, a Deposit Account maintained with the Collateral Agent or a Deposit Account with respect to which an effective Account Control Agreement (executed and delivered in accordance with the provisions hereof) has been delivered to the Collateral Agent.

Section 4.15          Electronic Chattel Paper.  Such Credit Party shall create, store and otherwise maintain all records comprising electronic Chattel Paper in a manner such that:  (i) a single authoritative copy of each such record exists which is unique, identifiable and, except as provided in clause (iv) below, unalterable, (ii) the authoritative copy of each such record shall identify the Collateral Agent as the assignee thereof, (iii) the authoritative copy of each such record is communicated to and maintained by the Collateral Agent or its designee, (iv) copies or revisions that add or change any assignees of such record can be made only with the participation of the Collateral Agent, (v) each copy (other than the authoritative copy) of such record is readily identifiable as a copy and (vi) any revision of the authoritative copy of such record is readily identifiable as an authorized or unauthorized revision.

Section 4.16           Claims.  In the event any Claim constituting a commercial tort claim in excess of $5,000,000 arises or otherwise becomes known after the date hereof, the applicable Credit Party will deliver to the Collateral Agent a supplement to Schedule 1.01 hereto describing such Claim and expressly subjecting such Claim, all Judgments and/or Settlements with respect thereto and all Proceeds thereof to the Security Interests hereunder.

Section 4.17            Letter-of-Credit-Rights.  If any Letter-of-Credit Rights are hereafter acquired by any Credit Party, the applicable Credit Party will deliver or cause to be delivered to the Collateral Agent a fully executed consent with respect thereto substantially in the form of Exhibit E hereto or in such other form as shall be reasonably acceptable to the Collateral Agent.  Absent the occurrence and continuance of an Event of Default, the provisions of this Section 4.17 shall not apply to (i) Letter of Credit Rights arising in respect of letters of credit having a face or stated amount of less than $2,000,000 or (ii) letters of credit in respect of which a Credit Party, after diligently using commercially reasonable and good faith efforts, fails to obtain from the issuer of such letter of credit the consent contemplated by the preceding sentence.

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ARTICLE V
GENERAL AUTHORITY; REMEDIES

Section 5.01             General Authority.  Each Credit Party hereby irrevocably appoints the Collateral Agent and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution, in the name of such Credit Party, the Collateral Agent, the Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Secured Parties, but at such Credit Party’s expense, to the extent permitted by law, to exercise at any time and from time to time while an Event of Default has occurred and is continuing all or any of the following powers with respect to all or any of the Collateral, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Discharge of Finance Obligations and until there is no commitment by any Secured Parties to make further advances, incur obligations or otherwise give value:

(i)           to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement;

(ii)           to receive, take, indorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable Instruments taken or received by such Credit Party as, or in connection with, Collateral;

(iii)           to accelerate any Receivable which may be accelerated in accordance with its terms, and to otherwise demand, sue for, collect, receive and give acquittance for any and all monies due or to become due on or by virtue of any Collateral;

(iv)           to commence, settle, compromise, compound, prosecute, defend or adjust any Claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

(v)           to sell, transfer, assign or otherwise deal in or with the Collateral or the Proceeds or avails thereof, including, without limitation, for the implementation of any assignment, lease, License, sublicense, grant of option, sale or other disposition of any Patent, Trademark, Copyright or Software or any action related thereto, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

(vi)           to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with respect thereto; and

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(vii)           to do, at its option, but at the expense of such Credit Party, at any time or from time to time, all acts and things which the Collateral Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

Section 5.02               Remedies upon Event of Default.  (a)  If any Event of Default has occurred and is continuing, the Collateral Agent, upon being instructed to do so by the Required Lenders, may, in addition to all other rights and remedies granted to it in this Agreement and in any other agreement securing, evidencing or relating to the Finance Obligations (including, without limitation, the right to give instructions or a notice of sole control under an Account Control Agreement):  (i) exercise on behalf of the Secured Parties all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, (ii) without demand of performance or other demand or notice of any kind (except as herein provided or as may be required by mandatory provisions of law) to or upon any Credit Party or any other Person (all of which demands and/or notices are hereby waived by each Credit Party), (A) withdraw all cash and Liquid Investments in the Collateral Accounts and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 5.04, (B) give notice and take sole possession and control of all amounts on deposit in or credited to any Deposit Account or Securities Account pursuant to the related Account Control Agreement and apply all such funds as specified in Section 5.04 and (C) if there shall be no such cash, Liquid Investments or other amounts or if such cash, Liquid Investments and other amounts shall be insufficient to pay all the Finance Obligations in full or cannot be so applied for any reason or if the Collateral Agent determines to do so, collect, receive, appropriate and realize upon the Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof at public or private sale, at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Collateral Agent may deem best, for cash, on credit or for future delivery, without assumption of any credit risk and at such price or prices as the Collateral Agent may deem satisfactory.

(b)           If any Event of Default has occurred and is continuing, the Collateral Agent shall give each Credit Party not less than 10 days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market.  Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a private sale, state the day after which such sale may be consummated, (iii) contain the information specified in Section 9-613 of the UCC, (iv) be authenticated and (v) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.  The Collateral Agent and each Credit Party agree that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC.  Except as otherwise provided herein, each Credit Party hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with the Collateral Agent’s taking possession or disposition of any of the Collateral.

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(c)           The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale).  Each Credit Party will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law.  Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale.  At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine.  The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice.  In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice.

(d)           For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may, if any Event of Default has occurred and is continuing, (i) require each Credit Party to, and each Credit Party agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble, store and keep all or any part of the Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in the Collateral Agent’s opinion, reasonably convenient to the Collateral Agent and such Credit Party, whether at the premises of such Credit Party or otherwise, it being understood that such Credit Party’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Credit Party of such obligation; (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to any Credit Party, seize and remove such Collateral from such premises; (iii) have access to and use such Credit Party’s books and records relating to the Collateral; and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by such Credit Party, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any Intellectual Property or technical process used by such Credit Party.  The Collateral Agent may also render any or all of the Collateral unusable at any Credit Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs.

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(e)           Without limiting the generality of the foregoing, if any Event of Default  has occurred and is continuing:

(i)           the Collateral Agent may, subject to the express terms of any valid and enforceable restriction in favor of a Person who is not a Group Company that prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patents, Trademarks or Copyrights included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine;

(ii)           the Collateral Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any Licensee or sublicensee all rights and remedies of any Credit Party in, to and under any License and take or refrain from taking any action under any provision thereof, and each Credit Party hereby releases the Collateral Agent and each of the Secured Parties from, and agrees to hold the Collateral Agent and each of the Secured Parties free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto;

(iii)           upon request by the Collateral Agent, each Credit Party will use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor or sublicensor of each License to effect the assignment of all of such Credit Party’s right, title and interest thereunder to the Collateral Agent or its designee and will execute and deliver to the Collateral Agent a power of attorney, in form and substance reasonably satisfactory to the Collateral Agent, for the implementation of any lease, assignment, License, sublicense, grant of option, sale or other disposition of a Patent, Trademark or Copyright; and

(iv)           the Collateral Agent may direct each Credit Party to refrain, in which event each such Credit Party shall refrain, from using or practicing any Trademark, Patent or Copyright in any manner whatsoever, directly or indirectly, and shall, if requested by the Collateral Agent, change such Credit Party’s name to eliminate therefrom any use of any Trademark and will execute such other and further documents as the Collateral Agent may request to further confirm this change and transfer ownership of the Trademarks, Patents, Copyrights and registrations and any pending applications therefor to the Collateral Agent.

(f)           In the event of any disposition following the occurrence and during the continuance of any Event of Default of any Patent, Trademark or Copyright pursuant to this Article V, each Credit Party shall supply its know-how and expertise relating to the manufacture and sale of the products or services bearing Trademarks or the products, services or works made or rendered in connection with or under Patents, Trademarks or Copyrights, and its customer lists and other records relating to such Patents, Trademarks or Copyrights and to the distribution of said products, services or works, to the Collateral Agent.

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(g)           If any Event of Default has occurred and is continuing, the Collateral Agent, instead of exercising the power of sale conferred upon it pursuant to this Section 5.02, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, and may in addition institute and maintain such suits and proceedings as the Collateral Agent may deem appropriate to protect and enforce the rights vested in it by this Agreement.

(h)           If any Event of Default has occurred and is continuing, the Collateral Agent shall, to the extent permitted by applicable law, without notice to any Credit Party or any party claiming through any Credit Party, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Finance Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Secured Parties, and each Credit Party irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

(i)           Each Credit Party agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and each Credit Party hereby waives all benefit or advantage of all such laws.  Each Credit Party covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent, the Administrative Agent or any other Secured Party in any Finance Document.

(j)           Each Credit Party, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

(k)           Each Credit Party waives, to the extent permitted by law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder or in the other Finance Documents) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Collateral.

Section 5.03          Limitation on Duty of Collateral Agent in Respect of Collateral.  Beyond the exercise of reasonable care in the custody thereof, neither the Collateral Agent nor the Secured Parties shall have any duty to exercise any rights or take any steps to preserve the rights of any Credit Party in the Collateral in its or their possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, nor shall the Collateral Agent or any Secured Party be liable to any Credit Party or any other Person for failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision.  Each Credit Party agrees that the Collateral Agent shall at no time be required to, nor shall the Collateral Agent be liable to any Credit Party for any failure to, account separately to any Credit Party for amounts received or applied by the Collateral Agent from time to time in respect of the Collateral pursuant to the terms of this Agreement.  Without limiting the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

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Section 5.04           Application of Proceeds.  (a)  Priority of Distributions.  The proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Accounts and any other amounts received on account of its Finance Obligations shall be applied in the following order:

FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under the Credit Agreement) payable to the Administrative Agent or the Collateral Agent in their respective capacities as such;

SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Lender (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lender (including fees and time charges for attorneys who may be employees of any Lender or the Issuing Lender) under the Credit Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

THIRD, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans, Revolving L/C Obligations and other Obligations, ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Third payable to them;

FOURTH, to payment of that portion of the Finance Obligations constituting unpaid principal of the Loans, Revolving L/C Obligations and amounts owing under Swap Contracts and Cash Management Agreements, ratably among the Lenders, the Issuing Lender, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

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FIFTH, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize the aggregate undrawn amount of Letters of Credit; and

LAST, the balance, if any, remaining after the Discharge of Finance Obligations, to the Company or as otherwise required by law.

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Finance Obligations, if any, in the order set forth above.  The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b)           Distributions with Respect to Letters of Credit.  Each of the Credit Parties and the Secured Parties agrees and acknowledges that if (after all outstanding Loans and L/C Disbursements have been paid in full) the Lenders are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement, such amounts shall be deposited in the L/C Cash Collateral Account as cash security for the repayment of Obligations owing to the Lenders as such.  Upon termination of all outstanding Letters of Credit, all of such cash security shall be applied to the remaining Obligations of the Lenders as such.  If there remains any excess cash security, such excess cash shall be withdrawn by the Collateral Agent from the L/C Cash Collateral Account and distributed in accordance with Section 5.04(a) hereof.

(c)           Reliance by Collateral Agent.  For purposes of applying payments received in accordance with this Section 5.04, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the authorized representative (each, a “Representative”) for the Hedge Banks and Cash Management Banks, as applicable, for a determination (which the Administrative Agent, each Representative for any Hedge Bank or Cash Management Bank and the Secured Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations, Swap Obligations, and Cash Management Obligations owed to the Secured Parties, and shall have no liability to any Credit Party or any other Secured Party for actions taken in reliance on such information except in the case of its gross negligence or willful misconduct.  Unless it has actual knowledge (including by way of written notice from a Hedge Bank or Cash Management Bank) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Contracts or Cash Management Agreements are in existence.  All distributions made by the Collateral Agent pursuant to this Section shall be presumptively correct (except in the event of manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Secured Parties of any amounts distributed to them.

(d)           Deficiencies.  It is understood that the Credit Parties shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Finance Obligations.

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ARTICLE VI
COLLATERAL AGENT

Section 6.01         Concerning the Collateral Agent.  The provisions of Article XI of the Credit Agreement shall inure to the benefit of the Collateral Agent in respect of this Agreement and shall be binding upon all Credit Parties and all Secured Parties and upon the parties hereto in such respect.  In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:

The Collateral Agent is authorized to take all such actions as are provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto.  As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions or provisions, in accordance with its discretion.

The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct.  The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Credit Party.

Section 6.02          Appointment of Co-Collateral Agent.  At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may in consultation with the Company and, unless an Event of Default shall have occurred and be continuing, with the consent of the Company (not to be unreasonably withheld or delayed) appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 6.01).  Notwithstanding any such appointment but only to the extent not inconsistent with such legal requirements or, in the reasonable judgment of the Collateral Agent, not unduly burdensome to it or any such co-agent, each Credit Party shall, so long as no Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with the Collateral Agent rather than any such co-agent in connection with the Collateral Agent’s rights and obligations under this Agreement.

ARTICLE VII
MISCELLANEOUS

Section 7.01           Notices.  (a)  Unless otherwise expressly provided herein, all notices, and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (b) below) electronic mail address specified for notices:  (i) in the case of the Company, the Administrative Agent or any Lender, as specified in or pursuant to Section 12.2 of the Credit Agreement; (ii) in the case of the Collateral Agent, as set forth in the signature pages hereto; (iii) in the case of any Hedge Bank, as set forth in any applicable Swap Contract (iv) in the  case of any Cash Management Bank, as set forth in any applicable Cash Management Agreement; or (v) in the case of any party, at such other address as shall be designated by such party in a notice to the Collateral Agent and each other party hereto.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of:  (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile transmission, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (b) below), when delivered.  Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the validity of notice given in accordance with this Section.

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(b)           Except as expressly provided herein or as may be agreed by the Administrative Agent in its sole discretion, electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Credit Documents for execution by the parties thereto, to distribute executed Credit Documents in Adobe PDF format and may not be used for any other purpose.

Section 7.02            No Waivers; Non-Exclusive Remedies.  No failure or delay on the part of the Collateral Agent or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any other Finance Document or any other document or agreement contemplated hereby or thereby and no course of dealing between the Collateral Agent or any Secured Party and any of the Credit Parties shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder or under any Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies provided herein and in the other Finance Documents are cumulative and are not exclusive of any other remedies provided by law.  Without limiting the foregoing, nothing in this Agreement shall impair the right of any Secured Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Credit Party other than its indebtedness under the Finance Documents.  Each Credit Party agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Finance Obligation, whether or not acquired pursuant to the terms of any applicable Finance Document, may exercise rights of set-off or counterclaim or other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Credit Party in the amount of such participation.

Section 7.03             Compensation and Expenses of the Collateral Agent; Indemnification.  (a)  Expenses.  The Credit Parties, jointly and severally, agree (i) to pay or reimburse the Collateral Agent for all out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and any amendment, waiver, consent or other modification of the provisions hereof (whether or not the transactions contemplated hereby are consummated), and the consummation of the transactions contemplated hereby, including all fees, disbursements and other charges of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Collateral Agent, (ii) to pay or reimburse the Collateral Agent and the other Secured Parties for all taxes which the Collateral Agent or any Secured Party may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes) or to free any of the Collateral from the lien thereof and (iii) to pay or reimburse each Agent, any Representative of one or more Hedge Banks or Cash Management Banks and each other Secured Party for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights and remedies under this Agreement (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Finance Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all reasonable fees and disbursements of counsel (including the allocated charges of internal counsel. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent and the costs of independent public accountants and other outside experts retained by or on behalf of the Agents and the Secured Parties.  The agreements in this Section 7.03(a) shall survive the termination of the Commitments, Swap Contracts, and Cash Management Agreements and repayment of all Finance Obligations.

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(b)           Protection of Collateral.  If any Credit Party fails to comply with the provisions of  any Finance Document, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Collateral Agent may, but shall not be required to, effect such compliance on behalf of such Credit Party, and the Credit Parties shall reimburse the Collateral Agent for the costs thereof within five Business Days of an invoice therefor.  All insurance expenses and all expenses of protecting, storing, warehousing, appraising, handling, maintaining and shipping the Collateral, any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral, or in respect of the sale or other disposition thereof shall be borne and paid by the Credit Parties.  If any Credit Party fails to promptly pay any portion thereof when due, the Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Credit Parties’ account therefor, and the Credit Parties agree to reimburse the Collateral Agent therefor on demand.  All sums so paid or incurred by the Collateral Agent for any of the foregoing and any and all other sums for which any Credit Party may become liable hereunder and all costs and expenses (including attorneys’ fees, legal expenses and court costs) reasonably incurred by the Collateral Agent or any Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to interest at the highest rate applicable under the Credit Documents in respect of overdue obligations, be additional Finance Obligations hereunder.

(c)           Indemnification.  Each Credit Party, jointly and severally, agrees to indemnify, save and hold harmless the Collateral Agent, the Representatives, each other Secured Party and their respective Affiliates, directors, officers, employees, counsel, agents and, in the case of any Lender which is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities, trustees, advisors and attorneys-in-fact and their respective successors and assigns (collectively, the “Indemnitees”) from and against:  (i) any and all claims, demands, actions or causes of action that may at any time (including at any time following payment in full of the Finance Obligations and the resignation or removal of any Agent or Representative or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or in any way relating to or arising out of the manufacture, ownership, ordering, purchasing, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other Governmental Authority, or any tort (including, without limitation, any claims, arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage) or contract claim; (ii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (i) above; and (iii) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including fees and disbursements of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action or cause of action or proceeding, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action or cause of action, or proceeding; provided that no Indemnitee shall be entitled to indemnification for any claim to the extent such claim is determined by a court of competent jurisdiction in a final non-appealable judgment to have been caused by its own gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.03(c) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnitee or any other Person or any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  Without prejudice to the survival of any other agreement of the Credit Parties hereunder and under the other Finance Documents, the agreements and obligations of the Credit Parties contained in this Section 7.03(c) shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments.  Any amounts paid by any Indemnitee as to which such Indemnitee has a right to reimbursement hereunder shall constitute Finance Obligations.

36

(d)           Contribution.  If and to the extent that the obligations of any Credit Party under this Section 7.03 are unenforceable for any reason, each Credit Party hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 7.04          Enforcement.  The Secured Parties agree that this Agreement may be enforced only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after the date on which all Obligations have been paid in full and all Commitments with respect thereto terminated, the holders of at least 51% of the outstanding Swap Obligations and Cash Management Obligations, as the case may be) and that no other Secured Party shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent (or, after the date on which all Obligations have been paid in full and all Commitments with respect thereto terminated, the holders of at least 51% of the outstanding Swap Obligations and Cash Management Obligations, as the case may be), for the benefit of the Secured Parties upon the terms of this Agreement and the other Finance Documents.

37

Section 7.05           Amendments and Waivers.  Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by each Credit Party directly affected by such amendment, change, discharge, termination or waiver (it being understood that the addition or release of any Credit Party hereunder shall not constitute an amendment, change, discharge, termination or waiver affecting any Credit Party other than the Credit Party so added or released and it being further understood and agreed that any supplement to Schedule 1.01 delivered pursuant to Section 4.16 shall not require the consent of any Credit Party) and either (i) the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 12.1 of the Credit Agreement, all of the Lenders), at all times prior to the time on which all Finance Obligations have been paid in full and all Commitments with respect thereto have been terminated or (ii) the holders of more than 50% of all remaining Finance Obligations then outstanding, at all times after the time at which the Finance Obligations have been paid in full and all Commitments with respect thereto have been terminated; provided, however, that no such amendment, change, discharge, termination or waiver shall be made to Section 5.04 hereof or this Section 7.05 without the consent of each Lender adversely affected thereby; and provided further that any amendment, change, discharge, termination or waiver adversely affecting the rights and benefits of a single Class of Secured Parties (and not all Secured Parties in a like or similar manner) shall require the written consent of the Required Secured Parties of such Class of Secured Parties.  For the purposes of this Section 7.05, the term “Class” means each class of Secured Parties, i.e., whether (x) the Lenders, as holders of the Obligations or (y) the Hedge Banks, as holders of the Swap Obligations, or (z) the Cash Management Banks, as holders of Cash Management Obligations.  For the purposes of this Section 7.05, the term “Required Secured Parties” of any Class means each of (x) with respect to the Obligations, the Required Lenders (as defined in the Credit Agreement) or (y) with respect to the Swap Obligations, the holders of more than 50% of all Swap Obligations outstanding from time to time, or (z) with respect to Cash Management Obligations, the holders of more than 50% of all Cash Management Obligations outstanding from time to time.

Section 7.06            Successors and Assigns.  This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns.  In the event of an assignment of all or any of the Finance Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.  No Credit Party shall assign or delegate any of its rights and duties hereunder except as provided in the Credit Agreement.

Section 7.07             Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTIONS OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTIONS.

38

Section 7.08            Limitation of Law; Severability

  (i)  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(i)           If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 7.09            Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective with respect to each Credit Party when the Collateral Agent shall receive counterparts hereof executed by itself and such Credit Party.

Section 7.10             Additional Credit Parties.  It is understood and agreed that any Subsidiary of the Company that is required by Section 8.10 or 9.15 of the Credit Agreement or any other provision of any Credit Document to execute a counterpart of this Agreement after the date hereof shall automatically become a Credit Party hereunder with the same force and effect as if originally named as a Credit Party hereunder by executing an instrument of accession or joinder reasonably satisfactory in form and substance to the Collateral Agent and delivering the same to the Collateral Agent.  Concurrently with the execution and delivery of such instrument, such Affiliate shall take all such actions and deliver to the Collateral Agent all such documents and agreements as such Affiliate would have been required to deliver to the Collateral Agent on or prior to the date of this Agreement had such Affiliate been a party hereto on the date of this Agreement.  Such additional materials shall include, among other things, supplements to Schedules 1.01A, 3.06 and 4.01 hereto (which Schedules shall thereupon automatically be amended and supplemented to include all information contained in such supplements) such that, after giving effect to the joinder of such Affiliate, each of Schedules 1.01A, 3.06 and 4.01 hereto is true, complete and correct with respect to such Affiliate as of the effective date of such joinder.  The execution and delivery of any such instrument of accession or joinder, and the amendment and supplementation of the Schedules hereto as provided in the immediately preceding sentence, shall not require the consent of any other Credit Party hereunder.  The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any new Credit Party as a party to this Agreement.

Section 7.11              Termination.  Upon the Discharge of the Finance Obligations, the cancellation, expiration or cash collateralization (on terms reasonably satisfactory to the Issuing Lender) of all outstanding Letters of Credit, and the termination of all Commitments under the Finance Documents, the Security Interests shall terminate and all rights to the Collateral shall revert to the Credit Parties.  In addition, at any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral with the prior written consent of the Required Lenders; provided that the release of all or substantially all of the Collateral shall require the consent of all of the Lenders.  Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, upon request by and at the expense of any Credit Party, execute and deliver to such Credit Party such documents as such Credit Party shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.  Any such documents shall be without recourse to or warranty by the Collateral Agent or the Secured Parties.  The Collateral Agent shall have no liability whatsoever to any Secured Party as a result of any release of Collateral by it as permitted by this Section 7.11.  Upon any release of Collateral pursuant to this Section 7.11, none of the Secured Parties shall have any continuing right or interest in such Collateral or the Proceeds thereof.

39

Section 7.12               Entire Agreement.  This Agreement and the other Credit Documents and, in the case of the Hedge Banks and the Cash Management Banks, the Swap Contracts and the Cash Management Agreements, respectively, constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings relating to the subject matter hereof and thereof.

[Signature Pages Follow]

40

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CREDIT PARTIES:	BE AEROSPACE, INC.

By:
Name:
Title:

COLLATERAL AGENT:	JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Name:
Title:

(Security Agreement Signature Page)

Schedule 1.01A

Claims

None.

BE Aerospace, Inc. – Security Agreement Schedules

Schedule 1.01B

MATERIAL EXCLUDED CONTRACTS

Customer	Program
Air Asia	A320 Spectrum Purchase and Product Support Agreement
Air Asia	A320 Spectrum Purchase and Product Support Agreement Amendment (25 Add’l A/C)
Air Canada	B777 Icon/Spectrum and Inserts Purchase Agreement
Air Canada	B787 Diamond Minipod and Spectrum General Terms and Purchase Agreement
Air China	B787 Mini-Pod Purchase Agreement
Air France	A380/B777 Mini-Pod Purchase and Product Support Agreement
Airbus	A350 Oxygen Purchase Agreement
Boeing	B787 PBE Special Business Provisions
Bombardier	CRJ/Q Series Seat Contract Amendment
Bombardier	Kohler/Stratas General Terms and Special Terms Agreements
British Airways	Prime – SFC Purchase Agreement
British Airways	B777 FCOHAR
Continental	B737 Spectrum Purchase Agreement
Continental	B757 Spectrum Purchase Agreement
Continental	B777 Crew Rest Purchase Agreement
Continental	B787 Diamond Minipod Purchase Agreement
Continental	B777 Diamond Minipod Purchase Agreement Amendment
Egyptair	B777 Minipod Purchase and Product Support Agreement
Embraer	VLJ Phenom Oxygen Purchase Agreement & Product Support Agreement
Embraer	Legacy 600 VIP Seating Supply Agreement
Embraer	MSJ/MLJ VIP Seating Supply Agreement
Emirates	B777 Mini-Pod Purchase and Product Support Agreement
Emirates	B777 Minipod Purchase and Product Support Agreement Amendment No. 1 (20 Add’l Aircraft)
Emirates	A380 Viper Purchase and Product Support Agreement Amendment No. 1 (13 Add’l Aircraft)
Emirates	B777 Viper Purchase and Product Support Agreement Amendment No. 1 (38 Add’l Aircraft)
Etihad	A330/A340 Super First Class Purchase Agreement
Indian Airlines	A319/A320/A321 Spectrum Purchase and Product Support Agreement
Japan Airlines	B787/B777 Mini-pod Purchase Agreement
Kingfisher Airlines	A330/A340 Super First Class Purchase and Product Support Agreement and Amendment Number 1
Korean Airlines	A330/A340/A380/B777 Mini-pod XM Purchase and Product Support Agreement
Qantas	A380 Platinum Change Cost Settlement Agreement
Swiss Int’l Airlines	A330 Super First Class Letter of Intent and Purchase and Product Support Agreement
United Airlines	B747/B777 Integration Contract
United Airlines	IPTE Seating/Integration Settlement Agreement
US Airways	A320 Spectrum and Galley Inserts Purchase and Product Support Agreement
US Airways	A330 Spectrum Purchase and Product Support Agreement

BE Aerospace, Inc. – Security Agreement Schedules

Schedule 3.05

DEPOSIT ACCOUNTS
AND SECURITIES ACCOUNTS

Deposit Accounts

Financial Institution	Account #	Purpose

JPMorgan Chase	304192856	Lockbox/Concentration
JPMorgan Chase	n/a	Overnight Sweep
JPMorgan Chase	601877418	Controlled Disbursement
JPMorgan Chase	304637483	Payroll
JPMorgan Chase	304277827	Money Market
JPMorgan Chase	304639273	Miami Fasteners Operating Account
JPMorgan Chase	601887698	Miami Fasteners Controlled Disbursement
JPMorgan Chase	601892649	Controlled Disbursement
JPMorgan Chase	601892631	Controlled Disbursement
JPMorgan Chase	601892623	Controlled Disbursement
JPMorgan Chase	601892615	Controlled Disbursement
JPMorgan Chase	601892599	Controlled Disbursement
JPMorgan Chase	601892607	Controlled Disbursement
JPMorgan Chase	601892474	Controlled Disbursement
JPMorgan Chase	957083475	Operating Account (NYF)
JPMorgan Chase (France)	609093701	Operating Account (Euros)
JPMorgan Chase (France)	609093703	Operating Account (USd)
Fortis Banque	40708975	Special Account (CMP Pledge Agreement)

Securities Accounts

Financial Institution	Name on Account	Account Number
UBS Financial Services	BE Aerospace, Inc.	JD 38592 21
Credit Suisse First Boston, LLC	BE Aerospace, Inc.	2C1003997
BlackRock Institutional Management Corporation	BE Aerospace, Inc.	24775
Federated Shareholder Services Company	BE Aerospace, Inc.	4485988
Morgan Stanley	BE Aerospace, Inc.	486101740355

BE Aerospace, Inc. – Security Agreement Schedules

Schedule 4.01

Filings to Perfect Security Interests

1.  UCC Filing

Legal Name of Debtor	Filing Type	Finance Documents	State	Filing Office	Filing Date	File Number
BE Aerospace, Inc.	UCC-1	Security Agreement Pledge Agreement	DE	Secretary of State	July __, 2008

2.  Filings to be made in connection with the grant of Security Interest in United States Patents and Trademarks to be filed with the US Patent and Trademark Office.

BE Aerospace, Inc. – Security Agreement Schedules

Exhibit A
to Security Agreement

Form of Grant of Security Interest
in United States Patents and Trademarks

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Credit Party Name], [Credit Party Description] (the “Grantor”), having its chief executive office at [Credit Party Notice Address], hereby grants to JPMorgan Chase Bank, N.A., as Collateral Agent, (the “Grantee”), with offices at 1111 Fannin, 10th Floor, Houston, Texas, a security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent and Trademark Collateral”), whether presently existing or hereafter arising or acquired:

(i)           each United States patent and patent application, including each Patent and Patent Application referred to on Schedule A hereto;

(ii)           each Patent License, including each Patent License listed on Schedule A hereto;

(iii)           each United States trademark, trademark registration and trademark application, and all of the goodwill of the business connected with the use of, and symbolized by, each trademark, trademark registration and trademark application, including each Trademark, Trademark Registration and Trademark Application referred to in Schedule B hereto;

(iv)           each Trademark License, whether registered or not, including each Trademark License referred to in Schedule B hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark; and

(v)           all products and proceeds of the foregoing, including any claim by the Grantor against third parties for past, present or future infringement of any Patent, or past, present or future infringement or dilution of any Trademark or Trademark registration, including any Patent or Trademark listed on Schedule A or B hereto, or under any Patent or Trademark licensed under any Patent License or Trademark License, including any such License listed on Schedule A or B hereto, or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark License.

THIS GRANT is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement among the Grantor, the Grantee and certain other parties dated as of July __, 2008, as amended, modified or supplemented from time to time (the “Security Agreement”).

THIS GRANT has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement.  The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Agreement are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the _____ day of _____________, 20__.

[CREDIT PARTY NAME], as Grantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent, as Grantee

By:
Name:
Title:

STATE OF _______________

________ OF _____________

The foregoing instrument was acknowledged before me this ____ day of __________, 20__ by _________________________ as _________________________ of [CREDIT PARTY NAME] a [CREDIT PARTY DESCRIPTION], on behalf of [CREDIT PARTY NAME].

My commission expires:

Notarial Seal

Notary Public

2

Schedule A
to Patent and Trademark Agreement

PATENTS AND PATENT APPLICATIONS

Serial No. or Patent No.	Date	Issue Title	Inventor	Country	Patent Holder

PATENT LICENSES

Licensor	Licensee	Patent Number(s)	Date

Schedule B
to Patent and Trademark Agreement

TRADEMARKS

Registration No.	Country	Issue Date	Mark

TRADEMARK APPLICATIONS

Serial No.	Country	Filing Date	Mark

TRADEMARK LICENSES

Grantor	Serial or Registration No.	Country	Issue or Filing Date	Mark

Exhibit B
to Security Agreement

Form of Grant of Security Interest
in United States Copyrights

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Credit Party Name], a [Credit Party Description] (the “Grantor”), having its chief executive office at [Credit Party Address], hereby grants to JPMorgan Chase Bank, N.A., as Collateral Agent, (the “Grantee”), with offices at 1111 Fannin, 10th Floor, Houston, Texas, a security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether presently existing or hereafter arising or acquired:

(i)           the United States and foreign copyrights and any renewals thereof, including each Copyright listed on Schedule A hereto;

(ii)           all other United States and foreign copyrights and any renewals thereof;

(iii)           each copyright license, including each Copyright License listed on Schedule A hereto;

(iv)           all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental, derivative or collective work registrations and pending applications for registrations in the United States Copyright Office;

(v)           all computer programs, web pages, computer data bases and computer program flow diagrams, including all source codes and object codes related to any or all of the foregoing;

(vi)           all tangible property embodying or incorporating any or all of the foregoing; and

(vii)           all products, proceeds and related accounts of the foregoing, including any claim by the Grantor against third parties for past, present or future infringement of any copyright or any copyright licensed under any copyright license, whether registered or not.

THIS GRANT is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement among the Grantor, the Grantee and certain other parties dated as of July __, 2008 as amended, modified or supplemented from time to time (the “Security Agreement”).

THIS GRANT has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement.  The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the _____ day of _____________, 20__.

[CREDIT PARTY NAME], as Grantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent, as Grantee

By:
Name:
Title:

STATE OF _______________

________ OF _____________

The foregoing instrument was acknowledged before me this ____ day of __________, 20__ by _________________________ as _________________________ of [CREDIT PARTY NAME], a [CREDIT PARTY DESCRIPTION], on behalf of [CREDIT PARTY NAME].

My commission expires:

Notarial Seal

Notary Public

2

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Serial No. or Registration No.	Country	Issue or Filing Date	Description

Exhibit C
to Security Agreement

Form of Deposit Account Control Agreement

[Bank Name] (together with its successors and assigns, the “Bank”) maintains the deposit accounts used by or on behalf of [Credit Party Name], a [Credit Party Description] (together with its successors and permitted assigns, the “Credit Party”) listed on Schedule I hereto and any other deposit accounts (each a “Deposit Account” and, collectively, the “Deposit Accounts”) at any time established or maintained at the Bank by or for the benefit of the Credit Party or to which any funds of the Credit Party are at any time remitted or deposited, but excluding (A) any deposit accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Credit Party to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Credit Party and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Credit Party and (B) any segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts, payroll accounts and trust accounts.

The Credit Party and JPMorgan Chase Bank, N.A. (together with its successor or successors in such capacity, the “Collateral Agent”) have entered into a Security Agreement dated as of  July __, 2008 (as the same may be amended, supplemented or modified from time to time, the “Security Agreement”), under which the Credit Party will grant a security interest in favor of the Collateral Agent in all right, title and interest of the Credit Party in, to and under:  (i) the Deposit Accounts; (ii) all checks, money orders, drafts, instruments, electronic funds transfers and other items and forms of remittance and all funds and other amounts at any time paid, deposited or credited (whether for collection, provisionally or otherwise), held or otherwise in the possession or under the control of, or in transit to, the Bank or any agent or custodian thereof for credit to or to be deposited in any Deposit Account; (iii) all funds and cash balances or other amounts in or attributable to any Deposit Account; and (iv) any and all proceeds of any of the foregoing (the Deposit Accounts and all of such other items of collateral being herein referred to collectively as the “Deposit Account Collateral”) to secure the payment and performance of the Finance Obligations (as defined in the Security Agreement).  Capitalized terms defined or used in the Security Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The Credit Party desires that the Bank enter into this Deposit Account Control Agreement (as amended, supplemented or modified from time to time, this “Agreement”) to perfect the security interest of the Collateral Agent in the Deposit Account Collateral, to vest in the Collateral Agent control of the Deposit Accounts and to provide for the rights of the parties under this Agreement.

Accordingly, the parties hereto agree as follows:

Section 1.         Control by the Collateral Agent.  (a)  Notwithstanding any other term or provision of this Agreement or any other agreement between the Bank and the Credit Party or otherwise, the Bank is hereby authorized and directed by the Credit Party to, and the Bank agrees that, until the payment in full of all Finance Obligations and until (i) there is no Commitment by any Secured Party to make further advances, incur obligations or otherwise give value or, if sooner, (ii) the termination of this Agreement in accordance with the terms hereof, the Bank will comply with instructions (within the meaning of Section 8-102(a)(12) of the UCC) originated by the Collateral Agent directing the disposition of funds from time to time in any Deposit Account or as to any other matters relating to any Deposit Account or any of the other Deposit Account Collateral without further consent by the Credit Party (which instructions may include the giving of stop payment orders for any items being presented to a Deposit Account for payment).  The Bank is hereby irrevocably authorized by the Credit Party to change the designation of the customer on any Deposit Account to the Collateral Agent upon the request of the Collateral Agent, and the Bank shall so change the customer designation promptly upon such request by the Collateral Agent.

(b)           In addition, effective upon the receipt by the Bank of written notice from the Collateral Agent that the Collateral Agent is exercising exclusive control over the Deposit Accounts (such notice being referred to as a “Notice of Exclusive Control”), the Bank shall not permit the Credit Party or any of its Affiliates to withdraw any amounts from, to draw upon or to otherwise exercise any authority or powers with respect to the Deposit Accounts and all Deposit Account Collateral related thereto, and the Bank shall not at any such time honor any instructions of the Credit Party or any of its Affiliates with respect to the Deposit Accounts, other than those approved in writing by the Collateral Agent or a court of competent jurisdiction, until such notice is rescinded by the Collateral Agent.  Until the receipt by the Bank of a Notice of Exclusive Control, the Credit Party shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts.

(c)           Upon receipt of notice from the Collateral Agent from time to time, the Bank shall transfer collected funds from the Deposit Accounts, at the Credit Party’s cost and expense, by wire transfer or by the ACH method (or other means acceptable to the Collateral Agent) solely to the Collateral Agent or its order.

Section 2.         Maintenance of Deposit Accounts.  In addition to, and not in lieu of, the obligations of the Bank to honor instructions of the Collateral Agent, etc. as agreed in Section 1 hereof, the Bank agrees to maintain the Deposit Accounts as follows:

(a)           Maintenance of Deposit Accounts Generally.  The Bank shall follow its usual operational procedures for the handling of any checks, money orders, drafts, instruments, electronic funds transfers or other forms of remittance and all funds of the Credit Party received in or for credit or deposit to a Deposit Account and shall maintain a record of all such Deposit Account Collateral.

(b)           Interest.  Until such time as the Bank receives a Notice of Exclusive Control delivered by the Collateral Agent in accordance with Section 1(b) above, the Credit Party may direct the Bank with respect to the retention and/or distribution of interest and other payments on Deposit Account Collateral deposited in or credited to the Deposit Accounts.

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(c)           Statements and Confirmations.  Copies of all statements of account, reports, deposit tickets, deposited items, debit and credit advices and records and communications concerning the Deposit Accounts and/or any Deposit Account Collateral deposited therein or credited thereto shall be sent by the Bank to each of the Credit Party and the Collateral Agent at their respective addresses referred to in Section 6 below.

(d)           Tax Reporting.  All items of income, gain, expense and loss recognized in the Deposit Accounts shall be reported to the Internal Revenue Service and all state and local taxation authorities under the name and taxpayer identification number of the Credit Party.

(e)           Notices of Adverse Claims.  Upon receipt of notice of any lien, charge or other adverse claim against any Deposit Account Collateral (including any writ, garnishment, judgment, warrant of attachment, execution or similar process), the Bank will promptly notify the Collateral Agent and the Credit Party thereof.

Section 3.         No Liability of Bank.  This Agreement shall not subject the Bank to any obligation or liability except as expressly set forth herein.  In particular, the Bank shall have no duty to investigate whether the obligations of the Credit Party to the Collateral Agent or any other Secured Party are in default or whether the Collateral Agent is entitled under the Security Agreement or otherwise to give any instructions or Notice of Exclusive Control.  The Bank is fully entitled to rely upon such instructions as it believes in good faith to have originated from the Collateral Agent (even if such instructions are contrary to or inconsistent with any instructions or demands given by the Credit Party).

Section 4.         Subordination of Lien; Waiver of Set-Off.  If the Bank has or subsequently obtains by agreement, operation of law or otherwise a security interest or other Lien in any Deposit Account or any Deposit Account Collateral deposited therein or credited thereto, the Bank hereby agrees that such security interest or other Lien shall be subordinate to the security interest of the Collateral Agent.  The Deposit Account Collateral will not be subject to deduction, set-off, banker’s lien or any other right in favor of any other Person other than the Collateral Agent, except that the Bank may set off (i) all amounts due to the Bank in respect of its customary fees and expenses for the Deposit Accounts, (ii) the amount of any checks, automated clearinghouse transfers or other forms of remittance that have been credited to any Deposit Account and subsequently returned unpaid and (iii) any overdrafts arising as a result thereof.

Section 5.          Representations, Warranties and Covenants of the Bank.  The Bank hereby represents, warrants and covenants that:

(a)           The Bank has established the Deposit Accounts in the name of the Credit Party.  Except as provided in the foregoing sentence, the Bank shall not change the name or account number of any Deposit Account without the prior written consent of the Collateral Agent.

(b)           Each Deposit Account is a “deposit account” as defined in the UCC.

(c)           Except for the claims and interest of the Collateral Agent and of the Credit Party in the Deposit Account Collateral, the Bank does not know of any claim to, interest in or adverse claim to, any Deposit Account or any Deposit Account Collateral deposited therein or credited thereto.

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(d)           There are no other agreements entered into between the Bank and the Credit Party with respect to any Deposit Account or any Deposit Account Collateral deposited therein or credited thereto, and the Bank has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to any Deposit Account and/or any Deposit Account Collateral deposited therein or credited thereto pursuant to which it has agreed or will agree to comply with instructions originated by such other Person as to the disposition of funds in or from the Deposit Accounts or with respect to any other dealings with any of the Deposit Account Collateral.

(e)           The Bank will not agree that any Person other than the Credit Party or the Collateral Agent is the Bank’s customer with respect to any Deposit Account.

(f)           This Agreement constitutes a valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms.

(g)           The Bank acknowledges that it holds and will hold possession of the Deposit Account Collateral consisting of instruments and money as bailee for the Collateral Agent and for the benefit of the Collateral Agent and the Secured Parties.

Section 6.          Notices.  All notices, requests or other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party:

(i)	in the case of the Collateral Agent, at:

JPMorgan Chase Bank, N.A.
1111 Fannin, 10th Floor
Houston, Texas 77002
Attn: Denise Ramon
Telecopy: (713) 750-2938

(ii)	in the case of the Credit Party, at:

BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, FL 33414
Attn: Thomas P. McCaffrey
Telecopy: (561) 791-3966

and

(iii)	in the case of the Bank, at:

[Bank Notice Address].

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Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this paragraph and electronic confirmation of receipt is received, (ii) if given by mail, 48 hours after such communication is deposited, certified mail, return receipt requested, in the mails with appropriate first class postage prepaid, addressed as aforesaid, or (iii) if given by other means, when delivered at the address specified in this paragraph.  Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this paragraph.

Section 7.         Indemnification of the Bank.  (a)  The Credit Party agrees that (i) the Bank is released from any and all liabilities to the Credit Party arising from the terms of this Agreement and the compliance by the Bank with the terms hereof, except to the extent that such liabilities arise from the Bank’s bad faith, willful misconduct or gross negligence, (ii) neither the Bank nor the Collateral Agent shall have any liability to the Credit Party for wrongful dishonor of any items as a result of any instructions of the Collateral Agent and (iii) the Credit Party, its successors and permitted assigns shall at all times indemnify the Bank, its affiliates and the respective directors, officers, trustees, agents and employees of the foregoing (each an “Indemnified Person”) and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by, imposed on or asserted against such Indemnitee in connection with any investigation or administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the maintenance, delivery, control, acceptance, possession, return or other disposition of any Deposit Account or any Deposit Account Collateral on deposit therein or credited thereto, the violation of the laws of any country, state or other governmental body or unit, or any tort or contract claim; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order.

(b)           In the event that the funds in the Deposit Accounts are insufficient to reimburse the Bank for amounts it is entitled to recover against the Deposit Accounts in accordance with Section 4 above, the Collateral Agent shall reimburse the Bank for the face amount of any checks, automated clearinghouse transfers or other forms of remittance that were deposited in the Collection Account and returned unpaid and/or such fees and expenses, in each case to the extent that (i) in the case of a check, automated clearing house transfer or other form of remittance returned unpaid, the Collateral Agent received final payment in respect thereof and the Collateral Agent has received notice from the Bank of failure of the Credit Party to pay the Bank prior to the date that is 60 days after such check, automated clearinghouse transfer or other from of remittance is deposited with the Bank and (ii) in the case of such fees and expenses, the Collateral Agent has received written demand from the Bank for payment for such fees and expenses prior to the date that is 30 days after the date such fees were due and payable to the Bank.

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Section 8.         Conflicts with Other Agreements.  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement (including any other agreement between the Bank and the Credit Party with respect to the Deposit Accounts) now existing or hereafter entered into, the terms of this Agreement shall control.

Section 9.          Amendments and Waivers.  Any provision of this Agreement may be amended, modified or waived if, but only if, such amendment or waiver is in writing and is signed by the Credit Party, the Collateral Agent and the Bank.

Section 10.        Successors and Assigns.  This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors and permitted assigns.  In the event of an assignment of all or any of the Finance Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.

Section 11.        Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, except as otherwise required by mandatory provisions of Law.  Notwithstanding any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Bank’s “jurisdiction” within the meaning of Section 9-304 of the UCC.

Section 12.        Severability.  (a)  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.

(b)           If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by Law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 13.        Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when the Collateral Agent shall receive counterparts hereof executed by itself, the Bank and the Credit Party.  Delivery of an executed counterpart of this Agreement by facsimile shall have the same force and effect as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile shall also deliver an original executed counterpart, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

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Section 14.        Termination.  Except as hereinafter set forth, the obligations of the Bank to the Collateral Agent pursuant to this Agreement shall continue in effect until the Security Interests of the Collateral Agent in the Deposit Accounts have been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Bank of such termination in writing.  The Collateral Agent agrees to provide such notice of termination upon the request of the Credit Party on or after the termination of the Collateral Agent’s Security Interest in the Deposit Accounts pursuant to the terms of the Security Agreement.  The Bank may terminate this Agreement only upon 30 days’ notice to the Collateral Agent, by canceling the Deposit Accounts and transferring all funds, if any, deposited in or credited to the Deposit Accounts to another deposit account with another bank to be designated by the Collateral Agent or otherwise to the order of the Collateral Agent.  After any such termination, the Bank shall nonetheless be obligated promptly to transfer to such other bank anything from time to time received in or for credit to the Deposit Account.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CREDIT PARTY:	[CREDIT PARTY NAME]

By: ________________________________________
Name:
Title:

[Address]
Attention:
Telephone:
Telecopier:

COLLATERAL AGENT:	JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

By: ________________________________________
Name:
Title:

[Address]
Attention:
Telephone:
Telecopier:

DEPOSITARY BANK:	[DEPOSITARY BANK NAME]

By: ________________________________________
Name:
Title:

[Address]
Attention:
Telephone:
Telecopier:

8

Exhibit D
to Security Agreement

Form of Landlord’s Waiver and Consent

LANDLORD’S WAIVER AND CONSENT dated as of ______________, _____, made by [LANDLORD NAME] (the “Landlord”), for the benefit of JPMORGAN CHASE BANK, N.A., as Collateral Agent (the “Collateral Agent”), for the Secured Parties (the “Secured Parties”) referred to in the Security Agreement dated as of July __, 2008 among the Credit Parties from time to time party thereto and the Collateral Agent.

The Secured Parties have extended or agreed to extend certain loans and to make certain other extensions of credit to the Company (as defined in the Credit Agreement), to be guaranteed in certain circumstances by the Subsidiary Guarantors (as defined in the Credit Agreement) and secured in whole or in part pursuant to one or more agreements, instruments and other documents (collectively, the “Security Agreements”) granting security interests in and liens on, among other things, all presently owned and hereafter acquired personal property (collectively, the “Collateral”) of the Company and the Subsidiary Guarantors (referred to herein collectively as the “Debtors” and individually as a “Debtor”).

Any or all of the Collateral is or may be installed or kept at the premises owned by the Landlord and leased to a Debtor known as [LEASED PROPERTY ADDRESS] and located in [CITY OR COUNTY, STATE], as more particularly described in Exhibit A attached hereto and made a part hereof (the “Premises”).

In order to induce the Secured Parties to make the loans and to extend other financial accommodations to the Company described in the Credit Agreement, the Landlord has agreed to execute and deliver this Agreement in favor of the Collateral Agent on behalf of the Secured Parties.

NOW THEREFORE, the Landlord, for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agrees as follows:

1.           The Landlord (i) consents to the installation or location of the Collateral in or on the Premises, (ii) agrees that any right, claim, title, interest or lien in respect of any of the Collateral (including, without limitation, any right of distrait, levy, execution or sale) that the Landlord may have or acquire for any reason or in any manner (including by reason of the Collateral being installed in or on, attached to or located in or on the Premises, or otherwise), whether arising under any agreement, instrument or Law now or hereafter in effect, is hereby made fully subordinate, subject and inferior to every right, claim, title, interest and lien in respect of the Collateral in favor of the Collateral Agent and the Secured Parties or any of them to the full extent that the same secures or may hereafter secure any and all obligations and indebtedness of every kind, now existing or hereafter arising, of the Debtors, or any of them, to the Secured Parties, and (iii) further agrees that the Collateral is and will remain personal property and will not become part of the Premises.

2.           The Landlord hereby agrees that so long as this Agreement is in effect, the Landlord shall not exercise or attempt to exercise any right, assert any claim, title or interest in or lien upon, or take any action or institute any proceedings with respect to, the Collateral.  The Landlord agrees to use all reasonable efforts to give the Collateral Agent written notice of any event which, with or without the giving of notice or passage of time or both, could result in the creation of the right of the Landlord to terminate any lease (“Lease”) covering all or any part of the Premises or to accelerate any rent due thereunder.  The Landlord, simultaneously with the giving by the Landlord of any notice of default to the then tenant under a Lease, shall send by registered or certified mail, return receipt requested, or by a reputable overnight courier, to the Collateral Agent a photostat or xerox copy of such notice of default.  In addition, the Landlord shall send by registered or certified mail, return receipt requested, or by a reputable overnight courier, to the Collateral Agent a copy of any notice received by the Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which the Landlord is a party which may affect the Debtor’s rights in, or possession, the Premises.

3.           The Collateral Agent and/or the Secured Parties and their agents, representatives and designees may, at any time and from time to time  upon reasonable prior notice to the Landlord (which may be oral), enter the Premises without the consent of the Landlord and remove and take possession of the Collateral free of any right, claim, title, interest or lien of the Landlord; provided the Secured Parties restore any parts of the Premises physically damaged by them in the course of removal to the condition such parts were in prior to such entry and removal of the Collateral (but the foregoing shall not impose any liability upon any Secured Party for any damage by fire or other insurable casualty).  The Landlord agrees that, until expiration or termination of the Collateral Agent’s rights under this Section 3, the Landlord will not remove any Collateral from the Premises or interfere with the Collateral Agent’s actions in removing Collateral from the Premises or otherwise enforcing its security interest in the Collateral or its rights hereunder.  Notwithstanding anything to the contrary in this paragraph, the Collateral Agent shall have no obligation to remove any Collateral from the Premises.

4.           If the Debtor defaults under any Lease, the Collateral Agent shall have the right, but not the obligation, to cure any such default on behalf of the Debtor.  The Collateral Agent shall have the same cure period, if any, given to the Debtor under the Lease for remedying such default or causing it to be remedied, plus (i) in the event of a monetary default, an additional period of 30 days and (ii) in the event of a non-monetary default, an additional period of 90 days after expiration of the cure period contained in the applicable Lease and after the Landlord has served notice of such default on the Collateral Agent.  With respect to non-monetary defaults only, the 90-day additional cure period will be extended for so long as the Collateral Agent’s diligently attempting to cure the default.  No payments made or obligations performed by the Collateral Agent pursuant to this Section 4 shall be deemed to be the Collateral Agent’s assumption of the Debtor’s obligations under any Lease.  The Landlord shall accept performance by the Collateral Agent under the Lease as though the same had been performed by the Debtor.

5.           If the Debtor is involved in any bankruptcy or other insolvency proceeding and the Collateral Agent is not permitted under the Unites States Bankruptcy Code to exercise its remedies under the Credit Agreement and the other Credit Documents, the Collateral Agent will be deemed to have commenced the exercise of its remedies for purposes of any time periods provided in this Agreement if the Collateral Agent notifies the Landlord in writing of its interest to exercise its remedies and thereafter take such steps as are reasonably necessary to obtain the approval of the United States Bankruptcy Court for the Collateral Agent’s exercise of its remedies.

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6.           The Landlord hereby represents and warrants to the Collateral Agent and the Secured Parties that:  (i) the Landlord is the landlord under each Lease, (ii) each Lease is in full force and effect, (iii) there is no defense, offset, claim or counterclaim by the Landlord under any Lease, (iv) no notice of default has been given under or in connection with any Lease which has not been cured, and the Landlord has no knowledge of the occurrence of any other default under or in connection with any Lease and (v) except as disclosed to the Collateral Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

7.           The provisions hereof shall be irrevocable and remain in full force and effect until each Debtor has fully paid and performed all of its obligations to the Secured Parties under and in accordance with the terms of all present and future agreements, instruments and documents evidencing such obligations and all present and future Security Agreements (in each case including any extensions, modifications and renewals thereof or substitutions therefore at any time made), and until all obligations, if any, of the Secured Parties to extend loans, advances, or provide other financial accommodations to the Debtors (including any commitment to lend or issue or confirm or participate in letters of credit) shall be terminated.

8.           This Agreement shall be binding upon the Landlord and its successors and assigns and shall inure to the benefit of the Secured Parties and their respective successors, assigns and designees.  The Landlord agrees to make this Agreement known to any transferee of the Premises and any Person who may have an interest or right in the Premises.  The Landlord acknowledges and agrees that the provisions set forth in this Agreement are, and are intended to be, an inducement and consideration to each Secured Party to make, or to permit to remain outstanding, loans and other extensions of credit to the Debtors, and each Secured Party shall be deemed conclusively to have relied upon such provisions in making, or permitting to remain outstanding, such loans and other extensions of credit, and each Secured Party is made an obligee hereunder and may directly enforce the provisions hereof.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the Landlord has duly executed this Agreement under seal as of the date and year first above written.

ATTEST	[NAME OF LANDLORD]

By: ________________________________________	By: ________________________________________
[NAME], Secretary	Name:
Title:

Attachments:

Schedule A - Description of Premises

4

STATE OF

COUNTY OF

I, __________________, a Notary Public of the aforesaid County and State, do hereby certify that _____________________ personally appeared before me this day and acknowledged that (s)he is the _______________ of [Name of Landlord], a [Description of Landlord] and that by authority duly given and as an act of the corporation, the foregoing instrument was signed in its name by its ___________, and attested by herself/himself as _____________, and sealed with its common corporate seal.

Witness my hand and notarial seal this _____ day of ____________, ____.

[STAMP/SEAL]                                                                           ____________________________

Notary Public

My Commission Expires:

5

Schedule A
to Landlord’s Waiver

Description of Premises

Exhibit E
to Security Agreement

Form of Consent to Assignment
Letter of Credit Proceeds

This CONSENT TO ASSIGNMENT (as amended, modified or supplemented from time to time, this “Consent”) is dated as of _______ __, 20__ and is between [NAME OF LETTER OF CREDIT ISSUER] (the “Issuer”), and JPMORGAN CHASE BANK, N.A., as Collateral Agent (together with its successor or successors in such capacity, the “Collateral Agent”).

The Issuer has issued a standby letter of credit, No. [NUMBER] dated as of [DATE OF ISSUE] in the stated face amount of $[AMOUNT] and having an initial schedule expiration date of [DATE OF EXPIRATION] (as the same may be amended, supplemented, extended or otherwise modified from time to time, the “Letter of Credit”) for the account of [ACCOUNT PARTY] in favor of [NAME OF APPLICABLE CREDIT PARTY] a [DESCRIPTION OF APPLICABLE CREDIT PARTY], (the “Beneficiary”).

Under the terms of the Security Agreement dated as of July __, 2008 (as the same may be amended, modified or supplemented from time to time, the “Security Agreement”) among the Beneficiary, the other Credit Parties from time to time party thereto and the Collateral Agent, and as collateral security for the Finance Obligations referred to therein, the Beneficiary has assigned to the Collateral Agent and granted to the Collateral Agent a security interest in all right, title and interest of the Beneficiary in, to and under (i) the Letter of Credit, (ii) all related “letter-of-credit rights” (as defined in the Uniform Commercial Code) and (ii) all rights of the Beneficiary to payment or performance under the Letter of Credit, whether or not the Beneficiary has demanded or is now or hereafter becomes entitled to demand payment or performance, and all rights of the Beneficiary to demand payment or performance under the Letter of Credit (all of the foregoing being referred to herein as the “LC Collateral”).  Terms used herein without definition which are defined in the Security Agreement have the respective meanings set forth therein.

By executing this Consent to Assignment in the space indicated below, you hereby:

(i)           irrevocably consent to the assignment by the Beneficiary to the Collateral Agent pursuant to the Security Agreement of all of the Beneficiary’s right, title and interest in, to and under the LC Collateral and all Proceeds thereof as collateral security for the Finance Obligations;

(ii)           agree that upon receipt by you at the above address of written notification from the Collateral Agent, unless otherwise notified by the Collateral Agent, you shall pay all disbursements under the Letter of Credit and otherwise transfer all proceeds of the LC Collateral by wire transfer or by ACH method (or other means acceptable to the Collateral Agent) solely to the Collateral Agent’s account, Account No. [ACCOUNT NUMBER], Attn:  [Agency Services], at the Collateral Agent’s office located at 1111 Fannin, 10th Floor, Houston, Texas, ABA No. [ACCOUNT ABA NUMBER] or otherwise to the order of the Collateral Agent;

(iii)           agree that neither the Collateral Agent nor any Secured Party shall be subject to any liability or obligation under the LC Collateral and acknowledge the right of the Collateral Agent on behalf of the Secured Parties or in the name of the Beneficiary, to demand payment or performance under the Letter of Credit; and

(iv)           acknowledge the right of the Collateral Agent, following the occurrence of an Event of Default, to exercise its rights under the Security Agreement as a secured creditor and collateral assignee of the LC Collateral and to make all demands, give all notices, take all notices and exercise all rights of the Beneficiary under the LC Collateral.

This letter agreement shall be terminable upon joint delivery of notice by the Beneficiary and the Collateral Agent to you.

By signing this letter, you hereby consent and agree to the foregoing, and agree that you will not exercise any right of setoff or any similar right in connection with the LC Collateral.

If the foregoing is acceptable to you, please execute the enclosed copy of this letter and return it to the Beneficiary in the enclosed stamped, self-addressed envelope.

[NAME OF APPLICABLE CREDIT PARTY]

By: ________________________________________
Name:
Title:

Consented and Agreed as of

this _____ day of _____, ___

[NAME OF ISSUING LENDER]

By: ________________________________________
Name:
Title:

2

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

By: ________________________________________
Name:
Title:

3

Exhibit F

BE AEROSPACE, INC.

PERFECTION CERTIFICATE

We, _____________, the chief executive officer, and _____________, the chief legal officer, of BE Aerospace, Inc., a Delaware corporation (the “Company”), hereby certify with reference to the Security Agreement dated as of July 28, 2008 among BE Aerospace, Inc., a Delaware corporation, the other Credit Parties referred to therein and JPMorgan Chase Bank, N.A., as Collateral Agent (the “Collateral Agent”) (terms defined therein being used herein as therein defined) to the Collateral Agent and the Secured Parties as follows:

1.           Names.

(a)  The exact corporate, limited liability company or partnership name of the Company as it appears in its certificate of incorporation, certificate of formation, partnership agreement or certificate of limited partnership, as applicable, is BE Aerospace, Inc.

(b)           [Listed on Schedule 1(b) hereto (in chronological order) is each other corporate, limited liability company or partnership name the Company has had since its organization, together with the date of the relevant change.]  [Since its organization, the Company has had no other corporate, limited liability company or partnership name.]

(c)           [Listed on Schedule 1(c) hereto are all other names (including trade names or similar appellations) used by the Company or any of its divisions, sectors or other business units at any time during the past five years.]  [Neither the Company nor any of its divisions, sectors or other business units has used any other names (including trade names or similar appellations) at any time during the past five years.]

(d)           [Except as set forth on Schedule 1(d) hereto, the] [The] Company has not changed its identity or corporate, limited liability company or partnership structure in any way within the past five years.

2.           Business Locations/Jurisdiction of Organization.

(a)           The Company’s jurisdiction of organization, organization number and taxpayer identification number are _____________, _____________ and _____________, respectively.

(b)           The Company is a “registered organization” within the meaning of the UCC.

(c)           The Company’s chief executive office is located at the address shown on Schedule 2(c) hereto.

3.           Locations and Other Information Regarding Collateral.

(a)           [Listed on Schedule 3(a) hereto is each address where any of the Company’s Equipment, Inventory, Instruments, securities certificates (as defined in the UCC), Documents, books or records relating to Accounts or other tangible Collateral are located.]

(b)           [No Person other than the Company has possession of any of the Company’s Equipment, Inventory, Instruments, securities certificates (as defined in the UCC), Documents, books and records relating to Accounts or other tangible Collateral.]  [Listed on Schedule 3(b) hereto is the name and address of each Person other than the Company which has possession of any of the Company’s Equipment, Inventory, Instruments, securities certificates (as defined in the UCC), Documents, books and records relating to Accounts or other tangible Collateral.]

(c)           [None of the Company’s Collateral is or has at any time been covered by a certificate of title.]  [Schedule 3(c) hereto lists each item of Collateral of the Company that is or has at any time been covered by a certificate of title, together with the jurisdiction which issued such certificate.  Attached as a part of such Schedule 3(c) are all certificates of title, applications for title or similar evidence of ownership of such Collateral.]

(d)           [The Company has no interests in unextracted minerals or the like (including oil and gas), assets consisting of timber to be cut or equipment used in farming operations, farm products, grain or crops growing or to be grown.]  [ Listed on Schedule 3(d) hereto is (i) the location of each wellhead or minehead with respect to which the Company has an interest in unextracted minerals or the like (including oil and gas), (ii) the location of all assets of the Company consisting of timber to be cut and (iii) the location of any equipment used in farming operations, farm products, grain or crops growing or to be grown.]

(e)           [The Company holds no securities.]  [Listed on Schedule 3(e) hereto is the name and jurisdiction of organization of each company with respect to which the Company holds securities.]

(f)           [The Company holds no partnership interests, limited liability company membership interests or other equity interests not constituting securities (as defined in the UCC).]  [Listed on Schedule 3(f) hereto is the name of each company with respect to which the Company holds partnership interests, limited liability company membership interests or other equity interests not constituting securities (as defined in the UCC).]

(g)           [The Company maintains no Securities Accounts.]  [Listed on Schedule 3(g) hereto is the Securities Intermediary and account number of each Securities Account maintained by the Company, together with a description of all securities entitlements (as defined in the UCC) and other financial assets (as defined in the UCC) on deposit therein or credited thereto.]

(h)           Listed Schedule 3(h) hereto, is the bank or other financial institution and account number of each Deposit Account or other bank account maintained by the Company, together with a description of the purpose for which each such account is used.

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(i)           [The approximate dollar value of all Inventory of the Company consigned to third parties at any time is $_____________.]  [The Company has no Inventory consigned to third parties.]

(j)           The approximate dollar value of all tangible Collateral located in the following States is:

Alabama:	$ [1]
Florida:	$ [2]
Tennessee:	$ [3]

(k)           [Listed on Schedule 3(k) hereto (by county) is the approximate dollar value of all Inventory of the Company located outside of the United States of America at any time.]  [The Company has no Inventory located outside of the United States of America.]

(l)           [Listed on Schedule 3(l) hereto are all of the commercial tort claims in favor of the Company, including the identity of each Person party or potentially party to each such claim, the approximate dollar value of each such claim, the nature of the events or circumstances giving rise to each such claim, the date each such claim arose and the history and status of any related court proceedings and/or settlement negotiations.]  [There are no commercial tort claims in favor of the Company.]

4.           Unusual Transactions.  [Except as set forth on Schedule 4 hereto, no]  [No] unusual transactions have occurred in the past five years, all Accounts have been originated by the Company and all Inventory or Equipment has been acquired by the Company in the ordinary course of business from a dealer in goods of that type.

5.           Patents, Trademarks and Copyrights.  [The Company owns no, and has not applied for any, Patents, Trademarks or Copyrights and is not a party to any Licenses.]  [Listed on Schedule 5 hereto is each Patent, Trademark and Copyright owned or applied for by the Company and each License to which the Company is a party.]

6.           Existing Liens.  As of the date hereof, there are no (i) Uniform Commercial Code financing statements naming the Company as debtor or seller and covering any of the Collateral, (ii) notices of the filing of any federal tax lien (filed pursuant to section 6323 of the Code) or any lien of the PBGC (filed pursuant to Section 4068 of ERISA) covering any of the Collateral or (iii) judgment liens filed against the Company, except as set forth on the UCC Search Reports attached hereto as Exhibit A.

1 This is only relevant if UCCs covering tangible personal property in Alabama are being filed in the State of Alabama so as to trigger the UCC filing tax in the state.  The value of the tangible Collateral is requested so that filing taxes may be calculated based upon the portion of the overall Collateral located in Alabama rather than the full amount of the credit facility.

2 This is only relevant if the security documents are being delivered in the State of Florida so as to trigger the UCC filing tax in that state.

3 This is only relevant if UCCs covering tangible personal property in Tennessee are being filed in the State of Tennessee so as to trigger the UCC filing tax in the state.  The value of the tangible Collateral is requested so that filing taxes may be calculated based upon the portion of the overall Collateral located in Tennessee rather than the full amount of the credit facility.

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Date: _______________, 2008	BE AEROSPACE, INC.

By: ________________________________________
Name:
Title: [chief executive officer]

By: ________________________________________
Name:
Title: [chief legal officer]

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Exhibit G

Form of Subordination Terms and Conditions of Intercompany Note

EACH PROMISSORY NOTE EVIDENCING AN INTERCOMPANY LOAN OR ADVANCE INCURRED BY THE COMPANY OWING TO ANY SUBSIDIARY OF THE COMPANY SHALL HAVE INCLUDED ON ITS FACE THE FOLLOWING PROVISION AND SHALL HAVE “ANNEX A TO INTERCOMPANY NOTE” ATTACHED THERETO AND MADE A PART THEREOF.

“This Intercompany Note, and the obligations of the Payor hereunder, shall be subordinate and junior in right of payment to all Senior Debt (as defined in Section 1 of Annex A hereto) on the terms and conditions set forth in Annex A hereto.  Annex A hereto is incorporated herein by reference in its entirety and is a part of this Intercompany Note to the same extent as if it had been set forth in its entirety in this Intercompany Note.”

Annex A
to Intercompany Note

Section 1.         Definitions.  Capitalized terms defined in the Credit Agreement dated as of July 28, 2008 (as amended, restated, amended and restated, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise amending, amending and restating or otherwise modifying or restructuring all or any portion of the obligations of the Company under such agreement or any successor agreement, the “Credit Agreement”) among BE Aerospace, Inc. (the “Company”), the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, as the Issuing Lender and as the Swing Line Lender (together with its successor or successors in each such capacity, the “Administrative Agent”, the “Issuing Lender” and the “Swing Line Lender”, respectively), UBS Securities LLC and Credit Suisse Securities (USA) LLC, as Syndication Agents (together with their successor or successors in such capacity, the “Syndication Agents”), and The Royal Bank of Scotland plc and Wells Fargo Bank, N.A., as Documentation Agents (the “Documentation Agents”), and not otherwise defined herein or in the intercompany note to which this Annex A is attached (the “Intercompany Note”)  have, as used in this Annex A, the respective meanings provided for therein.  The following additional terms, as used herein, have the following respective meanings:

“Senior Debt” means the Finance Obligations, including any Finance Obligations the proceeds of which are used to refinance other Finance Obligations, in each case whether now owed or hereafter arising, whether fixed or contingent, whether for principal, premium (if any), interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Credit Party), expenses, indemnifications, reimbursement obligations or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

“Subordinated Debt” means all principal of and interest on all obligations, liabilities and indebtedness of the Payor now or hereafter owing to the Payee or any other holder from time to time of the Intercompany Note under the Intercompany Note or otherwise, whether fixed or contingent and whether for principal, interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Payor, whether or not allowed or allowable as a claim in any such proceeding), fees, expenses, indemnifications, reimbursement obligations, subrogation or contribution claims or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

Section 2.          Subordination by the Payee.  Each of the Payee and each other holder from time to time of the Intercompany Note by its acceptance thereof hereby covenants and agrees that the payment of the Subordinated Debt shall be subordinate and subject in right of payment, to the extent set forth herein, to the prior payment in full in cash of the Senior Debt.  The provisions of this Annex A shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of the Senior Debt.  The holders of the Senior Debt are hereby made obligees hereunder with the same force and effect as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 3.           Priority and Payment Over in Certain Events.

(a)           Priority and Payment Over Upon Insolvency and Dissolution.  In the event of (x) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith relative to the Payor or its creditors, as such, or to its assets, or (y) any liquidation, dissolution or other winding up of the Payor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (z) any assignment for the benefit of creditors or other marshaling of assets and liabilities of the Payor, then and in any such event:

(i)           the holders of the Senior Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt before the Payee shall be entitled to receive and retain any direct or indirect payment on account of the principal, interest or other amounts due or to become due on the Subordinated Debt, including, without limitation, by exercise of any right of set off and any payment which might be payable or deliverable by reason of any other indebtedness being subordinated in right of payment to the Subordinated Debt; and

(ii)           any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Subordinated Debt in any such case, proceeding, dissolution, liquidation or other winding up or event, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Payor which is subordinated to the payment of the Subordinated Debt, shall be paid by the Payor or by the trustee in bankruptcy, debtor-in-possession, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Payor directly to the Administrative Agent to the extent necessary to pay all Senior Debt in full in cash after giving effect to any concurrent payment or distribution to or for the benefit of the holders of the Senior Debt.

The consolidation of the Payor with, or the merger of the Payor into, another Person or the liquidation or dissolution of the Payor following the conveyance or transfer of its assets substantially as an entirety to another Person upon terms and conditions permitted under the Credit Agreement shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Payor for purposes of this Section 3(a) if the Person formed by such consolidation or into which the Payor is merged or the Person which acquires by conveyance or transfer such property and assets substantially as an entirety, as the case may be, shall comply with the conditions set forth in the Credit Agreement as a prerequisite for such consolidation, merger, conveyance or transfer.

(b)           Payment on Subordinated Debt Suspended When Senior Debt is in Default.  In the event and during the continuation of any Default or Event of Default under the Credit Agreement or under any other agreement or instrument evidencing or securing any Senior Debt, then unless and until such Default or Event of Default shall have been cured or waived or shall have ceased to exist and any resulting acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such Default or Event of Default, then no direct or indirect payment, including any payment which may be payable by reason of the payment of any other indebtedness of the Company which is subordinated to the payment of the Subordinated Debt) shall be made by or on behalf of the Payor on account of the principal of or interest on the Subordinated Debt or on account of the purchase or other acquisition by it of the Subordinated Debt.  The provisions of this Section 3(b) shall not apply to any payment with respect to which Section 3(a) would be applicable.

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(c)           Rights and Obligations of the Payees.  If, notwithstanding the foregoing provisions of this Section 3, any Payee or other holder of the Subordinated Debt shall have received any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Payor which is subordinated to the payment of the Subordinated Debt, before all amounts due or to become due on or in respect of all Senior Debt have been irrevocably paid in full in cash, then and in such event such payment or distribution shall be received in trust for the creditors and other holders of the Senior Debt and shall be forthwith paid over or delivered by the Payee or other holder of the Subordinated Debt receiving the same directly to the Administrative Agent or, to the extent legally required, to the trustee in bankruptcy, debtor-in-possession, receiver, liquidating trustee, custodian, assignee, agent or other Person making such payment or distribution of assets of the Payor, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to or for the benefit of the holders of the Senior Debt.

Section 4.         Rights of the Creditors Not to be Impaired.  No right of the Administrative Agent or any other creditor or any other present or future holder of the Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by the Administrative Agent or any other such creditor or other holder of the Senior Debt or by any noncompliance by any Payee with the terms and provisions and covenants herein regardless of any knowledge thereof the Administrative Agent or any other such creditor or other holder may have or otherwise be charged with.  The holders of the Senior Debt may, without in any way affecting the obligations of the Payee or any other holder of the Subordinated Debt with respect thereto, at any time or from time to time in their absolute discretion, change the manner, place or terms or payment of, change or extend the time or payment of or renew or alter any Senior Debt, or amend, supplement or modify any agreement or instrument governing or evidencing such Senior Debt or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Debt including, without limitation, the waiver of any Default or Event of Default thereunder and the release of any collateral securing such Senior Debt, all without notice to or assent from the Payee or any other holder of the Subordinated Debt, upon the terms and conditions set forth in the agreements governing the Senior Debt.  The provisions of this Annex A are intended to be for the benefit of the creditors and each other holder of the Senior Debt and shall be enforceable directly by the Administrative Agent and any Lenders, as applicable, or any other present or future holder or holders of the Senior Debt.

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Section 5.         Restriction on Assignment of Subordinated Debt.  The Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof agrees not to sell, assign or transfer all or any part of the Subordinated Debt while any Senior Debt remains unpaid unless such sale, assignment or transfer is made expressly subject to the provisions of this Annex A.  The Payee represents that no other subordination of the Subordinated Debt is in existence on the date hereof, and the Payee agrees that the Subordinated Debt will not be subordinated to any indebtedness other than the Senior Debt.

Section 6.         Reliance on Subordination.  The Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof consents and agrees that all Senior Debt shall be deemed to have been made or incurred at the request of the Payee and all other holders from time to time of the Subordinated Debt and in reliance upon the subordination of the Subordinated Debt pursuant to this Annex A.

Section 7.         Actions Against the Payor; Exercise of Remedies.  Neither the Payee nor any other holder of the Subordinated Debt will (i) commence (unless the Administrative Agent or other holders of the Senior Debt shall have commenced) any action or proceeding against the Payor to recover all or any part of the Subordinated Debt or (ii) join with any creditor (unless the Administrative Agent or other holders of the Senior Debt shall also join) in bringing any proceeding against the Payor under the United States Bankruptcy Code or any other state, federal or foreign insolvency statute unless and until, in each case, the Senior Debt shall have been irrevocably paid in full in cash.  Neither the Payee nor any other holder of the Subordinated Debt will ask, demand, sue for, take or receive from the Payor, directly or indirectly, in cash, property or securities or by set off or in any other manner (including, without limitation, from or by way of attachment or seizure of or foreclosure upon any property or assets of the Payor which may now or hereafter constitute collateral for any Subordinated Debt), payment of all or any part of the Subordinated Debt if an Event of Default shall have occurred and be continuing under the Credit Agreement or under any other agreement or instrument evidencing or securing the Senior Debt unless and until all Senior Debt shall have been irrevocably paid in full in cash or the benefits of this sentence waived by or on behalf of the creditors or the other holder or holders of the Senior Debt.

Section 8.         Subrogation.  The Payee or other holder from time to time of the Subordinated Debt shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Payor applicable to the Senior Debt until all amounts owing on the Subordinated Debt have been paid in full; provided that neither the Payee nor any other holder of the Subordinated Debt shall enforce any payment by way of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code or otherwise) until the Commitments have been terminated and the principal of and interest on the Loans and all other amounts payable under or with respect to the Senior Debt have been irrevocably paid in full in cash.  For the purposes of the rights of subrogation set forth in this Section 8, no payments or distributions to any creditor or other holder or holders of the Senior Debt of any cash, property or securities to which the Payee or other holder or holders of the Subordinated Debt would be entitled but for the provisions of this Annex A, and no payments over pursuant to the provisions of this Annex A to any creditor or other holder or holders of the Senior Debt by the Payee or other holder or holders of the Subordinated Debt,  shall, as among the Payor, its creditors (other than any other holder or holders of the Senior Debt) and the Payee and other holder or holders of the Subordinated Debt, be deemed to be a payment or distribution by the Payor to or on account of the Senior Debt, it being understood that the provisions of this Annex A are solely for the purpose of defining the relative rights of the Creditors or any other holder or holders of the Senior Debt and the Payee and any other holder or holders of the Subordinated Debt.

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Section 9.         Waiver of UCC Provisions.  If any applicable provisions of the Uniform Commercial Code as in effect in the State of New York or any other relevant jurisdiction (the “UCC”) requires the Administrative Agent, the Collateral Agent or any other holder of the Senior Debt or any representative thereof to notify the Payee or other holder of the Subordinated Debt that the Administrative Agent, the Collateral Agent or such other holder or representative thereof will foreclose or otherwise realize upon any collateral or other property provided to secure the Senior Debt, whether pursuant to Article 5 of the UCC or otherwise, the Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof hereby waives, to the extent permitted by applicable law, all such required notice(s) and, to the extent such requirement of notice may not be waived under applicable law, agrees that two Business Days’ written notice of any such foreclosure or other realization shall be commercially reasonable.  The Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof further waives, to the extent permitted by applicable law, any and all rights it may have to require the Administrative Agent, the Collateral Agent or any other holder of the Senior Debt or representative thereof to marshal any collateral or other property provided as security for the Senior Debt and any and all other rights and remedies now or hereafter available to the Payee or such other holder of the Subordinated Debt under Section 9-504 of the UCC.  The Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof agrees that the Administrative Agent, the Collateral Agent and any other holder of the Senior Debt or representative thereof may sell inventory that constitutes collateral or other security for any Senior Debt pursuant to a repurchase agreement, that such sale shall not be deemed a transfer subject to Section 9-504(5) of the UCC or any similar provisions of any other applicable law (such provisions, to the extent otherwise applicable to such sale, being hereby waived), and that the repurchase of inventory by a seller under a repurchase agreement shall be a commercially reasonable method of disposition.

Section 10.       Proofs of Claim.  The Payee and each other holder from time to time of Subordinated Debt may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Payee or such other holder allowed in any judicial proceedings relative to the Payor, its creditors or its property.  If the Payor or any other holder from time to time of Subordinated Debt files any claim, proof of claim or similar instrument in any judicial proceeding referred to above and all Senior Debt has not been irrevocably paid in full in cash, the Payor or such other holder shall (i) file such claim, proof of claim or similar instrument on behalf of the Administrative Agent and the other holder or holders of the Senior Debt as such Creditors’ or other holder’s or holders’ interests may appear and (ii) take all such other actions as may be appropriate to ensure that all payments and distributions made in respect of any such proceedings are made to the Administrative Agent, and any other holder or holders of the Senior Debt as its or their interests may appear.

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Any term or provision of this Section 10 to the contrary notwithstanding, if any judicial proceeding referred to above is commenced by or against the Payor, and so long as all Senior Debt has not been irrevocably paid in full in cash:  (i) the Administrative Agent, or any other holder or holders of the Senior Debt or representatives thereof are hereby irrevocably authorized and empowered (in each case, in its own name), but shall have no obligation, to (A) demand, sue for, collect and receive every payment or distribution received in respect of any such proceeding and give acquittance therefor and to file claims and proofs of claims and (B) exercise any voting rights otherwise attributable to the Payee or other holders of the Subordinated Debt in any such proceeding; (ii) the Payee or such other holder or holders of the Subordinated Debt shall duly and promptly take, for the account of the holders of the Senior Debt, such action as the Administrative Agent, or other holder or holders of the Senior Debt or representatives thereof may request to collect all amounts payable by the Payor in respect of the Subordinated Debt and to file the appropriate claims or proofs of claim in respect of the Subordinated Debt; and (iii) the Payee and each other holder of Subordinated Debt shall, at the request of the Administrative Agent or other holder or holders of the Senior Debt or representatives thereof duly and promptly consent to or join in or stipulate its agreement with any action or position which each other holder of the Senior Debt may take in any such judicial proceeding referred to above, including, without limitation, such actions and positions as the holders of Senior Debt may take with respect to requests for relief from the automatic stay, for authority to use cash collateral or to use, sell or lease other property of the estate, for assumption, assignment or rejection of any executory contract and to obtain credit.  The Payee and each other holder from time to time of Subordinated Debt by its acceptance thereof hereby appoints the Administrative Agent, the Collateral Agent, or the other holder or holders of the Senior Debt or representatives thereof as its agent(s) and attorney(s) in fact, all acts of such attorney(s) being hereby ratified and confirmed and such appointment(s), being coupled with an interest, being irrevocable until the Senior Debt is irrevocably paid in full in cash, to exercise the rights and file the claims referred to in this Section 8 and to execute and deliver any documentation necessary for the exercise of such rights or to file such claims.  Notwithstanding anything to the contrary contained herein, neither the Payee nor any other holder of Subordinated Debt shall file any claim or take any action which competes or interferes with the rights and interests of the any other holders of the Senior Debt under the Credit Agreement and other Credit Documents, or any other agreement or instrument evidencing or securing the Senior Debt.  Until the Senior Debt has been irrevocably paid in full in cash, neither the Payee nor any other holder of the Subordinated Debt will (in any proceeding of the type described in Section 2(a)) discharge all or any portion of the obligations of the Payor in respect of the Subordinated Debt, whether by forgiveness, receipt of capital stock, exercise of conversion privileges or otherwise, without the prior written consent of the Administrative Agent, or the holder or holders of the Senior Debt.

Section 11.          Obligation of  the Payor Unconditional.  Nothing contained in this Annex A or in the Intercompany Note is intended to or shall impair, as between the  Payor and the holder of the Intercompany Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder of the Intercompany Note the principal of and interest on the Intercompany Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Intercompany Note and creditors of the Payor other than the holders of the Senior Debt, nor shall anything herein or therein, except as expressly provided, prevent the holder of the Intercompany Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Debt in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy.  Upon any distribution of assets of the Payor referred to in this Annex A, the holder of the Intercompany Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the holder of the Intercompany Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

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Section 12.          Reinstatements in Certain Circumstances.  If, at any time, all or part of any payment with respect to Senior Debt theretofore made by the Payor or any other Person is rescinded or must otherwise be returned by the holders of Senior Debt for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Payor or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

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Exhibit H

Form of Credit Party Accession Agreement

CREDIT PARTY ACCESSION AGREEMENT dated as of [As-of Date] (as amended, modified or supplemented from time to time, this “Agreement”) among [NEW CREDIT PARTY NAME], [New Credit Party Description] (the “New Credit Party”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Collateral Agent for and on behalf of the Lenders referred to below.

BE Aerospace, Inc., a Delaware corporation (the “Company”), has entered into a Credit Agreement dated as of July 28, 2008 (as amended, restated, amended and restated, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise amending, amending and restating or otherwise modifying or restructuring all or any portion of the obligations of the Company under such agreement or any successor agreement, the “Credit Agreement”; the terms defined therein which are not otherwise defined herein being used herein as therein defined) among the Company, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, as Issuing Lender and as Swing Line Lender (together with its successor or successors in each such capacity, the “Administrative Agent”, the “Issuing Lender” and the “Swing Line Lender”, respectively), UBS Securities LLC and Credit Suisse Securities (USA) LLC, as Syndication Agents (together with their successor or successors in such capacity, the “Syndication Agents”), and The Royal Bank of Scotland plc and Wells Fargo Bank, N.A., as Documentation Agents (the “Documentation Agents”).

Certain Lenders and their affiliates at the time (each, a “Hedge Bank”) may from time to time provide forward rate agreements, options, swaps, caps, floors and other derivative contracts (collectively, the “Swap Contracts”) to the Company or one or more of its Subsidiaries.  In addition, certain Lenders or their affiliates at the time (each, a “Cash Management Bank”) may provide treasury management services to, for the benefit of, or otherwise in respect of, the Company and its Subsidiaries (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) under agreements from time to time providing therefor (“Cash Management Agreements”, and together with the Credit Documents and all Swap Contracts, the “Finance Documents”).  The Lenders, the Issuing Lender, the Swing Line Lender, the Administrative Agent, the Syndication Agents, the Documentation Agents, JPMorgan Chase Bank, N.A., as collateral agent (together with its successor or successors in such capacity, the “Collateral Agent”), each co-agent or sub-agent appointed by the Administrative Agent and the Collateral Agent from time to time pursuant to the Credit Agreement or any other Credit Document and each Indemnitee and their respective successors and assigns are herein referred to individually as a “Senior Finance Party” and collectively as the “Senior Finance Parties”, and the Senior Finance Parties, the Hedge Banks, the Cash Management Banks and their respective successors and assigns are herein referred to individually as a “Secured Party” and collectively as the “Secured Parties”.

To induce the Lenders to enter into the Credit Documents, the Hedge Banks to enter into Swap Contracts permitted under the Credit Agreement and the Cash Management Banks to enter into Cash Management Agreements, each of the Subsidiaries of the Company which shall be required to become a party hereto from time to time in accordance with Section 8.10 or 9.15 of the Credit Agreement and Section 5.10 hereof (each a “Guarantor” and, collectively, the “Guarantors”) agree, jointly and severally, to provide a guaranty of all obligations of the Company and the other Credit Parties under and in respect of the Finance Documents.

As a condition precedent to the obligations of the Lenders under the Credit Agreement, the Company and each Guarantor (each a “Credit Party” and, together with the respective successors and permitted assigns of each of the foregoing, the “Credit Parties”) has agreed or will agree to grant a continuing security interest in favor of the Collateral Agent in and to the Collateral to secure the Finance Obligations.

The New Credit Party, was [formed] [acquired] by the Company and is a Wholly-Owned Subsidiary of the Company.  [Describe formation or acquisition transaction, as applicable.]

Subject to certain exceptions set forth therein, Section 8.10 of the Credit Agreement requires the Company to take, and to cause each of its Subsidiaries to take, such actions from time to time as shall be necessary to ensure that Qualified Domestic Assets at all times from and after the Effective Date have a book value at least equal to the Minimum Qualified Domestic Asset Amount.  Section 9.15 of the Credit Agreement provides that the Company will not and will not permit any Subsidiary to, directly or indirectly, incur or assume any guaranty of Indebtedness of any other entity, unless such Subsidiary is already a Credit Party or contemporaneously therewith, effect provision is made to guarantee the Finance Obligations equally and ratably with (or on a senior secured basis to, if applicable) such other Indebtedness for so long as such other Indebtedness is so guaranteed.  A Qualified Domestic Asset Trigger Event under Section 8.10 of the Credit Agreement or an event described in Section 9.15 thereof requires that one or more Subsidiaries become a party to the Guaranty as an additional “Guarantor”, become a party to the Security Agreement as an additional “Credit Party” and become a party to the Pledge Agreement as an additional “Credit Party”.  The Guaranty, the Security Agreement and the Pledge Agreement specify that such additional Subsidiaries may become “Guarantors” under the Guaranty and “Credit Parties” under each of the Security Agreement and the Pledge Agreement by execution and delivery of a counterpart of each such Credit Document.

The New Credit Party has agreed to execute and deliver this Agreement in order to evidence its agreement to become a “Guarantor” under the Guaranty and a “Credit Party” under each of the Security Agreement and the Pledge Agreement.  Accordingly, the parties hereto agree as follows:

Section 1.         Guaranty.  In accordance with Section 5.10 of the Guaranty, the New Credit Party hereby (i) agrees that, by execution and delivery of a counterpart signature page to the Guaranty in the form attached hereto as Exhibit A, the New Credit Party shall become a “Guarantor” under the Guaranty with the same force and effect as if originally named therein as a Guarantor (as defined in the Guaranty), (ii) acknowledges receipt of a copy of and agrees to be obligated and bound as a “Guarantor” by all of the terms and provisions of the Guaranty and (iii) acknowledges and agrees that, from and after the date hereof, each reference in the Guaranty to a “Guarantor” or the “Guarantors” shall be deemed to include the New Credit Party.  The New Credit Party hereby waives acceptance by the Administrative Agent and the Senior Finance Parties of the guarantee by the New Credit Party under the Guaranty upon the execution and delivery by the New Credit Party of the counterpart signature referred to herein.

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Section 2.          Security Agreement.  In accordance with Section 7.10 of the Security Agreement, the New Credit Party hereby (i) agrees that, by execution and delivery of a counterpart signature page to the Security Agreement in the form attached hereto as Exhibit B, the New Credit Party shall become a “Credit Party” under the Security Agreement with the same force and effect as if originally named therein as a Credit Party (as defined in the Security Agreement), (ii) acknowledges receipt of a copy of and agrees to be obligated and bound as a “Credit Party” by all of the terms and provisions of the Security Agreement, (iii) grants to the Collateral Agent for the benefit of the Senior Finance Parties a continuing security interest in the Collateral (as defined in the Security Agreement), in each case to secure the full and punctual payment of the Finance Obligations in accordance with the terms thereof and to secure the performance of all of the obligations of each Credit Party under the Credit Agreement and the other Finance Documents, (iv) represents and warrants that each of Schedules 1.01A, 1.01B, 3.05 and 4.01 to the Security Agreement, as amended, supplemented and modified as set forth on Schedules 1.01A, 1.01B, 3.05 and 4.01 hereto, is complete and accurate with respect to the New Credit Party as of the date hereof after giving effect to the New Credit Party’s accession to the Security Agreement as an additional Credit Party thereunder and (v) acknowledges and agrees that, from and after the date hereof, each reference in the Security Agreement to a “Credit Party” or the “Credit Parties” shall be deemed to include the New Credit Party.

Section 3.           Pledge Agreement.  In accordance with Section 8.10 of the Pledge Agreement, the New Credit Party hereby (i) agrees that, by execution and delivery of a counterpart signature page to the Pledge Agreement in the form attached hereto as Exhibit C, the New Credit Party shall become a “Credit Party” under the Pledge Agreement with the same force and effect as if originally named therein as a Credit Party (as defined in the Pledge Agreement), (ii) acknowledges receipt of a copy of and agrees to be obligated and bound as a “Credit Party” by all of the terms and provisions of the Pledge Agreement, (iii) grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in the Collateral (as defined in the Pledge Agreement), in each case to secure the full and punctual payment of the Finance Obligations in accordance with the terms thereof and to secure the performance of all of the obligations of each Credit Party under the Credit Agreement and the other Finance Documents, (iv) represents and warrants that each of Schedules I, II, III, and IV to the Pledge Agreement, as amended, supplemented and modified as set forth on Schedules I, II, III, and IV hereto, is complete and accurate with respect to the New Credit Party as of the date hereof after giving effect to the New Credit Party’s accession to the Pledge Agreement as an additional Credit Party thereunder and (v) acknowledges and agrees that, from and after the date hereof, each reference in the Pledge Agreement to a “Credit Party” or the “Credit Parties” shall be deemed to include the New Credit Party.

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Section 4.            Representations and Warranties.  The New Credit Party hereby represents and warrants that:

(a)           This Agreement has been duly authorized, executed and delivered by the New Credit Party, and each of this Agreement and the Guaranty, the Security Agreement and the Pledge Agreement, as acceded to hereby by the New Credit Party, constitutes a valid and binding agreement of the New Credit Party, enforceable against the New Credit Party in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Each of the representations and warranties contained in the Credit Agreement, the Guaranty, the Security Agreement, the Pledge Agreement and each of the other Finance Documents is true and correct in all material respects as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof after giving effect to the accession of the New Credit Party as an additional “Guarantor” under the Guaranty and an additional “Credit Party” under each of the Security Agreement and the Pledge Agreement.

(c)           Attached hereto as Exhibit D is a correct and complete Perfection Certificate relating to the New Credit Party and its Collateral.

Section 5.            Effectiveness.  This Agreement and the accession of the New Credit Party to the Guaranty, the Security Agreement and the Pledge Agreement as provided herein shall become effective with respect to the New Credit Party when (i) the Administrative Agent shall have received a counterpart of this Agreement duly executed by the New Credit Party; and (ii) the Administrative Agent and/or the Collateral Agent, as applicable, shall have received duly executed counterpart signature pages to each of the Guaranty, the Security Agreement and the Pledge Agreement as contemplated hereby.

Section 6.            Integration; Confirmation.  On and after the date hereof, each of the Guaranty, the Security Agreement and the Pledge Agreement and the respective Schedules thereto shall be supplemented as expressly set forth herein; all other terms and provisions of each of the Guaranty, the Security Agreement, the Pledge Agreement, the other Finance Documents and the respective Schedules thereto shall continue in full force and effect and unchanged and are hereby confirmed in all respects.

Section 7.            Expenses.  The New Credit Party agrees to pay (i) all out-of-pocket expenses of the Agents, including fees and disbursements of special and local counsel for the Agents, in connection with the preparation, execution and delivery of this Agreement and any document or agreement contemplated hereby and (ii) all taxes which the Collateral Agent or any Secured Party may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes).

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Section 8.             Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

Section 9.              Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may be transmitted and/or signed by facsimile or by “.pdf” or similar electronic means and if so transmitted or signed, shall, subject to requirements of law, have the same force and effect as a manually signed original and shall be binding on the New Credit Party, the Agents and the Secured Parties.  The Administrative Agent may also require that this Agreement be confirmed by a manually signed original hereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[NEW CREDIT PARTY NAME]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Name:
Title:

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Exhibit A

Counterpart to Guaranty

The undersigned hereby executes this counterpart to the Guaranty dated as of _________, 20__ by the Guarantors party thereto from time to time in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, and, as of the date hereof, assumes all of the rights and obligations of a “Guarantor” thereunder.

Date:___________________

[NEW CREDIT PARTY NAME]

By: _________________________________
Name:
Title:

[New Credit Party Notice Address

Exhibit B

Counterpart to Security Agreement

The undersigned hereby executes this counterpart to the Security Agreement dated as of __________, 20__ by the Credit Parties party thereto from time to time in favor of JPMorgan Chase Bank, N.A., as Collateral Agent, and, as of the date hereof, assumes all of the rights and obligations of a “Credit Party” thereunder.

Date:___________________

[NEW CREDIT PARTY NAME]

By: _________________________________
Name:
Title:

[New Credit Party Notice Address

Exhibit C

Counterpart to Pledge Agreement

The undersigned hereby executes this counterpart to the Pledge Agreement dated as of _________, 20__ by Credit Parties party thereto from time to time in favor of JPMorgan Chase Bank, N.A., as Collateral Agent, and, as of the date hereof, assumes all of the rights and obligations of a “Credit Party” thereunder.

Date:___________________

[NEW CREDIT PARTY NAME]

By: _________________________________
Name:
Title:

[New Credit Party Notice Address

Exhibit D

Perfection Certificate

Schedule 1.01A

Claims

Schedule 1.01B

Material Excluded Contracts

Schedule 3.05

Deposit Accounts and Securities Accounts

Deposit Accounts:

Name of Credit Party	Name of Financial Institution	Account Number	Purpose

Securities Accounts:

Name of Credit Party	Name of Financial Institution	Account Number	Purpose

Schedule 4.01

Schedule of Filings to Perfect Security Interests

Name of Debtor	Filing Type	Finance Document	State	Filing Office	Filing Date	File Number
Legal Name of Debtor	UCC-1/UCC-2/UCC-3: General/ILO/Fixture Filing/Assignment/Name Change/Termination	Security Agreement (If doing an ILO/ Assignment/Name Change/Termination put Original File Date and Number here)

Schedule I

List of Pledged Shares

[NEW CREDIT PARTY NAME]

Issuer	Class of Stock	Certificate Number, if Applicable	Par Value	Number of Shares	Percentage of Class Represented By Pledged Shares	Type of Investment Property

Schedule II

List of Pledged Notes

[NEW CREDIT PARTY NAME]

Issuer	Original Principal Amount	Date	Maturity Date	Type of Investment Property

Schedule III

List of Pledged LLC Interests

[NEW CREDIT PARTY NAME]

Issuer	Class of Interest	Certificate Numbers, if Applicable	Percentage of Class Represented by Pledged LLC Interests	Type of Investment Property

Schedule IV

List of Pledged Partnership Interests

[NEW CREDIT PARTY NAME]

Issuer	Class of Interest	Certificate Numbers, if Applicable	Percentage of Class Represented by Pledged Partnership Interests	Type of Investment Property

Exhibit I

GUARANTY

dated as of July __, 2008

among

BE AEROSPACE, INC.,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

TABLE OF CONTENTS*

*	The Table of Contents is not part of the Guaranty.

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Exhibit I

GUARANTY dated as of July __, 2008 (as amended, restated, amended and restated, modified or supplemented from time to time, this “Agreement”) among BE AEROSPACE, INC., the GUARANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the benefit of the Secured Parties referred to herein.

BE Aerospace, Inc., a Delaware corporation (the “Company”), proposes to enter into a Credit Agreement dated as of July 28, 2008 (as amended, restated, amended and restated, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise amending, amending and restating or otherwise modifying or restructuring all or any portion of the obligations of the Company under such agreement or any successor agreement, the “Credit Agreement”; the terms defined therein which are not otherwise defined herein being used herein as therein defined) among the Company, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, as the Issuing Lender and as the Swing Line Lender (together with its successor or successors in each such capacity, the “Administrative Agent”, the “Issuing Lender” and the “Swing Line Lender”, respectively), UBS Securities LLC and Credit Suisse Securities (USA) LLC, as Syndication Agents (together with their successor or successors in such capacity, the “Syndication Agents”), and The Royal Bank of Scotland plc and Wells Fargo Bank, N.A., as Documentation Agents (the “Documentation Agents”).

Certain Lenders and their affiliates at the time (each, a “Hedge Bank”) may from time to time provide forward rate agreements, options, swaps, caps, floors and other derivative contracts (collectively, the “Swap Contracts”) to the Company or one or more of its Subsidiaries.  In addition, certain Lenders or their affiliates at the time (each, a “Cash Management Bank”) may provide treasury management services to, for the benefit of, or otherwise in respect of, the Company and its subsidiaries (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) under agreements from time to time providing therefor (“Cash Management Agreements”, and together with the Credit Documents and all Swap Contracts, the “Finance Documents”).  The Lenders, the Issuing Lender, the Swing Line Lender, the Administrative Agent, the Syndication Agents, the Documentation Agents, JPMorgan Chase Bank, N.A., as collateral agent (together with its successor or successors in such capacity, the “Collateral Agent”), each co-agent or sub-agent appointed by the Administrative Agent and the Collateral Agent from time to time pursuant to the Credit Agreement or any other Credit Document or other Credit Document referred to therein and each Indemnitee and their respective successors and assigns are herein referred to individually as a “Senior Finance Party” and collectively as the “Senior Finance Parties”, and the Senior Finance Parties, the Hedge Banks, the Cash Management Banks and their respective successors and assigns are herein referred to individually as a “Secured Party” and collectively as the “Secured Parties”.

To induce the Lenders to enter into the Credit Agreement and the other Credit Documents, the Hedge Banks to enter into Swap Contracts permitted under the Credit Agreement and the Cash Management Banks to enter into Cash Management Agreements (the Credit Documents, the Swap Agreements and the Cash Management Agreements being herein collectively referred to as the “Finance Documents”), each of the subsidiaries of Company which shall be required to become a party hereto from time to time in accordance with Section 8.10 or 9.15 of the Credit Agreement and Section 5.10 hereof (each a “Guarantor” and, collectively, the Guarantors”) will agree, jointly and severally, to provide a guaranty of all obligations of the Company and the other Credit Parties under and in respect of the Finance Documents.  The Company and the Guarantors are referred to herein individually as a “Credit Party” and collectively as the “Credit Parties.”  As used herein, “Other Credit Parties” means, with respect to any Guarantor, any and all of the Credit Parties other than such Guarantor.

Each of the Guarantors will be, at the time becoming a party hereto, a Subsidiary of the Company.  As such, each Guarantor will receive not insubstantial benefits from the Company’s execution of the Credit Agreement  and the consummation of the transactions set forth therein and the Loans, Letters of Credit and other financial accommodations to be made, issued or entered into thereunder and from the other financial accommodations to be made under the other Finance Documents.  Accordingly, each Guarantor hereby agrees with the Administrative Agent for the benefit of the Secured Parties as follows:

ARTICLE I
GUARANTY

Section 1.01            The Guaranty.  Each Guarantor unconditionally guarantees, jointly and severally with the other Guarantors, as a primary obligor and not merely as a surety:  (x) the due and punctual payment of:

(i)           all principal of and interest (including, without limitation, any interest which accrues after the commencement of any (A) any voluntary or involuntary case or proceeding under the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief laws”) with respect to any Credit Party, (B) any other voluntary or involuntary, insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation or similar case or proceeding with respect to any Credit Party or any material portion of its respective assets, (C) any liquidation, dissolution, reorganization or winding up of any Credit Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (D) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Credit Party (each an “Insolvency or Liquidation Proceeding”), whether or not allowed or allowable as a claim in any such proceeding) on any Loan, L/C Disbursement or Revolving L/C Obligation incurred by any Other Credit Party under, or any Note issued by any Other Credit Party pursuant to, the Credit Agreement or any other Credit Document;

(ii)           all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by any Other Credit Party (including, without limitation, any amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding with respect to such Other Credit Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to the Credit Agreement or any other Credit Document;

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(iii)           all expenses of any Agent as to which one or more of them have a right to reimbursement by any Credit Party under Section 5.04(a) of this Agreement, Section 12.5(i), (ii) or (iii) of the Credit Agreement or under any other similar provision of any other Credit Document, including, without limitation, any and all sums advanced by any Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Credit Document or applicable law;

(iv)           all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by any Credit Party under Section 5.04(b) of this Agreement, Section 12.5(iv) of the Credit Agreement or under any other similar provision of any other Credit Document;

(v)           all other amounts now or hereafter payable by any Other Credit Party and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding with respect to such Other Credit Party, whether or not allowed or allowable as a claim in any such proceeding) on the part of any Other Credit Party pursuant to any Credit Document;

(vi)           all Cash Management Obligations owed or owing under any Cash Management Agreement to a Cash Management Bank; and

(vii)           all Swap Obligations of a Credit Party permitted under the Credit Agreement owed or owing under any Swap Contract to any Hedge Bank;

in each case together with all renewals, modifications, consolidations or extensions thereof and whether now or hereafter due, owing or incurred in any manner, whether actual or contingent, whether incurred solely or jointly with any other Person and whether as principal or surety (and including all liabilities in connection with any notes, bills or other instruments accepted by any Secured Party in connection therewith), together in each case with all renewals, modifications, consolidations or extensions thereof; and (y) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Other Credit Party under or pursuant to the Finance Documents (all such monetary and other obligations referred to in clauses (x) and (y) above being herein collectively referred to as the “Guaranteed Obligations”).

Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer laws (specifically excluding, however, any liabilities of such Guarantor (i) in respect of intercompany indebtedness to any Other Credit Party or any of its Affiliates to the extent that such indebtedness (A) would be discharged or would be subject to a right of set-off in an amount equal to the amount paid by such Guarantor hereunder or (B) has been pledged to, and is enforceable by, the Collateral Agent on behalf of the Secured Parties and (ii) under any guaranty of Indebtedness subordinated in right of payment to the Guaranteed Obligations which guaranty contains a limitation as to a maximum amount similar to that set forth in this paragraph pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets of such Guarantor to the value (as determined under the applicable provisions of the Fraudulent Transfer laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and any other Credit Party and its Affiliates of obligations arising under guaranties by such parties (including the agreements in Article II of this Agreement).  If any Guarantor’s liability hereunder is limited pursuant to this paragraph to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.

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Section 1.02         Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Finance Documents, regardless of any law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto.  The obligations of the Guarantors under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Company or any Other Credit Party or whether  the Company or any Other Credit Party is joined in any such action or actions.  This Agreement is an absolute and unconditional guaranty of payment when due, and not of collection, by each Guarantor, jointly and severally with each other Guarantor of the Guaranteed Obligations in each and every particular.  The obligations of each Guarantor hereunder are several from those of the Other Credit Parties and are primary obligations concerning which each Guarantor is the principal obligor.  The Secured Parties shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations.

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Credit Party, any Agent or other Secured Party or any other Person, whether in connection herewith or any unrelated transactions.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Other Credit Party to any Secured Party under the Finance Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or such Other Credit Party.

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Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be released, discharged or otherwise affected or impaired by:

(i)           any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of any Other Credit Party under the Credit Agreement, the Notes, any Swap Contract, any Cash Management Agreement or any other Finance Document or any other agreement or instrument evidencing or securing any Guaranteed Obligation, by operation of law or otherwise;

(ii)           any change in the manner, place, time or terms of payment of any Guaranteed Obligation or any other amendment, supplement or modification to the Credit Agreement, the Notes, any other Finance Document or any other agreement or instrument evidencing or securing any Guaranteed Obligation;

(iii)           any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Guaranteed Obligation or any release of any Other Credit Party or any other guarantor or guarantors of any Guaranteed Obligation;

(iv)           any change in the existence, structure or ownership of any Other Credit Party or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any Other Credit Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Guaranteed Obligation;

(v)           the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Credit Party, any Agent, any other Secured Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)           any invalidity or unenforceability relating to or against any Other Credit Party for any reason of the Credit Agreement, any Note, any other Finance Document or any other agreement or instrument evidencing or securing any Guaranteed Obligation or any provision of applicable law purporting to prohibit the payment by any Other Credit Party of any Guaranteed Obligation;

(vii)           any failure by any Agent or any other Secured Party:  (A) to file or enforce a claim against any Other Credit Party or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any Other Credit Party of any new or additional indebtedness or obligation under or with respect to the Guaranteed Obligations; (C) to commence any action against any Other Credit Party; (D) to disclose to any Guarantor any facts which such Agent or such other Secured Party may now or hereafter know with regard to any Other Credit Party; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Guaranteed Obligations;

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(viii)         any direction as to application of payment by any Other Credit Party or any other Person;

(ix)           any subordination by any Secured Party of the payment of any Guaranteed Obligation to the payment of any other liability (whether matured or unmatured) of any Other Credit Party to its creditors;

(x)           any act or failure to act by the Administrative Agent or any other Secured Party under this Agreement or otherwise which may deprive any Guarantor of any right to subrogation, contribution or reimbursement against any Other Credit Party or any right to recover full indemnity for any payments made by such Guarantor in respect of the Guaranteed Obligations; or

(xi)           any other act or omission to act or delay of any kind by the Company, any Other Credit Party, the Administrative Agent or any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

Each Guarantor has irrevocably and unconditionally delivered this Agreement to the Administrative Agent, for the benefit of the Secured Parties, and the failure by any Other Credit Party or any other Person to sign this Agreement or a guaranty similar to this Agreement or otherwise shall not discharge the obligations of any Guarantor hereunder.  The irrevocable and unconditional liability of each Guarantor hereunder applies whether it is jointly and severally liable for the entire amount of the Guaranteed Obligations, or only for a pro-rata portion, and without regard to any rights (or the impairment thereof) of subrogation, contribution or reimbursement that such Guarantor may now or hereafter have against any Other Credit Party or any other Person.  This Agreement is and shall remain fully enforceable against each Guarantor irrespective of any defenses that any Other Credit Party may have or assert in respect of the Guaranteed Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Guarantor may assert the defense of final payment in full of the Guaranteed Obligations.

Section 1.03            Payments.  (a)  Payments to be Made Upon Default.  If any Credit Party fails to pay or perform any Guaranteed Obligation when due in accordance with its terms (whether at stated maturity, by acceleration or otherwise) or if any Default or Event of Default specified in Section 10.1(f) of the Credit Agreement occurs with respect to any Credit Party, the Guarantors shall, forthwith on demand of the Administrative Agent, pay the aggregate amount of all Guaranteed Obligations to the Administrative Agent.

(b)           General Provisions as to Payments.  Each payment hereunder shall be made without set-off, counterclaim or other deduction, in Federal or other funds immediately available in The City of New York, to the Administrative Agent at the address(es) referred to in Section 5.01 on the basis set forth in Section 5.14 of the Credit Agreement.

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(c)           Application of Payments.

(i)           Priority of Distributions.  All payments received by the Administrative Agent hereunder shall be applied as provided in Section 5.04 of the Security Agreement.

(ii)           Distributions with Respect to Letters of Credit.  Each of the Guarantors and the Secured Parties agrees and acknowledges that if (after all outstanding Loans and L/C Disbursements have been paid in full) the Revolving Credit Lenders are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement, such amounts shall be deposited in the L/C Cash Collateral Account established under the Security Agreement as cash security for the repayment of Guaranteed Obligations owing to the Revolving Credit Lenders as such.  Upon termination of all outstanding Letters of Credit and payment in full of all L/C Disbursements and Revolving L/C Obligations, all of such cash security shall be applied to the remaining Guaranteed Obligations of the Finance Parties.  If there remains any excess cash security, such excess cash shall be withdrawn by the Collateral Agent from the L/C Cash Collateral Account and distributed in accordance with Section 1.03(c)(i) hereof.

Section 1.04           Discharge; Reinstatement in Certain Circumstances.  Each Guarantor’s obligations hereunder shall remain in full force and effect until the latest to occur of (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Finance Documents and termination of all commitments to lend or otherwise extend credit under the Finance Documents, (ii) payment in full in cash of all other Guaranteed Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding but excluding Unmatured Surviving Obligations), (iii) termination, cancellation or cash collateralization (in an amount reasonably satisfactory to the Administrative Agent) of, all Letters of Credit issued or deemed issued under the Credit Documents, (iv) termination or cash collateralization (in an amount reasonably satisfactory to the Administrative Agent) of all Swap Contracts and (v) termination or cash collateralization (in an amount reasonably satisfactory to the Administrative Agent) of all Cash Management Agreements (the occurrence of all of the foregoing being referred to herein as “Discharge of Finance Obligations”).  No payment or payments made by any Other Credit Party or any other Person or received or collected by any Secured Party from any Other Credit Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, it being understood that each Guarantor shall, notwithstanding any such payment or payments, remain liable for the Guaranteed Obligations until the Discharge of Finance Obligations.  If at any time any payment by any Other Credit Party or any other Person of any Guaranteed Obligation is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Other Credit Party or other Person or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, such Other Credit Party or other Person or any substantial part of its respective property or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.  Each Guarantor party hereto agrees that payment or performance of any of the Guaranteed Obligations or other acts which toll any statute of limitations applicable to the Guaranteed Obligations shall also toll the statute of limitations applicable to each such Guarantor’s liability hereunder.

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Section 1.05            Waiver by the Guarantors.  Each Guarantor hereby waives presentment to, demand of payment from and protest to the Other Credit Parties of any of the Guaranteed Obligations, and also waives promptness, diligence, notice of acceptance of its guarantee, any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto.  Each Guarantor further waives any right to require that resort be had by any Agent or any other Secured Party to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the any Agent or any other Secured Party in favor of any Credit Party or any other Person.  Each Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that such Guarantor’s obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

(i)           any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with any Other Credit Party, any Agent, the other Secured Parties, or any of them, or any other Person, pertaining to the Guaranteed Obligations;

(ii)           any adjustment, indulgence, forbearance or compromise that might be granted or given by any Agent or any other Secured Party to any Other Credit Party or any other Person liable on the Guaranteed Obligations; or the failure of any Agent or any other Secured Party to assert any claim or demand or to exercise any right or remedy against any Other Credit Party under the provisions of any Finance Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Finance Document or any other agreement, including with respect to any Other Credit Party under this Agreement;

(iii)           the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Other Credit Party or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Other Credit Party, or any change, restructuring or termination of the corporate structure or existence of any Other Credit Party, or any sale, lease or transfer of any or all of the assets of any Other Credit Party, or any change in the shareholders, partners, or members of any Other Credit Party; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

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(iv)           the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, any Other Credit Party has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Other Credit Party, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

(v)           any full or partial release of the liability of any Other Credit Party or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and such Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that any party other than the Company will be liable to perform the Guaranteed Obligations, or that the Secured Parties will look to any other party to perform the Guaranteed Obligations;

(vi)           the taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(vii)           any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any Letter of Credit, collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

(viii)          any right that any Guarantor may now or hereafter have under Section 3-606 of the UCC or otherwise to unimpaired collateral;

(ix)           the failure of any Agent, any other Secured Party or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

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(x)           the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral;

(xi)           any payment by any Other Credit Party to the Administrative Agent, any other Agent or any other Secured Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal, foreign or state law, or for any reason any Agent or any other Secured Party being required to refund such payment or pay such amount to any Other Credit Party or someone else;

(xii)           any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;

(xiii)           the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable Debtor Relief laws;

(xiv)           the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Credit Party, the Administrative Agent, any other Secured Party or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; or

(xv)           any other circumstance that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, such Guarantor as a matter of law or equity.

All waivers herein contained shall be without prejudice to the right of the Administrative Agent at its option to proceed against any Credit Party or any other Person, whether by separate action or by joinder.

Section 1.06                Security for Guaranty.  Each Guarantor party hereto authorizes the Collateral Agent in accordance with the terms and subject to the conditions set forth in the Collateral Documents, (i) to take and hold security for the payment of the Guaranteed Obligations and to exchange, enforce, waive and release any such security, (ii) to apply such security and direct the order or manner of sale thereof as the Collateral Agent in its sole discretion may determine and (iii) to release or substitute any one or more endorsees, other Guarantors or Other Credit Parties.  The Collateral Agent may, at its election, in accordance with the terms and subject to the conditions set forth in the Collateral Documents, foreclose on any security held by it by one or more judicial or nonjudicial sales, or exercise any other right or remedy available to it against any Credit Party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder.

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Section 1.07               Agreement to Pay; Subordination of Subrogation Claims.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, any other Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Other Credit Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations.  Upon payment by any Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of such Guarantor against any Other Credit Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall (including, without limitation, in the case of any Guarantor, any rights of such Guarantor arising under Article II of this Agreement) in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations and Discharge of Finance Obligations.  No failure on the part of any Other Credit Party or any other Person to make any payments in respect of any subrogation, contribution, reimbursement, indemnity or similar right (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder.  If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Finance Documents.

Section 1.08               Stay of Acceleration.  If acceleration of the time for payment of any amount payable by any Other Credit Party under or with respect to the Guaranteed Obligations is stayed upon the insolvency or bankruptcy of such Other Credit Party, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, any Swap Contract, any Cash Management Agreement or any other agreement or instrument evidencing or securing the Guaranteed Obligations shall nonetheless be payable by the Guarantors hereunder, jointly and severally, forthwith on demand by the Administrative Agent, or, following payment in full of the Obligations, the holders of at least 51% the obligations under all Swap Contracts and Secured Cash Management Obligations, in the manner provided in Section 1.01.

Section 1.09               No Set-Off.  No act or omission of any kind or at any time on the part of any Secured Party in respect of any matter whatsoever shall in any way affect or impair the rights of the Administrative Agent or any other Secured Party to enforce any right, power or benefit under this Agreement, and no set-off, claim, reduction or diminution of any Guaranteed Obligation or any defense of any kind or nature which any Guarantor has or may have against any Other Credit Party or any Secured Party shall be available against the Administrative Agent or any other Secured Party in any suit or action brought by the Administrative Agent or any other Secured Party to enforce any right, power or benefit provided for by this Agreement; provided that nothing herein shall prevent the assertion by any Guarantor of any such claim by separate suit or compulsory counterclaim.  Nothing in this Agreement shall be construed as a waiver by any Guarantor of any rights or claims which it may have against any Secured Party hereunder or otherwise, but any recovery upon such rights and claims shall be had from such Secured Party separately, it being the intent of this Agreement that each Guarantor shall be unconditionally, absolutely and jointly and severally obligated to perform fully all its obligations, covenants and agreements hereunder for the benefit of each Secured Party.

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ARTICLE II
INDEMNIFICATION, SUBROGATION AND CONTRIBUTION

Section 2.01                Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 1.07 above), the Company agrees that (i) if a payment shall be made by any Guarantor under this Agreement, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) if any assets of any Guarantor shall be sold pursuant to any Collateral Document to satisfy a claim of any Secured Party, the Company shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 2.02                 Contribution and Subrogation.  Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 1.07 above) that, if a payment shall be made by any other Guarantor under this Agreement or assets of any other Guarantor shall be sold pursuant to any Collateral Document to satisfy a claim of any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Company as provided in Section 2.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor on the date that the obligation(s) supporting such claim were incurred under this Agreement and the denominator of which shall be the aggregate net worth of all the Guarantors on such date (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.10, the date of the Accession Agreement executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2.02 shall be subrogated to the rights of such Claiming Guarantor under Section 2.01 to the extent of such payment, in each case subject to the provisions of Section 1.07.

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ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01         Representations and Warranties; Certain Agreements.  Each Guarantor hereby represents, warrants and covenants as follows:

(a)           All representations and warranties contained in the Credit Agreement that relate to such Guarantor are true and correct.

(b)           Such Guarantor agrees to comply with each of the covenants contained in the Credit Agreement that impose or purport to impose, through agreements with the Company, restrictions or obligations on such Guarantor.

(c)           Such Guarantor acknowledges that any default in the due observance or performance by such Guarantor of any covenant, condition or agreement contained herein may constitute an Event of Default under Section 10.1 of the Credit Agreement.

(d)           There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(e)           Such Guarantor has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Such Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Agreement, and the Board of Directors (or persons performing similar functions in case of a Guarantor which is not a corporation) of such Guarantor has decided that a direct or an indirect benefit will accrue to such Guarantor by reason of the execution of this Agreement.

(f)           (i) This Agreement is not given with actual intent to hinder, delay or defraud any Person to which such Guarantor is or will become, on or after the date hereof, indebted; (ii) such Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Agreement; (iii) such Guarantor is Solvent on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.10, the date of the Accession Agreement executed and delivered by such Guarantor) and will not cease to be Solvent as a result of the giving of this Agreement; (iv) such Guarantor is not engaged in a business or transaction, nor is it about to engage in a business or transaction, for which any property remaining with such Guarantor constitutes an unreasonably small amount of capital; and (v) such Guarantor does not intend to incur debts that will be beyond such Guarantor’s ability to pay as such debts mature.

Section 3.02           Information.  Each of the Guarantors assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Other Credit Parties and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent, any other Agent or any other Secured Party will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

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Section 3.03            Subordination by Guarantors.  In addition to the terms of subordination provided for under Section 1.07, each Guarantor hereby subordinates in right of payment all indebtedness of the Other Credit Parties owing to it, whether originally contracted with such Guarantor or acquired by such Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Guaranteed Obligations, whether now owed or hereafter arising, whether for principal, interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

ARTICLE IV
SET-OFF

Section 4.01             Right of Set-Off.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of any Event of Default under the Credit Agreement, each Secured Party (and each of its Affiliates) is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Secured Party (including, without limitation, branches, agencies or Affiliates of such Secured Party wherever located) to or for the credit or account of any Guarantor against obligations and liabilities of such Guarantor then due to the Secured Parties hereunder, under the other Finance Documents or otherwise, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Secured Party subsequent thereto.  Each Guarantor hereby agrees that to the extent permitted by law any Person purchasing a participation in a Loan, a Note or the L/C Obligations, whether or not acquired pursuant to the arrangements provided for in Section 12.6 of the Credit Agreement, may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Secured Party.

ARTICLE V
MISCELLANEOUS

Section 5.01              Notices.  (a)  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (b) below) electronic mail address specified for notices:  (i) in the case of any Guarantor, as set forth on the signature pages hereto; (ii) in the case of the Company, the Administrative Agent or any Lender, as specified in or pursuant to Section 12.2 of the Credit Agreement; (iii) in the case of the Collateral Agent, as specified in or pursuant to Section 7.01 of the Security Agreement; (iv) in the case of any Hedge Bank as set forth in any applicable Swap Contract; (v) in the case of any Cash Management Bank, as set forth in any applicable Cash Management Agreement or (vi) in the case of any party, at such other address as shall be designated by such party in a notice to the Administrative Agent and each other party hereto.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of:  (i) actual receipt by the intended recipient and (ii)(A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile transmission, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (b) below), when delivered.  Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the validity of notice given in accordance with this Section.

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(b)           Electronic Communications.  Notices and other communications hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Lender if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices by electronic communication.  The Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Section 5.02        Benefit of Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Guarantors may assign or transfer any of its interests and obligations without prior written consent of the Administrative Agent (and any such purported assignment or transfer without such consent shall be void); provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in Section 12.6 of the Credit Agreement.  Upon the assignment by any Senior Finance Party of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it) or any other Credit Document to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise.

Section 5.03         No Waivers; Non-Exclusive Remedies.  No failure or delay on the part of any Agent or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege under this Agreement or any other Finance Document, or other document or agreement contemplated hereby or thereby shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein and in the other Finance Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 5.04          Enforcement.  The Secured Parties agree that this Agreement may be enforced only by (i) the action of the Administrative Agent (acting upon the instructions of the Required Lenders if required under the Credit Documents), or (ii) after the date on which all of the Obligations have been paid in full, the holders of at least 51% of the obligations under all Swap Contracts and Cash Management Agreements and that no other Secured Party shall have any right individually to seek to enforce this Agreement, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the holders of at least 51% of the outstanding obligations under all Cash Management Agreement and Swap Contracts, as the case may be, for the benefit of the Secured Parties upon the terms of this Agreement.

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Section 5.05           Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Guarantor directly affected by such amendment or waiver (it being understood that the addition or release of any Guarantor hereunder shall not constitute an amendment or waiver affecting any Guarantor other than the Guarantor so added or released) and either (i) at all times prior to the time at which all Obligations have been paid in full, the Administrative Agent (with the consent of the Required Lenders or, to the extent required by Section 12.1 of the Credit Agreement, such other portion of the Lenders as may be specified therein) or (ii) at all times after the time at which the Obligations have been paid in full, the holders of at least 51% of the obligations under all Swap Contracts and Cash Management Agreements.

Section 5.06            Governing law; Submission to Jurisdiction.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Guarantors hereby irrevocably accepts for itself and in respect of its property, generally and unconditional, the nonexclusive jurisdiction of such courts.  Each of the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.  Each Guarantor hereby irrevocably appoints C.T. Corporation System its authorized agent to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding of the nature referred to in this Section 5.06 and consents to process being served in any such suit, action or proceeding upon C.T. Corporation System in any manner or by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Guarantor’s address referred to in Section 5.01.  Each Guarantor agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it.  Nothing in this Section 5.06 shall affect the right of any Secured Party to serve process in any manner permitted by law or limit the right of any Secured Party to bring proceedings against any Guarantor in the courts of any jurisdiction or jurisdictions.

Section 5.07             Limitation of law; Severability.  (a)  All rights, remedies and powers provided in this may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all of the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

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(b)           If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law:  (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agents and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 5.08              Counterparts; Integration; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement and the other Finance Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  This Agreement shall become effective with respect to each Guarantor when the Administrative Agent shall have received counterparts hereof signed by itself and such Guarantor.

Section 5.09               WAIVER OF JURY TRIAL.  EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.10                Additional Guarantors.  It is understood and agreed that any Subsidiary of the Company that is required by Section 8.10 or 9.15 of the Credit Agreement to become a Credit Party after the date hereof shall automatically become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder by executing an Accession Agreement and counterpart hereof and delivering the same to the Administrative Agent.  The execution and delivery of any such instrument shall not require the consent of any other Guarantor or other parts hereunder.  The rights and obligations of each Guarantor or other party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Section 5.11                 Termination; Release of Guarantors.  (a)  Termination.  Upon the full, final and irrevocable payment and performance of all Guaranteed Obligations, the cancellation of all outstanding L/C Obligations and the termination of the Commitments under the Credit Agreement and all Swap Agreements and Cash Management Agreements, this Agreement shall terminate and have no further force or effect.

(b)           Release of Guarantors.  If all of the capital stock of one or more of the Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.5 or 9.6 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all or such other portion of the Lenders, if required by Section 12.1 of the Credit Agreement) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor or Guarantors shall be released from this Agreement, and this Agreement shall, as to each such Guarantor or Guarantors, terminate and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for purposes of this Section 5.11(b)).

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Section 5.12                  Conflict.  To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of the Credit Agreement, on the other hand, the Credit Agreement shall control.

[Signature Pages Follow]

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Exhibit I

IN WITNESS WHEREOF, each Guarantor has executed this Agreement as of the day and year first above written.

GUARANTORS:	[GUARANTOR NAME]

By:
Name:
Title:

[Guarantor Notice Address]

[GUARANTOR NAME]

By:
Name:
Title:

[Guarantor Notice Address]

S-1

Acknowledged and Agreed with Respect to Section 2.01:

  BE AEROSPACE, INC.

By: ________________________________________
Name:
Title:

Agreed to and Accepted:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By: ________________________________________
Name:
Title:

S-2